As filed with the Securities and Exchange Commission on November 10, 1997


                                             Registration Number 33-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  PANACO, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                      1311                   43-1593374
(State or other jurisdiction of  Primary Standard Industrial  (I.R.S. Employer)
incorporation or organization)   Classification Code Number) Identification No.)

                         1050 West Blue Ridge Boulevard
                        Kansas City, Missouri 64145-1216
                                 (816) 942-6300
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)


                    H. James Maxwell, Chief Executive Officer
                                  PANACO, Inc.
                         1050 West Blue Ridge Boulevard
                        Kansas City, Missouri 64145-1216
                                 (816) 942-6300
     (Name, address, including zip code and telephone number, including area code, of agent for service)

                                   Copies to:

                            Robert T. Schendel, Esq.
                        Shughart, Thomson & Kilroy, P.C.
                             Twelve Wyandotte Plaza
                        120 West 12th Street, Suite 1600
                           Kansas City, Missouri 64105


        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. Q

                                           CALCULATION OF REGISTRATION FEE

------------------------------ ------------------ ---------------------- --------------------- ---------------------

                                                    Proposed Maximum       Proposed Maximum
Title of Each Class of Securities Amount to be       Offering Price            Aggregate             Amount of
to be Registered                   Registered         Per Note (1)        Offering Price (1)     Registration Fee
------------------------------ ------------------ ---------------------- --------------------- ---------------------
------------------------------ ------------------ ---------------------- --------------------- ---------------------

10 5/8% Series B Senior Notes
due 2004..................        $100,000,000           100.00%             $100,000,000           $30,303.03

------------------------------ ------------------ ---------------------- --------------------- ---------------------
------------------------------ ------------------ ---------------------- --------------------- ---------------------

Guarantees  of 10 5/8% Series B Senior  Notes due 2004 by  subsidiaries  of PANACO,
Inc.
                                       ---                 ---                    ---                   (2)
------------------------------ ------------------ ---------------------- --------------------- ---------------------

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is payable with respect to the Guarantees.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS

         The address of the principal executive offices of each of the additional registrants listed below, and the name and address of the agent for service therefor, is the same as is set forth for PANACO, Inc. on the facing page of this Registration Statement.

--------------------------------------------------------------------------------

                                               Primary Standard
                                                  Industrial     I.R.S. Employer
                               urisdiction of   Classification    Identification
                   Name        Incorporation        Number            Number
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Goldking Acquisition Corp......   Delaware           1311           43-1796254
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Goldking Companies, Inc........   Delaware           1311           76-0529990
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Goldking Oil & Gas Corp........    Texas             1311           76-0353159
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Goldking Trinity Bay Corp......    Texas             1311           76-0473493
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Goldking Production Company....    Texas             1311           76-0380056
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Hill Transportation Co., Inc...  Louisiana           4922           74-2011085
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Umbrella Point Gathering, L.L.C    Texas             1311           76-0510985
--------------------------------------------------------------------------------




                                                   PANACO, INC.
                                                CROSS-REFERENCE SHEET

                              Pursuant to Item 501(b) of Regulation S-K and Rule 404(a)
                                          Showing Location In Prospectus Of
                                        Information Required By Items In S-4


           Registration Statement Item and Heading                              Prospectus Caption


 1. Forepart of Registration Statement and Outside Front
       Cover Page of Prospectus........................... Forepart of the Registration Statement; Outside Front Cover Page

 2. Inside Front and Outside Back Cover Pages of
       Prospects.......................................... Inside Front and Outside Back Cover Pages of Prospectus

 3. Risk Factors, Ratio of Earnings to Fixed Charges and
       Other Information.................................. Prospectus Summary; Risk Factors; Summary Historical and
                                                               Pro Forma Combined Financial Data;  Selected  Historical
                                                               and Pro Forma Combined Financial Data

 4. Terms of the Transaction.............................. Prospectus Summary; The Exchange Offer

 5. Pro Forma Financial Information....................... Summary Historical and Pro Forma Combined Financial Data;
                                                               Selected  Historical  and Pro Forma  Combined  Financial
                                                               Statements

 6. Material Contracts with Company Being Acquired........ Not Applicable

 7. Additional Information Required for Reoffering by
       Persons and Parties Deemed to be Underwriters...... Not Applicable

 8. Interests of Named Experts and Counsel................ Not Applicable

 9. Disclosure of Commission  Position on  Indemnification
    for Securities Act Liabilities........................ Not Applicable


 10. Information with Respect to S-3 Registrants.......... Not Applicable
 11. Incorporation of Certain Information by Reference.... Not Applicable

 12. Information with Respect to S-2 or S-3 Registrants... Not Applicable

 13. Incorporation of Certain Information by Reference.... Not Applicable

 14. Information with Respect to Registrants  Other than
     S-2 or S-3 Registrants............................... Prospectus Summary; Summary Historical and Pro Forma
                                                               Combined   Financial   Data;   The   Company;   Selected
                                                               Historical  and  Pro  Forma  Combined   Financial  Data;
                                                               Managements's   Discussion  and  Analysis  of  Financial
                                                               Condition and Results of Operations; Business

 15. Information with Respect to S-3 Companies............ Not Applicable

 16. Information with Respect to S-2 or S-3 Companies..... Not Applicable

 17. Information  with Respect to  Companies  Other than
     S-2 or S-3 Companies................................. Not Applicable


 18. Information if Proxies,  Consents or Authorizations
     are to be Solicited.................................. Not Applicable


19.Information if Proxies, Consents or Authorizations are not
   to be Solicited or in an Exchange Offer................ Management; Principal Security Holders; Certain
                                                               Relationships  and Related  Transactions;  The  Exchange
                                                               Offer



PROSPECTUS                                                Subject to Completion

                                  PANACO, Inc.

                              Offer to Exchange its
                       10 5/8% Series B Senior Notes due 2004
                      which have been registered under the
                      Securities Act for any and all of its
                     outstanding 10 5/8% Series A Senior Notes
                                    due 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
                          ----------------------------

     PANACO, Inc. a Delaware corporation (the "Company"), is hereby offering upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, as the same may be supplemented from time to time (which together constitute the "Exchange Offer"), to issue an aggregate of up to $100,000,000 aggregate principal amount of its 10 5/8% Series B Senior Notes due 2004 (the "New Notes") in exchange for an identical face amount of outstanding 10 5/8% Series A Senior Notes due 2004 (the "Old Notes," and together with the New Notes, the "Notes"). The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that the registration and other rights relating to the exchange of the Old Notes for New Notes and the restrictions on transfer set forth on the face of the Old Notes will not apply to or appear on the New Notes. See "The Exchange Offer." The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under a Registration Rights Agreement dated as of October 9, 1997. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture (as herein defined) governing the Old Notes. The Company will not receive any proceeds from the Exchange Offer and will pay all expenses incident to the Exchange Offer.

     Interest on the Notes will accrue from their date of original issuance (the "Issue Date") and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 1998, at the rate of 10 5/8% per annum. The Notes will be redeemable, in whole or in part, at the option of the Company on or after October 1, 2001, at the redemption prices set forth herein, plus accrued interest, if any, thereon to the date of redemption. In addition, at any time on or prior to October 1, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings (as defined), at a redemption price equal to 110.625% of the aggregate principal amount of the Notes to be redeemed plus accrued interest, if any, thereon to the date of redemption; provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding. Upon a Change of Control (as defined), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued interest, if any, thereon to the date of repurchase. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued interest to the date of repurchase in the event of certain Asset Sales (as defined). See "Description of Notes."

      The Notes are general unsecured obligations of the Company and rank pari passu with any unsubordinated indebtedness of the Company and rank senior in right of payment to all subordinated obligations of the Company. The Notes are unconditionally guaranteed (the "Guarantees") on a senior basis by the Company's restricted subsidiaries (the "Subsidiary Guarantors"). The Guarantees are general unsecured obligations of the Subsidiary Guarantors and rank pari passu with any unsubordinated indebtedness of the Subsidiary Guarantors and rank senior in right of payment to all subordinated obligations of the Subsidiary Guarantors. The Notes are effectively subordinated to all secured indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of the proceeds therefrom, the Company has no secured indebtedness outstanding other than a production payment valued at $1.7 million. See "Description of Notes - Ranking."

      Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties unrelated to the Company, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder thereof (other than a holder which is an Aaffiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), without compliance with the registration and the prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders's business and such holder has no arrangement with any person to participate in and is not engaged in and is not planning to be engaged in the distribution of such New Notes. However, the Company does not intend to request the Commission to consider and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an Aunderwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer."

     The Old Notes are designated for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market of the National Association of Securities Dealers, Inc. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of the Old Notes who are eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement (as defined) and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity in the market for the Old Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Old Notes or the New Notes.
                          ----------------------------

      See "Risk Factors," beginning on page 17, for a discussion of certain factors that should be considered in evaluating an investment in the Notes.
                          ----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          ----------------------------



                          The date of this  Prospectus is  _____________, 1997.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is www.sec.gov. The Company's common stock is traded on the NASDAQ National Market. The Company's registration statements, reports, proxy and information statements, and other information may also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

      Information about the Company, including certain reports filed with the Commission, may also be found in the Company's website at www.panaco.com.

      In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K if it were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

      The Company, a corporation organized under the laws of Delaware, has its principal executive offices located at the PANACO Building, 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216; its telephone number is (816) 942-6300.

      UNTIL _______________, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS AFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROSPECTUS SUMMARY

           The following summary is qualified in its entirety by the more detailed information, financial statements, including the notes thereto, and other data appearing elsewhere or incorporated by reference in this Prospectus. Unless the context otherwise requires, all references herein to "PANACO" or the "Company" include PANACO, Inc., a Delaware corporation, and its consolidated subsidiaries including Goldking Companies, Inc. ("Goldking") and Goldking's operating subsidiaries, and the Company's predecessor Pan Petroleum MLP. Except as otherwise indicated, each reference herein to Aon a pro forma basis" shall mean that the results for the stated period or other information has been adjusted to reflect the consummation of the Goldking Acquisition and/or the Amoco Acquisition (each as defined herein), as the case may be. Certain capitalized terms relating to the oil and natural gas business are defined in the Glossary. The Company maintains its corporate headquarters at the PANACO Building, 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216 and its telephone number is (816) 942-6300, FAX (816) 942-6305. The
  Company's website may be found at www.panaco.com.

                                   The Company

           The Company is an independent exploration and production company with operations focused primarily offshore in the Gulf of Mexico and onshore in the Gulf Coast Region (collectively, the "GOM Region"). The Company has grown through the acquisition of producing properties and the subsequent application of advanced technology such as 3-D Seismic to exploit potential producing zones which have been overlooked or bypassed by previous operators.

           Since 1990, the Company has made five acquisitions of producing properties for a total of $100.1 million, which properties had Proved Reserves of approximately 116 Bcfe as of their respective acquisition dates. As of September 1, 1997, the Company had Proved Reserves of 94.3 Bcfe with an SEC PV-10 of $121.3 million. Approximately 58% of the Company's total Proved Reserves are classified as Proved Developed Producing Reserves and approximately 70% of the Company's total Proved Reserves are natural gas.

           The Company owns interests in 20 federal blocks in the Gulf of Mexico and nine state water blocks and operates approximately 47% of the wells contained within these blocks. The Company's non-operated offshore properties are managed primarily by large independents and major oil companies, including Unocal, Phillips, Texaco, Coastal, Anadarko and LL&E. The Company's primary property holdings include the East Breaks 160 Field, Umbrella Point Area, High Island 309 Field, West Delta Fields, East Breaks 109 Field and Cheniere Perdue Field. The Company owns interests in a total of 308 oil wells and 361 natural gas wells. Of these, 508 are onshore wells which are primarily non-operated and in the aggregate account for 12.4% of the Company's total SEC PV-10 value as of September 1, 1997. The Company also owns interests in 22 offshore production platforms and 69 miles of offshore oil and natural gas pipelines with diameters of 10" or larger.

           On July 31, 1997, the Company closed its acquisition of Goldking for a purchase price of $27.5 million, consisting of cash, notes payable to Goldking shareholders, PANACO Common Shares, plus the assumption of long term debt of $14.3 million (the "Goldking Acquisition"). The Company acquired approximately 37.7 Bcfe of Proved Reserves, 42% of which were classified as Proved Developed Reserves and 63% of which were natural gas reserves, with an SEC PV-10 at September 1, 1997 of $40.0 million. Goldking had interests in 234 wells and builds and operates pipelines through a subsidiary, Hill Transportation Co., Inc.

     The Goldking Acquisition is complementary to the Company because of the addition of technical staff, the geographic proximity and similarity of the properties acquired and the existence of a large number of development and exploration opportunities on its properties. The Goldking Acquisition adds significant development opportunities which will extend the reserve life of the Company's asset base and provide numerous exploration locations.

           In October 1996, the Company acquired interests in six offshore fields from Amoco Production Company ("Amoco") for $40.4 million (the "Amoco Acquisition"). In consideration for such interests, the Company issued Amoco 2,000,000 Common Shares and paid the sum of $32.0 million in cash. The interests acquired include (i) a 33a% working interest in the East Breaks 160 Field (two Blocks) and a 33a% interest in the High Island 302 Field, both operated by Unocal Corporation; (ii) a 50% interest in the High Island 309 Field (two Blocks), a 12% interest in the High Island 330 Field (three Blocks) both operated by Coastal Oil and Gas Corp.; (iii) a 12% interest in the High Island 474 Field (four Blocks), operated by Phillips Petroleum Company; and
  (iv) a 12.5% interest in the West Cameron 180 Field (one Block) operated by Texaco (together, the "Amoco Properties").

           On a pro forma basis, the Company had production for the six months ended June 30, 1997 of 6.8 Bcfe, resulting in revenue and EBITDA of $17.9 million and $9.9 million, respectively. Average daily production for the six months ended June 30, 1997 was 37,762 Mcfe.

                                Business Strategy

           The Company's strategy is to systematically grow its reserves, production, cash flow and earnings through a program focused on the GOM Region, including (i) strategic acquisitions and mergers, (ii) exploitation and development of acquired properties, (iii) marketing of existing infrastructure and (iv) a selective exploration program. As a result of the Goldking Acquisition, the Company has a substantial inventory of development and exploration projects that provide significant additional reserve potential. The key elements of the Company's objectives are outlined as follows:

  Strategic Acquisitions and Mergers

           The Company has a defined acquisition strategy which focuses its efforts on GOM Region properties that have a backlog of development and exploitation projects, significant operating control, infrastructure value and opportunities for cost reduction. The properties the Company seeks to acquire generally are geologically complex with multiple reservoirs, have an established production history and are candidates for exploitation. Geologically complex fields with multiple reservoirs are fields in which there are multiple reservoirs at different depths and wells which penetrate more than one reservoir and have the potential for recompletion in more than one reservoir. In pursuing this strategy, the Company identifies properties that may be acquired, preferably through negotiated transactions or, where appropriate, sealed bid transactions. Once properties are acquired, the Company focuses on reducing operating costs and implementing production enhancements through the application of technologically advanced production and recompletion techniques.

           Over the past seven years, the Company has taken advantage of opportunities to acquire interests in a number of producing properties which fit its acquisition strategy. The historical success of the Company's acquisition strategy is illustrated below:

                                                                    Cumulative   Cumulative
                                         Purchase     Purchase        Capital       Cash    SEC
       Acquisition              Seller      Date        Price     Expenditures(a)  Flow(b)PV- 10(c)
  ---------------          -----------   --------      -------    -------------- ----------------

                                                                     (dollars in millions)

  West Delta(d)            CATO(e)        May 1991      $ 19.6       $   18.3    $   48.6  $ 16.4
  Zapata Properties        Zapata         Jul 1995         2.7(f)         0.7        11.6    10.6
  Bayou Sorrel(g)          Shell Western  Dec 1995         9.9            3.4         1.3     N/A
  Amoco Properties         Amoco          Oct 1996        40.4            5.7         7.7    50.4
  Goldking Shareholders    Jul 1997                      27.5(h)           --         --     40.0
  ---------------

  (a) Excludes exploration expenses for each acquisition subsequent to the date of acquisition.
  (b) Defined as net revenues less direct operating expense.
  (c) As of September 1, 1997.
  (d) Excludes $4.0 million for repair of Tank Battery #3 in the West Delta Fields.
  (e) Conoco, ARCO, Texaco and Oxy.
  (f) Excludes a production payment and fee sharing agreement with the seller.
  (g) The Company sold the Bayou Sorrel Field September 1, 1996 for $11.0 million.
  (h) Excludes debt of Goldking of $14.3 million.

         While the Company tends to focus on acquisitions of properties from large integrated oil companies, it evaluates a broad range of acquisition and merger opportunities. The Company has assembled a staff, complemented by the Goldking Acquisition, with significant technical experience in evaluating, identifying and exploiting GOM Region properties. In addition, the Company is regarded in the industry as a competent buyer with the proven ability to close transactions in a timely manner. Based on these factors, the Company is usually asked to bid on significant producing property sales in the GOM Region.

  Exploitation and Development of Acquired Properties

         The Company has a substantial, diversified inventory of exploitation projects including development drilling, workovers, sidetrack drilling, recompletions and artificial lift enhancements. As of September 1, 1997, on a pro forma basis, 28% of the Company's total Proved Reserves were classified as Proved Undeveloped Reserves. The Company uses advanced technologies where appropriate in its development activities to convert Proved Undeveloped Reserves to Proved Developed Producing Reserves. These technologies include horizontal drilling and through tubing completion techniques, new lower cost coiled tubing workover procedures and reprocessed 2-D and 3-D Seismic interpretation. All of the identified capital projects can be completed with the Company's existing platform and pipeline infrastructure, thereby substantially improving project economics.

 Marketing of Existing Infrastructure

     Along with its purchase of producing properties, the Company has acquired significant platform, pipeline and processing equipment infrastructure. The Company has interests in 22 offshore platforms and 69 miles of offshore oil and natural gas pipelines with diameters of 10" or larger. To enhance the value of these assets, the Company has aggressively marketed this infrastructure to operators and leasehold owners in adjacent fields. The Company currently has pipeline and processing agreements relative to its West Delta Fields, East Breaks 109 Field and the East Breaks 160 facilities. The annual revenue received from these contracts for use of the Company's infrastructure currently totals $2.5 million, which is accounted for as a reduction of lease operating expense. The location of the East Breaks facilities is strategic to any deepwater development in the area, and the replacement costs of the platforms, processing facilities and pipelines exceed $100 million. As a result of the prohibitive development costs, any operators with discoveries in the surrounding deepwater area will have the incentive to use the Company's East Breaks facilities, thus increasing the revenue potential of these platforms and pipelines and extending their economic life significantly.

  Selective Exploration Program

         The Company participates in selective exploration projects for exposure to additional reserve potential. The Company has farmed out the deep rights in West Delta Blocks 52 through 56 to Ocean Energy, Inc. (formerly Flores & Rucks, Inc.) in exchange for a new 3-D Seismic survey over these five Blocks and the option to retain a 12.5% overriding royalty interest or a 50% working interest in any proposed deep exploration wells. In addition, through the Goldking Acquisition, the Company acquired an inventory of 15 diversified exploratory drilling prospects with varying risk profiles. The Company plans to devote a portion of its capital expenditure budget to drill exploratory wells.

                                Company Strengths

         The Company believes it has strengths, as outlined below, that provide a solid base for continued growth and value creation.

  Geographic Focus

         The Company's reserve base is focused primarily in the GOM Region which has historically been the most prolific basin in North America. The GOM Region accounts for approximately 25% of the natural gas production in the United States and continues to be the most active region in terms of capital expenditures and new reserve additions. Because of upside potential, high production rates, technological advances and acquisition opportunities, the Company has focused its efforts in this region. The Company believes it has the technical expertise and infrastructure in place to take advantage of the inherent benefits of the GOM Region. In addition, as the integrated oil companies move to deeper water, the Company believes it will continue to be well positioned to use its expertise to acquire and exploit GOM Region properties.

  High Quality Reserve Base

         Two of the Company's largest properties, the West Delta Fields and Umbrella Point Field, are prolific fields with total cumulative production of one Tcf of natural gas and 50 MMbbls of oil. These fields typify the Company's focused GOM Region asset base with multiple pay horizons and significant recompletion and workover potential. Both fields were developed without the benefit of 3-D Seismic and the Company is currently in the process of acquiring and applying 3-D Seismic technology to identify additional potential. The majority of the Company's properties have multiple reservoirs providing a diverse set of opportunities for production rate acceleration and value enhancement. The number of potential reservoirs also reduces the risk associated with determining remaining reserves and forecasting future production from the properties.

 Substantial Inventory of Exploitation and Development Projects


     The Company has identified over 17 development drilling locations and over 72 recompletion and workover opportunities. The Company believes that the majority of these opportunities have a moderate risk profile and could add incremental reserves and production. In addition to these identified opportunities, the Company believes that with the use of 3-D Seismic technology, additional potential may be exploited in the known reservoirs as well as deeper undrilled horizons.

  Application of Advanced Technologies

         The Company has been successful historically due to its extensive use of 3-D Seismic, horizontal drilling and coiled tubing technologies. As a result of its acquisitions, the Company has an extensive seismic database with a total of 2,424 linear miles of 2-D Seismic data and 186 square miles of 3-D Seismic data. The Company was also among the first offshore operators to drill and complete successful horizontal wells offshore. The Company has drilled a total of four horizontal wells in the West Delta Field and has identified several opportunities to apply this technology and expertise to the Goldking Properties. The Company applies coiled tubing technology where applicable to decrease workover costs and avoid using drilling rigs for recompletions. The Company uses existing inactive wellbores whenever possible to sidetrack drill to decrease costs and receive production tax benefits where applicable. Also, the Company has performed the less costly through tubing recompletions in several of its existing fields.

  Significant Operating Control

         The Company operates 55% of its properties as measured by SEC PV-10 value. This level of operating control benefits the Company in numerous ways by enabling the Company to (i) control the timing and nature of capital expenditures, (ii) identify and implement cost control programs, (iii) respond quickly to operating problems and (iv) receive overhead reimbursements from other working interest owners. In addition to significant operating control, the geographic focus of the Company allows it to operate a large value asset base with relatively few employees, thereby decreasing lease operating expense on a unit of production basis. The Company believes that as the Goldking Properties are integrated into the Company's operating structure the operating costs, on a unit of production basis, will be further reduced.

  Experienced Management

         The Company's eleven officers have an average of over 20 years of oil industry experience. The management team has diverse experience including backgrounds in geology and engineering, environmental and regulatory compliance, securities law and accounting and tax matters. In addition, the technical staff have spent the majority of their careers focusing on the GOM Region and are highly familiar with the basin and current operations.

                           Recent Financing Activities

  Public Offering

         On March 7, 1997, the Company received net proceeds of $22.0 million from a public offering of its common stock (the "Public Offering"). The proceeds were used to repay certain subordinated indebtedness and to develop the Company's properties.

  New Credit Facility

         The Company entered into a New Credit Facility (which replaced the existing Bank Facility), on October 9, 1997. While it is not contemplated that the New Credit Facility will be utilized following the application of proceeds from the Offering, it will be available on a stand-by basis for the future needs of the Company. See ADescription of New Credit Facility."

                               The Exchange Offer

         The Exchange Offer applies to the $100,000,000 aggregate principal amount at maturity of the Old Notes. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the offer and sale of the New Notes has been registered under the Securities Act and, therefore, the New Notes will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the indenture pursuant to which the Old Notes were issued (the "Indenture"). See "Description of New Notes."

          The Exchange Offer $1,000 principal amount at maturity of New Notes in exchange for each $1,000 principal amount at maturity of Old Notes. As of the date hereof, Old Notes representing $100,000,000 aggregate principal amount at maturity were outstanding. The terms of the New Notes and the Old Notes are substantially identical.

          Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions discussed herein, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving the New Notes, whether or not that person is the holder (other than any such holder or such other person that is an Aaffiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person,
          (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. However, the Company has not sought, and does not intend  to  seek,  its  own  no-action  letter,  and  there  can be no assurance that the Commission's staff would make a similar determination with respect to the Exchange Offer. See "The Exchange Offer." Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See Plan of Distribution.

          Registration Rights Agreement The Old Notes were sold by the Company on October 9, 1997 in a private placement. In connection with the sale, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with BT Alex. Brown, First Union Capital Markets Corp., A.G. Edwards & Sons, Inc. and Gaines, Berland Inc., the initial purchaser of the Old Notes (the "Initial Purchaser"), providing for the Exchange Offer. See The Exchange Offer
          - Purpose and Effect.

          Expiration Date The Exchange Offer will expire at 5:00 P.M., New York City time, , 1998, or such later date and time to which it is extended.

          Withdrawal Rights Tenders may be withdrawn at any time prior to the Expiration Date. See The Exchange Offer - Withdrawal Rights.

          Conditions to the Exchange Offer The Exchange Offer is subject to certain customary conditions, certain of which may be waived by the Company. See The Exchange Offer - Conditions.

          Procedures for Tendering Old Notes Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or the copy, together with the Old Notes and any other required documentation, to the Exchange Agent at the address set forth herein. Persons holding Old Notes through the Depository Trust Company (the "DTC") and wishing to accept the Exchange Offer must do so pursuant to the DTC's Automated Tender Offer Program, by which each tendering Participant (as defined) will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an Aaffiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

          Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes if existing Commission interpretations are changed such that the New Notes received by holders in the Exchange Offer are not or would not be, upon receipt, transferable by each such holder (other than an affiliate of the Company) without restriction under the Securities Act. See The Exchange Offer - Purpose and Effect.

          Acceptance of Old Notes and Delivery of New Notes The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See The Exchange Offer - Terms of the Exchange Offer.

          Exchange Agent UMB Bank, N.A. is serving as Exchange Agent in connection with the Exchange Offer.

          Federal Income Tax Considerations The exchange pursuant to the Exchange Offer will not be a taxable event for federal income tax purposes. See Certain United States Federal Income Tax Considerations.

          Effect of Not Tendering Old Notes that are not tendered will, following the completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further obligation to provide for the registration under the Securities Act of such Old Notes.

                             Terms of the New Notes

          Securities Offered $100,000,000  aggregate principal amount of 10 5/8%
               Series B Senior Notes due 2004.

          Issuer PANACO, Inc. (a Delaware corporation).

          Maturity Date October 1, 2004.

          Interest Payment Dates Interest on the Notes will accrue from the date of original issuance (the "Issue Date") and will be payable semi-annually in arrears on each April 1 and October 1, commencing April 1, 1998.

          Ranking The New Notes will be general unsecured obligations of the Company and will rank pari passu with any unsubordinated indebtedness of the Company and will rank senior in right of payment to all subordinated obligations of the Company. The New Notes will be effectively subordinated to all secured indebtedness of the Company and of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of the proceeds therefrom, the Company would have had no secured indebtedness outstanding other than a production payment classified as debt and currently valued at $1.7 million.

          Guarantees The New Notes will be unconditionally guaranteed on a senior basis by the Company's Subsidiary Guarantors. The Guarantees will be general unsecured obligations of the Subsidiary Guarantors and will rank pari passu with any unsubordinated indebtedness of the Subsidiary Guarantors and will rank senior in right of payment to all subordinated obligations of the Subsidiary Guarantors. The Guarantees will be effectively subordinated to all secured indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness.

          Optional Redemption The New Notes will be redeemable, in whole or in part, at the option of the Company on or after October 1, 2001, at the redemption prices set forth herein, plus accrued interest, if any, thereon to the date of redemption. In addition, at any time on or prior to October 1, 2000, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the New Notes originally issued with the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 110.625% of the aggregate principal amount of the Notes to be redeemed plus accrued interest, if any, thereon to the date of redemption; provided, however, that, after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding.

          Change of Control Upon a Change of Control, each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of repurchase.


          Certain Covenants The Indenture contains certain restrictive covenants that limit the ability of the Company and its Restricted Subsidiaries (as defined) to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, impose restrictions on the ability of a Restricted Subsidiary to pay dividends or make certain payments to the Company and its Restricted Subsidiaries, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, under certain circumstances, the Company will be required to offer to purchase the Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase, with the proceeds of certain Asset Sales.

          Sinking Fund None.

          For additional information regarding the Notes, see Description of Notes.


                                  Risk Factors

           See Risk Factors for a discussion of certain factors that should be considered in evaluating an investment in the Notes.

                 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

           The following table sets forth summary historical consolidated financial data of the Company as of and for the three years ended December 31, 1996, for the six months ended June 30, 1996 and 1997 and as of June 30, 1997, which have been derived from the Company's consolidated financial statements, and unaudited summary pro forma data for the year ended December 31, 1996 and as of and for the six months ended June 30, 1997. The historical financial data of the Company for the six months ended June 30, 1996 and 1997 and as of June 30, 1997 have been derived from the Company's unaudited interim consolidated financial statements. The pro forma data give effect to the consummation of the Goldking Acquisition. The pro forma balance sheet data reflect such adjustments as if the Goldking Acquisition, the sale of the Company's investment in common stock, and this Offering had occurred on June 30, 1997, and the pro forma income statement data and other data for the year ended December 31, 1996 and the six months ended June 30, 1996 reflect such adjustments as if the Goldking Acquisition, the Offering and the application of the net proceeds therefrom, the Amoco Acquisition and the Bayou Sorrel Field sale had taken place on January 1, 1996. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been had these events in fact occurred on the assumed dates and are not necessarily indicative of future operating results or financial position. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the historical and pro forma financial statements of the Company and Goldking, and the notes thereto included elsewhere herein.

                                           Year Ended December 31                  Six Months Ended June 30,
                                                                                                (unaudited)


                                                                        Pro                                   Pro
                                                 Actual                Forma             Actual              Forma
                                    ______________________________     1996(a)                               1997
                                     1994         1995     1996(a)                  1996(a)     1997

                                                          (dollars in thousands, except ratios)
Consolidated Statement  of
Operations Data:
Oil and natural gas sales....    $ 17,338     $ 18,447    $ 20,063    $ 37,164    $ 10,808    $ 14,287     $ 17,882
Lease operating                     5,231        8,055       8,477      11,674       4,184       5,122        6,084
  expense (b) ...............
Production and ad valorem
  taxes......................       1,006        1,078         559         989         327         174          456
Depreciation, depletion and
  amortization expense.......       6,038        8,064       9,022      18,783       3,812       6,184        7,878
General and administrative
  expense....................         587          690         772       2,174         382         389        1,404
Operating income (loss) (c)..       3,274      (8,303)         733       3,474       1,603       2,351        1,993
Interest expense (net).......       1,623          987       2,514       8,587         902       1,265        4,293
Net income (loss)(d).........   $   1,115    $ (9,290)   $ (2,039)   $ (5,113)   $     701    $  1,146    $ (2,240)
                                '''''''''    '''''''''   '''''''''   '''''''''   '''''''''    ''''''''    '''''''''

Other Data:
EBITDA(e)....................    $ 10,514    $   8,624    $ 10,255    $ 22,327    $  5,915    $  8,602    $   9,938
Capital expenditures(f)......      12,128       22,841      43,050      81,035       3,440       8,160       43,883
Ratio of EBITDA to fixed
  charges(g).................       6.48x        8.74x       4.08x       2.60x       6.56x       6.80x        2.31x
Ratio of earnings to fixed
  charges(h).................       1.69x           --          --          --       1.78x       1.91x           --

                                                       June 30, 1997
                                               -------------------------
                                                        (unaudited)
                                                  Actual           Pro Forma
                                                --------         -----------
Balance Sheet Data:                                 (dollars in thousands)
Working capital.............................. $    3,603          $   42,664
Total assets.................................     74,841             169,634
Total debt...................................     28,000             101,700
Stockholders' equity.........................     40,808              55,221
ACNTA(i).....................................         --             192,690
Ratio of ACNTA to total debt.................         --               1.89x

(a) Results for 1996 were substantially affected by the explosion and fire at West Delta Tank Battery #3. See "Business and Properties - 1996 Explosion and Fire." Actual results for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1997 include the results of operations through August 31, 1996 for the Bayou Sorrel Field, which was sold effective September 1, 1996, and the results of operations of the Amoco Properties, which were acquired October 8, 1996. Pro forma results for 1996 and 1997 include the results of operations from the Amoco Properties and Goldking Properties and exclude the results of operations from the Bayou Sorrel Field.
(b) Lease operating expense is net of fees earned from third parties for the use of the Company's platform, pipeline and processing equipment infrastructure.
(c)  Also includes exploration expenses and asset write-downs.
(d)  Also includes gains and losses on investment in common stock.
(e) EBITDA is defined as net income (loss) before income taxes, plus the sum of depletion and depreciation, write downs of assets, exploration expenses, interest expense and the non-recurring charge pertaining to the 1996 West Delta fire loss. EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. The Company has included information concerning EBITDA because EBITDA is a measure used by certain investors in determining the Company's historical ability to service its indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows as determined in accordance with generally accepted accounting principles or as an indicator of the Company's operating performance or liquidity.
(f) Capital expenditures include cash expended for acquisitions plus normal additions to oil and natural gas properties and other fixed assets, without taking into consideration sales of capital assets.
(g) For purposes of calculating the ratio of EBITDA to fixed charges, earnings consist of income (loss) applicable to common shares plus provision for income taxes, plus fixed charges. Fixed charges consist of interest expense and amortization of deferred debt issuance costs.
(h) For purposes of calculating the ratio of earnings to fixed charges, fixed charges consist of interest expense and amortization of deferred debt issuance costs. The Company's earnings were inadequate to cover fixed charges for the year ended December 31, 1995 and 1996 by $9,290,000 and $2,039,000, respectively, pro forma for the year ended December 31, 1996 by $5,113,000 and pro forma for the six months ended June 30, 1997 by $2,240,000.
(i) Adjusted Consolidated Net Tangible Assets ("ACNTA"). Pro Forma ACNTA includes: $121,318,000 of SEC PV-10, $42,664,000 of working capital, $12,350,000 of book value for unproved properties, $14,366,000 of book value for other properties and equipment and other tangible assets, before income taxes, and $1,992,000 of restricted deposits for future plugging and abandonment expenses. ACNTA is a measure not determined in accordance with generally accepted accounting principles.

        SUMMARY HISTORICAL AND PRO FORMA OPERATING, RESERVE AND WELL DATA

     The following table sets forth certain summary information with respect to the Company's operations for the periods indicated and summary information with respect to the Company's estimated proved oil and natural gas reserves. The pro forma operating data for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to the Goldking Acquisition as if it had occurred on January 1, 1996, and the pro forma reserve at December 31, 1996 give effect to the Goldking Acquisition as if it had occurred on December 31, 1996. The information contained in this table should be read in conjunction with "Management's Discussion and
     Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and the notes thereto, the "Unaudited Pro Forma Combined Financial Data" and the notes thereto and "Business and Properties" included elsewhere in this Offering Memorandum.

                                                         Year Ended December 31,                Pro Forma
                                                   _____________________________________    September 1, 1997
                                                                                            ----------------
                                                   1994           1995          1996(a)
                                                 -------         -------        -------
     Estimated Proved Reserves:
     Oil (MBbl)..........................            943          1,900            2,239            4,640
    Natural gas (MMcf)..................          41,582         46,711           41,446           66,468
     Natural Gas Equivalents (MMcfe).....         47,240         58,111           54,880           94,305
     Percent Proved Developed
       Reserves.........................             88%            88%              92%              72%
    Percent natural gas reserves........             88%            80%              76%              70%
    Estimated future net cash flows
       before tax (thousands)...........        $ 56,696       $ 89,524        $ 149,053        $ 161,402
    SEC PV-10 (thousands)...............        $ 41,915       $ 62,921       $   99,841        $ 121,318

                                           Year Ended December 31,                    Six Months Ended June 30,
                                           __________________________         Pro     ___________________________
                                                                            Forma
                                                                          1996(a)
                                                                          -------
                                                   Actual                                 Actual              Pro
                                           __________________________                 _________________      Forma
                                                                                                              1997
                                           1994       1995      1996(a)   1996(a)     1996(a)    1997
Average Net Daily  Production:
  Oil (Bbls)........................        375        466        756       1,192        839      1,044      1,400
  Natural gas (Mcf).................     22,300     27,000     18,600      23,400     20,400     24,600     29,400

  Average Sales Price:
  Oil (per Bbl).....................    $ 15.35    $ 16.78    $ 19.42     $ 20.90    $ 17.92    $ 17.96    $ 18.85
  Natural gas (per Mcf).............       1.87       1.58       2.17        2.24       2.21       2.47       2.48

  Reserve Life (years) (b):                 5.3        5.4        6.5         n/a        n/a        n/a        6.8

  Reserve Replacement Rate (c):             90%       200%        62%         n/a        n/a        n/a       286%

  Other Data:
  Gross offshore wells .............         40         83        123         161         83        142        161
  Net offshore wells ...............         40         58         64          88         58         68         88
  Miles of pipeline (d).............          8         39         69          69         39         69         69
  Offshore platforms................          5         11         21          22         11         21         22

  (a) Amounts for 1996 were substantially affected by the explosion and fire at West Delta Tank Battery #3. See "Business and Properties - 1996 Explosion and Fire." Actual amounts for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1997 include the results of operations through August 31 for the Bayou Sorrel Field, which was sold effective September 1, 1996, and the results of operations of the Amoco Properties, which were acquired October 8, 1996. Pro forma amounts for 1996 and 1997 include the results of operations from the Amoco Properties and Goldking Properties and exclude the results of operations from the Bayou Sorrel Field.
  (b) The Company has historically had a reserve report prepared by its independent petroleum engineers at each December 31, and not for any interim periods. Goldking reserve information at December 31, 1996 is not available. Reserve Life is calculated by dividing total Proved Reserves by the Company's trailing twelve months production. Reserve Life for pro forma six months ended June 30, 1997 is calculated by dividing pro forma September 1, 1997 Proved Reserves by the Company's annualized pro forma production for the six months ended June 30, 1997.
  (c) Reserve Replacement Rate is calculated by dividing net reserve additions by production during the preceding twelve months.
  (d)  10" diameter pipe or larger.

                                  RISK FACTORS

         Information contained or incorporated by reference in this Prospectus may contain Aforward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as Amay," Aexpect," Aintend," Aanticipate," Aestimate" or Acontinue" or the negative thereof or other variations thereon or comparable terminology. The following matters and certain other factors noted throughout this Prospectus constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

         Prior to making an investment decision, prospective investors should carefully consider, together with the other information contained in this Prospectus, the following risk factors:

Finding and Acquiring Additional Reserves; Depletion

         The Company's future success depends upon its ability to find or acquire additional oil and natural gas reserves that are economically recoverable. Except to the extent the Company conducts successful exploration or development activities or acquires properties containing Proved Reserves, the Proved Reserves of the Company will generally decline as they are produced. The decline rate varies depending upon reservoir characteristics and other factors. The Company's future oil and natural gas reserves and production, and, therefore, cash flow and income, are highly dependent upon the Company's level of success in exploiting its current reserves and acquiring or finding additional reserves. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, the Company's ability to make the necessary capital investments to maintain or expand its asset base of oil and natural gas reserves could be impaired. There can be no assurance that the Company's planned development projects and acquisition activities will result in significant additional reserves or that the Company will have success drilling productive wells at economic returns to replace its current and future production.

Substantial Leverage; Ability to Service Debt

         On a pro forma basis, the Company is significantly leveraged, with outstanding long-term indebtedness of approximately $101.7 million and stockholders' equity of $55.2 million as of June 30, 1997. The Company's level of indebtedness has several important effects on its future operations, including (i) a substantial portion of the Company's cash flow from operations is dedicated to the payment of interest on its indebtedness and is not available for other purposes, (ii) the covenants contained in the New Credit Facility and the Indenture require the Company to meet certain financial tests and limit the Company's ability to borrow additional funds or to acquire or dispose of assets, and (iii) the Company's ability to obtain additional financing in the future may be impaired. Additionally, the senior status of the Notes, the Company's high debt to equity ratio, and the use of substantially all of the Company's assets as collateral for the New Credit Facility will for the present time make it difficult for the Company to obtain financing on an unsecured basis or to obtain secured financing other than certain Apurchase money" indebtedness collateralized by the acquired assets.

         The Company's ability to meet its financial covenants and to make scheduled payments of principal and interest to repay its indebtedness, including the Notes, is dependent upon its operating results and its ability to obtain financing. However, there can be no assurance that the Company's business will generate sufficient cash flow from operations or that future bank credit will be available in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or make necessary capital expenditures. In such event, the Company would be required to obtain such financing from the sale of equity securities or other debt financing. There can be no assurance that any such financing will be available on terms acceptable to the Company if at all. Should sufficient capital not be available, the Company may not be able to continue to implement its strategy.

         The New Credit Facility limits the Company's borrowings to amounts determined by the lenders, in their sole discretion, based upon a variety of factors including the amount of indebtedness which can be adequately supported by the value of oil and natural gas reserves and assets owned by the Company (the "Borrowing Base"). The Company has approximately $40.0 million in borrowing availability under the Borrowing Base of the New Credit Facility. If oil or natural gas prices decline below their current levels, the availability of funds under the New Credit Facility could be materially adversely affected.

         The New Credit Facility requires the Company to satisfy certain financial ratios in the future. The failure to satisfy these covenants or any of the other covenants in the New Credit Facility would constitute an event of default thereunder and, subject to certain grace periods, may permit the lenders to accelerate the indebtedness then outstanding under the New Credit Facility and demand immediate repayment thereof. See "Description of New Credit Facility."

Effective Subordination of Notes

         The Notes are general unsecured obligations of the Company and rank pari passu in right of payment to all unsubordinated indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company. The Notes are unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors. The Guarantees are general unsecured obligations of the Subsidiary Guarantors and rank pari passu in right of payment to all unsubordinated indebtedness of the Subsidiary Guarantors and rank senior in right of payment to all subordinated indebtedness of the Subsidiary Guarantors. However, the Notes are effectively subordinated to secured indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness. In the event of a default on such secured indebtedness, or a bankruptcy, liquidation or reorganization of the Company and its subsidiaries, such assets will be available to satisfy obligations with respect to the secured indebtedness before any payment therefrom will be made on the Notes. The Company's subsidiaries are also guarantors of the New Credit Facility. The Notes are not secured by any of the assets of the Company or its subsidiaries. Any future indebtedness incurred under the New Credit Facility will be secured by liens against substantially all of the Company's and its subsidiaries' assets.

Volatility of Oil and Natural Gas Prices

         The Company's revenues, profitability and the carrying value of its oil and natural gas properties are substantially dependent upon prevailing prices of, and demand for, oil and natural gas and the costs of acquiring, finding, developing and producing reserves. The Company's ability to maintain or increase its borrowing capacity, to repay the Notes and outstanding indebtedness under any current or future credit facility, and to obtain additional capital on attractive terms is also substantially dependent upon oil and natural gas prices. Historically, the markets for oil and natural gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and natural gas are subject to wide fluctuations in response to: (i) relatively minor changes in the supply of, and demand for, oil and natural gas; (ii) market uncertainty; and (iii) a variety of additional factors, all of which are beyond the Company's control. These factors include domestic and foreign political conditions, the price and availability of domestic and imported oil and natural gas, the level of consumer and industrial demand, weather, domestic and foreign government relations, the price and availability of alternative fuels and overall economic conditions. The Company's production is weighted toward natural gas, making earnings and cash flow more sensitive to natural gas price fluctuations. Historically, the Company has attempted to mitigate these risks by oil and natural gas hedging transactions. See "Business and Properties Marketing of Production."

Uncertainty of Estimates of Reserves and Future Net Cash Flows

         This Prospectus contains estimates of the Company's oil and natural gas reserves and the future net cash flows from those reserves, which have been prepared or audited by certain independent petroleum consultants. There are numerous uncertainties inherent in estimating quantities of Proved Reserves of oil and natural gas and in projecting future rates of production and the timing of development expenditures, including many factors beyond the Company's control. The estimates in this Prospectus are based on various assumptions, including, for example, constant oil and natural gas prices, operating expenses, capital expenditures and the availability of funds, and, therefore, are inherently imprecise indications of future net cash flows. Actual future production, cash flows, taxes, operating expenses, development expenditures and quantities of recoverable oil and natural gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth in this Prospectus. Additionally, the Company's reserves may be subject to downward or upward revision based upon actual production performance, results of future development and exploration, prevailing oil and natural gas prices and other factors, many of which are beyond the Company's control. See "Business and Properties - Oil and Gas Information."

         The SEC PV-10 of Proved Reserves referred to in this Prospectus should not be construed as the current market value of the estimated Proved Reserves of oil and natural gas attributable to the Company's properties. In accordance with applicable requirements of the Commission, the estimated discounted future net cash flows from Proved Reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. The calculation of the SEC PV-10 of the Company's oil and natural gas reserves at September 1, 1997 is based on prices of $2.41 per Mcf of natural gas and $19.50 per Bbl of oil. These amounts compare to the Company's pro forma actual average product prices of $2.48 per Mcf of natural gas and $18.85 per Bbl of oil for the first six months of 1997 and $2.24 per Mcf of natural gas and $20.90 per Bbl of oil for the year ended December 31, 1996. Actual future net cash flows also will be affected by (i) the timing of both production and related expenses; (ii) changes in consumption levels and (iii) governmental regulations or taxation. In addition, the calculation of the present value of the future net cash flows using a 10% discount as required by the Commission is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company's reserves or the oil and natural gas industry in general. Furthermore, the Company's reserves may be subject to downward or upward revision based upon actual production, results of future development, supply and demand for oil and natural gas, prevailing oil and natural gas prices and other factors. See "Business and Properties - Oil and Gas Information."

Acquisition Risks

         The Company has grown primarily through acquisitions and intends to continue acquiring oil and natural gas properties. Although the Company performs an extensive review of the properties proposed to be acquired, such reviews are subject to uncertainties. Consistent with industry practice, it is not feasible to review less significant properties involved in such acquisitions. However, even a detailed review may not reveal existing or potential problems; nor will it permit the Company to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities.

         The Company has recently begun to focus its acquisition efforts on larger packages of oil and natural gas properties, such as the properties involved in the Amoco Acquisition. The acquisition of larger oil and natural gas properties may involve substantially higher costs and may pose additional issues regarding operations and management. There can be no assurance that oil and natural gas properties acquired by the Company will be successfully integrated into the Company's operations or will achieve desired profitability objectives. See "Business and Properties - Acquisition, Development, and Other Activities."

Exploration and Development Risks

         The Company may increase its development and exploration activities. Exploration drilling and, to a lesser extent, development drilling of oil and natural gas reserves involve a high degree of risk that no commercial production will be obtained and/or that production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. The drilling of exploratory and development wells involves risks such as encountering unusual or unexpected formations, pressures, and other conditions that could result in the Company's incurring substantial losses. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

Operating Hazards and Uninsured Risks

         The Company's oil and natural gas business involves a variety of operating risks, including, but not limited to, unexpected formations or pressures, uncontrollable flows of oil, natural gas, brine or well fluids into the environment (including groundwater contamination), blowouts, fires, explosions, pollution and other risks, any of which could result in personal injuries, loss of life, damage to properties and substantial losses. Although the Company carries insurance at levels which it believes are reasonable, it is not fully insured against all risks. The Company does not carry business interruption insurance. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on the financial condition and operations of the Company.

Marketing Risks

         Substantially all of the Company's natural gas production is currently sold to gas marketing firms or end users either on the spot market on a month-to-month basis at prevailing spot market prices. For the year ended December 31, 1996, one purchaser accounted for approximately 49% of the Company's revenues. The Company does not believe that discontinuation of its sales arrangement with such firm would be in any way disruptive to the Company's natural gas marketing operations. See "Business and Properties - Competition, Markets, Seasonality and Environmental and Other Regulation."

Hedging Risks

         Historically, the Company has reduced its exposure to the volatility of crude oil and natural gas prices by hedging a portion of its production. In a typical hedge transaction, the Company will have the right to receive from the counterparty to the hedge the excess of the fixed price specified in the hedge over a floating price. If the floating price exceeds the fixed price, the Company is required to pay the counter party all or a portion of this difference multiplied by the quantity hedged, regardless of whether the Company has sufficient production to cover the quantities specified in the hedge. Significant reductions in production at times when the floating price exceeds the fixed price could require the Company to make payments under the hedge agreements even though such payments are not offset by sales of production. In the past, the Company has hedged up to, but not more than, 50% of its anticipated oil and natural gas production. Hedging also prevents the Company from receiving the full advantage of increases in crude oil or natural gas prices above the fixed amount specified in the hedge.

Abandonment Costs


         Due to the Company's number of offshore properties and production facilities, government regulations and lease terms will require the Company to incur substantial abandonment costs. As of September 1, 1997, total abandonment costs for the Company's offshore properties estimated to be incurred through 2012 were approximately $12.3 million. Estimated abandonment costs have been included in determining actual and pro-forma estimates of the Company's future net revenues from Proved Reserves included herein, and the Company accounts for such costs through its provision for depreciation, depletion and amortization. Under the terms of various agreements, the Company is required to fund restricted cash accounts as a reserve for abandonment costs on most of its offshore properties. See Business and Properties - Plugging and Abandonment Escrows.

Environmental and Other Regulations

         The Company's operations are affected by extensive regulation pursuant to various federal, state and local laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and natural gas. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds or other financial responsibility requirements, reports concerning operations, the spacing of wells, unitization and pooling of properties, and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas.

         Operations of the Company are also subject to numerous environmental laws, including but not limited to, those governing management of waste, protection of water, air quality, the discharge of materials into the environment, and preservation of natural resources. Non-compliance with environmental laws and the discharge of oil, natural gas, or other materials into the air, soil or water may give rise to liabilities to the government and third parties, including civil and criminal penalties, and may require the Company to incur costs to remedy the discharge. Oil and gas may be discharged in many ways, including from a well or drilling equipment at a drill site, leakage from pipelines or other gathering and transportation facilities, leakage from storage tanks, and sudden discharges from oil and gas wells or explosion at processing plants. Hydrocarbons tend to degrade slowly in soil and water, which makes remediation costly, and discharged hydrocarbons may migrate through soil and water supplies or adjoining property, giving rise to additional liabilities. Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose retroactive, strict, and joint and several liability rendering entities liable for environmental damage without regard to negligence or fault. From time to time, the Company has agreed to indemnify sellers of producing properties from whom the Company has acquired reserves against certain liabilities for environmental claims associated with such properties. There can be no assurance that new laws or regulations, or modifications of or new interpretations of existing laws and regulations, will not increase substantially the cost of compliance or otherwise adversely affect the Company's oil and natural gas operations and financial condition or that material indemnity claims will not arise against the Company with respect to properties acquired by the Company. While the Company does not anticipate incurring material costs in connection with environmental compliance and remediation, it cannot guarantee that material costs will not be incurred. See Business and Properties - Competition, Markets, Seasonality and Environmental and Other Regulation.

Competition

         There are many companies and individuals engaged in the exploration for and development of oil and natural gas properties. Competition is particularly intense with respect to the acquisition of oil and natural gas producing properties and securing experienced personnel. The Company encounters competition from various independent oil companies in raising capital and in acquiring producing properties. Many of the Company's competitors have financial resources and staffs considerably larger than the Company. See Business and Properties - Competition, Markets, Seasonality and Environmental and Other Regulation.

Dependence Upon Key Personnel

         The success of the Company will depend almost entirely upon the ability of a small group of key executives to manage the business of the Company. Should one or more of these executives leave the Company or become unable to perform his duties, no assurance can be given that the Company will be able to attract competent new management. The key executives do not have employment contracts. See Management.

Change of Control

         Upon the occurrence of a Change of Control, the Company will be required to offer to repurchase all or a portion of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The source of funds for any such payment at maturity or earlier repurchase will be the Company's available cash or cash generated from operating or other sources, including, without limitation, borrowings or sales of assets or equity securities of the Company. There can be no assurance that sufficient funds will be available at the time of any such event to pay such principal or to make any required repurchase. If an offer to repurchase is required to be made and the Company does not have available funds sufficient to pay for Notes tendered for repurchase, an event of default would occur under the Indenture. The occurrence of an event of default could result in acceleration of maturity of the Notes and all amounts due under the New Credit Facility. See Description of Notes.

Lack of Public Market

         The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Notes have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for New Notes. See "The Exchange Offer - Consequences of a Failure to Exchange
Outstanding Notes." Although the New Notes will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or broker-dealers) without compliance with the registration and prospectus delivery requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Company has been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so and any market making activity with respect to the New Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. If the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the financial condition of the Company. While the Old Notes are designated for trading in the PORTAL Market, there can be no assurance as to the development or liquidity of any market for the New Notes. The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

         Notwithstanding the registration of the New Notes in the Exchange Offer, holders who are Aaffiliates" (as defined in Rule 405 under the Securities
Act) of the Company may publicly offer for sale or resell the New Notes only in compliance with the provisions of Rule 144 under the Securities Act. Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. Subject to certain provisions set forth in the Registration Agreement, the Company has agreed that, for a period of up to 180 days after the Registration Statement is declared effective, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. However, under certain circumstances, the Company has the right to require that Participating Broker-Dealers suspend the resale of New Notes pursuant to this Prospectus. See The Exchange Offer - Consequences of Failure to Exchange.
--------------------------------------------------------------------------------

Fraudulent Conveyance

         Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Subsidiary Guarantors' issuance of the Guarantees. To the extent that a court were to find that (x) a Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present or future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by the Company of the Notes. The Indenture contains a savings clause, which generally will limit the obligations of each Subsidiary Guarantor under its Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Guarantee of any Subsidiary Guarantor was voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Guarantee was not voided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any of the Guarantees.

         The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Subsidiary Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, was greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.

         Based upon financial and other information, the Company and the Subsidiary Guarantors believe that the Guarantees were incurred for proper purposes and in good faith and that the Company and each Subsidiary Guarantor is solvent and will continue to be solvent after issuing its Guarantee, have sufficient capital for carrying on its business and are able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company.

                                 USE OF PROCEEDS

         There will be no cash proceeds to the Company from the Exchange Offer.

         The net proceeds from the sale of Old Notes, after deducting expenses, were $96.25 million. The Company used the net proceeds from the sale of Notes, together with other working capital of the Company, primarily to (i) repay all indebtedness outstanding under the Bank Facility, (ii) prepay the 1996 Tranche A Convertible Subordinated Notes, (iii) pay the promissory notes given to the former shareholders of Goldking (the "Shareholder Notes"), (iv) prepay the Comerica Credit Facility of Goldking, (v) prepay the Heller Financial Term Notes of Goldking, and (vi) provide additional working capital for general corporate purposes including, but not limited to, future acquisitions and the further development of the Company's properties. See ACapitalization," below.


                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at June 30, 1997 (i) on an actual basis, (ii) giving pro forma effect to the Goldking Acquisition (including the incurrence of indebtedness under the Notes issued to the former shareholders of Goldking, the Company's Bank Facility, and Goldking's existing debt) and (iii) on a pro forma basis as adjusted for the Offering and the application of the proceeds therefrom. This table should be read in conjunction with the "Unaudited Pro Forma Combined Financial Data" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.


                                                                                                            Pro Forma
                                                                                                           As Adjusted
                                                                           Actual           Pro                 for
                                                                         ________          Forma             Offering
                                                                                       ------------       ------------
                                                                                  (dollars in thousands)
Cash and cash equivalents..........................................      $  1,353           $ 3,062          $  45,260

Total debt, including current maturities:
   Bank Facility...................................................        19,500            27,000                 --
   1996 Tranche A Convertible Subordinated Notes...................         8,500             8,500                 --
    Goldking Shareholder Notes.....................................            --             6,000                 --
    Comerica Credit Facility.......................................            --             4,250                 --
    Heller Financial Term Notes ...................................            --             8,302                 --
   New Credit Facility............................................             --                --                 --
    Production Payment.............................................            --             1,700              1,700
   10 5/8% Senior Notes due 2004......................................            --                --            100,000
                                                                        -----------   ---------------        -----------

        Total debt                                                         28,000            55,752            101,700

Stockholders' equity:
   Preferred shares, $.01 par value, 5,000,000 shares authorized
        (None issued or outstanding)...............................            --                --                 --
   Common shares, $.01 par value, 40,000,000 shares authorized
      (20,382,087 and 23,621,017 shares issued and outstanding)....           204               236                236
   Additional paid-in capital......................................        53,593            67,974             67,974
   Retained earnings (deficit).....................................      (12,989)          (12,989)
                                                                         ----------     -------------        -----------
                                                                                                              (12,989)

          Total stockholders' equity...............................        40,808            55,221
                                                                         ---------      ------------         -----------
                                                                                                                55,221

        Total capitalization.......................................      $ 68,808       $   110,973        $   156,921
                                                                         ''''''''       '''''''''''        '''''''''''



                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

         The following unaudited pro forma combined financial data are derived from the Consolidated Financial Statements of the Company set forth elsewhere in this Prospectus and certain historical financial data with respect to various assets and companies acquired by the Company. The Unaudited Pro Forma Balance Sheet at June 30, 1997 has been prepared assuming the Goldking Acquisition, the sale of the Company's investment in common stock, and the Offering and the application of the net proceeds therefrom had occurred on June 30, 1997. The Unaudited Pro Forma Statement of Income (Operations) for the six months ended June 30, 1997 has been prepared assuming the Goldking Acquisition and the Offering and the application of the net proceeds therefrom had been consummated January 1, 1997. The Unaudited Pro Forma Combined Statement of Income (Operations) for the year ended December 31, 1996 has been prepared assuming the Goldking Acquisition, the Offering and the application of the net proceeds therefrom, the Amoco Acquisition and the Bayou Sorrel Field sale had all been consummated on January 1, 1996. The Amoco Acquisition occurred on October 8, 1996 and the Bayou Sorrel Field sale was effective September 1, 1996.

         The unaudited pro forma combined financial data reflects the preliminary allocation of the Goldking purchase price based on June 30, 1997 Goldking financial statement amounts. The final allocation of the purchase price, including the amounts of the increases in consolidated assets and liabilities on the closing date of July 31, 1997 may differ with a resulting effect on depletion, depreciation and amortization expense. Management does not expect these differences to be material.

         The unaudited pro forma combined financial data should be read in conjunction with the notes thereto and with the Consolidated Financial Statements of the Company and the notes thereto. This data is not indicative of the financial position or results of operations of the Company which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to various factors.

                                                                     PANACO, Inc.
                                               Unaudited Condensed Pro Forma Combined Balance Sheet
                                                                  At June 30, 1997
                                               (Amounts in thousands except number of shares )

                                                                 Goldking      PANACO, Inc.
                                                                Acquisition       and       Offering
                                                  PANACO,        Pro Forma      Goldking    Pro         PANACO,
                                                    Inc.                                     Forma       Inc.
ASSETS                                                At        Adjustments    Pro Forma               Pro Forma
                                                                                           Adjustments
                                                   6/30/97       (a)            Combined       (h)     Combined
CURRENT ASSETS
     Cash and cash equivalents                     $   1,353      1,709 (b)(i)    $  3,062   $   42,198 $  45,260
     Accounts receivable                               6,030      2,688 (b)          8,718                  8,718
     Investment in common stock                        1,701    (1,701) (i)             -                      -
     Prepaid and other                                   552        847 (b)          1,399                  1,399
         Total Current Assets                          9,636                        13,179                 55,377
OIL AND GAS PROPERTIES, AS DETERMINED BY THE
SUCCESSFUL EFFORTS METHOD OF ACCOUNTING
     Oil and gas properties                          137,734     43,145  (c)       180,879                180,879
     Less: accumulated depreciation, depletion
     and amortization                               (87,374)          -           (87,374)               (87,374)
         Net Oil and Gas Properties                   50,360                        93,505                 93,505

PROPERTY, PLANT AND EQUIPMENT (net)                   12,474      1,892  (d)        14,366                 14,366

OTHER ASSETS
     Restricted deposits                               1,992                         1,992                  1,992
    Other                                                379        265  (e)           644      3,750       4,394
         Total Other Assets                            2,371                         2,636                  6,386

TOTAL ASSETS                                        $ 74,841                     $ 123,686              $ 169,634



LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                               $  6,033    $ 6,680  (f)        12,713               $ 12,713
     Current portion of long-term debt                     -      1,181  (f)         1,181    (1,181)           -
         Total Current Liabilities                     6,033                        13,894                 12,713
LONG-TERM DEBT                                        28,000     26,571  (g)        54,571     47,129     101,700
STOCKHOLDERS' EQUITY
     Preferred shares, ($.01 par value, 5,000,000 shares
         authorized and no shares issued or
         outstanding)                                      -                             -                      -
     Common shares, ($.01 par value, 40,000,000 shares
         authorized and 20,382,087 issued and outstanding
         and 23,621,017 pro forma issued and
         outstanding)                                    204         32  (a)           236                    236
     Additional paid-in capital                       53,593     14,381  (a)        67,974                 67,974
     Retained earnings (deficit)                    (12,989)                      (12,989)               (12,989)
         Total Stockholders' equity                   40,808                        55,221                 55,221
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $  74,841                     $ 123,686              $ 169,634






          NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                At June 30, 1997

         The Unaudited Condensed Pro Forma Combined Balance Sheet presents the combined effects of the Goldking Acquisition, the application of the proceeds of the Offering and the sale of the Company's investment in common stock as if these transactions had been consummated on June 30, 1997. It reflects a preliminary allocation of the purchase price for the Goldking Acquisition. The final allocation of the purchase price may differ based on the actual assets and liabilities acquired by the Company on July 31, 1997, however, management does not expect these differences to be material.

Goldking Acquisition

(a) The Goldking Acquisition occurred on July 31, 1997. The purchase price included $7,500,000 in cash, $6,000,000 in Shareholder Notes, 3,154,930 Common Shares valued at $4.45, and the assumption of debt described in notes (f) and (g) below. The Company also paid a finder's fee in the amount of 84,000 Common Shares.

(b) The Company acquired $8,000 in cash, $2,688,000 in accounts receivable and $847,000 in other current assets, primarily restricted cash and short-term funds.

(c) Based upon the nature of the assets acquired, the Company has allocated $37,119,000 to proved oil and natural gas properties and $6,026,000 to unproved oil and natural gas properties.

(d) The Company acquired furniture and fixtures with a net book value of $892,000, which approximates market value. The Company also allocated $1,000,000 of the net purchase to pipelines and equipment, based upon the nature of the assets acquired.

(e) The Company acquired other long-term assets, including capitalized software costs with a net book value of $265,000, which approximates market value.

(f) The Company's consolidated current liabilities and current maturities of long-term debt increased by $6,680,000 and $1,181,000, respectively.

(g) The Company's consolidated long-term debt increased with the Goldking Acquisition, including Goldking's outstanding debt before the merger in the amount of $13,071,000. The adjustment also includes $6,000,000 in notes to the former shareholders of Goldking and borrowing of $7,500,000 under the Company's Bank Facility to fund the cash portion of the purchase price.

Offering of Notes

(h) Represents the adjustments necessary to record the application of the proceeds, the incurrence of indebtedness from, and the costs associated with, the Offering as described in the Use of Proceeds.

                           Offering Amount                    $100,000,000
                           Debt Issuance Costs                  (3,750,000)
                                                             ---------------
                           Net Proceeds                         96,250,000
                           Payoff debt                         (54,052,000)
                                                             --------------
                           Increase in cash                  $  42,198,000
                                                             '''''''''''''

Sale of Investment

(i) To adjust for the sale of the investment as if it had occurred on June 30, 1997. The Company sold this investment in late July and early August for a total of $1,717,000.



                                              For the Six Months Ended June 30, 1997
                                           (Amounts in thousands except per share data)



                                                                              Goldking
                                                                 Goldking    Acquisition   PANACO, Inc.  Offering         PANACO,
                                                                                                                           Inc.
                                                                 Acquisition Pro Forma     Pro Forma     Pro Forma       Pro Forma
                                                       PANACO,      (a)       Adjustments   Combined    Adjustments      Combined
                                                        Inc.
                                                     ----------------------  -------------------------  ------------    ------------

REVENUES
     Oil and natural gas sales                        $ 14,287     $ 3,595   $       -      $  17,882        $   -         $ 17,882


COSTS AND EXPENSES
     Lease operating expense                            5,122         962            -         6,084             -           6,084
     Depreciation, depletion and amortization
     expense                                            6,184         974          720 (b)     7,878             -           7,878
     Exploration expense                                   67           -            -            67             -              67
     Provision for losses and (gains) on
          disposition and write-down of assets
                                                             -          -            -             -             -               -
     General and administrative expense                    389       1,015           -         1,404             -           1,404
     Production and ad valorem taxes                       174         282           -           456             -             456
                                                     ----------  ----------  -----------   -----------  ------------    ------------
          Total                                         11,936       3,233          720        15,889            -          15,889
                                                     ----------  ----------  -----------   -----------  ------------    ------------

NET OPERATING INCOME (LOSS)                              2,351         362         (720)        1,993             -           1,993
                                                     ----------  ----------  -----------   -----------  ------------    ------------

OTHER INCOME (EXPENSE)
     Interest expense (net)                             (1,265)       (754)        (490) (c)   (2,509)       (1,784) (e)     (4,293)
     Unrealized gain on investment in common stock          60           -            -            60             -              60
                                                     ----------  ----------  -----------   -----------  ------------    ------------
          Total                                         (1,205)       (754)        (490)       (2,449)       (1,784)         (4,233)

NET INCOME (LOSS) BEFORE INCOME TAXES                    1,146        (392)      (1,210)         (456)       (1,784)         (2,240)

INCOME TAXES (BENEFIT)                                      -           -            -             -             -               -
                                                     ----------  ----------  -----------   -----------  ------------    ------------

NET INCOME (LOSS)                                        1,146       (392)      (1,210)         (456)       (1,784)         (2,240)
                                                     ''''''''''  ''''''''''  '''''''''''   '''''''''''  ''''''''''''    ''''''''''''

EARNINGS (LOSS) PER WEIGHTED AVERAGE SHARE                0.07                                 (0.02)                         (.10)
                                                     ''''''''''                            '''''''''''                  ''''''''''''

     Weighted average shares outstanding                18,248                    3,239 (d)    21,487           -            21,487
                                                     ''''''''''                            '''''''''''                  ''''''''''''

EBITDA (f)                                               8,602                                                                9,938
                                                     ''''''''''                                                         ''''''''''''




                      NOTES TO UNAUDITED PRO FORMA COMBINED
                        STATEMENT OF INCOME (OPERATIONS)
                      For the six months ended June 30,1997

         The Unaudited Pro Forma Combined Statement of Income (Operations) for the six months ended June 30, 1997 presents the combined effect of the Goldking Acquisition and the application of the proceeds and incurrence of indebtedness for the Offering as if both of these transactions had been consummated on January 1, 1997. It reflects a preliminary allocation of the purchase price for the Goldking Acquisition. The final allocation of the purchase price may differ based on the actual assets and liabilities acquired by the Company on July 31, 1997, however, management does not expect these differences to be material.

Goldking Acquisition

(a)  These amounts  represent the actual  results of Goldking for the six months
     ended  June  30,  1997.  Certain   reclassifications  have  been  made  for
     consistency.

(b) Goldking accounted for its oil and natural gas properties using the full cost method of accounting. Pro forma entries are required to present the information for Goldking as if it had accounted for its oil and natural gas properties using the successful efforts method and using the new basis for its oil and natural gas properties on July 31, 1997.

(c) To adjust interest expense for debt incurred in financing the Goldking Acquisition, which included the $6,000,000 in notes and the borrowing of the $7,500,000 cash portion of the purchase price under the Company's Bank Facility.

(d) To adjust the weighted average shares outstanding for the issuance of Common Shares in connection with the Goldking Acquisition.

Offering of Notes

(e) To adjust interest expense to reflect the repayment of debt at January 1, 1997 with the proceeds from the Offering and the amortization of loan costs. The proceeds in excess of that used to repay indebtedness are assumed to have been placed in short term investments yielding 6%.

(f) EBITDA is defined as net income (loss) before income taxes plus the sum of depletion and depreciation, provisions for losses and gains on disposition and write-down of assets, exploration expenses and interest expense. EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. The Company has included information concerning EBITDA because EBITDA is a measure used by certain investors in determining the Company's historical ability to service its indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows as determined in accordance with generally accepted accounting principles or as an indicator of the Company's operating performance or liquidity.




                                                                        PANACO, INC.
                                                Unaudited Pro Forma Combined Statement of Income (Operations)
                                                            For the Year Ended December 31, 1996
                                                        (Amounts in thousands except per share data)



                                                                Goldking
                                                     Goldking  Acquisition PANACO,Inc.  1996     PANACO, Inc  Offering    PANACO,
                                                                                                                            Inc.
                                                    Acquisition Pro Forma  Pro Forma Transactions Pro Forma  Pro Forma   Pro Forma
                                           PANACO,      (a)     Adjustments Combined      (e)      Combined  Adjustments  Combined
                                            Inc.
                                          ------------------------------------------------------------------------------------------

REVENUES
     Oil and natural gas sales            $ 20,063     $ 8,186 $       -      $ 28,249    $ 8,915    $ 37,164           -   $ 37,164


COSTS AND EXPENSES
     Lease operating expense                 8,477       1,282         -         9,759      1,915      11,674           -     11,674
     Depreciation, depletion and
     amortization
     expense                                 9,022       2,243     1,432 (b)    12,697      6,086      18,783           -     18,783
     Exploration expense                         -           -         -             -          -           -           -          -
     Provision for losses and (gains) on
          disposition and write-down of
          assets                                 -       (430)         -         (430)          -       (430)           -      (430)
     General and administrative expense        772       1,402         -         2,174          -       2,174           -      2,174
     Production and ad valorem taxes           559         669         -         1,228      (239)         989           -        989
     West Delta fire loss                      500           -         -           500          -         500           -        500
                                          ---------  --------------------  ---------------------------------------------------------
          Total                             19,330       5,166     1,432        25,928      7,762      33,690           -     33,690
                                          ---------  --------------------  ---------------------------------------------------------

NET OPERATING INCOME (LOSS)                    733       3,020   (1,432)         2,321      1,153       3,474           -      3,474
                                          ---------  --------------------  ---------------------------------------------------------

OTHER INCOME (EXPENSE)
     Interest expense (net)                (2,514)     (1,414)     (979) (c)   (4,907)    (1,042)     (5,949)     (2,638)    (8,587)
     Unrealized loss on investment in
     common stock                            (258)           -         -         (258)        258           -           -          -
                                          ---------  --------------------  ---------------------------------------------------------
          Total                            (2,772)     (1,414)     (979)       (5,165)      (784)     (5,949)     (2,638)    (8,587)

NET INCOME (LOSS) BEFORE INCOME TAXES      (2,039)       1,606   (2,411)       (2,844)        369     (2,475)     (2,638)    (5,113)

INCOME TAXES (BENEFIT)                           -           -         -             -          -           -           -          -
                                          ---------  --------------------  ---------------------------------------------------------

NET INCOME (LOSS)                          (2,039)       1,606   (2,411)       (2,844)        369     (2,475)     (2,638)    (5,113)
                                          '''''''''  ''''''''''''''''''''  '''''''''''''''''''''''''''''''''''''''''''''''''''''''''

EARNINGS (LOSS) PER WEIGHTED AVERAGE SHARE$ (0.16)                              (0.18)                 (0.14)                 (0.29)
                                          '''''''''                        '''''''''''            '''''''''''             ''''''''''

     Weighted average shares outstanding    12,742                 3,239 (d)    15,981      1,540      17,521                 17,521
                                          '''''''''                        '''''''''''            '''''''''''             ''''''''''

EBITDA (g)                                $ 10,255                                                                            22,327
                                          '''''''''                                                                       ''''''''''





                      NOTES TO UNAUDITED PRO FORMA COMBINED
                        STATEMENT OF INCOME (OPERATIONS)
                      For the year ended December 31, 1996


         The Unaudited Pro Forma Combined Statement of Income (Operations) for the year ended December 31, 1996 presents the combined effects of the Goldking Acquisition, the Amoco Acquisition on October 8, 1996, the sale of Bayou Sorrel Field effective September 1, 1996 and the application of the proceeds and incurrence of indebtedness for the Offering as if all had been consummated on January 1, 1996. It reflects a preliminary allocation of the purchase price for the Goldking Acquisition. The final allocation may differ based on the actual assets and liabilities acquired on July 31, 1997, however, management does not expect these differences to be material. The Amoco Acquisition and Bayou Sorrel Field sale have been summarized as A1996 Transactions" in the pro forma data.

Goldking Acquisition

(a)  These amounts  represent the actual  results of Goldking for the year ended
     December  31,   1996.   Certain   reclassifications   have  been  made  for
     consistency.

(b) Goldking accounted for its oil and natural gas properties using the full cost method of accounting. Pro forma entries are required to present the pro forma information for Goldking as if it had accounted for its oil and natural gas properties using the successful efforts methods and using the new basis for its oil and natural gas properties based upon the purchase on July 31, 1997.

(c) To adjust interest expense for debt incurred in financing the Goldking Acquisition, which included the $6,000,000 in notes and the borrowing of the $7,500,000 cash portion of the purchase price under the Company's Bank Facility.

(d) To adjust the weighted average shares outstanding for the issuance of Common Shares in connection with the Goldking Acquisition.

1996 Transactions

(e) Represents the total adjustments necessary to present the Amoco Acquisition on October 8, 1996 and the sale of Bayou Sorrel Field effective September 1, 1996 as if both had occurred on January 1, 1996. They include the addition of revenues and expenses from a January 1 to October 7 for the Amoco Acquisition and the reductions of such amounts for January 1 to August 31 for the sale of Bayou Sorrel Field.

Offering of Notes

(f) To adjust interest expense to reflect the repayment of debt at January 1, 1997 with the proceeds from the Offering and the amortization of loan costs. The proceeds in excess of that used to repay indebtedness are assumed to have been placed in short term investments yielding 6%.

(g) EBITDA is defined as net income (loss) before income taxes plus the sum of depletion and depreciation, provisions for losses and gains on disposition and write-down of assets, exploration expenses, interest expense and the non-recurring charge pertaining to the 1996 West Delta fire loss. EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. The Company has included information concerning EBITDA because EBITDA is a measure used by certain investors in determining the Company's historical ability to service its indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows as determined in accordance with generally accepted accounting principles or as an indicator of the Company's operating performance or liquidity.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following historical selected consolidated financial data of the Company are derived from, and qualified by reference to, the Company's Consolidated Financial Statements and the notes thereto. The income statement data for the six months ended June 30, 1997 are not necessarily indicative of results for a full year. The historical selected financial data for the five years ended December 31, 1996 were derived from the Company's audited consolidated financial statements. The selected financial data for the six months ended June 30, 1996 and 1997 have been derived from the Company's unaudited interim consolidated financial statements and include, in the opinion of the Company's management, all adjustments necessary to present fairly the data for such periods. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.


                                                                Year Ended December                      Six Months
                                             31,                                                     Ended June 30,
                                               ------------------------------------------
                                                                                                  -----------------

                                                  1992       1993      1994                                    1997
                                               _______    _______   _______      1995     1996      1996    _______
                                                                              -------   ------   -------

Summary of Operating Data:                   (dollars in thousands, except per share data)

Oil and natural gas sales                     $ 13,335   $ 12,605  $ 17,338  $ 18,447 $ 20,063  $ 10,808   $ 14,287

Depreciation, depletion & amortization
 expense                                         4,245      4,288     6,038     8,064    9,022     3,812      6,184

Lease operating expense                          5,762      5,297     5,231     8,055    8,477     4,184      5,122

Production and ad valorem taxes                    867        754     1,006     1,078      559       327        174

Exploration expense                                 --         --        --     8,112       --        --         67

General and administrative expense                 539        542       587       690      772       382        389

Provision for losses (gains) on disposition
 and write-downs of assets                          --      3,824     1,202       751       --        --         --

West Delta fire loss
                                                  --         --        --        --        500       500        --
                                                  ----       ----      ----      ----      ---       ---        --

Net operating income (loss)                      1,922    (2,100)     3,274   (8,303)      733     1,603      2,351

Interest expense (net)                           2,323      1,886     1,623       987    2,514       902      1,265

Unrealized gain (loss) on investment in
 common stock
                                                  --         --        --        --      (258)      --           60
                                                  ----       ----      ----      ----    -----      ----         --

Net income (loss)                            $   (401)  $ (3,986) $   1,115 $ (9,290) $        $     701 $    1,146
                                             ''''''''' '''''''''' ''''''''' ''''''''' ''       ''''''''' ''''''''''
                                                                                       (2,039)

Net income (loss) per Common Share           $  (0.05) $   (0.53) $         $  (0.81) $        $    0.06 $     0.07
                                                                       0.11             (0.16)


Summary Balance Sheet Data:

Oil and gas properties and equipment (net)    $ 26,448  $  19,183  $ 23,945  $ 29,485 $         $ 29,326   $ 62,834
                                                                                        60,747

Total assets                                    31,085     24,432    29,095    36,169   73,768    37,150     74,841

Long-term debt                                  15,380     12,465    12,500    22,390   49,500    18,390     28,000

Stockholders' equity                            11,700      8,744    14,882     9,174   17,498    11,818     40,808

Dividends per Common Share                          --         --        --        --       --        --         --


Other Data:

EBITDA(a)                                    $   6,167  $   6,012 $  10,514 $   8,624 $        $   5,915  $   8,602
                                                                                        10,255

Capital expenditures(b)                          1,293        842    12,128    21,841   43,050     3,440      8,160

(a) EBITDA is defined as net income (loss) before income taxes plus the sum of depletion and depreciation, provisions for losses and gains on disposition and write-down of assets, exploration expenses, interest expense and the non-recurring charge pertaining to the 1996 West Delta fire loss. EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. The Company has included information concerning EBITDA because EBITDA is a measure used by certain investors in determining the Company's historical ability to service its indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows as determined in accordance with generally accepted accounting principles or as an indicator of the Company's operating performance or liquidity.
(b) Capital expenditures include cash expended for acquisitions plus normal additions to oil and natural gas properties and other fixed assets, without taking into consideration sales of capital assets.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the Company's Consolidated Financial Statements, "Selected Consolidated Financial Data" and respective notes thereto, included elsewhere herein. The information below should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company. Because of the size and scope of the Company's recent acquisitions, the results of operations from period to period are not necessarily comparative.

General

         The oil and natural gas industry has experienced significant volatility in recent years because of the fluctuatory relationship of the supply of most fossil fuels relative to the demand for such products and other uncertainties in the world energy markets. These industry conditions should be considered when this analysis of the Company's operations is read.

         The Company experienced an explosion and fire on April 24, 1996 at Tank Battery #3 in the West Delta Fields resulting in these fields being shut-in from April 24th until being returned to production on October 7, 1996. The loss of 67 days of production in the second quarter and the entire third quarter resulted in lost revenues estimated by management to be approximately $6,000,000. During the second quarter the Company expensed $500,000 for its loss as a result of this explosion. No further losses have been recognized or are anticipated. This $500,000 amount included $225,000 in deductibles under the Company's insurance.

         The Company has spent $8,500,000 on Tank Battery #3 inclusive of the $500,000 expensed during second quarter and has received reimbursement from its insurance company of $3,900,000, after satisfaction of the $225,000 in deductibles. The excess of expenditures over insurance reimbursement has been capitalized. No additional expenditures have been made or are anticipated. The Company has filed suits against the employers of the persons who caused the incidents for recovery of these costs and its lost profits. No assurance can be given that the Company will successfully recover any amounts sought in any such suits.

For the six months ended June 30, 1997 and 1996:

Liquidity and Capital Resources

         On March 5, 1997, the Company completed an offering of 8,403,305 common shares at $4.00 per share, $3.728 net of the underwriter's commission. The offering consisted of 6,000,000 shares sold by the Company and 2,403,305 shares sold by shareholders, primarily Amoco Production Company (2,000,000 shares) and lenders advised by Kayne, Anderson Investment Management, Inc. (373,305 shares). The Company's net proceeds of $22,000,000 from the offering were used to prepay $13,500,000 of its 12% subordinated debt and the remaining was used to reduce borrowings under the Company's Bank Facility.

     On October 8, 1996, the Company amended its Bank Facility with First Union National Bank of North Carolina (the "Agent") (60%)and Banque Paribas (40%). The loan is a reducing revolver designed to provide up to $40,000,000 depending on the borrowing base, as determined by the lenders. At June 30, 1997 the Company had $19,500,000 outstanding under the loan. The borrowing base on July 31, 1997 was $30,000,000. The principal amount of the loan is due July 1, 1999. However, at no time may the Company have outstanding borrowings under the Bank Facility in excess of its borrowing base. Interest on the loan is computed at the Agent's prime rate or at 1 to 1 3/4% (depending upon the percentage of the facility being used) over the applicable London Interbank Offered Rate ("LIBOR") on Eurodollar loans. Eurodollar loans can be for terms of one, two, three or six months and interest on such loans is due at the expiration of the terms of such loans, but no less frequently than every three months. Management feels that this Bank Facility greatly facilitates its ability to make necessary capital expenditures to maintain and improve production from its properties and makes available to the Company additional funds for future acquisitions.

         From time to time, the Company has borrowed funds from institutional lenders who are represented by Kayne, Anderson Investment Management, Inc. In each case these loans are due at a stated maturity, require payments of interest only at 12% per annum 45 days after the end of each calendar quarter and are secured by a second mortgage on the Company's offshore oil and natural gas properties. The loans were as follows:

         (a) 1993 Subordinated Notes. In 1993, $5,000,000 was borrowed, due December 31, 1999, but prepayable at any time. These Notes were prepaid on March 6, 1997 with a portion of the proceeds from the common share offering.

         (b) 1996 Tranche A Convertible Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003, but prepayable any time after May 8, 1998. The Notes are convertible into 2,060,606 common shares on the basis of $4.125 per share. The Notes are prepayable, in which event the Company must deliver equivalent warrants to purchase Common Shares which expire December 31, 1998. The Company may deliver up to $2,000,000 in payment-in-kind notes in satisfaction of interest payment obligations.

         (c) 1996 Tranche B Bridge Loan Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003, but prepayable any time. These Notes were prepaid on March 6, 1997 with a portion of the proceeds of the common share offering.

         At June 30, 1997, 84% of the Company's total assets were represented by oil and natural gas properties and pipelines and equipment, net of depreciation, depletion and amortization.

         In 1991, certain lenders received a net profits interest (NPI) in the West Delta properties. During the six months ended June 30, 1997, payments with respect to this NPI totaled $190,000.

         Pursuant to existing agreements, the Company is required to deposit funds in bank trust and escrow accounts to provide a reserve against satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields no longer produce oil and natural gas. Each month, until November 1997, $25,000 is deposited in a bank escrow account to satisfy such obligations with respect to a portion of its West Delta properties. The Company has entered into an escrow agreement with Amoco Production Company under which the Company will deposit, for the life of the fields, in a bank escrow account ten percent (10%) of the net cash flow, as defined in the agreement, for the Amoco Properties. The Company has established the "PANACO East Breaks 110 Platform Trust" in favor of the Minerals Management Service of the U.S. Department of the Interior. This trust required an initial funding of $846,720 in December 1996, and remaining deposits of $244,320 due at the end of each quarter in 1999 and $144,000 due at the end of each quarter in 2000 for a total of $2,400,000. In addition, the Company has $9,250,000 in surety bonds to secure its plugging and abandonment operations.

     Through the six months ended June 30, 1997 the Company had spent $8,093,000 in capital expenditures, approximately $2 million of which was for the completion of oil and natural gas pipelines in the West Delta Fields and the remainder was primarily for development of its oil and natural gas properties. On March 5, 1997 the Company completed an offering of 8,403,305 common shares at $4.00 per share, $3.728 net of the underwriter's commission. The offering consisted of 6,000,000 shares sold by the Company, from which it received $22,000,000. The Company's proceeds were used to prepay $13,500,000 of its 12% subordinated debt and the remaining was used to reduce borrowings under the Company's Bank Facility. Through June 30, 1996 the Company had raised $1,837,000 in equity as a result of the exercise of warrants.

Results of Operations

         Production. Natural gas production increased 21% to 4,421,000 Mcf in 1997 from 3,666,000 Mcf in 1996. Oil production increased 25% in 1997 to 188,000 Bbls, from 151,000 Bbls in 1996. Results for 1997 include production from the former Amoco Properties, purchased in October 1996. Results for 1997 also include increased production from the West Delta Fields, which were shut-in from April 24, 1996 until October 1996. They do not include production from the Bayou Sorrel Field which was sold September 1, 1996. Bayou Sorrel Field was primarily an oil field and produced only a small amount of natural gas in 1996.

         In March, 1997 the federal production from the West Delta Block 58 was brought back on-line for the first time since April 1996 with the completion of a dual six inch, eight mile pipeline to the West Delta central processing facility, Tank Battery #3. This pipeline also allowed Tana Oil and Gas
Corporation and Samedan Corporation to resume production from their wells, drilled on farm-outs from the Company, on which the Company receives overriding royalty revenue and fees for processing the oil and natural gas.

         Prices. Natural gas prices, net of the impacts of hedging transactions, increased from $2.21 per Mcf in 1996 to $2.47 in 1997. The 1997 natural gas hedge program had the effect of reducing natural gas prices by only ($.03) per Mcf in 1997, compared to ($.52) per Mcf in 1996. The 1997 hedge program allows the Company more participation in increases in market prices for natural gas, while providing the price stability of no less than $1.80 per MMbtu in 1997 on 14,000 MMbtu per day in 1997. Oil prices remained relatively flat in 1997 at $17.96 per Bbl, compared to $17.92 per Bbl in 1996.

         The product prices received by the Company, net of the impact of hedge transactions discussed below, averaged $2.47 per Mcf for natural gas and $17.96 per Bbl for oil for the six months ended June 30, 1997. Cash flow is currently being used for capital expenditures, reduce liabilities and to pay general and administrative overhead. Starting in 1997, the Company's natural gas hedge transactions are based upon published gas pipeline index prices instead of the NYMEX. This change has mitigated the risk of price differences due to transportation. In 1997, 14,000 MMbtu per day has been hedged, at a swap price of $1.80 per MMbtu for 1997 with varying levels of participation (93% in January to 40% in September ) in settlement prices above the $1.80 per MMbtu swap price level. The Company has hedged 10,000 MMbtu per day in 1998 and 7,000 MMbtu per day in 1999, all at an average pipeline index swap price of $1.89 per MMbtu. In 1997 the Company has also hedged its oil prices by selling the equivalent of 720 Bbls of oil per day at $20.00, with a 40% participation in prices above the $20.00 swap price level. Management has generally used hedge transactions to protect its cash flows when the Company's levels of long-term debt have been higher and refrained from hedge transactions when long-term debt has been lower. For accounting purposes, gains or losses on swap transactions are recognized in the production month to which a swap contract relates.

         "Oil and natural gas sales" increased 32% for the first six months of 1997. Significant increases in both natural gas and oil production were the primary factor in the increase in revenues. The former Amoco Properties, acquired in October 1996 coupled with the resumption of production from the West Delta fields have combined to outweigh the sale of the Bayou Sorrel Field in September 1996. The Company's development program on the former Amoco Properties has increased production from those fields steadily since the acquisition in October.

         "Lease operating expense" increased $938,000, or 22% in 1997 with the addition of interests in thirteen offshore blocks acquired in October 1996. As a percent of revenues, lease operating expenses decreased to 36% in 1997 from 39% in 1996.

         "Depletion, depreciation and amortization expense" increased $2,372,000, or 62% also in part due to the purchase of the former Amoco Properties in October 1996. The amount per Mcf equivalent also increased from $.86 in 1996 to $1.11 in 1997, due to several factors. Downward engineering revisions by the Company's independent petroleum engineers, Ryder Scott Company, in the West Delta and East Breaks 110 Fields at year-end 1996 were a significant part of the increase. Also, $4,000,000 in capital expenditures made during 1996 (over and above insurance reimbursement) to rebuild Tank Battery #3, the central processing facility for the West Delta Fields, increased the depletion cost per Mcf.

         "Production and ad valorem taxes" decreased 47% in 1997 to 1% of oil and natural gas sales from 3% of oil and natural gas sales in 1996. The decrease is due to the Company's shift to federal offshore waters where there are no state severance taxes.

         "Exploration expense" incurred in 1997 resulted from an option paid to participate in an exploratory well in the High Island Area, offshore Texas which was condemned before the well was drilled because of a dry hole drilled by another company on an adjacent block. There will be no further exploration expenses associated with this prospect.

         "Interest expense (net)" increased 40% in 1997 primarily due to the increased average borrowing levels in 1997 and partially due to an increased weighted average interest rate incurred in 1997, partially offset by an increase in interest capitalized. The average borrowing level increased to $34,000,000 in 1997 from $20,000,000 in 1996 as a result of the Amoco Acquisition in October 1996. On March 6, 1997 the proceeds from a common stock offering reduced subordinated debt by $13,500,000 and temporarily reduced bank facility debt by $8,500,000. The weighted average borrowing rate in 1997 increased from 8.6% in 1996 to 9.2% in 1997. The increase is due to an increased percentage of borrowing under subordinated debt agreements, bearing interest at 12%, also a result of the Amoco Acquisition in October 1996. In connection with this acquisition, $17,000,000 was borrowed as subordinated debt, $8,500,000 of which was prepaid in March 1997. In the 1996 period, only $5,000,000 of the outstanding debt was borrowed under these subordinated facilities.

         "Unrealized gain (loss) on investment in common stock" is the change in the estimated market value of the Company's 477,612 shares of National Energy Group, Inc. common stock since year-end 1996.

For the years ended December 31, 1996 and 1995:

Liquidity and Capital Resources

         At  December  31,  1996,  82%  of  the  Company's   total  assets  were
represented by oil and natural gas properties, pipelines and equipment, net of accumulated depreciation, depletion and amortization.

         On October 8, 1996, the Company amended its bank facility with First Union National Bank of North Carolina (the "Agent") (60% participation), and Banque Paribas (40% participation), herein "Bank Facility". The loan is a reducing revolver designed to provide the Company up to $40,000,000 depending on the Company's borrowing base, as determined by the lenders. The Company's borrowing base at December 31, 1996 was $31,000,000, with an availability under the revolver of $2,500,000. The principal amount of the loan is due July 1, 1999. However, at no time may the Company have outstanding borrowings under the Bank Facility in excess of its borrowing base. Interest on the loan is computed at the Agent's prime rate or at 1 to 1 3/4% (depending upon the percentage of the facility being used) over the applicable London Interbank Offered Rate ("LIBOR") on Eurodollar loans. Eurodollar loans can be for terms of one, two, three or six months and interest on such loans is due at the expiration of the terms of such loans, but no less frequently than every three months. Management feels that this bank facility greatly enhances its ability to make necessary capital expenditures to maintain and improve production from its properties and makes available to the Company additional funds for future acquisitions. The bank facility is collateralized by a first mortgage on the Company's offshore properties. The loan agreement contains certain covenants including a requirement to maintain a positive indebtedness to cash flow ratio, a positive working capital ratio, a certain tangible net worth, as well as limitations on future debt, guarantees, liens, dividends, mergers, material change in ownership by management, and sale of assets. With the proceeds from the recently completed Common Share offering, on March 6, 1997, the Company temporarily repaid $8,500,000 on its Bank Facility, which funds were to ultimately be used for general corporate purposes including, but not limited to, the development of its properties and future acquisitions, such as the Goldking Acquisition.

         From time to time the Company has borrowed funds from institutional lenders who are advised by Kayne, Anderson Investment Management, Inc. In each case, these loans are due at a stated maturity, require payments of interest only at 12% per annum 45 days after the end of each calendar quarter and are secured by a second mortgage on the Company's offshore oil and natural gas properties. The respective loan documents contain certain covenants including a requirement to maintain a net worth ratio, as well as limitations on future debt, guarantees, liens, dividends, mergers, material change in ownership by management, and sale of assets.

         The loans are as follows:

         (a) 1993 Subordinated Notes. In 1993, $5,000,000 was borrowed, due December 31, 1999. These Notes were prepaid on March 6, 1997, with a portion of the proceeds of the Company's recent Common Share offering. The lenders were issued, and during 1996 exercised, warrants to acquire 816,526 Common Shares at $2.25 per share.

         (b) 1996 Tranche A Convertible Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003. The Notes are convertible into 2,060,606 Common Shares on the basis of $4.125 per share. The Company may deliver up to $2,000,000 in PIK notes in satisfaction of interest payment obligations.

         (c) 1996 Tranche B Bridge Loan Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003. These Notes were prepaid on March 6, 1997, with a portion of the proceeds of the Company's recent Common Share offering.

         In 1991, in connection with a debt financing which has subsequently been repaid, certain former lenders received a net profits interest (NPI) in the West Delta Properties, which is a continuing obligation with respect to these properties. During the three months ended March 31, 1996, payments with respect to this NPI averaged $53,000 per month. Due to the explosion and fire at Tank Battery #3, no NPI payments were made in the remaining months of 1996.

     Pursuant to existing agreements, the Company is required to deposit funds in bank trust and escrow accounts to provide a reserve against satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields no longer produce oil and natural gas. Each month, until November 1997, $25,000 is deposited in a bank escrow account, to satisfy such obligations with respect to a portion of its West Delta Properties. The Company has entered into an escrow agreement with Amoco Production Company under which the Company will deposit, for the life of the fields, in a bank escrow account ten percent (10%) of the net cash flow, as defined in the agreement, from the Amoco Properties. The Company has established the "PANACO East Breaks 110 Platform Trust" in favor of the Minerals Management Service of the U.S. Department of the Interior. This trust required an initial funding of $846,720 in December 1996, and remaining deposits of $244,320 due at the end of each quarter in 1999 and $144,000 due at the end of each quarter in 2000 for a total of $2,400,000. In addition, the Company has $9,250,000 in surety bonds to secure its plugging and abandonment obligations; including a $4,100,000 bond which was provided to the original sellers of the West Delta Properties; a $2,400,000 supplemental bond provided to the Minerals Management Service of the U.S. Department of the Interior in connection with the plugging and structure removal obligations for the Company's East Breaks Block 110 Platform and a $300,000 Pipeline Right-of-Way Bond.

         Despite a 22% decrease in production and a net loss of $2,000,000 in 1996, strong product prices contributed significantly to cash flows provided by operations of $8,000,000. While 1995 prices were lower, record production offset this decrease, providing cash flows of $8,400,000 in 1995.

         In 1996, the Company sold its Bayou Sorrel Field for $9,000,000 in cash and 477,612 shares of National Energy Group, Inc. common stock. The Company made $51,000,000 in capital expenditures (including issuing 2,000,000 Common Shares to Amoco Production Company) in 1996, primarily for the Amoco Acquisition in October and $4,000,000 to repair and rebuild Tank Battery #3 in the West Delta Fields. The 1995 capital expenditures of $22,000,000 included the Zapata and Bayou Sorrel Field acquisitions and $8,000,000 in exploratory drilling costs.

         Along with increasing capital expenditures, the Company's borrowings have also increased each year since 1994. Borrowings increased in 1996 to fund capital expenditures, which included the repair and rebuilding of Tank Battery #3 in West Delta. The explosion and fire, which necessitated the repair and rebuilding, decreased discretionary cash flows, limiting the Company's ability to repay long-term debt. The repayments in 1996 include $4,000,000 repaid through April with cash provided by operations and $6,000,000 from the cash proceeds from the sale of the Bayou Sorrel Field. The Company received cash and increased stockholders' equity by $1,800,000 in 1996, $3,200,000 in 1995 and by $5,000,000 in 1994 by virtue of the exercise of stock options and warrants.

Capital Spending

         In 1996, the Company made $51,000,000 in total capital expenditures, including (1) $40,400,000 on the purchase of oil and natural gas assets from Amoco Production Company, which included $8,400,000 of the Company's common stock, (2) $4,000,000 for repair and rebuilding of the West Delta Tank Battery #3, net of insurance reimbursements, and (3) $4,700,000 for development of its oil and natural gas properties. The majority of the development costs were incurred to drill two unsuccessful development wells in the Bayou Sorrel Field and for the Company's share of successfully recompleting two wells on Eugene Island Block 372, which is operated by Unocal Corporation.

Results of Operations

         Production. Natural gas production decreased 31% to 6,788,000 Mcf in 1996 from 9,850,000 Mcf in 1995. Natural gas production from West Delta decreased from 7,825,000 Mcf in 1995 to 2,058,000 Mcf for the same period in 1996, primarily a result of the explosion and fire on April 24, 1996. A secondary factor in the decrease in West Delta production was a decline in 1996 production from four horizontal wells drilled in 1994. These four wells produced more natural gas in January to April, 1995 than they did for the same period in 1996 (in the period prior to the explosion and fire). Natural gas production, primarily from the Zapata and the Amoco Properties, and the Bayou Sorrel Field (primarily an oil field), somewhat offset the decrease in West Delta production. The increase in Zapata production realized by the Company is due to the fact that they were acquired on July 26, 1995. The production from these properties included in the year ended December 31, 1995 is only from July 27 to December 31, while the production for the full year is included in 1996. The Zapata acquisition was the primary factor in natural gas production increasing 21% to 9,850,000 Mcf in 1995 over 1994.

         Oil production from the West Delta Fields also decreased for the year ended December 31, 1996 when compared to the same period in 1995, from 132,000 Bbls to 57,000 Bbls. However, as with natural gas, acquisitions offset the decrease from West Delta. The Bayou Sorrel Field, which produces primarily oil, produced 93,000 Bbls in 1996 which, along with the Amoco Properties, had no oil production realized by the Company in 1995, more than offsetting the decrease from West Delta. Also, oil production from the Zapata Properties is included for the full year in 1996, with only the period of July 27 to December 31 included in the same period of 1995, due to the July 26 acquisition date, also offsetting the decrease from West Delta. These factors resulted in a 62% increase in oil production, from 170,000 Bbls in 1995 to 276,000 Bbls in 1996. Oil production in 1995 increased 24% over 1994, also primarily as a result of the Zapata acquisition in July 1995.

     On an Mcf equivalent basis, total oil and natural gas production decreased 22% in 1996 when compared to 1995, and increased 21% in 1995 over 1994.

         Prices. Natural gas prices increased in 1996 to $2.75 per Mcf compared to $1.58 in 1995. The Company entered into a natural gas swap agreement beginning January 1, 1996 for the sale of 15,000 MMbtu of natural gas each day in 1996, with contract prices ranging from $1.75 per MMbtu to $2.25 per MMbtu. A swap loss for the year ended December 31, 1996 of $3,900,000, decreased the net price received by the Company to $2.17 per Mcf for the year. Natural gas prices dropped to $1.58 in 1995 from $1.88 in 1994, offsetting most of the benefit from increased production in 1995.

     Oil prices also increased, from $15.35 per Bbl in 1994 to $16.78 per Bbl in 1995 and to $19.42 per Bbl in 1996.

         During 1996, the Company hedged the price of natural gas by selling the equivalent of 15,000 MMbtu per day for 1996 at fixed prices which ranged from a high of $2.25 in January to a low of $1.75 in July. When the closing price (settlement price) on NYMEX for natural gas futures was greater than the swap price for a given month, the Company paid that difference to the bank which effected the swap. If the settlement price was less than the swap price the bank paid that difference to the Company. By entering into the swap in December 1995, the Company locked in the fixed prices on 15,000 MMbtu per day for each month in 1996. Since the Company sells its natural gas on the spot market, in 1996 it realized prices which approximated the settlement prices on NYMEX, less differences for transportation due to pipeline locations that are varying distances from Henry Hub, Louisiana which is the delivery point used for natural gas futures on NYMEX. Starting in 1997 the Company's hedge transactions on natural gas are based upon published gas pipeline index prices and not the NYMEX. This change has eliminated the possibility of price differences due to transportation. For 1997, 14,000 MMbtu's per day have been hedged, at a swap price of $1.80 per MMbtu for 1997, with varying levels of participation (93% in January of 1997 to 40% in September) in settlement prices above to $1.80 per MMbtu swap price level. The Company has hedged 10,000 MMbtu per day in 1998 and 7,000 MMbtu per day in 1999, all at an average pipeline index swap price of $1.89 per MMbtu. Management has generally used hedge transactions to protect its cash flows when the Company's borrowings under long-term debt have been higher and refrained from hedge transactions when long-term debt has been lower. For accounting purposes, gains or losses on swap transactions are recognized in the production month to which a swap contract relates.

         "Oil and natural gas sales" increased 8% for the year ended December 31, 1996 when compared to the year ended December 31, 1995, in spite of the explosion and fire at West Delta. The fire and explosion substantially reduced oil and natural gas production for 1996, as production from the West Delta Fields was shut-in from the day of the explosion and fire (April 24, 1996) until October 7, 1996. However, the decrease in production from West Delta was offset by production from properties acquired. The Amoco Properties, acquired on October 8, 1996, and the Bayou Sorrel Field, acquired on December 28, 1995 had no production realized by the Company in 1995. The offshore properties of Zapata Exploration Company were acquired on July 26, 1995 with the production from these properties being included in the Company's results of operations from July 27 through December 31, 1995. Although production increased in 1995 over 1994, primarily due to the acquisition of the Zapata Properties in July 1995, a drop in natural gas prices offset most of the benefit of the increased production.

         "Depletion, depreciation and amortization expense" increased 12% in 1996 despite the reduced production from the West Delta Fields (See the discussion of production volumes in "Oil and Gas Revenue"). While the production from properties acquired accounted for a part of the 12% increase, depletion, depreciation and amortization per Mcf equivalent also increased, from $0.74 in 1995 to $1.07 in 1996, due to year-end 1996 engineering revisions from Ryder Scott on the West Delta and East Breaks 109 Fields, and production from the Amoco Properties in the fourth quarter of 1996, which had higher depletion rates per Mcf equivalent than previously owned properties. The 34% increase in 1995 was also a result of the Zapata acquisition for $2,700,000 and an increase in production, bringing about an increased rate of depletion.

         "Lease operating expense" increased $422,000 in 1996 primarily due to the Amoco, Zapata and Bayou Sorrel Field acquisitions. With the Zapata Properties, the Company acquired interests in five offshore producing properties. Since the acquisition of the Zapata Properties closed on July 26, 1995, only the lease operating expenses from July 27, to December 31, 1995 are included in the 1995 results of operations, while the 1996 period includes these expenses for the full year. 1996 also includes eight months of lease operating expenses for the Bayou Sorrel Field (sold September 1) and almost three months (October 8 - December 31) of the Amoco Properties, with none of these expenses included in 1995. West Delta lease operating expenses did decrease in 1996 ($805,000 from expected levels) with the fields being shut-in from April 25 through October 7, however, a part of these lease operating expenses are fixed in nature and continued. These expenses increased significantly in 1995 over 1994 by (1) $1,008,000 related to the acquisition of the Zapata Properties in July which added interests in six offshore platforms and 44 wells, (2) $1,105,000 of additional operating expenses on the West Delta Properties required to maintain production from some of the more rapidly declining wells, and (3) $711,000 of expensed items which might have otherwise have been capitalized.

         "Production and ad valorem taxes" decreased to 2.8% of oil and natural gas sales in 1996 from 5.8% of oil and natural gas sales in 1995.The decrease is primarily due to the shift in the Company's production volumes from properties subject to severance taxes to properties in federal offshore waters (the Amoco and Zapata Properties) that are not subject to such taxes. A part of the decrease ($178,000 from expected levels) is also due to the lost production from the West Delta Properties for 67 days in the second quarter and the entire third quarter due to the explosion and fire. A large percentage of this production is in Louisiana State waters which are subject to severance taxes.

         "Exploration expense" in 1995 consisted of dry hole exploratory costs of $796,000 on Eugene Island Block 50, $1,378,000 on South Timbalier Block 33, (both drilled during the second quarter of 1995), and $5,938,000 on West Delta Block 54 (drilled during the fourth quarter of 1995).

     "Provision for losses (gains) on disposition and write-downs of assets" in 1995 was related to the group of onshore properties, acquired in the early 1980's which were becoming a less significant part of its operations.

         "West Delta fire loss" is the expense of the explosion and fire at Tank Battery # 3, the central processing facility for the West Delta Fields. Included in this expense are the insurance deductibles and the cost of non-reimbursed expenditures which were not capitalized.

         "Unrealized gain (loss) on investment in common stock" in 1996 was a result of a decrease in the market value at December 31, 1996 of 477,612 shares of National Energy Group, Inc. common stock received in connection with the sale of the Bayou Sorrel Field.

         "Net operating income (loss)" increased significantly in 1996 as a result of the $8,100,000 exploration expenses and the $751,000 onshore property write-down incurred in 1995. Of the $8,100,000 in exploration expenses in 1995, $5,900,000 was incurred in the fourth quarter in the drilling of a dry exploratory well in West Delta Block 54. The $5,900,000 exploration expense, along with the $751,000 property write down, also incurred in the fourth quarter, were the primary contributors to the net operating loss of $8,300,000 in 1995.

         "Interest expense (net)" increased $1,500,000, or 155% in 1996 when compared to 1995. Average Long-Term Debt levels increased from $11,000,000 in 1995 to $28,000,000 for 1996, resulting in the primary cause of the increase in interest expense. On December 27, 1995 the Company borrowed $10,000,000 in connection with the Bayou Sorrel Field acquisition. Through April, 1996, the Company had begun to aggressively reduce Long-Term Debt, and it had reduced it by $4,000,000. The April 24th explosion and fire at West Delta reduced the Company's discretionary cash flows and restricted the Company's ability to continue to lower its Long-Term Debt. On October 8, 1996, the Company completed its acquisition of oil and natural gas assets from Amoco Production Company. The cash portion of the $40,400,000 purchase price ($32,000,000) was funded by Long-Term Debt. The Company borrowed $17,000,000 from lenders advised by Kayne, Anderson Investment Management, Inc., bearing interest at 12%. The remaining $15,000,000 in cash paid to Amoco was funded under the Company's bank facility, bearing interest at approximately 7.25%. These were the primary factors in the Company's average borrowing levels being higher in 1996 versus 1995. The weighted average interest rate incurred in 1996 was 8.9%, relatively flat with the 8.6% in 1995. The decrease in interest expense in 1995 from 1994 was a result of the lower average Long-Term Debt levels that prevailed throughout most of the year.

Sale of Bayou Sorrel Field

     Effective September 1, 1996, the Company sold its Bayou Sorrel Field to National Energy Group, Inc. for $9,000,000 in cash and 477,612 shares of
National Energy Group, Inc. common stock. The Company also retained an overriding royalty interest in the deep rights of the field for depths below 11,000'. The field was acquired by the Company from Shell Western E.P., Inc. for $10,500,000 on December 28,1995, which included a broker's fee and a related receivable. During the eight months the Company owned the field two wells were drilled which did not result in production in commercial quantities. The Company received an offer to purchase the field. After having made the Amoco Acquisition, Management believed that the Company's resources could be better utilized elsewhere. The effective date of the sale was September 1, 1996, the date at which National Energy Group, Inc. assumed all benefits and liabilities of owning the property. The Company did not record a gain or loss on the sale. For the year ended December 31, 1996, the Bayou Sorrel Field accounted for $2,000,000, or 10% of the Company's total oil and natural gas revenue. The Field had also accounted for $733,000, or 9% of lease operating expenses, $888,000, or 10% of depreciation, and amortization and $239,000 or 43% of production and ad valorem taxes. The net results of the field contributed $150,000 to operating income, or 20%. The purchase price was paid in cash, borrowed on the Company's Bank Facility. The estimated interest expense incurred in 1996 by owning the field totaled $588,000. The operating income of the field and interest expense incurred resulted in a decrease in net income of $438,000.

For the years ended December 31, 1994 - December 31, 1992

Liquidity and Capital Resources

         Cash flow from operations was used to reduce Long-Term Debt, drill wells, recomplete wells and acquire properties.

         On July 1, 1994, the Company entered into a Credit Agreement with the First Union National Bank of North Carolina. The loan was a reducing revolver designed to provide the Company up to $30,000,000 depending upon the Company's borrowing base. The principal amount of the loan was due July 1, 1998.

         During the last part of 1993, the Company increased Stockholders' Equity $1,163,000, primarily by virtue of options and warrants being exercised. During 1994, the Company increased Stockholders' Equity $5,023,000, primarily as the result of such exercises of options and warrants. At year-end 1993, the Company issued the 1993 Subordinated Notes. The Company utilized this $5,000,000, along with equity proceeds and cash flow from operations described above, to drill the wells and perform the recompletions in 1994 and 1995.

Capital Spending

         During 1994, the Company spent over $11,749,000 on eight offshore recompletions and the drilling of four horizontal wells. The 1994 capital expenditures were primarily for developmental work in the West Delta Fields. All four horizontal wells and all eight recompletions in 1994 were successful and offshore natural gas production increased significantly.

Results of Operations

         Production. The West Delta Fields were purchased in 1991. For 1992 and 1993, production for the Company remained relatively flat. Mcf equivalent production was 6,855,000 in 1992 and 6,666,000 in 1993. In 1994, the Company drilled four successful horizontal wells in the West Delta Fields, substantially increasing production to 8,961,000 Mcf equivalent in that year.

     In 1994, the Company sold 137,000 Bbls of oil for an average of $15.35 per Bbl accounting for 12% of oil and natural gas revenue.

         Prices. The average natural gas price received by the Company has fluctuated but generally followed the trend of national gas prices. Gas revenue increased as a percentage of the Company's revenue from 75% in 1992 to 88% in 1994. While production reached a record high in 1994, natural gas prices dropped to a low for the three-year period of $1.88 per Mcf from $2.24 in 1993 and $1.92 in 1992.

     In 1993, oil was 24% of such revenue with 180,000 Bbls at an average price of $16.68. In 1992, oil was 25% of such revenue with 174,000 Bbls at an average price of $19.41.

         From time to time, the Company has entered into natural gas hedging agreements which have the effect of raising or lowering the price it receives for natural gas. In 1992, a contract loss of $1,100,000 lowered the average price received per Mcf by $.19 to $1.73. In 1993, a contract loss of $3,000,000 lowered the average price received per Mcf by $.52 to $1.72.

         A large part of the changes affecting most operating accounts in 1992 was due to West Delta being operated for twelve months compared with only seven months in 1991.

          "Oil and natural gas sales" during the years ended December 31, 1992 through 1994 has varied due to several factors. The prices of oil and natural gas have fluctuated widely during the years shown. Oil prices are influenced by world political events as well as decisions made by OPEC regarding the production quotas of its members. Prices are further influenced by world economic conditions which affect industrial output and the need for oil.

         "Depreciation, depletion and amortization expense" increased in 1994 due to the 1994 drilling and rework program increasing capitalized cost and the 34% increase in production. The expense for 1993 remained relatively constant over 1992 with only a slight decrease due to lower production.

         "Lease operating expense" remained relatively flat throughout the three year period overall. On a Mcf equivalent basis, was lower in 1994 at $.58 per 1994 due to the increased production in that year from $.84 per Mcf equivalent in 1992 and $.79 per Mcf in 1993.

         "Production and ad valorem taxes" increased 33% in 1994 due to increased production from four horizontal wells drilled in state waters on the West Delta Properties in 1994.

         "Provision for losses (gains) on disposition and write-downs of assets" in 1993 and 1994 were for the Company's group of onshore properties, acquired in the early 1980's which were becoming a less significant part of its operations.

         "Net operating income (loss)" increase in 1994 was due to the increased production in that year, along with $2,600,000 lower asset write-downs brought about the large increase in 1994. The operating income for 1993 decreased due to lower production, and an asset write-down of $3,800,000.

         "Interest expense (net)" decreases of 19% in 1993 and 13% in 1994 were due to the significant decrease in Long-Term Debt from 1992 levels and the refinancing of such debt on July 1, 1994 at lower interest rates. The average debt outstanding in 1994 was $14,000,000 with a weighted average interest rate of 11.5% versus average debt outstanding of $14,000,000 and a weighted average interest rate of 14% in 1993. Interest expense in 1992 had increased significantly because of the debt incurred to acquire the West Delta Properties, purchased in 1991. The average debt outstanding in 1992 was $17,000,000 with a weighted average interest rate of 14%.

         "Net income (loss) per common share" is based upon the weighted average number of shares outstanding of 10,039,042 for 1994, 7,583,761 for 1993 and 7,314,041 for 1992.

                             BUSINESS AND PROPERTIES

The Company

         PANACO, Inc. is in the business of acquiring, drilling and operating offshore oil and natural gas properties in the Gulf of Mexico and onshore in the Gulf Coast Region (collectively, the "GOM Region"). The Company is a Delaware corporation that was organized in October 1991. Effective September 1, 1992, Pan Petroleum MLP, the Company's predecessor, was merged into the Company. Between 1984 and 1988, this predecessor acquired a total of 114 limited partnerships engaged in the onshore oil and natural gas business. With the acquisition of the West Delta Properties in 1991, the Company shifted its emphasis offshore. Additional offshore properties were acquired in 1994, 1995 and 1996. The Company has experienced substantial growth as a result of the acquisition of offshore properties from Amoco (the "Amoco Acquisition") and Gulf Coast properties, both onshore and in Texas and Louisiana State waters, acquired as part of the Goldking Companies, Inc. (the "Goldking Acquisition").

         The Company's headquarters are located at 1050 West Blue Ridge Boulevard, PANACO Building, Kansas City, Missouri 64145-1216, and its telephone number at such offices is (816) 942-6300, FAX (816) 942-6305. The Houston office is located at 1100 Louisiana, Suite 5110, Houston, Texas 77002-5220, and the telephone number is (713) 652-5110, FAX (713) 209-0698.

Business Strategy

         The Company's strategy is to systematically grow its reserves, production, cash flow and earnings through a program focused on the GOM Region, including (i) strategic acquisitions and mergers, (ii) exploitation and development of acquired properties, (iii) marketing of existing infrastructure and (iv) a selective exploration program. As a result of the Goldking Acquisition, the Company has a substantial inventory of development and exploration projects that provide significant additional reserve potential. The key elements of the Company's objectives are outlined as follows:

Strategic Acquisitions and Mergers

         The  Company  has a defined  acquisition  strategy  which  focuses  its efforts on GOM Region properties that have a backlog of development and exploitation projects, significant operating control, infrastructure value and opportunities for cost reduction. The properties the Company seeks to acquire generally are geologically complex with multiple reservoirs, have an established production history and are candidates for exploitation. Geologically complex fields with multiple reservoirs are fields in which there are multiple reservoirs at different depths and wells which penetrate more than one reservoir and have the potential for recompletion in more than one reservoir. In pursuing this strategy, the Company identifies properties that may be acquired, preferably through negotiated transactions or, where appropriate, sealed bid transactions. Once properties are acquired, the Company focuses on reducing operating costs and implementing production enhancements through the application of technologically advanced production and recompletion techniques.

     Over the past seven years, the Company has taken advantage of opportunities to acquire interests in a number of producing properties which fit its acquisition strategy. The historical success of the Company's acquisition strategy is illustrated below:

                                                                       Cumulative      Cumulative
                                             Purchase     Purchase       Capital            Cash        SEC
     Acquisition              Seller            Date         Price   Expenditures(a)      Flow(b)     PV- 10(c)
---------------          -----------         --------      -------   --------------     ----------    -------

                                                                           (dollars in millions)

West Delta(d)            CATO(e)             May 1991      $ 19.6       $   18.3         $  48.6       $  16.4
Zapata Properties        Zapata              Jul 1995         2.7(f)         0.7            11.6          10.6
Bayou Sorrel(g)          Shell Western       Dec 1995         9.9            3.4             1.3           N/A
Amoco Properties         Amoco               Oct 1996        40.4            5.7             7.7          50.4
Goldking Shareholders    Jul 1997                           27.5(h)           --              --          40.0
---------------

(a) Excludes exploration expenses for each acquisition subsequent to the date of acquisition.
(b) Defined as net revenues less direct operating expense.
(c) As of September 1, 1997.
(d) Excludes $4.0 million for repair of Tank Battery #3 in the West Delta Fields.
(e) Conoco, ARCO, Texaco and Oxy.
(f) Excludes a production payment and fee sharing agreement with the seller.
(g) The Company sold the Bayou Sorrel Field September 1, 1996 for $11.0 million.
(h) Excludes debt of Goldking of $14.3 million.

        While the Company tends to focus on acquisitions of properties from large integrated oil companies, it evaluates a broad range of acquisition and merger opportunities. The Company has assembled a staff, complemented by the Goldking Acquisition, with significant technical experience in evaluating, identifying and exploiting GOM Region properties. In addition, the Company is regarded in the industry as a competent buyer with the proven ability to close transactions in a timely manner. Based on these factors, the Company is usually asked to bid on significant producing property sales in the GOM Region.

Exploitation and Development of Acquired Properties

        The Company has a substantial, diversified inventory of exploitation projects including development drilling, workovers, sidetrack drilling, recompletions and artificial lift enhancements. As of September 1, 1997, on a pro forma basis, 28% of the Company's total Proved Reserves were classified as Proved Undeveloped Reserves. The Company uses advanced technologies where appropriate in its development activities to convert Proved Undeveloped Reserves to Proved Developed Producing Reserves. These technologies include horizontal drilling and through tubing completion techniques, new lower cost coiled tubing workover procedures and reprocessed 2-D and 3-D Seismic interpretation. All of the identified capital projects can be completed with the Company's existing platform and pipeline infrastructure, thereby substantially improving project economics.

Marketing of Existing Infrastructure

     Along with its purchase of producing properties, the Company has acquired significant platform, pipeline and processing equipment infrastructure. The Company has interests in 22 offshore platforms and 69 miles of offshore oil and natural gas pipelines with diameters of 10" or larger. To enhance the value of these assets, the Company has aggressively marketed this infrastructure to operators and leasehold owners in adjacent fields. The Company currently has pipeline and processing agreements relative to its West Delta Fields, East Breaks 109 Field and the East Breaks 160 facilities. The annual revenue received from these contracts for use of the Company's infrastructure currently totals $2.5 million, which is accounted for as a reduction of lease operating expense. The location of the East Breaks facilities is strategic to any deepwater development in the area, and the replacement costs of the platforms, processing facilities and pipelines exceed $100 million. As a result of the prohibitive development costs, any operators with discoveries in the surrounding deepwater area will have the incentive to use the Company's East Breaks facilities, thus increasing the revenue potential of these platforms and pipelines and extending their economic life significantly.

Selective Exploration Program

        The Company participates in selective exploration projects for exposure to additional reserve potential. The Company has farmed out the deep rights in West Delta Blocks 52 through 56 to Ocean Energy, Inc. (formerly Flores & Rucks, Inc.) in exchange for a new 3-D Seismic survey over these five Blocks and the option to retain a 12.5% overriding royalty interest or a 50% working interest in any proposed deep exploration wells. In addition, through the Goldking Acquisition, the Company acquired an inventory of 15 diversified exploratory drilling prospects with varying risk profiles. The Company plans to devote a portion of its capital expenditure budget to drill exploratory wells.

Company Strengths

        The Company believes it has strengths, as outlined below, that provide a solid base for continued growth and value creation.

Geographic Focus

        The Company's reserve base is focused primarily in the GOM Region which has historically been the most prolific basin in North America. The GOM Region accounts for approximately 25% of the natural gas production in the United States and continues to be the most active region in terms of capital expenditures and new reserve additions. Because of upside potential, high production rates, technological advances and acquisition opportunities, the Company has focused its efforts in this region. The Company believes it has the technical expertise and infrastructure in place to take advantage of the inherent benefits of the GOM Region. In addition, as the integrated oil companies move to deeper water, the Company believes it will continue to be well positioned to use its expertise to acquire and exploit GOM Region properties.

High Quality Reserve Base

        Two of the Company's largest properties, the West Delta Fields and Umbrella Point Field, are prolific fields with total cumulative production of one Tcf of natural gas and 50 MMbbls of oil. These fields typify the Company's focused GOM Region asset base with multiple pay horizons and significant recompletion and workover potential. Both fields were developed without the benefit of 3-D Seismic and the Company is currently in the process of acquiring and applying 3-D Seismic technology to identify additional potential. The majority of the Company's properties have multiple reservoirs providing a diverse set of opportunities for production rate acceleration and value enhancement. The number of potential reservoirs also reduces the risk associated with determining remaining reserves and forecasting future production from the properties.

Substantial Inventory of Exploitation and Development Projects

        The Company has identified over 17 development drilling locations and over 72 recompletion and workover opportunities. The Company believes that the majority of these opportunities have a moderate risk profile and could add incremental reserves and production. In addition to these identified opportunities, the Company believes that with the use of 3-D Seismic technology, additional potential may be exploited in the known reservoirs as well as deeper undrilled horizons.

Application of Advanced Technologies

        The Company has been successful historically due to its extensive use of 3-D Seismic, horizontal drilling and coiled tubing technologies. As a result of its acquisitions, the Company has an extensive seismic database with a total of 2,424 linear miles of 2-D Seismic data and 186 square miles of 3-D Seismic data. The Company was also among the first offshore operators to drill and complete successful horizontal wells offshore. The Company has drilled a total of four horizontal wells in the West Delta Field and has identified several opportunities to apply this technology and expertise to the Goldking Properties. The Company applies coiled tubing technology where applicable to decrease workover costs and avoid using drilling rigs for recompletions. The Company uses existing inactive wellbores whenever possible to sidetrack drill to decrease costs and receive production tax benefits where applicable. Also, the Company has performed the less costly through tubing recompletions in several of its existing fields.

Significant Operating Control

        The Company operates 55% of its properties as measured by SEC PV-10 value. This level of operating control benefits the Company in numerous ways by enabling the Company to (i) control the timing and nature of capital expenditures, (ii) identify and implement cost control programs, (iii) respond quickly to operating problems and (iv) receive overhead reimbursements from other working interest owners. In addition to significant operating control, the geographic focus of the Company allows it to operate a large value asset base with relatively few employees, thereby decreasing lease operating expense on a unit of production basis. The Company believes that as the Goldking Properties are integrated into the Company's operating structure the operating costs, on a unit of production basis, will be further reduced.

Experienced Management

        The Company's eleven officers have an average of over 20 years of oil industry experience. The management team has diverse experience including backgrounds in geology and engineering, environmental and regulatory compliance, securities law and accounting and tax matters. In addition, the technical staff have spent the majority of their careers focusing on the GOM Region and are highly familiar with the basin and current operations.

Goldking Acquisition

        Effective July 31, 1997, the Company acquired Goldking, a privately-owned, Houston-based oil and natural gas company. Through this acquisition, the Company obtained estimated additional Proved Reserves of 37.7 Bcfe from 234 wells located primarily in Texas and Louisiana, both onshore and in State waters. Goldking also has a sizeable portfolio of exploration prospects developed using 3-D Seismic data, an extensive development program and a staff of seventeen people experienced in Gulf Coast oil and natural gas operations. As part of the transaction, the Company also acquired three pipelines totaling 19 miles in length. The acquisition provides the Company with attractive development opportunities in the currently active Lower Frio/Vicksburg play in Trinity Bay, Chambers County, Texas.

        The Company acquired Goldking by merging its corporate parent, The Union Companies, Inc. ("Union") into Goldking Acquisition Corp., a newly-formed, wholly-owned subsidiary of the Company. The individual shareholders of Union received merger consideration consisting of $7.5 million in cash, $6.0 million in notes and 3,154,930 Company Common Shares, valued for purposes of the transaction at $14.0 million. Goldking's debt at the time of the merger was approximately $14.3 million. Goldking is a holding company which owns directly or indirectly all of the capital stock of its operating subsidiaries Goldking Oil & Gas Corp., Goldking Trinity Bay Corp., Goldking Production Company, Hill Transportation Co., Inc. and Umbrella Point Gathering, L.L.C. (together with Goldking and Goldking Acquisition Corp., the "Subsidiary Guarantors").

Properties

     The Company's primary producing properties are located along the Gulf Coast in Texas and Louisiana and offshore in the federal and state waters of the Gulf of Mexico. In addition to these primary properties, the Company owns interests in 508 onshore wells, which in the aggregate account for 12.4% of the Company's total SEC PV-10 value. The following table sets forth certain information with respect to the Company's significant properties as of September 1, 1997. These properties represent 85% of the aggregate SEC PV-10 value of the Company.


 Field                           Working                                Total Proved                        % of
 _____________                  Interest       Wells       Operator         Reserves          SEC PV-10 Total SEC
                                 _______      ______     __________      ___________       Value (000s)     PV-10
                                                                        MBbls    Bcf       ____________  ________
                                                                       ------   ----
East Breaks 160                    33.3%          15   Unocal          1,136     9.7          $  25,457         21%
Umbrella Point                      100%          18   PANACO          1,788    16.1             24,493         20%
High Island 309                      50%          17   Coastal           271    12.8             23,532         19%
West Delta                          100%          36   PANACO            328    10.5             16,391         14%
East Breaks 109                     100%          10   PANACO              7     4.9              8,870          7%
Cheniere Perdue                   17-51%           8   PANACO            237     1.5              4,317          4%
                                    ---            -   ------          -----   -------          -------         --
   Total                                         104                   3,767    55.5          $ 103,060         85%

East Breaks 160 Field

        The Company acquired a 33.3% interest in this field as part of the Amoco Acquisition in October 1996. The field consists of two federal offshore blocks, East Breaks 160 and 161, with a production platform set in 925' of water placing this production facility on the edge of deep water. The field is operated by Unocal and production is from 12 separate reservoirs. Unocal acquired proprietary 3-D Seismic over the field in 1990 and has identified the undeveloped locations. The Proved Developed Producing Reserve value is proportionately dispersed among eleven producing wells decreasing the risk to some degree. The undeveloped locations included are based on seismic interpretation of attic reserves. A rig is currently being mobilized to the field and a recompletion should commence in the fourth quarter of 1997. The facility also receives processing fees from Mobil Oil Corp. related to a subsea well drilled in Block 117. Because of the strategic location of the platform on the edge of deepwater, the facility has potential for additional processing and handling fees as more nearby discoveries are made and tied into the platform. In addition to the property interests acquired, the Company purchased a 33.3% interest in a 12.67 mile 12" natural gas pipeline connecting the East Breaks Block 160 platform to the High Island Offshore System ("HIOS") a natural gas pipeline system in the Gulf of Mexico and a 33.3% interest in a 17.47 mile 10" oil pipeline connecting the platform to the High Island Pipeline System ("HIPS"), a crude oil pipeline system in the Gulf of Mexico. Currently such firms as Exxon, Reading and Bates and Santa Fe Energy are actively exploring in the East Breaks Area and the Company believes that, due to the ongoing deepwater exploration in the Area, the Company's platform and pipelines will become long term strategic revenue generating assets after the field reserves are depleted.

Umbrella Point Field

        Since its discovery in 1957 by Sun Oil, the Umbrella Point Field has produced over 17 MMbbls of oil and 100 Bcf of natural gas from 35 wells. The Company owns 100% of the working interest in Texas State Leases 73,74,87 and 88 in Trinity Bay, Chambers County, Texas, that encompass the field. Field production is gathered on a small platform complex in approximately 10' of water and transported via a Company owned 5 mile oil pipeline to the Company's onshore production facility at Cedar Point. Gas production is transported through a Vintage Petroleum owned gathering system.

     The Umbrella Point Field consists of multiple stacked reservoirs. Production is from 13 main reservoirs from 7,700' to 9,000'. Prior to Goldking's control of the field, it was developed and produced by two different operators each controlling two state leases which created a competitive drainage situation. This situation resulted in several reservoirs that were abandoned prematurely as the former operator tried to accelerate production in uphole reservoirs. Consequently, significant development work remains to sufficiently drain the abandoned reservoirs. Proved Developed Producing Reserves make up 21% of the reserve value and are based on significant production history. The Proved Developed Non-Producing Reserves make up another 10% of the field value and are primarily related to reactivation of shut-in wells and increasing the total fluid rates in the larger producing reservoirs. The Proved Developed Reserves behind pipe reserves comprise 6% of the field value and are attributed to classic recompletion scenarios. The remaining 63% of the field value is attributable to three Proved Undeveloped locations which were identified using a recently acquired 3-D Seismic survey. Due to the complex nature of the field, the Company believes that continued analysis of the 3-D Seismic, with correlation to well production and well log data, will reveal numerous drilling, workover and recompletion opportunities.

High Island 309 Field

        The Company purchased its interest in the High Island Block A-309 Field from Amoco in October of 1996 and has a 50% working interest. The field consists of the High Island blocks A-309 and A-310 in approximately 200' of water. Production is from three faulted anticlines with 18 productive reservoirs. Coastal Oil and Gas Corp. operates this property and has conducted an evaluation of reprocessed proprietary 3-D Seismic surveys resulting in significant drilling activity in 1997. The Company has announced the following 1997 results: four new wells have been drilled, three of which have been successful; four existing wells have been sidetracked into new formations, all successfully; and three existing wells have been the subject of workovers, all of which have been successful. The field is currently producing 56 MMcf per day of natural gas and 1,100 Bbl per day of condensate compared to 15 MMcf per day and 6 Bbl per day of condensate at the beginning of 1997. The Company believes that continued review of the 3-D Seismic will result in additional drilling through 1998.

West Delta Fields

     These properties consist of 13,565 acres in Blocks 52 through 56 and Block 58 in the West Delta Area, offshore Louisiana. The West Delta Properties were acquired from Conoco, Inc., Atlantic Richfield Company (now Vastar Resources, Inc.), OXY USA, Inc. and Texaco Exploration and Production, Inc. in May 1991.

        The Company has an 87.5% net revenue interest in the field, subject to a 5% net profits interest on the shallower reservoirs in favor of the Company's former lenders and a 4.166% overriding royalty interest on the deeper reservoirs in favor of Conoco and OXY. The Company is the operator and generally owns 100% of the working interest in these wells. Presently, the properties have 36 wells, five of which were recently drilled, which produce from depths ranging from 1,200' to 12,500'. Because of the existing surface structures and production equipment, additional wells can be added on the properties with lower completion costs.

     The main production facility on the West Delta properties is a four platform complex designated as Tank Battery #3. There are three ancillary platforms and one three well production platform in the eastern portion of the properties connected to Tank Battery #3. In the western portion there is one production platform designated as Platform "D" in Block 58, with three wells. The remaining 30 wells are located on satellite structures connected to Tank Battery #3 or one of its ancillary platforms. Eight wells produce oil and natural gas, with the remaining wells producing only natural gas. In 1997 the Company replaced the pipeline connecting "D" Platform in Block 58 with Tank Battery #3 in Block 54 with two new 6" pipelines, and installed a new 4" pipeline connected "C" Platform with "D" Platform.

        The field is characterized by multiple reservoirs with significant workover and recompletion potential. Proved producing reserves are based on an established consistent production history. The behind pipe reserves are generally uphole recompletions with reserves based on volumetric estimates. Currently there are no Proved Undeveloped Reserves assigned to the field. The Company has been historically successful increasing rates and reserves through the use of horizontal wells and coiled tubing operations. In 1994 the company drilled 4 horizontal wells in the field increasing production 34% and accelerating reserves. The Company is also using coiled tubing technology with increasing frequency to avoid costly rig workovers.

        The Company has farmed out the deep rights in West Delta Blocks 53 through 56 to Ocean Energy, Inc. (formerly Flores & Rucks, Inc.) which has committed to fund a new 3-D Seismic survey. The Company retains all presently producing reservoirs and shallow horizons. The Company will have the option of retaining a 12 1/2% overriding royalty interest or participating up to 50% as a working interest owner in any wells drilled by Ocean Energy. Due to the complexity of the geology and the long history of production, the Company believes that the evaluation of the 3-D Seismic over the produced reservoirs will create significant additional development and exploitation opportunities. In addition the Company believes that evaluation of the deeper potential by Ocean Energy will create exploration opportunities with the Company having the option to limit capital exposure.

        During 1994 the Company farmed out the deep rights (below 11,300') to an 1,875 acre parcel in Block 58 and sold "C" Platform to Energy Development Corporation which drilled a successful well to 16,500'. Production commenced in April, 1995. The Company has a 15% overriding royalty interest in that acreage. The well is currently producing 10,000 Mcf per day and 700 Bbls of condensate per day. Energy Development Corporation was subsequently acquired by Samedan Oil Corporation.

        The Company generated a prospect in the northern portion of West Delta Block 58 using 3-D Seismic, which it farmed out to Tana Oil & Gas Corporation in 1996. Tana drilled a successful well to 12,800' which encountered 85' of net pay and is producing 14,750 Mcf per day. The Company retained a 5.833% overriding royalty interest in the farmout which is convertible to a 25% working interest at payout, expected in the fourth quarter of 1997.

     In connection with the acquisition of the West Delta offshore properties the Company provides the sellers with a $4,100,000 plugging and abandonment bond collateralized in part with a bank escrow account. See "The Company - Plugging and Abandonment Escrows".
East Breaks 109 Field

         The Company acquired a 100% interest in the East Breaks 109 Field from Zapata in July of 1995. The field consists of East Breaks Blocks 109 and 110. The Company operates this field which produces from six wellbores. There are no proved behind pipe or undeveloped reserves associated with the field. Over 93% of the field value is in the A-2 well completed in the TW-3 sand. This well is the last remaining producer in a large reservoir that has produced over 50 BCF. Due to the significance of the well, the Company has spent significant time evaluating the reserves using several methodologies. The A-2 well is currently making approximately 4,500 Mcf per day with no reported water production.

         In addition to the mineral interests acquired, the Company purchased the 100% interest in a 31 mile 10" natural gas pipeline connecting the East Breaks 110 platform to the High Island Offshore System and a 22 mile 4" oil pipeline which connects the East Breaks 110 platform with the High Island Pipeline System. The HIOS and HIPS systems are the primary oil and natural gas pipelines in this region of the Gulf of Mexico.

         The Company's East Breaks 110 platform has significant excess capacity for both crude oil and natural gas. Prior to the Company acquiring the property, Zapata had entered into a Facilities Sharing Agreement with AGIP Petroleum Company, Inc. ("AGIP") to operate and process for AGIP's subsea wells in Blocks 112 and 157. Under the agreement AGIP pays certain fees to the Company and split the cost of operating the East Breaks 110 platform with the Company, based on each company's proportion of the production. A portion, not to exceed $6 million, of the monies earned pursuant to this agreement are being paid to Zapata as part of the acquisition of the properties.

         The purchase price for the Zapata properties included a production payment to Zapata based upon future production from the East Breaks 109 Field after production of 12 Bcfe gross (10 Bcfe net) measured from October 1, 1994. The Company will pay to Zapata $.4167 per Mcfe on the next 27 Bcfe of gross production, if that much is produced. The Company's oil and natural gas reserves are calculated net of this production payment.

Cheniere Perdue Fields

         The Company acquired the Cheniere Perdue Fields as part of the Goldking Acquisition. The Company operates the property, which geologically consists of a low relief anticline with stacked reservoirs from 8,000' to 10,000'. The field has a very active water drive. There is not any significant concentration of value in the producing wells and the reserves are spread over nine active completions. Behind pipe reserves were assigned to ten sands primarily based on volumetric calculations considering analogous performance. Proved Undeveloped Reserves have been identified in the field representing attic gas accumulations. Due to the complexity of the field, the Company is currently conducting a field study to determine the most efficient development scenario. The Company believes that significant development activity will result from the field study findings.

Other Properties

         High Island A-302 Field. High Island Block A-302 acquired from Amoco in 1996 is in approximately 200' of water. The Company owns a 33.3% working interest and Unocal Corporation is the operator. Production is from four producing horizons on a faulted anticlinal structure. A speculative 3-D survey was shot in 1991 and processed in 1992. Management believes additional reserves should be recoverable from two sands which seismic data shows to be undrained by the existing wells.

         High Island A-330 Field. The field consists of three blocks, High Island A-330, High Island A-349 and West Cameron 613, located in 280' of water. The Company owns a 12% working interest which it acquired from Amoco in 1996. Coastal Oil and Gas Corporation is the operator. Three wells were recompleted in 1996. This field produces from a faulted anticline with 24 productive horizons. Significant upside potential was delineated by a recently shot 3-D Seismic survey. A well in West Cameron Block 613 has been proposed by the operator for 1998 to offset a field operated by Shell Offshore in Block A-350.

         High Island A-474 Field. This field consists of three full blocks in the High Island Area, A-474, A-489, A-499, and part of Block A- 475. The water depth is 250' to 285' and Phillips Petroleum Company is the operator. In 1996 the Company acquired from Amoco a 12% working interest in Blocks A-474 and A-489, a 13.1% working interest in Block A-499, and a 12% working interest in Block A-475. There are 23 productive horizons in this faulted anticline. A proprietary 3-D Seismic survey was shot in 1991 and processed in 1993.

     West Cameron 180 Field. This field consists of a single block, West Cameron 144, in 40' of water. Texaco is the operator. The Company acquired its 12.5% working interest from Amoco in 1996. The producing feature is a north-plunging faulted anticline that underlies West Cameron Blocks 173 and 180. There are three productive horizons.

     East Cameron Block 359. The Company acquired its 30.7% working interest in this field from Zapata in 1995. Anadarko Petroleum Corp. is the operator. The property has eight wells and is in 330' of water.

     Eugene Island Block 372. This field was acquired in 1995 from Zapata. Unocal Corp. is the operator and the Company owns a 25% working interest. The property has seven wells and is in 414' of water.

         South  Timbalier  185.  The  Company  acquired  this field in 1995 from
Zapata. The Company owns a 7.7% working interest and Louisiana Land & Exploration Co. is the operator. The property has eleven wells and is in 180' of water. One of the partners, Hall-Houston Oil Co., has proposed a 14,500' exploratory well on the block, to be spudded in 1997.

     West Cameron Block 538. This field is operated by the Company and it owns a 35.3% working interest. The property was acquired from Zapata in 1995. It has six wells and is located in 194' of water.

Oil and Gas Information

         The following tables set forth selected oil and natural gas information for the Company, and certain forward looking information about its properties. Future results may vary significantly from the amounts reflected in the information set forth herein because of normal production declines and future acquisitions. See ARisk Factors - Uncertainty of Estimates of Reserves and Future Net Cash Flows" and "Finding and Acquiring Additional Reserves; Depletion." The following information on Proved Reserves, future net cash flows from Proved Reserves and the SEC PV-10 value of such estimated future net cash flows for the Company's properties as of September 1, 1997 were prepared or audited by Ryder Scott Co., independent petroleum engineers, and is provided upon the authority of such firm as an expert with respect to such matters. See "Experts."



                             Proved Reserves (a) (b)

         The following table sets forth information as of September 1, 1997 as to the estimated Proved Reserves attributable to the Company's properties.

Oil and liquids (Bbl):
                Proved Developed Reserves ...........3,227,185
                Proved Undeveloped Reserves..........1,412,323
                     Total Proved Reserves...........4,639,508

Natural gas (Mcf):
                Proved Developed Reserves ..........48,440,663
                Proved Undeveloped Reserves.........18,027,300
                     Total Proved Reserves..........66,467,963
-------------

(a) Calculated by the Company in accordance with the rules and regulations of the SEC, based upon September 1, 1997 prices of $19.50 per Bbl of oil and $2.41 per Mcf of natural gas, adjusted for basis differentials, Btu content of natural gas and specific gravity of oil. The Company's independent reservoir engineers prepare a reserve report as of the end of each calendar year.
(b)    Includes the Goldking Acquisition.

                          Estimated Future Net Revenues
                          from Proved Reserves (a) (b)

      The following table sets forth information as of September 1, 1997 as to the estimated future net revenues (before deduction of income taxes) from the production and sale of the Proved Reserves attributable to the Company's properties.
                                                Proved             Total
                                               Developed           Proved
                                               Reserves          Reserves
                                             ------------      ------------
Estimated Future net revenues (c):
         1997 (4 mos.)......................$    14,910,180  $     13,601,397
         1998 ..............................     37,565,360       38,216,563
         1999 ..............................     24,450,994       33,647,374
         2000 ..............................     14,365,477       20,576,977
         Thereafter.........................     26,418,050       55,359,744
                                            ---------------    --------------
         Total..............................$   117,710,061  $    161,402,055
Present value (10%) of estimated future net
         revenues (SEC PV-10)...............$    95,863,443  $    121,318,462
                                            '''''''''''''''  ''''''''''''''''
---------------

(a) Calculated by the Company in accordance with the rules and regulations of the SEC, based upon September 1, 1997 prices of $19.50 per Bbl of oil and $2.41 per Mcf of offshore natural gas, adjusted for basis differentials, Btu content of natural gas and specific gravity of oil. The Company's independent reservoir engineers prepare a reserve report as of the end of each calendar year.
(b)      Includes the Goldking Acquisition.
(c) Estimated future net revenues represent estimated future gross revenues from the production and sale of Proved Reserves, net of estimated operating costs, future development costs estimated to be required to achieve estimated future production and estimated future costs of plugging offshore wells and removing offshore structures.

                        Production, Price, and Cost Data

          The following table sets forth certain production, price, and cost data with respect to the Company's properties for the three years ended December 31, 1996, 1995 and 1994 and the six months ended June 30, 1997 and 1996, and pro-forma for the Goldking Acquisition for the year ended December 31, 1996 and the six months ended June 30, 1997.


                                                              Year Ended December         Six Months Ended June 30,
                                                                              31,        __________________________
                                          ---------------------------------------

                                                                              Pro                               Pro
                                                               Actual       Forma                 Actual      Forma
                                        _____________________________     1996(a)      _________________       1997
                                                                         --------                           -------

                                        1994                  1996(a)                               1997
                                    ________        1995     ________                 1996(a)    _______
                                                --------                             --------
Oil and Condensate:
   Net Production (MBbls)(b)             137         170          276         435         151        188        252
   Revenue (000s)                   $  2,103   $   2,853     $  5,356    $  9,099   $   2,710  $   3,382  $   4,744
   Average net Bbl per day               375         466          756       1,192         839      1,044      1,400
   Average price per Bbl            $  15.35   $   16.78     $  19.42    $  20.90   $   17.93  $   17.96  $   18.85

Natural Gas:
   Net Production (MMcf)(b)            8,139       9,850        6,788       8,544       3,666      4,421      5,287
   Revenue (000s)                   $ 15,235    $ 15,594     $ 14,707    $ 19,149   $   8,098   $ 10,905   $ 13,104
   Average net Mcf per day            22,300      27,000       18,600      23,400      20,400     24,600     29,400
   Average price per Mcf           $    1.87   $    1.58    $    2.17   $    2.24  $     2.21  $    2.47  $    2.48

Total Revenues (000s)               $ 17,338    $ 18,477     $ 20,063    $ 28,249    $ 10,808   $ 14,287   $ 17,848

Production Costs:
   Production cost (000s)           $  5,231    $  8,055     $  8,477   $   9,759    $  4,184   $  5,122   $  6,084
   MMcfe(c)                            8,962      10,870        8,444      11,156       4,573      5,550      6,797
   Production costs per Mcfe(c)    $     .58   $     .74    $    1.00  $      .87   $     .91  $     .92  $     .90


(a) The information shown for 1996 was impacted by the explosion and fire on April 24th at West Delta Tank Battery #3, which resulted in those fields being off production until October 7, 1996, when production resumed. For that reason management would not consider this data to be indicative of the future. Also this information includes Bayou Sorrel Field through September 1, the date of its sale, and includes information with respect to the Amoco Properties from October 8 through December 31, 1996.
(b) Production information is net of all royalty interests, overriding royalty interest and the net profits interest in the West Delta Properties owned by the Company's former lenders.
(c) Oil production is converted to Mcfe at the rate of 6 Mcf per Bbl, representing the estimated relative energy content of natural gas to oil.


                              Productive Wells (a)

         The following table sets forth the number of productive oil and natural gas wells, as of the date hereof, attributable to the Company's properties.

                                        Productive Wells Company Operated
                                        ------------------------------
 Gross productive offshore wells (b):
       Oil    .........................         53               25
       Natural Gas   ..................        108               45
                                               ---               --
            Total  ....................        161               70

 Net productive offshore wells (c):
       Oil    .........................         32               25
       Natural Gas   ..................         56               41
                                                --               --
            Total  ....................         88               66

 Gross productive onshore wells (b):
       Oil    .........................        255               66
       Natural Gas   ..................        253               15
                                               ---               --
            Total  ....................        508               81

 Net productive onshore wells (c):
       Oil    .........................         77               59
       Natural Gas   ..................         21                8
                                                --              ---
            Total  ....................         98               67


(a)Productive wells consist of producing wells and wells capable of production, including shut-in wells and water disposal and injection wells. One or more completions in the same borehole are counted as one well.
(b) A Agross well" is a well in which a working interest is owned. The number of gross wells represents the sum of the wells in which a working interest is owned.
(c) A Anet well" is deemed to exist when the sum of the fractional working interests in gross wells equals one. The number of net wells is the sum of the fractional working interests in gross wells.

                                Leasehold Acreage

         The following table sets forth the developed acreage as of the date hereof attributable to the Company's properties.

         Developed onshore acreage (a):
                Gross acres (b)..................   90,651
                Net acres (c)....................    9,749

         Undeveloped onshore acreage (a):
                Gross acres (b)..................   10,180
                Net acres (c)....................    1,685

         Developed offshore acreage (a):
                Gross acres (b)..................  199,189
                Net acres (c)....................   56,124

         Undeveloped offshore acreage (a)(d):
                Gross acres (b)..................    2,560
                Net acres (c)....................    2,560


(a)  Developed acreage is acreage assignable to productive wells.
(b) A Agross acre" is an acre in which a working interest is owned. The number of gross acres represents the sum of the acres in which a working interest is owned.
(c) A Anet acre" is deemed to exist when the sum of the fractional working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests in gross acres.
(d) In addition to these acres, the Company's undeveloped offshore potential exists at greater depths beneath existing producing reservoirs.

                               Drilling Activities

     The following table sets forth the number of gross productive and dry wells in which the Company had an interest, that were drilled and completed during the three years ended December 31, 1996 and the ten months ended November 1, 1997. Such information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled and the oil and natural gas reserves generated thereby or the costs to the Company of productive wells compared to the costs to the Company of dry wells.


                     Developmental Wells             Exploratory Wells
                   -------------------------     -------------------------
                     Completed       Dry          Completed            Dry
                   ------------  ------------      ------------   ------------
                   Oil    Gas    Oil      Gas    Oil     Gas      Oil    Gas
                   ---    ----   ---      ----   ---     ----     ---    ----

1993                3      --      --       --    --      --       --     --
1994                5       4      --       --    --       1       --     --
1995               --      --      --       --    --      --       --      3
1996               --      --       2       --    --      --       --     --
1997 (10 mos)       4       7      --       --    --      --       --     --
                   --      --     ---      ---   ---     ---      ---    ---
Total              12      11       2       --    --       1       --      3

Title to Oil and Gas Properties

         In the case of acquired properties title opinions are obtained for the more significant properties. Prior to the commencement of drilling operations a thorough drill site title examination is conducted and curative work performed with respect to significant defects.

Unproved Properties

         The Company retained a 3% overriding royalty interest in depths that are below 11,000' when it sold the Bayou Sorrel Field to National Energy Group, Inc. Two successful wells have been drilled to these depths, but no reserves have as yet been attributed to these wells.

Well Operations

           The Company operates 71 offshore wells and owns all of the working interests in substantially all of those wells. The Company's 90 remaining offshore wells are operated by third party operators, including Unocal Corporation, Coastal Oil & Gas Corp., Phillips Petroleum Company, Texaco, Anadarko Petroleum Corporation and Louisiana Land and Exploration Company. The Company operates 82 onshore wells in which it owns a majority or all of the working interest. In addition, it owns working interests in 426 wells operated by others. Where properties are operated by others, operations are conducted pursuant to joint operating agreements that were in effect at the time the Company acquired its interest in these properties. The Company considers these joint operating agreements to be on terms customary within the industry. The operator of an oil and natural gas property supervises production, maintains production records, employs field personnel, and performs other functions required in the production and administration of such property. The compensation paid to the operator for such services customarily varies from property to property, depending on the nature, depth, and location of the property being operated.

Acquisition, Development, and Other Activities

         The Company utilizes its capital budget for (a) the acquisition of interests in other producing properties, (b) recompletions of its existing wells, and (c) the drilling of development and exploratory wells.

         In recent years, major oil companies have been selling properties to independent oil companies because they feel these properties do not have the remaining reserve potential needed by a major oil company. Several independent oil companies have acquired these properties and achieved significant success in further exploitation. Even though a property does not meet the criteria for further development by a major oil company, that does not mean it is lacking further exploitation potential. The majors are simply moving further offshore into deeper water and to other countries where they can find and produce the super-fields that fit their criteria. Present day technology permits drilling and completing wells in water in excess of 10,000'.

         In October 1996, the Company acquired interests in six offshore fields from Amoco Production Company for $40.4 million. In consideration for such interests, the Company issued Amoco 2,000,000 Common Shares and paid the sum of $32.0 million in cash. The interests acquired include (1) a 33a% working interest in the East Breaks 160 Field (two Blocks) and a 33a% interest in the High Island 302 Field, both operated by Unocal Corporation; (2) a 50% interest in the High Island 309 Field (two Blocks), a 12% interest in the High Island 330 Field (three Blocks) both operated by Coastal Oil and Gas Corp., (3) a 12% interest in the High Island 474 Field (four Blocks), operated by Phillips Petroleum Company; and (4) a 12.5% interest in the West Cameron 180 Field (one Block) operated by Texaco.

         Future acquisitions of properties may include acquisitions of working interests, royalty interests, net profits interests, production payments, and other forms of direct or indirect ownership interest or interests in oil and natural gas production. The Company may also acquire general or limited partner interests in general or limited partnerships and interests in joint ventures, corporations, or other entities that own, manage, or are formed to acquire, explore for, or develop oil and natural gas properties or conduct other activities associated with the ownership of oil and natural gas production. The Company may also acquire or participate in the expansion of natural gas processing plants and natural gas transportation or gathering systems.

         The success of the Company's acquisitions will depend on (a) the Company's ability to establish accurately the volumes of reserves and rates of future production from producing properties being considered for acquisition and the future net revenues attributable to reserves from such properties, taking into account future operating costs, market prices for oil and natural gas, rates of inflation, risks attendant to production of oil and natural gas, and a suitable return on investment, and (b) the Company's ability to purchase properties and produce and market oil and natural gas therefrom at prices and rates that over time will generate cash flows resulting in an attractive return on the initial investment. The Company's cash flow and return on investment will vary to the extent that the Company's production from an acquired property is greater or less than that estimated at the time of acquisition because of, for example, the results of drilling or improved recovery programs, the demand for oil and natural gas, or changes in the prices of oil and natural gas from the prices used to calculate the purchase price for producing properties. The Company will evaluate any economically feasible project that would enhance the value of its properties. Such a project may involve both the acquisition of developed and undeveloped properties and the drilling of infield wells.

         The Company expects that its primary activities will continue to be concentrated offshore in the Gulf of Mexico and onshore in the Gulf Coast region. The Company can, if it so chooses, invest in any geographic area. The number and type of wells drilled by the Company will vary from period to period depending on the amount of the capital budget available for drilling, the cost of each well, the Company's commitment to participate in the wells drilled on properties operated by third parties, the size of the fractional working interest acquired by the Company in each well and the estimated recoverable reserves attributable to each well. Drilling on and production from offshore properties often involves higher costs than does drilling on and production from onshore properties, but the production achieved on successful wells is generally much greater.

1996 Explosion and Fire

         The Company experienced an explosion and fire on April 24, 1996 at Tank Battery #3 in West Delta resulting in the fields being shut-in from April 24th, until being returned to production on October 7, 1996. The loss of 67 days of production in the second quarter and the entire third quarter resulted in lost revenues of approximately $6.0 million. The fire was the principal contributor to the losses of $0.16 per share in 1996. During the second quarter the Company expensed $500,000 for its loss as a result of this explosion. No further losses have been recognized or are anticipated. This $500,000 amount included $225,000 in deductibles under the Company's insurance.

         The Company has repaired Tank Battery #3 at a cost of $8.5 million inclusive of the $500,000 expensed during second quarter and has received reimbursement from its insurance company of $3.9 million, after satisfaction of the $225,000 in deductibles. The excess of repair expenditures over insurance reimbursement will be capitalized. No additional repair expenditures have been made or are anticipated. The Company has filed suits against the employers of the persons who caused the incidents for recovery of these costs and its lost profits. No assurance can be given that the Company will successfully recover any amounts sought in any such suits.

     The repair expenditures, net of insurance payments, coupled with the decrease in net operating cash flows discussed above resulted in higher borrowing levels and interest expense for the second and third quarters. The resulting decrease in revenues and higher interest expense decreased current assets by approximately $1.9 million at the end of the third quarter of 1996.

Use of 3-D Seismic Technology

         The use of 3-D Seismic and computer-aided exploration ("CAEX") technology is an integral component of the Company's acquisition, exploitation, drilling and business strategy. In general, 3-D Seismic is the process of obtaining seismic data along multiple lines and grids within a large geographic area. 3-D Seismic differs from 2-D Seismic in that it provides information with respect to multiple horizontal and vertical points within a geological formation instead of information on a single vertical line or multiple vertical lines within the formation. By expanding the amount of data obtained with respect to a geological formation, the user is better able to correlate the data and obtain a greater understanding and image of the formation. While it is impossible to predict with certainty the specific configuration or composition of any underground geological formation, 3-D Seismic provides a mechanism by which clearer and more accurate projected images of complex geological formations can be obtained prior to drilling for hydrocarbons therein. In particular, 3-D Seismic delineates smaller reservoirs with greater precision than can be obtained with 2-D Seismic.

         3-D Seismic and CAEX technology have been in existence since the mid 1970's; however, it was not until the late 1980's, with the development of improved data acquisition equipment and techniques capable of gathering significant amounts of data through a large number of channels and the availability of improved computer technology at reasonable costs, that the method became economically available to firms such as the Company. Prior to that, it was the exclusive province of large multinational oil companies. The Company owns its own processing equipment, but it also utilizes the services of outside firms to process and interpret seismic data.

         A new 3-D Seismic survey will be shot in the fourth quarter of 1997 by Ocean Energy, Inc. (formerly Flores & Rucks, Inc.) on the Company's West Delta Fields. The Company generated a prospect in the northern portion of West Delta Block 58 using 3-D Seismic, which it farmed out to Tana Oil & Gas Corp. in 1996. Tana drilled a successful well to 12,800' which encountered 85' of net pay and is producing 14,750 Mcf per day. The Company retained a 5.833% overriding royalty interest which converts to a 25% working interest after Payout (anticipated in the fourth quarter of 1997). Three of the fields in the Amoco Acquisition have proprietary 3-D Seismic, while all of the Amoco Properties have group 3-D Seismic. The Company has experienced excellent success in High Island 309 Field, acquired from Amoco, in the drilling of six sidetracks of existing wells and new wells, based upon an extensive reevaluation of the field using 3-D Seismic.

Marketing of Production

          Production from the Company's properties is marketed in accordance with industry practices, which include the sale of oil at the wellhead to third parties and the sale of natural gas to third parties at prices based on factors normally considered in the industry, such as the spot price for natural gas or the posted price for oil, and the quality of the oil and natural gas.

         The Company markets all of its offshore oil production to Amoco, Citgo, Conoco, Texaco, Unocal and Vastar. Citgo, Conoco, Texaco and Vastar each have 25% calls (exclusive rights to purchase) on the oil production from the West Delta Fields at their average posted price for each month. Amoco has a call on all of the oil production from the Amoco Properties at their posted prices. If the Company has a bona fide offer from a crude oil purchaser at a higher price than Amoco's posted price, then Amoco must match that price or release the call. Oil from the Zapata Properties is currently being sold to Unocal and Amoco, but can be sold to any crude oil purchaser of the Company's choice. Natural gas is sold on the spot market. There are numerous potential purchasers for offshore natural gas. Notwithstanding this, natural gas purchased by Tenneco Gas Marketing Company (now El Paso Gas Marketing Co.) accounted for 49% of the revenues in 1996. There are numerous natural gas purchasers doing business in the areas involved as well as natural gas brokers and clearing houses. Furthermore, the Company can contract to sell the natural gas directly to end users. The Company does not believe that it is dependent upon any one customer or group of customers for the purchase of natural gas.

         The Company hedges the prices of its oil and natural gas production through the use of oil and natural gas futures and swap contracts within the normal course of its business. The Company uses futures and swap contracts to reduce the effects of fluctuations in oil and natural gas prices. Changes in the market value of these contracts are deferred and subsequent gains and losses are recognized monthly as adjustments to revenues in the same production period as the hedged item, based on the difference between the index price and the contract price. The Company entered into a hedge agreement beginning in January, 1996, for the delivery of 15,000 MMbtu of natural gas for each day in 1996 with contract prices ranging from $1.7511 per MMbtu to $2.253 per MMbtu.

         Starting in 1997 the Company's hedge transactions on natural gas are based upon published natural gas pipeline index prices and not the NYMEX. This change has eliminated price differences due to transportation. For 1997, 14,000 MMbtu's per day has been hedged, at a swap price of $1.80 per MMbtu for 1997, with varying levels of participation (93% in January to 40% in September) in settlement prices above $1.80 per MMbtu. The Company has hedged 10,000 MMbtu per day in 1998 and 7,000 MMbtu per day in 1999, all at a pipeline index swap price of $1.89 per MMbtu.

     Starting in 1997, the Company also hedged 720 Bbls of oil for each day in 1997 at a swap price of $20.00 per Bbl, with a 60% participation in settlement prices above the swap price.

Plugging and Abandonment Escrows

           Pursuant to existing agreements the Company is required to deposit funds in escrow accounts to provide a reserve against satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields no longer produce oil and natural gas. Each month, until November 1997, $25,000 is deposited in a bank escrow account, to satisfy such obligations with respect to a portion of its West Delta Properties. The Company has entered into an escrow agreement with Amoco Production Company under which the Company will deposit, for the life of the fields, in a bank escrow account ten percent (10%) of the net cash flow, as defined in the agreement, from the Amoco Properties. These funds and interest earned thereon will be available for the expenses of plugging wells and removing structures when that time comes. As of December 31, 1996 the Company has established the "PANACO East Breaks 110 Platform Trust" at Bank One, Texas, NA in favor of the Minerals Management Service of the U.S. Department of the Interior. This Trust was initially funded by deposit of $846,720 in December 1996, and remaining deposits of $244,320 due at the end of each quarter in 1999 and $144,000 due at the end of each quarter in 2000, for a total of $2,400,000. In addition, the Company has $9,250,000 in surety bonds to secure its plugging and abandonment obligations; including a $4,100,000 bond which was provided to the original sellers of the West Delta Properties; a $2,400,000 supplemental bond provided to the Minerals Management Service of the U.S. Department of the Interior in connection with the plugging and structure removal obligations for the Company's East Breaks Block 110 Platform and a $300,000 Pipeline Right-of-Way Bond.

Insurance

          The Company maintains insurance coverage as is customary for companies of a similar size engaged in operations similar to the Company's. The Company's insurance coverage includes comprehensive general liability insurance in the amount of $50 million per occurrence for personal injury and property damage and cost of control and operators extra expense insurance of $3 million on onshore wells, $20 million on wells in Louisiana State waters and $50 million per occurrence in Federal offshore waters, which limits are proportionately reduced when the Company owns less than 100% of the respective property. The Company maintains $65 million in property insurance on its offshore properties. There is no assurance that such insurance will be adequate to cover all such costs or that such insurance will continue to be available in the future or that such insurance will be available at premium levels that justify its purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on the Company's financial condition and operations.

Funding of Business Activities

           Through 1996 and the eight months ended August 31, 1997, the Company made over $90,000,000 in capital expenditures for (1) the purchase of the Amoco Properties, (2) the repair and rebuilding of the West Delta Tank Battery #3 (net of insurance payments), (3) the development of its oil and natural gas properties, and (4) the Goldking Acquisition. The majority of the development costs were incurred to drill exploratory and developmental wells on the Amoco Properties, primarily the High Island 474 Field and the High Island 309 Field. The sources of funds for capital expenditures were cash flow from operations, borrowings on the Company's existing Bank Facility and proceeds of the issuances of Common Shares. The cash flow generated by the Company's activities would decline in the absence of the acquisition and development of other oil and natural gas properties or increases in the Company's production of oil and natural gas resulting from the development of its properties.

         The Company may issue additional Common Shares or other securities for cash, to the extent that market and other conditions permit, and use the proceeds to fund its activities. During 1996 shareholders' equity increased by $1,837,000, as a result of the exercise of warrants, and $8,400,000 as a result of 2,000,000 shares being issued to Amoco Production Company as part of the Amoco Acquisition. During the first eight months of 1997, shareholders' equity increased by $22,014,000 as a result of the issuance of 6,000,000 of Common Shares in the public offering, $180,000 as a result of exercise of warrants and $14,400,000 as a result of the issuance of 3,154,930 Common Shares to the beneficial owners of Goldking and 84,000 Common Shares as a finders fee, both in connection with the Goldking Acquisition.

Competition, Markets, Seasonality and Environmental and Other Regulation

         Competition. There are a large number of companies and individuals engaged in the exploration for and development of oil and natural gas properties. Competition is particularly intense with respect to the acquisition of oil and natural gas producing properties and securing experienced personnel. The Company encounters competition from various independent oil companies in raising capital and in acquiring producing properties. Many of the Company's competitors have financial resources and staffs considerably larger than the Company.

     Markets. The ability of the Company to produce and market oil and natural gas profitably depends on numerous factors beyond the control of the Company. The effect of these factors cannot be accurately predicted or anticipated. These factors include the availability of other domestic and foreign production, the marketing of competitive fuels, the proximity and capacity of pipelines, fluctuations in supply and demand, the availability of a ready market, the effect of federal and state regulation of production, refining, transportation, and sales of oil and natural gas, political instability or armed conflict in oil-producing regions, and general national and worldwide economic conditions. In recent years, worldwide oil production capacity and natural gas production capacity in the United States exceeded demand and resulted in a substantial decline in the price of oil and natural gas in the United States.

         Since early 1986, certain members of the Organization of Petroleum Exporting Countries ("OPEC") have, at various times, dramatically increased their production of oil, causing a significant decline in the price of oil in the world market. The Company cannot predict future levels of production by the OPEC nations, the prospects for war or peace in the Middle East, or the degree to which oil and natural gas prices will be affected, and it is possible that prices for any oil, natural gas liquids, or natural gas produced by the Company will be lower than those currently available.

         The demand for natural gas in the United States has fluctuated in recent years due to economic factors, a deliverability surplus, conservation and other factors. This lack of demand has resulted in increased competitive pressure on producers. However, environmental legislation is requiring certain markets to shift consumption from fuel oils to natural gas, thereby increasing demand for this cleaner burning fuel.

         In view of the many uncertainties affecting the supply and demand for oil, natural gas, and refined petroleum products, the Company is unable to predict future oil and natural gas prices. In order to minimize these uncertainties the Company, from time to time, hedges prices on a portion of its production with futures contracts.

         Seasonality. Historically the nature of the demand for natural gas caused prices and demand to vary on a seasonal basis. Prices and production volumes were generally higher during the first and fourth quarters of each calendar year. For example, during 1991 the price the Company receives for its natural gas fell from a high of $1.78 per Mcf in January to a low of $1.09 in July and then climbed to a new high of $1.95 in December, averaging $1.49 for the year. However, the substantial amount of natural gas storage becoming available in the U.S. is altering this seasonality. During 1993, 1994 and 1995 the Company's natural gas prices ranged from $2.78 to $1.64, $2.43 to $1.39 and $2.37 to $1.37, averaging $2.13, $1.88 and $1.58, respectively, in each case, per Mcf. Gas prices averaged $2.17 per Mcf during 1996 and have averaged $2.47 per Mcf during the first six months of 1997. The Company sells its natural gas on the spot market based upon published index prices for each pipeline. Historically the net price received by the Company for its natural gas has averaged about $.10 per MMbtu below the NYMEX Henry Hub index price, due to transportation differentials. Fields that are located further offshore, such as the Amoco Properties, will generally sell their natural gas for as much as $.20 below that index price. Early 1997 pipeline index prices were at historical highs, but moderated during the late winter and spring. During October 1997 the Company sold its natural gas for an average of $2.90 per Mcf.

         Environmental and Other Regulation. The Company's business is affected by governmental laws and regulations, including price control, energy, environmental, conservation, tax and other laws and regulations relating to the petroleum industry. For example, state and federal agencies have issued rules and regulations that require permits for the drilling of wells, regulate the spacing of wells, prevent the waste of natural gas and crude oil reserves, and regulate environmental and safety matters including restrictions on the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limits or prohibitions on drilling activities on certain lands lying within wetlands and other protected areas, and remedial measures to prevent pollution from current and former operations. Changes in any of these laws, rules and regulations could have a material adverse effect on the Company's business. In view of the many uncertainties with respect to current law and regulations, including their applicability to the Company, the Company cannot predict the overall effect of such laws and regulations on future operations.

         The Company believes that its operations comply in all material respects with all applicable laws and regulations and that the existence of such laws and regulations have no more restrictive effect on the Company's method of operations than on other similar companies in the industry. The following discussion contains summaries of certain laws and regulations and is qualified in its entirety by reference thereto.

         Various aspects of the Company's oil and natural gas operations are regulated by administrative agencies under statutory provisions of the states where such operations are conducted and by certain agencies of the federal government for operations of federal leases. The Federal Energy Regulatory Commission (the "FERC") regulates the transportation and sale for resale of natural gas in interstate commerce pursuant to the Natural Gas Act of 1938 (the "NGA") and the Natural Gas Policy Act of 1978 (the "NGPA"). In the past, the federal government has regulated the prices at which oil and natural gas could be sold. Currently, sales by producers of natural gas, and all sales of crude oil, condensate and natural gas liquids can be made at uncontrolled market prices, but Congress could reenact price controls at any time. Deregulation of wellhead sales in the natural gas industry began with the enactment of the NGPA in 1978. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act which removed all NGA and NGPA price and nonprice controls affecting wellhead sales of natural gas effective January 1, 1993.

         Sales of crude oil, condensate and natural gas liquids by the Company are not regulated and are made at market prices. The price the Company receives from the sale of these products is affected by the cost of transporting the products to market. Effective as of January 1, 1995, the FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which would generally index such rates to inflation, subject to certain conditions and limitations. These regulations could increase the cost of transporting crude oil, liquids and condensates by pipeline. These regulations are subject to pending petitions for judicial review. The Company is not able to predict with certainty what effect, if any, these regulations will have on it, but other factors being equal, the regulations may tend to increase transportation costs or reduce wellhead prices for such conditions.

         Additional proposals and proceedings that might affect the oil and natural gas industry are pending before Congress, the FERC and the courts. The Company cannot predict when or whether any such proposals may become effective. In the past, the natural gas industry historically has been very heavily regulated. There is no assurance that the current regulatory approach pursued by the FERC will continue indefinitely into the future. Notwithstanding the foregoing, it is not anticipated that compliance with existing federal, state and local laws, rules and regulations will have a material or significantly adverse effect upon the capital expenditures, earnings or competitive position of the Company.

     Extensive federal, state and local laws and regulations govern oil and natural gas operations regulating the discharge of materials into the environment or otherwise relating to the protection of the environment. Numerous governmental departments issue rules and regulations to implement and enforce such laws which change frequently, are often difficult and costly to comply with and which carry substantial civil and/or criminal penalties for failure to comply. Some laws, rules and regulations to which the Company is subject relating to protection of the environment may, in certain circumstances, impose Astrict liability" for environmental contamination, rendering a person liable for environmental damages and response costs without regard to negligence or fault on the part of such person. For example, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, also known as the "Superfund" law, imposes strict, joint and several liability on an owner and operator of a facility or site where a release of hazardous substances into the environment has occurred and on companies that disposed or arranged for the disposal of the hazardous substances released at the facility or site. Similarly, the Oil Pollution Act of 1990 ("OPA") imposes strict liability for remediation and natural resource damages in the event of an oil spill. In addition to other requirements, the OPA requires operators of oil and natural gas leases on or near navigable waterways to provide $35 million in Afinancial responsibility", as defined in the Act. At present the Company is satisfying the financial responsibility requirement with insurance coverage. The regulatory burden on the oil and natural gas industry increases its cost of doing business and consequently affects its profitability. These laws, rules and regulations affect the operations and costs of the Company. Furthermore, the Company cannot guarantee that such laws as they apply to oil and natural gas operations will not change in the future in such a manner as to impose substantial costs on the Company. While compliance with environmental requirements generally could have a material adverse effect upon the capital expenditures, earnings or competitive position of the Company, the Company believes that other independent energy companies in the oil and natural gas industry likely would be similarly affected. The Company believes that it is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on the Company.

          Offshore operations of the Company are conducted on both federal and state lease blocks of the Gulf of Mexico. In all offshore areas the more stringent regulation of the federal system, as implemented by the Mineral
Management Service of the Department of the Interior, will ultimately be applicable to state as well as federal leases, which could impose additional compliance costs on the Company. While there can be no guarantee, the Company does not expect these costs to be material. See "Risk Factors - Environmental and Other Regulations."

Employees

         The Company has 30 full time employees, 11 of whom are officers. The Company utilizes an additional 44 contract personnel in the operation of the offshore properties, and uses numerous outside geologists, production engineers, reservoir engineers, geophysicists and other professionals on a consulting basis.

Office Facilities

         The Company's headquarters are located at 1050 West Blue Ridge Boulevard, PANACO Building, Kansas City, Missouri 64145-1216, and its telephone number is (816) 942-6300, FAX (816) 942-6305. The Houston, Texas office is located at 1100 Louisiana, Suite 5110, Houston, Texas 77002-5220, telephone
(713) 652-5110, FAX (713) 209-0698. Goldking currently has separate offices at 1221 McKinney, Houston, Texas 77002, telephone (713) 759-2400, FAX (713) 759-2417. The Company anticipates moving all Goldking Houston personnel into its 1100 Louisiana offices prior to year end 1998.

Legal Proceedings

         The Company is presently a party to several legal proceedings, which it considers to be routine and in the ordinary course of its business. Management has no knowledge of any pending or threatened claims that could give rise to any litigation which management believes would be material to the Company.

                                   MANAGEMENT

Officers and Directors

         The Company has a classified Board of Directors, consisting of four Class I directors, three Class II directors, and four Class III directors. Due to a recent resignation from the Board, there are currently only three Class III directors. The directors are elected to serve for three-year terms and until their successors are elected and qualified. The directors stand for election each year as their terms expire by class. The Board of Directors consists of four employees of the Company and six independent directors.

         Officers are elected by and serve at the discretion of the Board of Directors.

         Set forth below are the names, ages, and positions of the persons who are executive officers and directors of the Company, and the committees of the Board on which they serve.


                                   Director
        Name                Age      Since                              Title
        -----               ---      -----                              ----
H. James Maxwell...........    52     1992     Chairman of the Board, Chief Executive
                                                 Officer, and Director(a)

Larry M. Wright............    53     1992     President, Chief Operating Officer and
                                               Director(b)

Leonard C. Tallerine, Jr...    47     1997     Executive Vice President-Business Development
                                                and Director(c)

Mark C. Licata.............    46     1997     Sr. Vice President-General Counsel, Director(a)

Robert G. Wonish...........    43      ---     Sr. Vice President-Operations

Edward A. Bush, Jr.........    53      ---     Sr. Vice President-Geology/Geophysics

William J. Doyle...........    45      ---     Vice President-Exploitation

Bruce A. DeBartolo.........    50      ---     Vice President-Exploration

Jim R. Wible...............    48      ---     Vice President-Drilling/Production

Barbara A. Whitton.........    35      ---     Vice President-Marketing/Planning

Laurie A. McNamara.........    44      ---     Vice President-Land

Todd R. Bart...............    33      ---     Chief Financial Officer, Secretary and Treasurer

A. Theodore Stautberg, Jr..    50     1993     Director(c)-Compensation Committee

Donald W. Chesser..........    57     1992     Director(a)-Audit Committee

James B. Kreamer...........    57     1993     Director(c)-Compensation Committe

Mark C. Barrett............    46     1996     Director(b)-Audit and Compensation Committees

Michael Springs............    47     1996     Director(c)

Harold First...............    61     1997     Director(b)-Audit and Compensation Committee


(a) These persons are designated as Class III directors, with their term of office expiring at the annual meeting of shareholders in 1998.
(b) These persons are designated as Class II directors, with their term of office expiring at the annual meeting of shareholders in 1997.
(c) These persons are designated as Class I directors, with their term of office expiring at the annual meeting of shareholders in 1999.

      Set forth below are descriptions of the principal occupations, during at least the past five years, of the directors and executive officers of the Company.

      H. James Maxwell received a B.A. degree in Economics from the University of Missouri-Kansas City and received his Law Degree from that same university in 1972. Mr. Maxwell practiced securities law from 1972 to 1984, and was a frequent author and speaker on oil and natural gas tax and securities law. He served as a General Partner of Castle Royalty Limited Partnership from 1984 to 1988, Managing General Partner of PAN Petroleum MLP from 1987 to 1992, both of which were predecessors of the Company, President of the Company from 1992 to 1997 and Chief Executive Officer and Chairman of the Board of the Company from 1992 to date.

      Larry M. Wright received his B.S. Degree in Chemical Engineering from the University of Oklahoma in 1966. From 1966 to 1976 he was with Union Oil Company of California (UNOCAL). From 1976 to 1980, he was with Texas International Petroleum Corporation, ultimately as division operations manager. From 1980 to 1981, he was with what is now Transamerica Natural Gas Company as Vice
President-Exploration and Production. From 1981-1982, he was Senior Vice President of Operations for Texas International Petroleum Corporation, and, from 1983 to 1985, he was Executive Vice President of Funk Fuels Corp., a subsidiary of Funk Exploration. From 1985 to 1993, Mr. Wright was an independent consultant to the Company and its predecessors. From 1993 to 1997, he served as Executive Vice President of the Company and since October 1997, has served as President and Chief Operating Officer.

      Leonard C. Tallerine, Jr., graduated from Rice University's Advanced Management Institute and holds undergraduate and graduate degrees in accounting from the University of Houston. Mr. Tallerine practiced as a CPA with Price Waterhouse and KPMG from 1972 through 1980, specializing in oil and natural gas tax issues. From 1981 through 1986, he served as co-managing and general partner of Paso Grande Investment, Ltd., an oil and natural gas real estate holding company and served as Chairman of the Texas Guarantee National Bank from 1983 to 1986. In 1987, he founded the Union Companies and in 1991 became Chairman and Chief Executive Officer of Goldking. In July 1997 Mr. Tallerine was appointed an Executive Vice President and a Director, pursuant to contractual arrangements with the Company following the Company's acquisition of Goldking. See AProperties - Goldking Acquisition."

      Mark C. Licata received a Bachelor of Business Administration and Accounting (1972) and a law degree (1976) from the University of Texas. He was employed in the private practice of law from 1976 through 1985 and then served as President and Chief Operating Officer of Vista Host, Inc. and later as President and Chief Operating Officer of the publicly held McFaddin Ventures, Inc. In 1988, Mr. Licata returned to the practice of law in Houston with Looper, Reed, Mark & McGraw, where he remained until he joined Goldking as President in 1996. In July 1997 Mr. Licata was appointed Senior Vice President-General Counsel and a Director, pursuant to contractual arrangements with the Company following the Company's acquisition of Goldking. See "Properties - Goldking Acquisition."

     Robert G. Wonish received his B.S. in Mechanical Engineering in 1975 from the University of Missouri-Rolla. He was a production engineer with Amoco from 1975 to 1977, Napeco, Inc. from 1977 to 1979; Division Operation Engineer with Texas International from 1979 to 1980; Production Manager with Cliffs Drilling Company from 1980 to 1984 and District Superintendent with Ladd Petroleum Corporation from 1985 to 1991. He then worked as a consultant, starting with the Company in 1992, and became an employee in 1993, serving as Senior Vice President - Operations.

     Edward A. Bush, Jr., received his B.S. Degree in Geology from Baldwin Wallace College in 1964 and his M.A. in Geology from Bowling Green State University in 1966. He served in various geological and exploration capacities with Exxon (1968-75), Union Texas Petroleum (1975-79), Home Petroleum Corp. (1979-81), Traverse Oil Co. (1981-83) and Sohio Petroleum Co. (1983-85). From 1985 to 1995 he served first as Exploration Manager, then Vice President of Exploration and later Vice President of Operations for Columbia Gas Dev. Corp. From 1995 to 1996 he served as Vice President-Exploration and President of Howell Petroleum Corp. He presently serves with the Company as Senior Vice President-Geology/Geophysics.

      William J. Doyle received his Masters in Geology in 1975 from Texas A&M University and his B.S. in Earth Sciences from the University of New Orleans in 1973. From 1975 to 1978 he was a geologist with Mobil Oil focusing on offshore Gulf of Mexico projects. From 1978 to the present he has worked as an employee and consultant for various oil and natural gas exploration companies operating in the Gulf Coast. He joined the Company as a consulting geologist in 1992 and became a Vice President in 1995.

      Bruce A. DeBartolo received his B.S. and M.S. degrees in geology from Tulane University in 1968 and 1970. He has over 25 years of experience in major and independent oil companies, including Getty Oil (1969-1973), Tesoro (1974-1979) and Peltex Oil and Gas (1981-1985). Following eight years with independents DeBartolo Oil & Gas and DeBartolo Associates, he joined Goldking in 1993, where he serves as Senior Vice President-Exploration. Mr. DeBartolo is a certified petroleum geologist and is an active member of the Houston Geologic Society and the American Association of Petroleum Geologists.

      Jim R. Wible received his B.A. degree from the University of Colorado in 1970 and has post-graduate training in petroleum engineering. He began his career in 1974 with Dresser Industries and has served in various drilling, production and engineering positions with Dresser Industries, Conoco and others, as well as serving as an engineer with drilling contractor Delta Drilling Company, a large oil field service organization. Since 1995, Mr. Wible has served as Vice President-Engineering of Goldking. Prior positions include wellsite engineer for Schlumberger Integrated Project Management (1995) and Operations Manager for Aran Energy Corp. (1992-1995). Mr. Wible is a member of the Society of Petroleum Engineers and the American Association of Drilling Engineers.

      Barbara A. Whitton joined Goldking in 1993 as the Manager of Revenue Accounting and was appointed Vice President-Marketing/Planning in 1997. Prior to Goldking, Ms. Whitton had experience in accounting, finance and marketing with Hall-Houston Oil Company (1991-1993), UMC Petroleum Corporation (1987-1989), Energy Assets International (1984-1987) and Sohio Petroleum (1982-1984).

      Laurie A. McNamara received her B.S. in geology and biology in 1975 from Hope College, Michigan and an M.S. from Louisiana State University in 1977. She joined Goldking in 1997 as Land Manager. Her experience includes nine years as an independent landman in Lafayette, Louisiana. In Houston, she has served as a landman for Texas Crude Energy, Inc. (1993-1996) as an independent landman on projects for Cody Energy and Burlington Resources. She is a member of the American Association of Petroleum Landmen and is a Certified Professional Landman.

      Todd R. Bart received his B.B.A. in Accounting from Abilene Christian University in 1987. He worked in the energy industry with Pennzoil Company from 1987 to 1990 and the public accounting firm of Arthur Andersen and Company from 1990 until 1992. From 1992 to 1995 he worked for Yellow Freight System, Inc., a trucking company, in financial accounting and reporting. He joined the Company as Controller in 1995 and was elected Chief Financial Officer, Treasurer and Secretary in 1996. He received his C.P.A. designation in Texas in 1990 and in Kansas in 1993, and is a member of the A.I.C.P.A.

     A. Theodore Stautberg, Jr. has since 1981 been the President and a director of Triumph Resources Corporation and its parent company, Triumph Oil and Gas Corporation of New York. Triumph engages in the oil and natural gas business, assists others in financing energy transactions, and serves as general partner of Triumph Production L.P. Mr. Stautberg is also the president of Triumph Securities Corporation and BT Energy Corporation. Prior to forming Triumph in 1981, Mr. Stautberg was a Vice President of Butcher & Singer, Inc., an investment banking firm, from 1977 to 1981. From 1972 to 1977, Mr. Stautberg was an attorney with the Securities and Exchange Commission. Mr. Stautberg is a graduate of the University of Texas and the University of Texas School of Law.

      Donald W. Chesser received his B.B.A. in Accounting from Texas Tech University in 1963 and has served with several certified public accounting firms since that time, including eight years with Elmer Fox and Company. From 1977 to 1981, he was with IMCO Enterprises, Inc. Since 1982 he has been a shareholder and President of Chesser & Company, P.A., a certified public accounting firm. He is also President of Financial Advisors, Inc., a registered investment advisor.

      James B. Kreamer received his B.S. Degree in Business from the University of Kansas in 1963 and has been active in investment banking since that time. Since 1982 he has managed his personal investments.

      Mark C. Barrett received his B.S. Degree in Business Administration/Accounting in 1972 and is licensed to practice as a Certified Public Accountant in both Kansas and Missouri. He was a partner in the firm Drees Dunn Lubow and Company from 1974 until 1981. He founded Barrett & Associates, a certified public accounting firm, in 1981 and is the president and majority shareholder in that firm. His firm served as the Company's independent public accountants from 1985 to 1995.

     Michael Springs graduated from the Medical Field Service School, Brooke Hospital, San Antonio, Texas in 1971 and the University of Missouri, Kansas City, in 1969 with a degree in Business. He is the President and founder of Ortho-Care, Inc. of Kansas City, Missouri and Ortho-Care Southeast of Charlotte, North Carolina. Ortho-Care, Inc. is a manufacturer of orthopedic fracture management and sports medicine products, and holds a number of patents in the field. Mr. Springs is also controlling partner in Ortho-Implants, a distributor of total joint replacement prosthesis.

     Harold First has been self-employed as a financial consultant since 1993. From 1990 to 1993 he was Chief Financial Officer of Icahn Holding Corp. and also served as Senior Vice President of Trans World Airlines, Inc. from 1992 to 1993. Mr. First is currently a director of Marvel Entertainment Group, Inc., Toy Biz, Inc., Cadus Pharmaceutical Corp. and Tele-Save Holdings, Inc. He was nominated for election to the Board of Directors pursuant to an agreement with shareholder Carl C. Icahn.

      None of the officers or directors serve pursuant to employment agreements.

The Board of Directors

      The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance and governance of the Company, although it is not involved in day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents, as well as by operating and financial reports presented at Board and committee meetings by the Chairman and other officers.

      Meetings of the Board of Directors are regularly held each quarter and following the annual meeting of the shareholders. Additional meetings, including meetings by telephone conference call, of the Board may be called whenever needed. The Board of Directors of the Company held seven meetings in 1996, four of which were meetings by telephone conference call. Each director attended all in person meetings of the Board, except Donald W. Chesser who failed to attend two meetings. With respect to the telephone conference calls, Donald W. Chesser was not connected two times and James B. Kreamer was not connected on one conference call.

Compensation of Directors

      In order to align the interests of the Company's shareholders and its directors, directors do not receive cash compensation. Non-employee directors are compensated for their services with shares of the Company's common stock, receiving $1,000 in Common Shares for attending Board of Directors meetings, $500 in Common Shares for attending committee meetings and $200 in Common Shares for participating in telephone meetings. Officers of the Company who serve as directors do not receive additional compensation for serving on the Board of Directors or a committee thereof. Directors are reimbursed for travel expenses incurred in attending Board of Directors or committee meetings.

Limitation of Liability and Indemnification Matters

      The Company's Certificate of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholder (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director or officer for breach of fiduciary duty, except in the situations described above.

      The Company entered into indemnification agreements with its directors and executive officers as of July 15, 1997, which the Company believes will assist the Company in attracting and retaining qualified individuals to serve the Company. Under the terms of the Indemnification Agreements, the Company has agreed to hold harmless and indemnify such individuals to the fullest extent permitted by law and to advance expenses, if the director or executive officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that the person is or was a director or executive officer of the Company or a subsidiary of the Company or another entity at the Company's request, unless a reviewing party (either majority of disinterested directors, independent legal counsel, or by the stockholders) determines that the person would not be entitled to indemnification under the Agreement or applicable law.

      Depending upon the character of the proceeding, the Company may indemnify against expenses, including attorneys' fees, judgments, amounts paid in settlement, ERISA excise taxes or penalties, finds and other expenses actually and reasonably incurred by the indemnified person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate to which director is, was or at any time becomes a party by reason of his or her service as a director or executive officer.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation paid to the Company's Chief Executive Officer and each executive officer whose compensation exceeded $100,000 during 1996.


                                                                          Long-Term Incentive Plan
                                                                       -----------------------------
                                       Annual Compensation                       Awards              Payouts
                           ---------------------------------   ---------------------  -------
                                                                                   Securities
                                                          Other      Restricted   Underlying     LTIP      All
                                     Salary      Bonus    Annual       Stock        Options    Payouts Other(a)
         Position                   Year            ($)                 ($)       Comp.($)     Award(s)($)
(#)                   ($)           Comp.($)
------------------         ----     -------     ------    --------   ----------   ----------   ------- --------

H. James Maxwell  1996     166,900        0        0         0           0               0        22,500
  President and Chief      1995     153,500        0         0           0          24,615        0        22,500
  Executive Officer        1994     120,000        0         0           0          22,857        0        18,000

Larry M. Wright   1996     160,300        0        0         0           0               0        22,500
  Executive Vice  1995     147,300        0        0         0           0               0        22,100
  President                1994     134,000        0         0           0               0        0        20,000

Robert G. Wonish  1996     100,200        0        0         0           0               0        15,000
  Vice President           1995      92,100        0         0           0               0        0        13,800
                           1994      78,800        0         0           0               0        0        11,800


(a) The Aother compensation" represents contributions to the accounts of the employees under the Company's Employee Stock Ownership Plan.


Options and Warrants. No options or warrants were granted in 1996, and no executive officers exercised any options during 1996. As of December 31, 1996, Larry M. Wright was the only executive officer holding options or warrants, with currently exercisable warrants to purchase 250,000 Shares. The in-the-money value of Mr. Wright's unexercised warrants at year end was $658,750. No awards were outstanding under the Long-Term Incentive Plan at December 31, 1996.

Aggregate Option and Warrant Exercises. The following table provides information relating to the number and value of Common Shares subject to options exercised during 1996 or held by the named executive officers as of December 31, 1996.

                                   Aggregated Option Exercises in Last Fiscal Year
                                          and Fiscal Year End Option Values

                                                                      Number of
                                                                securities underlying        Value of unexercised
                         Securities                              unexercised options             in-the-money
                          acquired              Value           at fiscal year-end($)      options at year-end($)(b)
       Name             on Exercise (#)     Realized ($)(a)  Exercisable/Unexercisable     Exercisable/Unexercisable


--------------------- ------------------ ------------------- --------------------------- -----------------------------

H. James Maxwell              0                   0                   -0- / -0-                   -0- / -0-

Larry M. Wright               0                   0               250,000 / -0-               658,750 / -0-

Robert G. Wonish              0                   0                   -0- / -0-                   -0- / -0-


     (a) Value realized is calculated based upon the difference between the options exercise price and the market price of the Common Shares on the date of exercise multiplied by the number of shares to which the exercise price relates.
     (b) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Common Shares at year-end, multiplied by the number of shares underlying the options. The closing price on December 31, 1996 of the Common Shares was $4,875.

         On June 18, 1997 the following compensatory stock options were granted to officers which are immediately exercisable for a period of three years from the date of grant, with an exercise price of $4.45 per share: Mr. Maxwell - 600,000; Mr. Wright - 400,000; Mr. Bob F. Mallory - 50,000 (then Director); Mr. Wonish - 40,000; Mr.
Bush - 20,000; Mr. Doyle - 10,000 and Mr. Bart - 30,000.

Objectives and Approach. The overall goals of the Company's executive compensation program are: (i) to encourage and provide an incentive to its executive officers to achieve the Company's strategic business and financial goals, both short-term and long-term, and thereby enhance shareholder value,
(ii) to attract and retain well-qualified executive officers and (iii) to reward individuals for outstanding job performance in a fair and equitable manner when measured not only with respect to the Company's internal performance goals but also the Company's performance in comparison to its peers. The components of the Company's executive compensation are salary, incentive bonuses and awards under its Long Term Incentive Plan and Employee Stock Ownership Plan, each of which assists in achieving the program's goals.

Long Term Incentive Plan. The Company's Long-Term Incentive Plan provides for the granting, to certain officers and key employees of the Company and its participating subsidiaries, of incentive awards in the form of stock options, stock appreciation rights ("SARs"), stock, and cash awards. The Long-Term Incentive Plan is administered by a committee of independent members of the Board of Directors (the "Plan Committee") with respect to awards to certain executive officers of the Company but may be administered by the Board of Directors with respect to any other awards. Except for certain automatic awards, the Plan Committee has discretion to select the employees to be granted awards, to determine the type, size, and terms of the awards, to determine when awards will be granted, and to prescribe the form of the instruments evidencing awards.

         Options, which include nonqualified stock options and incentive stock options, are rights to purchase a specified number of Common Shares at a price fixed at the time the option is granted. Payment may be made with cash or other Common Shares owned by the optionee or a combination of both. Options are exercisable at the time and on the terms that the Plan Committee determines. The payment of the option price can be made either in cash or by the person exercising the option turning in to the Company, Common Shares presently owned by him, which would be valued at the then current market price. SARs are rights to receive a payment, in cash or Common Shares or both, based on the value of the Common Shares. A stock award is an award of Common Shares or denominated in Common Shares. Cash awards are generally based on the extent to which pre-established performance goals are achieved over a pre-established period but may also include individual bonuses paid for previous, exemplary performance. The Plan Committee determines performance objectives and award levels before the beginning of each plan year.

         The Long-Term Incentive Plan allows for the satisfaction of a participant's tax withholding with respect to an award by the withholding of Common Shares issuable pursuant to the award or the delivery by the participant of previously owned Common Shares, in either case valued at the fair market value, subject to limitations the Plan Committee may adopt.

     Awards granted pursuant to the Long-Term Incentive Plan may provide that, upon a change of control of the Company, (a) each holder of an option will be granted a corresponding SAR (b) all outstanding SARs and stock options become immediately and fully vested and exercisable in full, and (c) the restriction period on any restricted stock award shall be accelerated and the restriction shall expire.

         The Long-Term Incentive Plan provides for the issuance of a maximum number of Common Shares equal to 20% of the total number of Common Shares outstanding from time to time. Unexercised SARs, unexercised options, restricted stock, and performance units under the Long-Term Incentive Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Company, merger or similar transaction and are not transferable except by will and by the laws of descent and distribution. Except when a participant's employment terminates as a result of death, disability, or retirement under an approved retirement plan or following a change in control in certain circumstances, an award generally may be exercised (or the restriction thereon may lapse) only if the participant is an officer, employee, or director of the Company, or subsidiary at the time of exercise or lapse or, in certain circumstance, if the exercise or lapse occurs within 180 days after employment is terminated.

         Under the Company's Long-Term Incentive Plan all full time employees share a bonus equal to 5% of the Company's pre-tax net income, in accordance with GAAP, exclusive of extraordinary and non-recurring items. The bonuses will be paid to all full time (1,000+ hours) employees at December 31. The bonus will be paid upon delivery of the independent audit. The Bonus shall be allocated to the full time employees based upon their salary at December 31. Former Goldking employees will receive proportionate participation for 1997, based upon their five months employment with the Company.

Employee Stock Ownership Plan. In 1994, the Company adopted the PANACO, Inc. Employee Stock Ownership Plan ("ESOP"). Pursuant to the terms of the ESOP, the Company may contribute up to fifteen percent (15%) of the participant's annual compensation to the ESOP. ESOP assets are allocated in accordance with a formula based on participant compensation. In order to participate in the ESOP, a participant must complete at least one thousand hours of service to the Company within twelve consecutive months. Former Goldking employees will receive proportionate participation for 1997, based upon their five months employment with the Company. A participant's interest in the ESOP becomes one hundred percent vested after three years of service to the Company. Benefits are distributed from the ESOP at such time as a participant retires, dies or terminates service with the Company in accordance with the terms and conditions of the ESOP. Benefits may be distributed in cash or in shares of the Company's common stock. No participant contributions are allowed to be made to the ESOP.

                             PRINCIPAL STOCKHOLDERS
                        AND SHARE OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of the Company's Common Stock by (a) each officer and director of the Company, (b) all officers and directors of the Company as a group, and (c) for each person who beneficially owns 5% or more of the Common Stock as of November 1, 1997. Except as set forth in footnote (c) below, each shareholder has sole voting and sole investment power over all shares.



                           Name                                                 Shares Owned Beneficially (a)

                                                                                Number          Percent
                                                                             ---------           ------

Directors and Executive Officers

  H. James Maxwell; Chief Executive Officer, Chairman
    of the Board and Director..........................................        897,586            3.79%

  Larry M. Wright; President, Chief Operating Officer and Director.....      1,059,614             4.47

  Leonard C. Tallerine, Jr.; Executive Vice President and Director.....      1,548,784             6.53

  Mark C. Licata; Sr. Vice President-General Counsel and Director......      1,606,146             6.77

  Robert G. Wonish; Sr. Vice President-Operations......................         66,410              .28

  Edward A. Bush, Jr.; Sr. Vice President-Geology/Geophysics...........         20,000              .08

  William J. Doyle; Vice President-Exploitation........................         16,288              .07

  Todd R. Bart; Chief Financial Officer, Secretary, Treasurer..........         33,997              .14

  A. Theodore Stautberg, Jr.; Director.................................          6,881              .03

  Donald W. Chesser; Director..........................................          1,669              .01

  James B. Kreamer; Director...........................................         51,685              .22

  Michael Springs; Director............................................          3,726              .02

  Mark C. Barrett; Director............................................          3,258              .01

  Harold First; Director...............................................          2,315              .01
                                                                            ------------       ---------

  All Directors and Officers as a group (18 persons)...................      5,332,240           22.49%

                                                                         Shares Owned Beneficially

                                                                    ---------------------------------
                                                                    ---------------- ----------------

                                                                             Number          Percent
                                                                           --------           ------

Beneficial Owners of 5% or more (excluding persons named above)

  Carl C. Icahn (b)................................................       3,030,000           12.78%
  % Icahn Associates Corp.
  767 Fifth Avenue, 47th Floor
  New York, NY  10153

  Richard A. Kayne (c).............................................       2,200,793             9.28
  % Kayne Anderson Investment Management, Inc.
  1800 Avenue of the Stars, #200
  Los Angeles, CA  90067

  Croft-Leominster, Inc............................................       1,617,100             6.82
  207 East Redwood Street, Suite 802
  Baltimore, Maryland  21202



(a) Includes 1,100,000 currently exercisable options to purchase shares, at $4.45 per share, held by the following: Mr. Maxwell-600,000; Mr. Wright-400,000; Mr. Wonish-40,000; Mr. Bush-20,000; Mr. Doyle-10,000 and
     Mr. Bart-30,000. These options are exercisable any time before June 19, 2000. However, the holder may not dispose of the shares acquired upon exercise for a period of three years and must remain an employee of PANACO during that three year period. Otherwise, the shares may be reacquired by PANACO at the person's cost, thereby denying them the benefit of the option. In addition, warrants for 160,000 shares, exercisable at $2.38 any time prior to December 31, 1997, are held by Mr. Wright.
(b) Mr. Icahn is the sole stockholder of Riverdale Investors Corp. Inc., the general partner of High River Limited Partnership, the record holder of these shares.
(c) The reported shares are owned by seven investment accounts (including four investment limited partnerships, two insurance companies and an offshore corporation), managed, with discretion to purchase or sell securities, by KAIM Non-Traditional, L.P., a registered investment adviser. The four investment limited partnerships beneficially own 1,849,279 shares, including 1,466,667 shares that are issuable upon the exercise of warrants which expire on December 31, 1998. KAIM Non-Traditional, L.P. is the sole or managing general partner of three of the limited partnerships and a co-general partner of the fourth. Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne, Anderson Investment Management, Inc., the sole general partner of KAIM Non-Traditional, L.P. Mr. Kayne is also the managing general partner of one of the limited partnerships and a limited partner of each of the limited partnerships. KAIM Non-Traditional, L.P. is an investment manager of the offshore corporation. Mr. Kayne is a director of one of the insurance companies. All shares have shared voting and investment power.

KAIM Non-Traditional,   L.P.  disclaims   beneficial  ownership  of  the  shares
     reported, except for those shares attributable to it by virtue of its general partner interests in the limited partnerships. Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares held by him or attributable to him by virtue of his limited and general partner interests in the limited partnerships and by virtue of his indirect interest in the interest of KAIM Non-Traditional, L.P. in the limited partnerships.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         A. Theodore Stautberg, Jr., is an officer, director and beneficial shareholder of Triumph Securities Corporation ("Triumph Securities"), which provided certain services in connection with the 1996 offering of Common Shares. In connection with the services so provided, Triumph Securities received $268,906, representing .8% of the 6.8% underwriters discount.

         Mark C. Barrett's CPA firm, Barrett and Associates, served as the Company's independent accountants for the years 1985 through 1996. During 1996 his CPA firm was paid $53,400 for accounting services related to the audit of the fiscal year 1995. Mr. Barrett's firm has provided advice on tax matters in 1997.

         H. James Maxwell and Bob F. Mallory are the partners of 1050 Blue Ridge Building Partnership, which owns a 5,200 square foot office building at 1050 West Blue Ridge Boulevard, Kansas City, Missouri, which it leases to the Company on a triple net basis for $4,000 per month for a term of ten years, expiring in 2003. Mr. Malloy recently resigned from his positions as Executive Vice President and Director of the Company. The lease was approved by the Board of Directors, which determined that the rate was as good or better than that which could be obtained from a non-affiliated party.

         Larry M. Wright exercised warrants to purchase 90,000 Common Shares on July 31, 1997, at an exercise price of $2.00 per share, for an aggregate of $180,000. The warrants were originally granted to Mr. Wright in 1991.

         Michael Springs and Mark C. Barrett, were each issued restricted stock awards of 2,447 Common Shares upon their election to the Board of Directors in 1996. Harold First was likewise issued 2,315 Common Shares upon his election to the Board of Directors in October, 1997.

     In connection with the Goldking Acquisition, Mark C. Licata and Leonard C. Tallerine, Jr. were paid a total of $27,539,000, including 1,606,146 and 1,548,784 restricted Common Shares respectively, issued at the closing on July 31, 1997. Messrs. Licata and Tallerine have certain rights to require the Company to register such Common Shares for resale. Messrs. Licata and Tallerine were the sole beneficial owners of Goldking. See "Business and Properties - Goldking Acquisition." After the Offering, $6,000,000 in promissory notes received by Messrs. Licata and Tallerine as a portion of the acquisition consideration were paid by the Company.

         On October 8, 1996 the Company borrowed $17,000,000 from lenders advised by Kayne, Anderson Investment Management, Inc. ("Kayne Anderson"), a beneficial owner of greater than 5% of the Common Shares. Of this amount, $8,500,000 was repaid on March 6, 1997 from the proceeds of the Company's recent public offering of common stock. The Company paid certain expenses, including legal fees, of those lenders in 1996 and 1997. During the first quarter of 1996, lenders advised by Kayne Anderson exercised warrants issued to them in connection with the Subordinated Notes issued to them in 1993, receiving 816,526 Common Shares. After the Offering, $8,500,000 in 1996 Tranche A Convertible Subordinated Notes due October 8, 2003, convertible into 2,060,606 common shares on the basis of $4.125 per share, were prepaid by the Company. Warrants to purchase 2,060,606 common shares at a price of $4.125 per share, which may be exercised until December 31,1998, were issued as part of the terms of the prepayment.

         H. James Maxwell and former officer and Director Bob F. Mallory are personal guarantors of the Company's obligation to plug the wells and remove the platforms on the West Delta Properties acquired from Conoco, Arco (now Vastar), Texaco and Oxy in 1991.

                               THE EXCHANGE OFFER

Purpose and Effect

         The Old Notes were sold by the Company on October 7, 1997 in a private placement. In connection with that placement, the Company entered into the Registration Rights Agreement which requires that the Company file a registration statement under the Securities Act with respect to the New Notes on or prior to 45 days after the date of issuance of the Old Notes (the "Issue Date") and, upon the effectiveness of that registration statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that the Company must use its reasonable best efforts to cause the registration statement with respect to the Exchange Offer to be declared effective within 150 days following the Issue Date. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part.

         In order to participate in the Exchange Offer, a holder must represent to the Company, among other things, that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an Aaffiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer should acknowledge that it acquired the Old Notes for its own account as the result of market making activities or other trading activities. Any holder who is unable to make the appropriate representations to the Company will not be permitted to tender the Old Notes in the Exchange Offer and will be required to comply with the registration and prospectus delivery requirements of the Securities Act (or an appropriate exemption therefrom) in connection with any sale or transfer of the Old Notes.

         If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

         The Old Notes are designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected. No assurance can be given as to the liquidity of the trading market for either the Old Notes or the New Notes.

         Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that, with the exceptions discussed herein, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving the New Notes, whether or not that person is the holder (other than any such holder or such other person that is an Aaffiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See "Plan of Distribution."

Consequences of Failure to Exchange

         Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. Based on an interpretation by the staff of the Commission set forth in a series of no-action letters issued to third parties, the Company believes that, except as set forth in the next sentence, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder that is an Aaffiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

         NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount at maturity of New Notes in exchange for each $ 1,000 principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

     The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the Old Notes were, and the New Notes will be, issued.

         As of the date of this Prospectus, $100,000,000, in aggregate principal amount at maturity of the Old Notes were outstanding. The Company has fixed the close of business on ________________________, 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer.

         The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         The Company shall be deemed to have accepted validly tendered Old Notes when, as, and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "The Exchange Offer - Solicitation of Tenders; Fees and Expenses."

Expiration Date; Extensions; Amendments

         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on , ____________,1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "The Exchange Offer - Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner.

Procedures for Tendering

Only a holder of Old Notes may tender the Old Notes in the Exchange Offer. Except as set forth under "The Exchange Offer - Book Entry Transfer," to tender in the Exchange Offer a holder must complete, sign and date the Letter of Transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or copy to the Exchange Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "DTC" or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth under "The Exchange Offer - Exchange Agent" prior to the Expiration Date.

         The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box tided "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion
Program, or an Aeligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

         If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

         If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal unless waived by the Company.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "The Exchange Offer - Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

         By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) if it is not a broker-dealer, neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an Aaffiliate" (as defined in Rule 405 of the Securities Act) of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the Exchange Offer but may be deemed an Aunderwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an Aunderwriter" within the meaning of the Securities Act. See "Plan of Distribution."

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be resumed without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

         The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility system may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "The Exchange Offer - Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

         The DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through the DTC. To accept the Exchange Offer through ATOP, participants in the DTC must send electronic instructions to the DTC through the DTC's communication system in place of sending a signed, hard copy Letter of Transmittal. The DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to the DTC and transmitted by the DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

     DELIVERY OF DOCUMENTS TO THE DEPOSITORY IN ACCORDANCE WITH THE DEPOSITORY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. THE LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO ___________________, 1997.

Guaranteed Delivery Procedures

         If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

         Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         For a withdrawal of a tender of Old Notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "The Exchange Offer - Procedures for Tendering" at any time on or prior to the Expiration Date.

Conditions

         Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old
Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

(a)  the  Exchange  Offer  shall  violate   applicable  law  or  any  applicable
     interpretation of the staff of the Commission; or

(b) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or

(c) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see A - Withdrawal Rights") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five-to-ten-business-day period.

Exchange Agent

         All executed Letters of Transmittal should be directed to the Exchange Agent. UMB Bank, N.A., has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

               By Registered, Certified Mail or Overnight Courier:

             UMB Bank, N.A.                            UMB Bank, N.A.
         Attn:  Corporate Trust                  Attn:  Corporate Trust
     1 Battery Park Plaza, 8th Floor    or       13th Floor, 928 Grand Boulevard
        New York, NY  10004-1405                   Kansas City, MO  64106


             Via Facsimile:                            Via Facsimile:
             (212) 514-5730                            (816) 221-0438

          For Information Call:                  For Information Call:
             (212) 968-1990                            (816) 860-7428


Solicitations of Tenders; Fees and Expenses

         The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

         The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

         The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

Transfer Taxes

         Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                       DESCRIPTION OF NEW CREDIT FACILITY

         The Company has entered into a new $75 million revolving credit facility (the "New Credit Facility") from First Union National Bank of North Carolina, as Administrative Agent and Banque Paribas (collectively, the "Lenders"). The purpose of the New Credit Facility is to provide funds for working capital support and general corporate purposes and to have available letters of credit. Upon Closing of the Offering and the application of the proceeds thereof, the Company's prior Bank Facility was completely paid down and the New Credit Facility is fully available, subject to the terms and conditions thereof, for the future needs of the Company.

         The New Credit Facility is a revolving credit subject to a borrowing base determination made April 1 and October 1 of each year by the Lenders. The initial borrowing base is $40 million, all of which is presently available. The initial borrowing base will be subject to a reduction of $4 million on April 1, 1998 unless redetermined on an evaluation of the Company's oil and natural gas assets. If at any time the borrowing base is determined to be less than the current loan balance, the Company will be required to pay down the excess in two equal payments due three and six months after notification from the Administrative Agent.

         Under the terms of the New Credit Facility, the Company must maintain a ratio of EBITDA to consolidated interest expense of not less than 2.0 to 1 until December 31, 1998 and 2.5 to 1 thereafter. The Company must also maintain current assets of not less than current liabilities.

         The Company may elect to pay interest on the New Credit Facility at either the Bank's prime rate or at LIBOR plus 1 to 1.75%, depending upon the percentage of utilization of borrowing base. LIBOR is the London Interbank Offered Rate on Eurodollar loans. Eurodollar loans can be for terms of one, two, three or six months and interest on such loans is due at the expiration of the terms of such loans, but no less frequently than every three months.

         The New Credit Facility has a maturity of five years with no required principal payments until maturity, provided that the outstanding principal balance does not exceed the Borrowing Base determinations established from time to time by the Lenders. Indebtedness under the New Credit Facility will constitute Senior Indebtedness. Outstanding indebtedness will be secured by first priority mortgages and security interests taken by the Lenders in substantially all properties and assets owned by the Company (including its subsidiaries). All of the capital stock of the Subsidiary Guarantors will be pledged pursuant to the New Credit Facility. The Subsidiary Guarantors have also guaranteed the New Credit Facility.

         The representations and warranties, conditions to extensions of credit, events of default and indemnifications will be substantially the same as under the prior Bank Facility. The New Credit Facility also contains certain other covenants, including a minimum tangible net worth test, and negative covenants imposing limitations on mergers, additional indebtedness, and pledges and sales of assets.

                              DESCRIPTION OF NOTES

         The Old Notes were issued under an indenture (the "Indenture") dated as of October 9, 1997 by and among the Company, the Subsidiary Guarantors and UMB Bank, N.A., as Trustee (the "Trustee"). Upon the issuance of the New Notes, if any, or the effectiveness of a Shelf Registration Statement (as defined), the Indenture will be subject to and governed by the provisions of the Trust Indenture Act of 1939, as amended (the "TIA").

         The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the TIA and all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the form of Indenture may be obtained from the Company. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." For purposes of this "Description of Notes" section, references to the "Company" include only Panaco, Inc. and not its Subsidiaries.

         The Notes are general unsecured obligations of the Company ranking pari passu in right of payment to all unsubordinated indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company. The Guarantees are general unsecured obligations of the Subsidiary Guarantors and rank pari passu in right of payment to all unsubordinated indebtedness of the Subsidiary Guarantors and rank senior in right of payment to all subordinated indebtedness of the Subsidiary Guarantors. However, the Notes are effectively subordinated to all secured indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of the proceeds therefrom, the Company has no secured indebtedness outstanding other than a production payment classified as debt owed to Domain Energy (formerly Tenneco) currently valued at $1.7 million.

         The Notes have been issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to Holders. The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered addresses of the Holders. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture. See "The Exchange Offer."

Principal, Maturity and Interest

     The Notes are limited in aggregate principal amount to $200,000,000 aggregate principal amount, of which $100,000,000 aggregate principal amount were issued in the offering of the Notes. Additional amounts may be issued in one or more series from time to time subject to the limitations set forth under "Certain Covenants Limitation on Incurrence of Additional Indebtedness." The Notes will mature on October 1, 2004. Interest on the Notes will accrue at the rate of 10 5/8% per annum and will be payable semi-annually in cash on each April 1 and October 1, commencing on April 1, 1998, to the Persons who are registered Holders at the close of business on the March 15 and September 15, respectively, immediately preceding the applicable interest payment date. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

         The Notes are not entitled to the benefit of any mandatory sinking fund.

Redemption

         Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on June 1 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

                  Year                               Percentage
                  ----                               ---------
                  2001.............................      105.313%
                  2002.............................      102.656%
                  2003 and thereafter..............      100.000%

         Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings (as defined) to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.625% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

Selection and Notice of Redemption

         In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the applicable redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Guarantees

         Each Subsidiary Guarantor has unconditionally guaranteed, on a senior basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The Guarantees are effectively subordinated in right of payment to all existing and future secured Indebtedness of the related Subsidiary Guarantor to the extent of the value of the assets securing such Indebtedness.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

         Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary without limitation, or with or to other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Subsidiary Guarantor is sold by the Company and/or one or more of its Restricted Subsidiaries and the sale complies with the provisions set forth in "Certain Covenants - Limitation on Asset Sales," such Subsidiary Guarantor's Guarantee will be released.

         Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to the Company's obligations under the Indenture and the Notes, and the aggregate net assets, earnings and equity of the Subsidiary Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

Change of Control

         The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, thereon to the date of purchase.

         Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). A Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

         If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. Additionally, the occurrence of a Change of Control would constitute an event of default under the Senior Credit Facility which would permit the lenders thereunder to accelerate all indebtedness under the Senior Credit Facility.

         Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to the Company's obligation to make a Change of Control Offer. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buy-out of the Company by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Certain Covenants

         The Indenture contains, among others, the following covenants:

         Limitation on Incurrence of Additional Indebtedness. Other than Permitted Indebtedness, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, Aincur") any Indebtedness (including, without limitation, Acquired Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness, or any of its Restricted Subsidiaries may incur Acquired Indebtedness, if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the receipt and application of the proceeds therefrom, the Consolidated EBITDA Coverage Ratio would have been greater than 2.25 to 1.0 on or prior to September 30, 1998, and greater than 2.5 to 1.0 thereafter.

         Restricted Subsidiaries that are Subsidiary Guarantors may guarantee any Indebtedness incurred by the Company pursuant to the preceding paragraph, and, for purposes of determining any particular amount of Indebtedness incurred under this covenant, such guarantees shall not be deemed to be the incurrence of any Indebtedness.

         Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

     The Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, other than the Notes and the Guarantees unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions that are substantially identical to the subordination provisions of such Indebtedness (or agreement) that are most favorable to the holders of such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

         Maintenance of Adjusted Consolidated Net Tangible Assets. If Adjusted Consolidated Net Tangible Assets are less than 125% of the Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis at the end of any fiscal quarter, which event shall not have been remedied and shall be continuing at the end of the next succeeding fiscal quarter (the last day of such succeeding fiscal quarter being hereinafter referred to as a "Deficiency Date"), then the Company shall be obligated to make an offer (a "Deficiency Offer") to all of the Holders to repurchase Notes, on a date not more than 60 nor less than 30 days after the Deficiency Date (the "Deficiency Payment Date"), in an aggregate principal amount (the "Deficiency Offer Amount") that would be sufficient to cause Adjusted Consolidated Net Tangible Assets to thereafter equal or exceed 125% of the Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis , at a purchase price (the "Deficiency Purchase Price") equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the Deficiency Payment Date. The Deficiency Offer is required to remain open for at least 20 Business Days and until the close of business on the Deficiency Payment Date.

         As of June 30, 1997, after giving effect to the consummation of the offering of the Notes, Adjusted Consolidated Net Tangible Assets would have been approximately $193 million, or 189% of the Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis.

         In order to effect such Deficiency Offer, the Company shall, not later than the 45th day after the Deficiency Date, mail to each Holder a notice of the Deficiency Offer, which notice shall govern the terms of the Deficiency Offer and shall state, among other things, the procedures that Holders must follow to accept the Deficiency Offer. If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the Deficiency Offer Amount, Notes to be purchased will be selected on a pro rata basis.

         If a Deficiency Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Deficiency Purchase Price for all of the Notes that might be delivered by Holders seeking to accept the Deficiency Offer. In the event a Deficiency Payment Date occurs at a time when the Company does not have available funds sufficient to pay the Deficiency Purchase price, an Event of Default would occur under the Indenture.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Deficiency Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

         Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than (x) dividends or distributions made to the Company or any Restricted Subsidiary of the Company or (y) dividends or distributions payable solely in Qualified Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company) on or in respect of shares of the Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than through the exchange therefor solely of Qualified Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company), (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Restricted Subsidiary that is subordinate or junior in right of payment to the Notes or such Restricted Subsidiary's Guarantee, as the case may be, or (d) make any Investment (other than a Permitted Investment) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with "C Limitation on Incurrence of Additional Indebtedness" above or
(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the last date of the Company's fiscal quarter immediately preceding such Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses
(iii)(B) and (C), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); plus (D) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case to the Company or to any Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company), or from resignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in "Limitation on Designation of Unrestricted Subsidiaries" below), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under the Indenture; plus (E) without duplication of the immediately preceding subclause (D), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company); plus (F) $1.0 million.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or the applicable redemption if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;
(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or a Restricted Subsidiary that is subordinate or junior in right of payment to the Notes or such Restricted Subsidiary's Guarantee, as the case may be, either (a) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company, or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (I) shares of Qualified Capital Stock of the Company or (II) Refinancing Indebtedness, (4) if no Default or Event of Default shall have occurred and be continuing, the acquisition, in odd-lot purchase transactions, of shares of the Company's Common Stock, which purchases will not exceed $100,000 in the aggregate in any calendar year; and (5) if no Default or Event of Default shall have occurred and be continuing, the acquisition of shares of the Company's Common Stock pursuant to Company repurchase options in stock option agreements between the Company and employees of the Company and its subsidiaries, which purchases will not exceed $1,000,000 in the aggregate in any calendar year. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (4) and (5) shall be included in such calculation.

         Limitation on Asset Sales. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or senior management of the Company);
(b) (i) at least 85% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (c) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (i) to repay or prepay Indebtedness outstanding under the Senior Credit Facility, including, without limitation, a permanent reduction in the related commitment,
(ii) to repay or prepay any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to "Limitation on Liens" below, (iii) to make an investment in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), (iv) to an investment in Crude Oil and Natural Gas Related Assets or
(v) a combination of prepayment and investment permitted by the foregoing clauses (c)(i) through (c)(iv). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(c)(i) through (c)(iv) of the next preceding sentence (each a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have been received by the Company or such Restricted Subsidiary but which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (c)(i) through (c)(iv) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (a "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Notes purchasable with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million shall be applied as required pursuant to this paragraph).

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

         Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) the consideration for such Asset Sale constitutes Replacement Assets and/or Crude Oil and Natural Gas Related Assets and (b) such Asset Sale is for fair market value; provided, however, that any consideration not constituting Replacement Assets and Crude Oil and Natural Gas Related Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two immediately preceding paragraphs.

         Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds
Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes with an aggregate principal amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on principal amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

         The Company's ability to repurchase Notes in a Net Proceeds Offer is restricted by the terms of the Senior Credit Facility and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and the Company's financial resources.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances, or to pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary; (c) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary; or (d) transfer any of its property or assets to the Company or any other Restricted Subsidiary (each such encumbrance or restriction, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) the
Indenture; (iii) the Senior Credit Facility; (iv) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (v) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to such Restricted Subsidiary, or the properties or assets of such Restricted Subsidiary, other than the Person or the properties or assets of the Person so acquired; (vi) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (vii) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of the Indenture solely in respect of the assets or Capital Stock to be sold or disposed of;
(viii) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien; or (ix) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iii), (v) or (vi) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (ii), (iii), (v) or (vi).

         Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not cause or permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

         Limitation on Liens. Other than Permitted Liens, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date) or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes or such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens at least to the same extent as the Notes are senior in priority to such Indebtedness and (b) in all other cases, the Notes and the Guarantees are equally and ratably secured.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or in a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person unless: (a) either (i) the Company shall be the surviving or continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and
(ii) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "Limitation on Incurrence of Additional Indebtedness" above; (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; (d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture to the Indenture confirmed that its Guarantee of the Notes shall apply to such Person's obligations under the Indenture and the Notes; (e) if any of the properties or assets of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation and imposition of such Lien shall have been in compliance with "Limitation on Liens" above; and (f) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

         Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under "Limitation on Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;
(b) such entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (b) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary need only comply with clause (d) of the first paragraph of this covenant.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or permit or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "Affiliate Transaction"), other than (i) Affiliate Transactions permitted under paragraph (b) of this covenant and (ii)
Affiliate Transactions that are on terms that are fair and reasonable to the Company or the applicable Restricted Subsidiary and are no less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Advisor and file the same with the Trustee.

         (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary, as the case may be;
(ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided, however, that such transactions are not otherwise prohibited by the Indenture; and (iii) Restricted Payments permitted by the Indenture.

         Limitation on Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of "Limitation on Incurrence of Additional Indebtedness" above, (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "Limitation on Incurrence of Additional Indebtedness" above and (iii) such Subsidiary assumes by execution of a supplemental indenture all of the obligations of a Subsidiary Guarantor under a Guarantee.

         The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under "Limitation on Restricted Payments" above and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "Limitation on Incurrence of Additional Indebtedness" above. Any such designation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors giving effect to such designation or redesignation and an officers' certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. In the event that any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this covenant, such Restricted Subsidiary's Guarantee will be released.

     For purposes of the covenant described under "Limitation on Restricted Payments" above, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii) Anet worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         Notwithstanding the foregoing, the Board of Directors may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or (b) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

         Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this covenant, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

         Additional  Subsidiary  Guarantees.  If  the  Company  or  any  of  its
Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary having total consolidated assets with a book value in excess of $500,000 that is not a Subsidiary Guarantor, then such transferee or acquired or other Restricted Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

         Limitation on Conduct of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Crude Oil and Natural Gas Business.

         Reports to Holders. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders or prospective Holders (upon request) with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the TIA.

Events of Default

         The following events will be defined in the Indenture as "Events of Default":

              (a)  the  failure  to  pay  interest   (including  any  Additional
         Interest) on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

              (b) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

              (c) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to observance or performance of any of the terms or provisions of "Change of Control" or "Certain Covenants - Merger, Consolidation and Sale of Assets" or "Limitation on Asset Sales," which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

              (d) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a Apayment default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates at least $5 million;

              (e) one or more judgments in an aggregate amount in excess of $5 million (unless covered by insurance by a reputable insurer as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

              (f) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

              (g) any of the Guarantees cease to be in full force and effect or any of the Guarantees are declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Guarantees (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of the Indenture).

         The Indenture provides that, if an Event of Default (other than an Event of Default specified in clause (f) above relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a Anotice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (f) above relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (f) of the description of Events of Default above, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         The Indenture provides that, at any time prior to the declaration of acceleration of the Notes, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

         The Indenture provides that Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

         Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer's knowledge of any Default or Event of Default (provided that such officers shall provide certification as to the existence of any Default or Event of Default at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

         The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of its obligations with respect to the Notes, except for (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (other than non-payment, bankruptcy, receivership, reorganization and insolvency events) described under A- Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, provided, however, such opinion of counsel shall not be required if all the Notes will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (f) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (g) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company; (h) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company; and (i) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (a) either (i) all the Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

Modification of the Indenture

         From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, to comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel; provided, however, that in delivering such opinion of counsel, such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (a) reduce the amount of Notes whose Holders must consent to an amendment; (b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (d) make any Notes payable in money other than that stated in the Notes; (e) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (f) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (g) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (h) release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

         The Indenture provides that the Indenture, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

         The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company or a Subsidiary Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

         Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the form of Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (i) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) which becomes Indebtedness of the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person, in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination,

              (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its consolidated Subsidiaries, calculated in accordance with Commission guidelines (before any state or federal income tax), as estimated by one or more reputable firms of independent petroleum engineers as of a date no earlier than the date of the Company's latest annual consolidated financial statements, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and natural gas reserves acquired since the date of such year-end reserve report, and
         (B) estimated oil and natural gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and natural gas reserves produced or disposed of since the date of such year-end reserve report and (D) estimated oil and natural gas reserves attributable to downward revisions of estimates of proved oil and natural gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (a) (i) shall be confirmed in writing, by one or more reputable firms of independent petroleum engineers (which may be the Company's independent petroleum engineers who prepare the Company's annual reserve report), plus (ii) the capitalized costs that are attributable to oil and natural gas properties of the Company and its Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, plus (iii) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements, plus (iv) with respect to each other tangible asset of the Company or its consolidated Restricted Subsidiaries specifically including, but not to the exclusion of any other qualifying tangible assets, the Company's or its consolidated Restricted Subsidiaries' Crude Oil and Natural Gas Related Assets (to the extent not included in (i), (ii) and (iii) above or otherwise in this clause (iv)) (less any remaining deferred income taxes which have been allocated to such Crude Oil and Natural Gas Related Assets), land, equipment, leasehold improvements, investments carried on the equity method, restricted cash and the carrying value of marketable securities, the greater of (A) the net book value of such other tangible asset on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements or (B) the appraised value, as estimated by a qualified Independent Advisor, of such other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, plus (v) to the extent deducted in the calculation of clause (i) above, reserves against plugging and abandonment expenses; provided, that such reserves shall be included under this clause (v) only to the extent of any cash deposited by the Company against such liabilities, minus

              (b) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any natural gas balancing liabilities of the Company and its consolidated Restricted Subsidiaries reflected in the Company's latest audited financial statements.

In addition to, but without duplication of, the foregoing, for purposes of this definition, "Adjusted Consolidated Net Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Investment not prohibited by the Indenture, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Net Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such Investment, becomes a Restricted Subsidiary of the Company, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Industry Investments, and (3) any sales or other dispositions of assets permitted by the Indenture (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date.

         "Affiliate" means, with respect to any specified Person, (a) any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or under common control with, such specified Person and (b) any Related Person of such Person. The term Acontrol" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms Acontrolling" and Acontrolled" have meanings correlative of the foregoing.

         "Affiliate Transaction" has the meaning set forth under "Certain Covenants - Limitations on Transactions with Affiliates."

         "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, exchange, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of
(a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets (including any interests therein) of the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction; provided, however, that Asset Sales shall not include (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company in a transaction which is made in compliance with the provisions of "Certain Covenants - Merger, Consolidation and Sale of Assets," (ii) any Investment in an Unrestricted Subsidiary which is made in compliance with the provisions of "Certain Covenants - Limitation on Restricted Payments," (iii) disposals or replacements of obsolete equipment in the ordinary course of business, (iv) the sale, lease, conveyance, disposition or other transfer (each, a "Transfer") by the Company or any Restricted
Subsidiary of assets or property to the Company or one or more Restricted Subsidiaries, (v) any disposition of Hydrocarbons or other mineral products for value in the ordinary course of business and (vi) the Transfer by the Company or any Restricted Subsidiary of assets or property in the ordinary course of business; provided, however, that the aggregate amount (valued at the fair market value of such assets or property at the time of such Transfer) of all such assets and property Transferred since the Issue Date pursuant to this clause (vi) shall not exceed $1,000,000 in any one year.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

         "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the discounted present value of the rental obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above and (f) money market mutual or similar funds having assets in excess of $100 million.

         "Change of Control" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of the Indenture); (b) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (c) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; provided, that, if any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing up to 50% of the aggregate ordinary voting power of the Company's Capital Stock as a result of the acquisition by the Company or any of its subsidiaries from such Person or Group of Crude Oil and Natural Gas Related Assets, such ownership shall not constitute a Change of Control; or (d) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period with directors whose replacement shall not have been approved (by recommendation, appointment, nomination or election, as the case may be) by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Change of Control Offer" has the meaning set forth under "Change of Control."

         "Change of Control Payment Date" has the meaning set forth under "Change of Control."

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company Properties" means all Properties, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Company or the Subsidiaries, which business activities are not prohibited by the terms of the Indenture.

         "Consolidated EBITDA" means, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense, (iii) the amount of any Preferred Stock dividends paid by the Company and its Restricted Subsidiaries and (iv) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated EBITDA Coverage Ratio" means, with respect to the Company, the ratio of (a) Consolidated EBITDA of the Company during the four full fiscal quarters for which financial information in respect thereof is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to (b) Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect (without duplication) on a pro forma basis for the period of such calculation to (a) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness, and also including, without limitation, any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated EBITDA Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; (iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), plus
(b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (i) any amortization of original issue discount, (ii) the net costs under Interest Swap Obligations, (iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation; and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto,
(b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a Apooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract, operation of law or otherwise, (e) the net income of any Person in which the Company has an interest, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions actually paid to the Company or to a Restricted Subsidiary by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

         "Consolidated Net Worth" of any Person as of any date means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

         "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that Aconsolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term Aconsolidated" has a correlative meaning to the foregoing.

         "Covenant Defeasance" has the meaning set forth under "Legal Defeasance and Covenant Defeasance."

         "Crude Oil and Natural Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, natural gas and other Hydrocarbon properties located in the Western Hemisphere, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties of the Company or of others and
(iii) activities incidental to the foregoing.

         "Crude Oil and Natural Gas Hedge Agreements" means, with respect to any Person, any oil and gas agreements and other agreements or arrangements or any combination thereof entered into by such Person in the ordinary course of business and that are designed to provide protection against oil and natural gas price fluctuations.

         "Crude Oil and Natural Gas Properties" means all Properties, including equity or other ownership interests therein, owned by any Person which have been assigned Aproved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act as in effect on the Issue Date.

         "Crude Oil and Natural Gas Related Assets" means any Investment or capital expenditure (but not including additions to working capital or repayments of any revolving credit or working capital borrowings) by the Company or any Subsidiary of the Company which is related to the Crude Oil and Natural Gas Business.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Deficiency Date" has the meaning set forth under "Maintenance of Adjusted Consolidated Net Tangible Assets."

         "Deficiency Offer" has the meaning set forth under "Maintenance of Adjusted Consolidated Net Tangible Assets."

         "Deficiency Offer Amount" has the meaning set forth under "Maintenance of Adjusted Consolidated Net Tangible Assets."

         "Deficiency Payment Date" has the meaning set forth under "Maintenance of Adjusted Consolidated Net Tangible Assets."

         "Deficiency   Purchase   Price"  has  the   meaning   set  forth  under
"Maintenance of Adjusted Consolidated Net Tangible Assets."

         "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, on or prior to the final maturity of the Notes.

         "Equity Offering" means an offering of Qualified Capital Stock of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee; provided, however, that (a) if the aggregate non-cash consideration to be received by the Company or any Restricted Subsidiary from any Asset Sale shall reasonably be expected to exceed $5.0 million or (B) if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $5.0 million, then fair market value shall be determined by an Independent Advisor.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as of any date of determination.

         "Holder" means any Person holding a Note.

         "Hydrocarbons" means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products processed therefrom.

         "Incur" has the meaning set forth under "Certain Covenants - Limitation on Incurrence of Additional Indebtedness."

         "Indebtedness"  means with respect to any Person,  without duplication,
(a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all Capitalized Lease Obligations of such Person, (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable), (e) all Obligations for the reimbursement of any obligor on a letter of credit, banker's acceptance or similar credit transaction, (f) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause
(h) below, (g) all Obligations of any other Person of the type referred to in clauses (a) through (f) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (h) all Obligations under Crude Oil and Natural Gas Hedge Agreements, Currency Agreements and Interest Swap Obligations and (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price. For purposes hereof, the Amaximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company. The Aamount" or Aprincipal amount" of Indebtedness at any time of determination as used herein represented by (a) any Indebtedness issued at a price that is less than the principal amount at maturity thereof shall be the face amount of the liability in respect thereof, (b) any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof, (c) any Interest Swap Obligations included in the definition of Permitted Indebtedness shall be zero, (d) all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP and (e) all other contingent obligations shall be the maximum liability at such date of such Person.

         "Independent Advisor" means a nationally recognized investment banking or accounting firm, or a reputable engineering firm, (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investment"  means, with respect to any Person, any direct or indirect
(i) loan, advance or other extension of credit (including, without limitation, a guarantee) or capital contribution to by means of any transfer of cash or other property (valued at the fair market value thereof as of the date of transfer) others or any payment for property or services for the account or use of others,
(ii) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (iii) guarantee or assumption of the Indebtedness of any other Person (other than the guarantee or assumption of Indebtedness of such Person or a Restricted Subsidiary of such Person which guarantee or assumption is made in compliance with the provisions of "Certain Covenants - Limitation on Incurrence of Additional Indebtedness" above), and (iv) other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means the date of original issuance of the Notes.

         "Legal Defeasance" has the meaning set forth under "Legal Defeasance and Covenant Defeasance."

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Material Change" means an increase or decrease of more than 10% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and natural gas reserves of the Company and consolidated Subsidiaries (before any state or federal income tax); provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions during the quarter of oil and natural gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist, (ii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in "Certain Covenants - Limitation on Asset Sales", and (iii) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, and (d) appropriate amounts (determined by the Chief Financial Officer of the Company) to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any post-closing adjustments or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (but excluding any payments which, by the terms of the indemnities will not, be made during the term of the Notes).

         "Net Proceeds Offer" has the meaning set forth under "Certain Covenants
- Limitation on Asset Sales."

         "Net Proceeds Offer Amount" has the meaning set forth under "Certain Covenants - Limitation on Asset Sales."

         "Net Proceeds Offer Payment Date" has the meaning set forth under "Certain Covenants - Limitation on Asset Sales."

         "Net Proceeds Offer Trigger Date" has the meaning set forth under "Certain Covenants - Limitation on Asset Sales."

         "Net Working Capital" means (i) all current assets of the Company and its consolidated Subsidiaries, minus (ii) all current liabilities of the Company and its consolidated Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Payment   Restriction"  has  the  meaning  set  forth  under  "Certain
Covenants - Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries."

         "Permitted Indebtedness" means, without duplication, each of the following:

(a) the Exchange Notes, the Private Exchange Notes, if any, the Guarantees and refinancings thereof with Indebtedness constituting Permitted Refinancing Indebtedness;
(b) Indebtedness incurred pursuant to the Senior Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (1) $40.0 million or (2) the sum of (A) $10.0 million and (B) 20% of Adjusted Consolidated Net Tangible Assets, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (it being recognized that a reduction in the borrowing base in and of itself shall not be deemed a required permanent repayment);

(c) Interest Swap Obligations of the Company or a Restricted Subsidiary covering Indebtedness of the Company or a Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(d) Indebtedness of a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

(e) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided, however, that (i) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (ii) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

(g) Indebtedness of the Company or a Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, bid, plugging and abandonment bonds, performance or surety bonds or completion guarantees or similar requirements in the ordinary course of business;

(h)  Indebtedness of the Company or a Restricted  Subsidiary  outstanding on the
     Issue  Date  and  refinancings   thereof  with  Indebtedness   constituting
     Permitted Refinancing Indebtedness;

(i) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries not to exceed $5.0 million at any one time outstanding;

(j) Obligations arising in connection with Crude Oil and Natural Gas Hedge Agreements of the Company or a Restricted Subsidiary;

(k) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(l) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $10.0 million or (ii) 5.0% of Adjusted Consolidated Net Tangible Assets of the Company; and

(m) Indebtedness of a Restricted Subsidiary constituting Permitted Refinancing Indebtedness and which refinances Acquired Indebtedness.

     "Permitted Industry Investments" means (i) capital expenditures, including, without limitation, acquisitions of Company Properties and interests therein;
(ii) (a) entry into operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and natural gas business, and (b) exchanges of Company Properties for other Company Properties of at least equivalent value as determined in good faith by the Board of Directors of the Company; and (iii) Investments of operating funds on behalf of co-owners of Crude Oil and Natural Gas Properties of the Company or the Subsidiaries pursuant to joint operating agreements.

         "Permitted Investments" means (a) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary that is not subject to any Payment Restriction; (b) Investments in the Company by any Restricted Subsidiary; provided, however, that any Indebtedness evidencing any such Investment held by a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (c) Investments in cash and Cash Equivalents;
(d) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with "Certain Covenants - Limitation on Asset Sales" above; and (e) Permitted Industry Investments.

         "Permitted Liens" means each of the following types of Liens:

(a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date (and any extensions, replacements or renewals thereof covering property or assets secured by such Liens on the Issue Date);

(b)  Liens securing Indebtedness outstanding under the Senior Credit Facility;

(c)  Liens securing the Notes and the Guarantees;

(d) Liens of the Company or a Restricted Subsidiary on assets of any Restricted Subsidiary;

(e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(f) Liens for taxes, assessments or governmental charges or claims either (x) not delinquent or (y) contested in good faith by appropriate proceedings, and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

(g) statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business to the extent such Liens relate only to the tangible property of the lessee which is located on such property and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(h) Liens incurred or deposits made in the ordinary course of business (x) in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(i)  judgment and attachment Liens not giving rise to an Event of Default;

(j) easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(k) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation;

(l) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary; provided, however, that (x) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed (except for proceeds, improvements, rents and similar items relating to the property or assets so acquired), and (y) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

(m) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(o) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture and Liens securing Crude Oil and Natural Gas Hedge Agreements;

(p) Liens securing Acquired Indebtedness incurred in accordance with "Certain Covenants Limitation on Incurrence of Additional Indebtedness" above; provided, however, that (x) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary, and (y) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary (except for proceeds, improvements, rents and similar items relating to the property or assets so secured) and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

(q) Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gas gathering, transportation, marketing or storage, or operation thereof;

(r) Liens on pipeline or pipeline facilities, Hydrocarbons or properties and assets of the Company and its Subsidiaries which arise out of operation of law;

(s) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, production sales contracts, preferential rights of purchase, operating agreements, working interests and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to Properties and assets of the Company and its Subsidiaries or otherwise as are customary in the oil and gas business;

(t) with respect to any Properties and assets of the Company and its Subsidiaries, Liens arising under, or in connection with, or related to, farm-out, farm-in, joint operation, area of mutual interest agreements and/or other similar or customary arrangements, agreements or interests that the Company or any Subsidiary determines in good faith to be necessary for the economic development of such Property;

(u) any (x) interest or title of a lessor or sublessor under any lease, (y) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens, and easements), or (z) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (y); and

(v) Liens in favor of collecting or payor banks having a right of set-off, revocation, refund or charge-back with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank.

         "Permitted  Refinancing   Indebtedness"  means,  with  respect  to  any
Indebtedness, Indebtedness to the extent representing a Refinancing of such Indebtedness, in each case that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing) or (ii) create Indebtedness with (x) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (y) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (1) such Refinancing Indebtedness shall be incurred solely by the obligor of the Indebtedness being Refinanced and (2) if such Indebtedness being Refinanced is subordinate or junior to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust, estate, or joint venture, or a governmental agency or political subdivision thereof.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "Property" means, with respect to any Person, any interests of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

         "Private Exchange Notes" means senior subordinated notes of the Company, guaranteed by the Subsidiary Guarantors, issued in exchange for the Notes and identical in all material respects to the Exchange Notes, except for the placement of a restrictive legend on such Private Exchange Notes.

         "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

         "Qualified   Capital  Stock"  means  any  Capital  Stock  that  is  not
Disqualified Capital Stock.

         "Reference Date" has the meaning set forth under "Certain Covenants - Limitation on Restricted Payments."

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers.

         "Related Person" of any Person means any other Person directly or indirectly owning 10% or more of the outstanding voting Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person).

         "Replacement Assets" has the meaning set forth under "Certain Covenants
 - Limitation on Asset Sales."

         "Restricted Payment" has the meaning set forth under "Certain Covenants - Limitation on Restricted Payments."

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with "Certain Covenants - Limitation on Restricted and Unrestricted Subsidiaries" above. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any Property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

         "Senior Credit Facility" means the Amended and Restated Credit Agreement by and among the Company, First Union National Bank, individually and as agent, and each of the Lenders named therein, or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

         "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "Subsidiary," with respect to any Person, means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Subsidiary  Guarantor"  means  (a)  each of the  Company's  Restricted
Subsidiaries as of the Issue Date and (b) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a
Subsidiary  Guarantor;   provided,  however,  that  any  Person  constituting  a
Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

         "Surviving Entity" has the meaning set forth under "Certain Covenants - Merger, Consolidation and Sale of Assets."

         "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with "Certain Covenants
Limitation on Restricted and Unrestricted Subsidiaries" above. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by the Company or another Wholly Owned Restricted Subsidiary.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain federal income tax considerations relevant to the exchange of Old Notes for New Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the New Notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

         EACH HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

         The exchange of Old Notes for New Notes should not be an exchange or otherwise a taxable event to a holder for federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

                          BOOK-ENTRY; DELIVERY AND FORM

         Except as described in the next paragraph, the Notes (and the related guarantees) initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC. The Global Notes will be subject to certain restrictions on transfer set forth therein and will bear the legend regarding such restrictions set forth under the heading "Transfer Restrictions" herein.

         Notes (i) originally purchased by or transferred to Aforeign purchasers" (as defined in "Transfer Restrictions") or (ii) held by QIBs or institutional Accredited Investors who are not QIBs who elect to take physical delivery of their certificates instead of holding their interests through a Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such
Certificated Security will, unless the transferee requests otherwise or the Global Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in a Global Note. For a description of the restrictions on the transfer of Certificated Securities and any interest in the Global Notes, see "Transfer Restrictions."

         The Global Notes. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC (Aparticipants") or persons who hold interests through participants. QIBs and institutional Accredited Investors who are not QIBs may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

         Payments of the principal of, premium (if any), interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under the heading "Transfer Restrictions."

         DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the
Federal Reserve System, a Aclearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (Aindirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Notes, which certificates will bear the legends referred to under the heading "Transfer Restrictions."


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ________________, 1998, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

         The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who my receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an Aunderwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an Aunderwriter" within the meaning of the Securities Act.

         For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus or any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company agreed to pay all expenses incident to the Exchange Offer (including the expenses of counsel for the Holders of the Old Notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         See "The Exchange Offer" for additional information concerning the Exchange Offer and interpretations of the Commission's staff with respect to prospectus delivery obligations of broker-dealers.

                                  LEGAL MATTERS

         The validity of the New Notes offered hereby will be passed upon for the Company by Shughart Thomson & Kilroy, P.C., Kansas City, Missouri.


                             INDEPENDENT ACCOUNTANTS

         The audited balance sheet of the Company as of December 31, 1996 and the related audited statements of operations, stockholders' equity and cash flows for the year then ended, included and incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report which is included and incorporated by reference herein.

         The audited financial statements of the Company as of December 31, 1995 and 1994 and for the years then ended have been audited by Barrett & Associates, independent certified public accountants ("Barrett"), as stated in their report which is included and incorporated by reference herein. The change in accountants from Barrett to Arthur Andersen LLP was effective for 1996 and was not due to any disagreements between the Company and Barrett. Barrett's reports for 1995 and 1994 did not contain any adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The consolidated financial statements of Goldking Companies, Inc. as of December 31, 1996 and 1995, and for each of the two years then ended, included and incorporated by reference in this Prospectus, have been audited by Ernst & Young LLP, independent public accountants, as stated in their report which is included and incorporated by reference herein.



                                     EXPERTS

         The  reference  to the  report  of Ryder  Scott  Co.  ("Ryder  Scott"), independent petroleum engineers, contained herein estimating the Proved Reserves, future net cash flows from such Proved Reserves and the SEC PV-10 of such estimated future net cash flows for the Company's properties as of September 1, 1997 is made in reliance upon the authority of such firm as an expert with respect to such matters. References to the report of Ryder Scott Co. shall include the audit by Ryder Scott of (a) the report of W.D. Von Gonten & Co., Petroleum Engineers estimating the Proved Reserves, future net cash flows from such Proved Reserves and the SEC PV-10 of such estimated future net cash flows for the Goldking Properties and (b) the report of McCune Engineering, P.E. estimating the Proved Reserves, future net cash flows from such Proved Reserves and the SEC PV-10 of such estimated future net cash flows for the Company's onshore properties, both as of September 1, 1997.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company are hereby incorporated by reference into this Prospectus:

1. The Company's amended Annual Report on Form 10-K/A for the year ended December 31, 1996, filed on April 11, 1997;

2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed on May 15, 1997;

3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed on August 15, 1997; and

4. The Company's Current Report on Form 8-K dated August 15, 1997, as amended by Form 8K/A filed on October 7 and October 10, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the Offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Company, The PANACO Building, 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145, Attention: Todd R. Bart, Chief Financial Officer. Telephone requests may be directed to Mr. Bart at (816) 942-6300.

                                    GLOSSARY

         The terms defined in this glossary are used throughout this Prospectus.

          2-D Seismic. Seismic data and the related technology used to acquire and process such data to yield a two-dimensional view of a Aslice" of the subsurface.

          3-D Seismic. Seismic data and the related technology used to acquire and process such data to yield a three-dimensional picture of the subsurface. 3-D Seismic is created by the propagation of sound waves through sedimentary rock layers, which are then detected and recorded as they are reflected and refracted back to the surface. By measuring the time taken for the sound to return and applying computer technology to process the resulting data in volume, imagery of significantly greater accuracy and usefulness than older-style 2-D Seismic can be created.

          Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to oil or other liquid hydrocarbons.

          Bcf. One billion cubic feet of natural gas.

          Bcfe.One billion cubic feet of natural gas equivalents  converting one
               Bbl of oil to six Mcf of natural gas.



          Btu. British Thermal Unit, the quantity of heat required to raise one pound of water by one degree Fahrenheit.

          Condensate. A hydrocarbon mixture that becomes liquid and separates from natural gas when the gas is produced and is similar to crude oil.

          Developed Acreage. The number of acres which are allocated or assignable to producing wells or wells capable of production.



          Dry Hole. A well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

          Estimated Future Net Revenues. Revenues from production of oil and natural gas, net of all production-related taxes, lease operating expenses and capital costs.

          Exploratory Well. A well drilled to find and produce oil or natural gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir.

          Farmout. An agreement whereby the lease owner agrees to allow another to drill a well or wells and thereby earn the right to an assignment of a portion or all of the lease, with the original lease owner typically retaining an overriding royalty interest and other rights to participate in the lease.

          Grossacres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

               Group3-D Seismic.  Seismic procured by a group of parties or shot on a speculative basis by a seismic company.

               MBbl. One thousand Bbls of oil or other liquid hydrocarbons.

               Mcf. One thousand cubic feet of natural gas.

               Mcfe.One   thousand   cubic  feet  of  natural  gas   equivalents
                    converting one Bbl of oil to six Mcf of natural gas.

               Mcfe/d. Mcfe per day.

               MMbbl. One million Bbls of oil or other liquid hydrocarbons.

               MMbtu. One million Btu.

               MMcf. One million cubic feet of natural gas.

               MMcfe.  One  million  cubic  feet  of  natural  gas   equivalents
                    converting one Bbl of oil to six Mcf of natural gas.

               Natural Gas Equivalent. The amount of natural gas having the same
                    Btu content as a given quantity of oil, with one Bbl of oil being converted to six Mcf of natural gas.

               Net Acres or Net Wells. The sum of the fractional working interests owned in gross acres or gross wells.

               Net Oil and Gas Sales. Oil and natural gas sales less oil and natural gas production expenses.

               Net Pay. The thickness of a productive reservoir capable of containing hydrocarbons.

               Net Production. Production that is owned by the Company less royalties and production due others.

               Net Revenue Interest. A share of the Working Interest that does not bear any portion of the expense of drilling and completing a well and that represents the holder's share of production after satisfaction of all royalty, overriding royalty, oil payments and other nonoperating interests.

               Overriding  Royalty  Interest.  An interest in an oil and natural gas property entitling the owner to a share of oil and natural gas production free of costs of exploration and production.

               Payout. That point in time when a party has recovered  monies out of the production from a well equal to the cost of drilling and completing the well and the cost of operating the well through that date.

               Productive Well. A well that is  producing  oil or natural gas or that is capable of production in paying quantities.

               Proprietary 3-D Seismic.  Seismic privately procured and owned by the procurer.

               Proved Developed Non-Producing Reserves. Reserves that consist of
                    (i) Proved Reserves from wells which have been completed and tested but are not producing due to lack of market or minor completion problems which are expected to be corrected and
                    (ii) Proved Reserves currently behind the pipe in existing wells and which are expected to be productive due to both the well log characteristics and analogous production in the immediate vicinity of the wells.

               Proved  Developed  Producing  Reserves.   Reserves  that  can  be
                    expected to be recovered from currently producing zones under the continuation of present operating methods.

               Proved Developed  Reserves.  Reserves  that can be expected to be recovered through existing wells with existing equipment and operating methods.


               Proved Reserves. The estimated quantities of oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

               Proved Undeveloped Reserves. Proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

               Recompletion.  The  completion for production of an existing well bore in a different formation or producing horizon from that in which the well was previously completed.

               Reserve Life. The estimated productive life of a proved reservoir based upon the economic limit of such reservoir producing hydrocarbons in paying quantities assuming certain price and cost parameters. For purposes of this Prospectus, reserve life is calculated by dividing the Proved Reserves (on an Mcfe basis) at the end of the period by projected production volumes for the next 12 months.

               Royalty Interest.  An interest in an oil and natural gas property entitling the owner to a share of oil and natural gas production free of costs of production.

               SEC PV-10. The present value of proved reserves is an estimate of the discounted future net cash flows from each of the properties at September 1, 1997, or as otherwise indicated. Net cash flow is defined as net revenues less, after deducting production and ad valorem taxes, future capital costs and operating expenses, but before deducting federal income taxes. As required by rules of the Commission, the future net cash flows have been discounted at an annual rate of 10% to determine their Apresent value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties. In accordance with Commission rules, estimates have been made using constant oil and natural gas prices and operating costs, at September 1, 1997, or as otherwise indicated.

               Shut-In. To close down a producing well or field  temporarily for repair, cleaning out, building up reservoir pressure, lack of a market or similar conditions.

               Sidetrack. A drilling operation involving the use of a portion of an existing well to drill a second hole, in which a milling tool is used to grind out a Awindow" through the side of a drill casing at some selected depth. The drilling bit is then directed out of the window at a desired angle into previously undrilled strata. From this directional start a new hole is drilled to the desired formation depth and casing is set in the new hole and tied back into the older casing, generally at a lower cost because of the utilization of a portion of the original casing.

               Tcf. One trillion cubic feet of natural gas.

               Undeveloped  Acreage.  Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

               Working Interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

                                  PANACO, INC.
                         INDEX TO FINANCIAL STATEMENTS
                                      Page
PANACO, INC. -  AUDITED FINANCIAL STATEMENTS
   Independent Auditors' Report                                     F-2
   Independent Auditors' Report                                     F-3
   Balance Sheets, December 31, 1996 and 1995                       F-4
   Statements of Income (Operations)  for the Years Ended
         December 31, 1996, 1995 and 1994                           F-6
   Statements of Changes in Stockholders' Equity
         for the Years Ended December 31, 1996, 1995 and 1994       F-7
   Statements of Cash Flows for the Years Ended
         December 31, 1996, 1995 and 1994                           F-8
   Notes to Financial Statements for the Years Ended
         December 31, 1996, 1995 and 1994                          F-10
PANACO, INC. - UNAUDITED CONDENSED FINANCIAL STATEMENTS
   Balance Sheets, June 30, 1997 and December 31, 1996             F-22
   Statements of Income (Operations)  for the Six Months Ended
         June 30, 1997 and 1996                                    F-24
   Statements of Changes in Stockholders' Equity
         for the Six Months Ended June 30, 1997                    F-25
   Statements of Cash Flows for the Six Months Ended
         June 30, 1997 and 1996                                    F-26
   Condensed Notes to FinancialStatements                          F-27

GOLDKING COMPANIES, INC. AND SUBSIDIARIES - AUDITED
         CONSOLIDATED FINANCIAL STATEMENTS
   Independent Auditors' Report                                    F-30
   Consolidated Balance Sheets, December 31, 1996 and 1995         F-31
   Consolidated Statements of Operations for  the Years Ended
            December 31, 1996 and 1995                             F-33
   Consolidated Statements of Stockholders' Equity
         for the Years Ended December 31, 1996 and 1995            F-34
   Consolidated Statements of Cash Flow for the Years Ended
            December 31, 1996 and 1995                             F-35
   Notes to Consolidated  Financial Statements                     F-36

   GOLDKING COMPANIES, INC. AND SUBSIDIARIES - UNAUDITED
         CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
   Condensed Balance Sheets, June 30, 1997 and December 31, 1996 F-50 Statements of Income (Operations) for the Six Months Ended
            June 30, 1997 and 1996                                 F-52
   Statements of Changes in Stockholders' Equity
            For the Six Months Ended June 30, 1997 and 1996        F-53
   Statements of Cash Flows for the Six Months Ended
            June 30, 1997 and 1996                                 F-54
   Condensed Notes to Financial Statements                         F-55

Report of Independent Public Accountants



To the Board of Directors
PANACO, Inc.

       We have audited the accompanying balance sheet of PANACO, Inc. (a Delaware Corporation) as of December 31, 1996, and the related statements of income (operations), changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of PANACO, Inc. for the years ended December 31, 1995 and 1994 were audited by other auditors whose report dated February 26, 1996 (except with respect to the change in accounting for oil and gas properties, as to which the date is June 7, 1996), expressed an unqualified opinion on those statements and included an explanatory paragraph that described the retroactive change in accounting for oil and gas properties.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the financial position of PANACO, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                          Arthur Andersen LLP

Kansas City, Missouri
March 7, 1997

                                         Independent Auditors' Report


To the Board of Directors
PANACO, Inc.

We have audited the accompanying balance sheets of PANACO, Inc. (a Delaware corporation) as of December 31, 1995 and the related statements of income (operations), changes in Stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the Financial Statements, the Company has given retroactive effect to the change in accounting for its oil and gas operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PANACO, Inc. as of December 31, 1995 and the results of its operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



BARRETT & ASSOCIATES
Overland Park, Kansas

February 26, 1996, except for Note 1, which the date is June 7, 1996.



                                                 PANACO, INC.
                                                BALANCE SHEETS



                                                    ASSETS

                                                                                    December 31,
                                                                          1996                         1995
CURRENT ASSETS

Cash and cash equivalents                                             $   1,736,000              $   1,198,000
Accounts receivable                                                       6,197,000                  4,386,000
Investment in common stock                                                1,642,000                       ---
Prepaid and other                                                           424,000                    465,000
       Total current assets                                               9,999,000                  6,049,000

OIL AND GAS PROPERTIES, AS DETERMINED
BY THE SUCCESSFUL EFFORTS METHOD
OF ACCOUNTING
    Oil and gas properties, proved                                      125,283,000                103,105,000
    Oil and gas properties, unproved                                      7,128,000                       ---
    Less accumulated depreciation, depletion, amortization,
       and valuation allowances                                         (81,871,000)               (73,620,000)
       Net oil and gas properties                                        50,540,000                 29,485,000

PROPERTY, PLANT, AND EQUIPMENT
    Pipelines and equipment                                              10,534,000                    196,000
    Less accumulated depreciation                                          (327,000)                   (92,000)
       Net property, plant, and equipment                                10,207,000                    104,000

OTHER ASSET
    Restricted deposits                                                   2,115,000                       ---
    Loan costs, net                                                         611,000                    471,000
    Other                                                                   296,000                     60,000
Total other assets                                                        3,022,000                    531,000

TOTAL ASSETS                                                        $    73,768,000                $36,169,000



               The accompanying notes are an integral part of this statement.

                                      F-4






                                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                  December 31,
                                                                        1996                     1995

CURRENT LIABILITIES
    Accounts payable                                                 $ 6,246,000             $   4,444,000
    Interest payable                                                     524,000                   161,000
    Current portion of long-term debt                                       ---                       ---
       Total current liabilities                                       6,770,000                 4,605,000


LONG-TERM DEBT                                                        49,500,000                22,390,000

STOCKHOLDERS' EQUITY

    Preferred Shares, $.01 par value,
       1,000,000 shares authorized; no
       shares issued and outstanding                                        ---                       ---
    Common Shares, $.01 par value,
       40,000,000 shares authorized;
       14,350,255 and 11,504,615 shares
       issued and outstanding, respectively                              143,000                   115,000
    Additional paid in capital                                        31,490,000                21,155,000
    Retained earnings (deficit)                                      (14,135,000)              (12,096,000)
       Total Stockholders' Equity                                     17,498,000                 9,174,000







TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  73,768,000             $ 36,169,000








               The accompanying notes are an integral part of this statement.

                                      F-5



                                  PANACO, INC.
                        STATEMENTS OF INCOME (OPERATIONS)

                                                                           Year Ended December 31,
                                                              1996                 1995                1994
REVENUES
    Oil and gas sales                                       $20,063,000         $18,447,000        $ 17,338,000

COSTS AND EXPENSES
    Lease operating                                           8,477,000           8,055,000           5,231,000
    Depreciation, depletion and amortization                  9,022,000           8,064,000           6,038,000
    General and administrative                                  772,000             690,000             587,000
    Production and ad valorem taxes                             559,000           1,078,000           1,006,000
    Exploration expenses                                           ---            8,112,000                ---
    Provision for losses and (gains) on disposition
       and write-down of assets                                    ---              751,000            1,202,000
    West Delta fire loss                                        500,000               ---                   ---
Total  19,330,000                                           26,750,000            14,064,000

NET OPERATING INCOME (LOSS)                                     733,000          (8,303,000)          3,274,000

OTHER INCOME (EXPENSE)
    Unrealized loss on investment in common stock             (258,000)                ---                 ---
    Interest expense, net                                   (2,514,000)            (987,000)         (1,623,000)
       Total                                                (2,772,000)            (987,000)         (1,623,000)
NET INCOME (LOSS) BEFORE INCOME
    TAXES AND EXTRAORDINARY ITEM                            (2,039,000)          (9,290,000)           1,651,000
INCOME TAXES                                                       ---                  ---                  ---
NET INCOME (LOSS) BEFORE
    EXTRAORDINARY ITEM                                      (2,039,000)          (9,290,000)           1,651,000
EXTRAORDINARY ITEM - LOSS ON EARLY
    RETIREMENT OF DEBT                                             ---                  ---            (536,000)
NET INCOME (LOSS)                                         $ (2,039,000)       $ ( 9,290,000)      $   1,115,000

EARNINGS (LOSS) PER COMMON SHARE
       Earnings (loss) before extraordinary item                  (.16)                (.81)                .16
       Extraordinary loss                                          ---                   ---               (.05)
       Net earnings (loss)                           $            (.16)   $            (.81) $              .11

       Weighted average shares outstanding:                  12,742,213           11,504,615          9,952,870





               The accompanying notes are an integral part of this statement.

                                      F-6



                                                 PANACO, INC.
                                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


                                                                      Common         Additional         Retained
                                                                       Share           Paid-In          Earnings
                                                       Shares        Par Value         Capital          (Deficit)
Balances, December 31, 1993                          8,155,255      $  82,000        $12,583,000    $(3,921,000)

Net Income                                                ---            ---                ---        1,115,000
Exercises of stock options and warrants and
   shares  issued under Employee Stock
   Ownership Plan                                    2,064,883         20,000          5,003,000               ---
Balances, December 31, 1994                         10,220,138        102,000         17,586,000     (2,806,000)

Net Loss                                                   ---            ---                ---     (9,290,000)
Exercise of stock options and warrants               1,181,602         12,000          3,137,000            ---
Issuance of new shares                                 102,875          1,000            432,000              ---
Balances, December 31, 1995                         11,504,615        115,000         21,155,000    (12,096,000)

Net Loss                                                 ---            ---                ---       (2,039,000)
Exercise of warrants, shares issued under
   Employee Stock Ownership Plan and
   Director stock bonuses                              845,640          8,000          1,955,000           ---
Acquisition of properties                            2,000,000         20,000          8,380,000              ---
Balances, December 31, 1996                         14,350,255      $ 143,000        $31,490,000   $(14,135,000)







               The accompanying notes are an integral part of this statement.


                                                 PANACO, INC.
                                           STATEMENTS OF CASH FLOWS
                                                                               Year Ended December 31,
                                                                     1996            1995                1994
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss) before extraordinary item                  $(2,039,000)       $(9,290,000)       $ 1,651,000
   Adjustments to reconcile  net income (loss) to net cash provided by operating activities:
     Depreciation, depletion, and amortization                    9,022,000          8,065,000          6,378,000
     Exploration expenses                                              ---           8,112,000               ---
     Provision for losses and (gains) on disposition
       and write-down of assets                                        ---             751,000          1,202,000
     Unrealized loss on investment in common stock                  258,000               ---                ---
     ESOP stock contribution                                        122,000            132,000            123,000
     Changes in operating assets and liabilities:
       Accounts receivable                                       (1,811,000)        (2,155,000)        (1,202,000)
       Prepaid and other                                            274,000           (125,000)          (501,000)
       Accounts payable                                           1,803,000          2,916,000           (202,000)
       Interest payable                                             363,000            (24,000)            26,000
     Extraordinary loss                                                ---                 ---           (536,000)
       Net cash provided by operating activities                   7,992,000         8,382,000           6,939,000

CASH FLOWS FROM INVESTING ACTIVITIES
   Sale of oil and gas properties                                  9,017,000            11,000            300,000
   Capital expenditures and acquisitions                        (42,958,000)       (21,803,000)       (12,101,000)
   Purchase of other property and equipment, net                    (92,000)           (38,000)           (27,000)
   Increase in restricted deposits                               (2,115,000)              ---                ---
   Other                                                             96,000               ---                ---
     Net cash used by investing activities                      (36,052,000)       (21,830,000)       (11,828,000)

CASH FLOW FROM FINANCING ACTIVITIES
   Long-term debt proceeds                                       38,863,000         16,890,000          5,564,000
   Repayment of long-term debt                                  (11,753,000)        (7,000,000)        (7,326,000)
   Issuance of common shares - exercise of
     warrants and options                                         1,837,000           3,173,000         5,023,000
   Additional loan costs                                          ( 349,000)               ---               ---
     Net cash provided by financing activities                   28,598,000          13,063,000         3,261,000

NET INCREASE (DECREASE) IN CASH                                     538,000           (385,000)        (1,628,000)

CASH AND CASH EQUIVALENTS AT
   BEGINNING OF YEAR                                               1,198,000          1,583,000          3,211,000

CASH AND CASH EQUIVALENTS AT END OF YEAR                        $  1,736,000       $  1,198,000        $ 1,583,000


               The accompanying notes are an integral part of this statement.

                                      F-8


     Supplemental schedule of non-cash investing and financing activities:

FOR THE YEAR ENDED DECEMBER 31, 1996:

     The Company issued 2,000,000 shares of common stock totaling $8,400,000 to Amoco Production Company in connection with an acquisition of oil and gas assets.

     The Company issued 2,447 shares of common stock each to two new directors. The Company also issued 24,220 shares to the ESOP.

     The Company received 477,612 shares of National Energy Group, Inc. common stock in connection with the sale of the Bayou Sorrel Field.

FOR THE YEAR ENDED DECEMBER 31, 1995:

The Company issued 97,680 shares of common stock totaling $409,000 in exchange for oil and gas properties.

FOR THE YEAR ENDED DECEMBER 31, 1994:

The Company farmed out an oil and gas property and retained a 12.5% overriding royalty interest.

The Company contributed 30,850 shares to the ESOP.

Supplemental disclosures of cash flow information:

Cash paid during the year ended December 31:

                         1996              1995             1994

Interest             $2,218,000        $1,016,000       $1,409,000

Income taxes         $   ---           $  ---           $   ---

                                  PANACO, INC.

                          NOTES TO FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994



Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of PANACO, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Significant Risks and Uncertainties

The Company's future success is dependent upon many factors. One of these factors involves finding and acquiring additional reserves, which could be accomplished through successful drilling of productive wells at economic returns, and through successful acquisitions of properties, which are subject to uncertainties. Additional factors include competition from companies with larger financial resources, the production of existing proved reserves (which reserve estimates are inherently imprecise and are expected to change as future information becomes available), the uncertainty of prices received for oil and natural gas production (which have been volatile and are likely to be volatile in the future) including hedged production, and the impact of changes in laws and regulations imposed on the Company and related industries. The factors could have a material adverse effect on the Company's business and the ability to realize its assets.

Revenue Recognition
The Company recognizes its ownership interest in oil and gas sales as revenue. It records revenues on an accrual basis, estimating volumes and prices for any months for which actual information is not available. If actual production sold differs from its allocable share of production in a given period, such differences would be recognized as deferred income or accounts receivable.

Hedging Transactions
The Company hedges the prices of its oil and gas production through the use of oil and natural gas futures and swap contracts within the normal course of its business. The Company uses futures and swap contracts to reduce the effects of fluctuations in oil and natural gas prices. Changes in the market value of these contracts are deferred and subsequent gains and losses are recognized monthly as adjustments to revenues in the same production period as the hedged item, based on the difference between the index price and the contract price. The Company entered into a hedge agreement beginning in January, 1996, for the delivery of 15,000 MMBTU of gas for each day in 1996 with contract prices ranging from $1.7511/MMBTU to $2.253/MMBTU.

Starting in 1997 the Company's hedge transactions on natural gas are based upon published gas pipeline index prices and not the NYMEX. This change has eliminated price differences due to transportation. For 1997, 14,000 MMBTU's per day has been hedged, reduced to 10,000 MMBTU's per day in 1998 and 7,000 MMBTU's per day in 1999. The Company is hedging at a swap price of $1.80/MMBTU for 1997, with varying levels of participation (93% in January to 66% in December) in settlement prices above $1.80/MMBTU.

Starting in 1997, the Company has also hedged 720 barrels of oil for each day in 1997 at a swap price of $20.00 per barrel. The Company then has a 40% participation in settlement prices above the swap price.

Income Taxes
The Company records income taxes in accordance with the requirements of Statement of Financial Accounting Standards (FAS) No. 109 - "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Oil and Gas Producing Activities and Depreciation, Depletion and Amortization The Company utilizes the successful efforts method of accounting for its oil and gas properties. Under the successful efforts method, lease acquisition costs are capitalized. Exploratory drilling costs are also capitalized pending determination of proved reserves. If proved reserves are not discovered, the exploratory costs are expensed. All development costs are capitalized. Provision for depreciation and depletion is determined on a field-by-field basis using the unit-of-production method. The carrying amounts of unproved properties are not depleted until a determination of any reserves has been made. The carrying amounts of proven and unproven properties are reviewed periodically on a property-by-property basis, based on future net cash flows determined by an independent engineering firm, and an impairment reserve is provided as conditions warrant. The provision for write down of assets were $751,000 for 1995, and $1,202,000 for 1994.

Property, Plant & Equipment
Property and equipment are carried at cost. Oil and natural gas pipelines and equipment are depreciated on the straight-line method over estimated remaining useful lives, primarily fifteen years. Other property is also depreciated on the straight-line method over estimated remaining useful lives, ranging from five to seven years.

Amortization of Note Discount
Note discounts are amortized utilizing the interest method, which applies a constant rate of interest to the book value of the note. Additional interest expense of $234,000 was recorded in 1994 from the amortization of the discount. Effective July 1, 1994 the debt related to the note discount was extinguished, and the balance of the note discount totaling $106,000 was recorded as an extraordinary item.

Earnings (Loss) per share
The computation of earnings or loss per share in each year is based on the weighted average number of common shares outstanding. When dilutive, stock options and warrants are included as share equivalents using the treasury share method. Stock options and warrants were not included in the calculation for 1995 and 1996, as the effects were not dilutive. Shares to be contributed to the ESOP plan are treated as common share equivalents.


Statement of Cash Flows
For purposes of reporting cash flows, the Company considers all cash investments with original maturities of three months or less to be cash equivalents.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities in the financial statements, including the use of estimates for oil and gas reserve information and the valuation allowance for deferred income taxes. Actual results could differ from those estimates. Estimates related to oil and gas reserve information and the standardized measure are based on estimates provided by third parties. Changes in prices could significantly affect these estimates from year to year.

Reclassification
Certain financial statement items have been reclassified to conform to the current year's presentation.

Note 2 - ACQUISITIONS & DISPOSITIONS

On October 8,1996, the Company closed its acquisition of interests in thirteen offshore blocks comprising six fields in the Gulf of Mexico from Amoco Production Company ("Amoco Properties"). The purchase price for the assets acquired in this transaction was $40.4 million, paid by the issuance of 2,000,000 Common Shares, valued at $4.20 per share, and by payment to Amoco of $32 million in cash. Based on the assets acquired, the Company allocated $25,737,000 of the purchase price to proved oil and gas properties, $9,273,000 to pipelines and structures and $5,390,000 to unproved oil and gas properties. Concurrently with this transaction the Company entered into a new Bank Facility with First Union National Bank of North Carolina and Banque Paribas under which its reducing revolving loan was increased to $40 million, with an initial borrowing base (credit limit) of $35 million. In addition to that facility, the Company borrowed $17 million pursuant to the Tranche A Convertible and the Tranche B Bridge Loan Subordinated Notes (see Note 6).

On July 12, 1995, the Company entered into a Purchase and Sale Agreement with Zapata Exploration Company to acquire all of Zapata's offshore oil and gas properties in the Gulf of Mexico ("Zapata Properties"). The transaction closed July 26, 1995. The purchase price for the assets acquired in this transaction was $2,748,000 in cash and the obligation to pay a production payment to Zapata based upon future production. The production payment is based upon production from the East Breaks 109 field after production of 12 Bcfe gross (10 Bcfe net) measured from October 1, 1994. The Company will pay to Zapata $.4167 per Mcfe on the next 27 Bcfe produced. Payments to Zapata on this production payment are to be made by the Company when it is paid for the oil or gas. Oil and gas reserves attributable to this production payment are not included in the reserves for the properties set forth herein.

Both of these acquisitions were accounted for using the purchase method. The results for the Amoco Properties are included in the Company's results of operations from October 8 to December 31, 1996. The results for the Zapata Properties are included in the Company's results of operations from July 26 to December 31, 1995 and all of 1996.

Effective September 1, 1996, the Company sold its Bayou Sorrel Field to National Energy Group, Inc. for $11,000,000, consisting of $9,000,000 in cash and 477,612 shares of National Energy Group, Inc. common stock. This field was purchased by the Company on December 27, 1995 from Shell Western E & P, Inc. for $10,500,000, which included a $204,000 broker's fee and a related receivable of $600,000. The Company retained a 3% overriding royalty interest in the deep rights of the field, below 11,000 feet. There was no gain or loss on the sale of the field and the $1,738,000 remaining net book valve was assigned to this overriding royalty interest.

The following unaudited pro forma financial information assumes the Amoco and Zapata acquisitions had been consummated January 1, 1995, and the Bayou Sorrel sale was completed January 1, 1996. It is presented in order to comply with the disclosure requirements of Accounting Principles Board Opinion No. 16. The pro forma financial information does not purport to be indicative of the results of the Company had these acquisitions occurred on the date assumed, nor is it necessarily indicative of the future results of the Company. It should be read together with the financial statements of the Company, including the notes thereto.

                                  PANACO, Inc.
                    Unaudited Pro Forma Financial Information
                 For the Years Ended December 31, 1996 and 1995

                                                   1996                  1995
                                                  Unaudited           Unaudited
                                               PANACO, Inc.         PANACO, Inc.
                                                  Pro Forma            Pro Forma
                                                  Combined            Combined

Revenues                                       $ 28,978,000         $ 34,598,000

Income/(loss) before extraordinary items         (1,928,000)         (13,213,000)

Net Income/(loss)                                (1,928,000)         (13,213,000)

Earnings/(loss) per share                      $      (0.13)      $       (0.98)

Note 3 - WEST DELTA FIRE LOSS

The Company experienced an explosion and fire on April 24, 1996 at Tank Battery #3 in West Delta resulting in the fields being shut-in from April 24th, until being returned to production on October 7, 1996. The loss of 67 days of production in the second quarter and the entire third quarter resulted in lost revenues of approximately $6,000,000. The fire was the principal contributor to the losses of $.08 per share for the second quarter of 1996 and $.11 per share for the third quarter. During the second quarter the Company expensed $500,000 for its loss as a result of this explosion. No further losses have been recognized or are anticipated. This $500,000 amount included $225,000 in deductibles under the Company's insurance.

The Company has spent $8,500,000 on Tank Battery #3 inclusive of the $500,000 expensed during second quarter and has received reimbursement from its insurance company of $3,900,000, after satisfaction of the $225,000 in deductibles. The excess of expenditures over insurance reimbursement will be capitalized as property improvements. No additional expenditures have been made or are anticipated.


Note 4 - INVESTMENT IN COMMON STOCK

In connection with a sale of the Bayou Sorrel to National Energy Group, Inc., the Company received 477,612 shares of National Energy Group, Inc. common stock. The market value was $1,900,000 based upon the trading price of the stock on the NASDAQ National Market.

The Company has classified this investment as a trading security. At December 31, 1996 the market value of the Company's investment in National Energy Group, Inc. was $1,642,000, with a $258,000 valuation allowance being recognized to reflect the decrease in market value of the common stock.

Note 5 - RESTRICTED DEPOSITS

Pursuant to existing agreements the Company is required to deposit funds in bank escrow and trust accounts to provide a reserve against satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields no longer produce oil and gas. Each month, until November 1997, $25,000 is deposited in a bank escrow account, to satisfy such obligations with respect to a portion of its West Delta Properties. The Company has entered into an escrow agreement with Amoco Production Company under which the Company will deposit, for the life of the fields, ten percent (10%) of the net cash flow, as defined in the agreement, from the Amoco properties. As of December 31, 1996 the Company has established the "PANACO East Breaks 110 Platform Trust" in favor of the Minerals Management Service of the U.S. Department of the Interior. This trust requires an initial funding of $846,720 in December 1996, and remaining deposits of $244,320 due at the end of each quarter in 1999 and $144,000 due at the end of each quarter in 2000, for a total of $2,400,000. In addition, the Company has $9,250,000 in surety bonds to secure its plugging and abandonment obligations; including a $4,100,000 bond which was provided to the original sellers of the West Delta Properties; a $2,400,000 supplemental bond provided to the Minerals Management Service of the U.S. Department of the Interior in connection with the plugging and structure removal obligations for the Company's East Breaks Block 110 Platform and a $300,000 Pipeline Right-of-Way Bond.

Note 6- LONG-TERM DEBT
                                1996                         1995
Note payable (a)         $ 27,500,000                $ 17,390,000
Note payable (b)           22,000,000                   5,000,000
                           49,500,000                  22,390,000

Less current portion              ---                        ---
    Long-term debt       $ 49,500,000                $ 22,390,000

     (a) On October 8, 1996, the Company amended its bank facility with First Union National Bank of North Carolina (60% participation), and Banque Paribas (40% participation), herein "Bank Facility". The loan is a reducing revolver designed to provide the Company up to $40 million depending on the Company's borrowing base, as determined by the lenders. The Company's borrowing base at December 31, 1996 was $31 million, with an availability under the revolver of $2.5 million. The principal amount of the loan is due July 1, 1999. However, at no time may the Company have outstanding borrowings under the Bank Facility in excess of its borrowing base. Interest on the loan is computed at the bank's prime rate or at 1 to 1 3/4% (depending upon the percentage of the facility being used) over the applicable London Interbank Offered Rate ("LIBOR") on Eurodollar loans. Eurodollar loans can be for terms of one, two, three or six months and interest on such loans is due at the expiration of the terms of such loans, but no less frequently than every three months. The Company's weighted average interest rate at December 31, 1996 was 7.29%. The bank facility is collateralized by a first mortgage on the Company's offshore properties. The loan agreement contains certain covenants including a requirement to maintain a positive indebtedness to cash flow ratio, a positive working capital ratio, a certain tangible net worth, as well as limitations on future debt, guarantees,liens, dividends, mergers, material change in ownership by management, and sale of assets.

(b) From time to time the Company has borrowed funds from institutional lenders who are advised by Kayne, Anderson Investment Management, Inc. In each case these loans are due at a stated maturity, require payments of interest only at 12% per annum 45 days after the end of each calendar quarter and are secured by a second mortgage on the Company's offshore oil and gas properties. The respective loan documents contain certain covenants including a requirement to maintain a net worth ratio, as well as limitations on future debt, guarantees, liens, dividends, mergers, material change in ownership by management, and sale of assets. The loans are as follows:

              (i) 1993 Subordinated Notes. In 1993, $5,000,000 was borrowed, due December 31, 1999, but prepayable at any time. The Company could have delivered up to $1,000,000 in PIK (payment in kind) notes in satisfaction of interest payment obligations. The lenders were issued, and during 1996 exercised, warrants to acquire 816,526 Common Shares at $2.25 per share. In March, 1997 the Company repaid these notes.

             (ii) 1996 Tranche A Convertible Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003, but prepayable any time after May 8, 1998. The Notes are, after August 28, 1997, convertible, into 2,060,606 common shares on the basis of $4.125 per share. The Company may deliver up to $2,000,000 in PIK notes in satisfaction of interest payment obligations.

         (iii) 1996 Tranche B Bridge Loan Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003, but prepayable at any time. In March, 1997 the Company repaid these notes.

Maturities of long-term debt are as follows:

                 July 1, 1999                            $27,500,000
                 December 31, 1999                         5,000,000
                 October 8, 2003                          17,000,000
                                                         $49,500,000

Note 7 - STOCKHOLDERS' EQUITY

During 1996, 816,526 shares were issued by virtue of the exercise of warrants at an exercise price of $2.25 per share, 24,220 shares were contributed to the Company's ESOP and 4,894 were issued for board of director fees. On October 8, 1996, 2,000,000 shares were issued to Amoco Production Company in connection with an acquisition of oil and gas assets. During 1995, 1,181,602 shares were issued by virtue of the exercise of warrants and options, 97,680 shares were issued in connection with property acquisition costs and 5,195 shares were issued for board of directors fees. During 1994, 2,034,033 shares were issued by virtue of the exercise of warrants and options, and 30,850 shares were contributed to the Company's ESOP.

In August, 1994, the Company established an Employee Stock Ownership Plan (ESOP) and Trust that covers substantially all employees. The Board of Directors can approve contributions, up to a maximum of 15% of eligible employees' gross wages. The Company incurred $ 122,000, $132,000 and $123,000 in costs for the years ended December 31, 1996, 1995 and 1994, respectively.

Warrants outstanding at December 31, 1996 to acquire common shares are as follows:

    Number of                    Price per
      Shares                       Share                   Expiration Date
      90,000                      $2.000                    July 31, 1997
     160,000                      $2.375                    December 31, 1997
      39,365                      $2.000                    December 31, 1997
     289,365

The 1996 Tranche A Convertible Subordinated Notes are, after August 28, 1997, convertible into 2,060,606 common shares on the basis of $4.125 share.

On August 26, 1992, the shareholders approved a long-term incentive plan allowing the Company to grant incentive and nonstatutory stock options, performance units, restricted stock awards and stock appreciation rights to key employees, directors, and certain consultants and advisors of the Company up to a maximum of 20% of the total number of shares outstanding. At December 31, 1996 or 1995, there were no stock options outstanding.

During 1995, under the terms of the Long-Term Incentive Plan, three directors surrendered 73,845 shares to exercise 124,400 options. New options were issued equal to the number of shares surrendered at a price of $2.0313 per share, which would have expired December 31, 1995, but were exercised by that date.

Note 8 - RELATED PARTY TRANSACTIONS

During 1995, 25,000 warrants at a price of $2.50 per share were issued to and exercised by a director. During 1994, 650,000 warrants at a price of $2.75 per share were issued to the directors. All such warrants were exercised during 1994.

The Company entered into a triple net lease agreement with a partnership owned by two directors for the lease of an office building. The lease, which expires November, 2003, has monthly rental payments of $4,000. During 1996, 1995 and 1994, $48,000 per year in rent was paid under the lease agreement.

 The following is a schedule of future rental payments required under this office building lease:

                       -----------------------------------

                            Year ending December 31,

                       -----------------------------------
                                   1997 $ 48,000
                                   1998   48,000
                                   1999   48,000
                                   2000   48,000
                                   2001   48,000
                              2002-2003   92,000
                                       $ 332,000

In 1994, 275,000 options were issued to directors at prices ranging from $2.32 to $3.94 per share. These options were exercised in 1995. Under the terms of the Long-Term Incentive Plan, three directors were issued 73,845 options at $2.03 per share and 68,567 options at $2.19 per share in 1995 and 1994, respectively. These options were exercised in 1995.

Note 9 - INCOME TAXES

At December 31, 1996, the Company had net operating loss carry forwards for federal income tax purposes of $16,000,000 which are available to offset future federal taxable income through 2011. The Company's timing of its utilization of net operating loss carry forwards may be limited in the future due to its issuance of common stock and the related I.R.S. regulations.

Significant components of the Company's deferred tax assets as of December 31 are as follows:

                                              1996                     1995

Deferred tax assets
     Fixed asset basis differences         $2,312,000              $ 1,408,000
     Net operating loss carry forwards      6,342,000                6,306,000
        Total deferred tax assets           8,654,000                7,714,000

  Valuation allowance for deferred
     tax assets                            (8,654,000)             (7,714,000)
        Total deferred tax assets         $      ---               $       ---

A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. The valuation allowance for deferred tax assets as of December 31, 1994 was $4,061,000. The net change in the total valuation allowance for the years ended December 31, 1996 and 1995 was an increase of $940,000 and $3,653,000, respectively.

Note 10 - COMMITMENTS AND CONTINGENCIES

The Company is subject to various legal proceedings and claims which arise in the ordinary course of business operations. In the opinion of management, the amount of liability, if any, with the respect to these actions would not materially affect the financial position of the Company or its results of operation.

Note 11 - FINANCIAL INSTRUMENTS

The carrying amount and fair values of the Company's financial instruments at December 31, 1996, are as follows:
                                            ------------------------------------

                              Assets (Liabilities)
                                             -----------------------------------
                                            Carrying Amount           Fair Value
Long-term fixed rate debt                  $   (22,000,000)       $ (21,063,000)
Off balance sheet financial instruments
     Letter of credit                                   ---                  ---
     Hedge contracts                                    ---            (897,000)

Cash and cash equivalents, receivables, payables, and long-term variable rate debt The carrying amount reported on the consolidated balance sheet approximates its fair value because of the short maturities of these instruments.

Long-term, fixed rate debt
The Company estimates the fair value of its long-term, fixed rate debt generally using discounted cash flow analysis based on the Corporation's current borrowing rates for debt with similar maturities.

Letter of credit
A $1,000,000 letter of credit collateralizes a plugging bond. Fair value estimated on the basis of fees paid to obtain the obligation is not material at December 31, 1996.

Hedge contracts
The fair values of the Company's swap contracts are estimated based on settlement values at December 31, 1996 for volumes hedged at future dates.

Concentrations of Credit Risk
Financial instruments which potentially subject the Company to concentration of credit risk consist principally of bank account balances in excess of federally insured limits and trade receivables. The Company's receivables consist of oil and gas sales to third parties primarily from offshore production in the Gulf of Mexico and onshore oil production in the central part of the United States. This concentration may impact the Company's overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. Receivables are generally not collateralized. Historical credit losses incurred by the Company on receivables have not been significant. One purchaser accounted for 49%, 69% and 83% of revenues in 1996, 1995 and 1994, respectively.

NOTE 12 - SUBSEQUENT EVENTS

On March 5, 1997, the Company completed an offering of 8,403,305 shares of common stock at $4.00 per share, $3.728 net of the underwriter's commission, consisting of 6,000,000 shares sold by the Company and 2,403,305 shares sold by shareholders, primarily 2,000,000 by Amoco Production Company which were received in connection with a property acquisition and 373,305 by lenders advised by Kayne, Anderson Investment Management, Inc which were received in connection with the exercise of warrants. The Company's proceeds of $22,000,000 (net of $350,000 in offering expenses) from the offering were used to repay $13,500,000 of its Subordinated Notes, specifically the 1993 Subordinated Notes and the 1996 Tranche B Bridge Loan Subordinated Notes. The remaining proceeds were temporarily paid on the Company's reducing revolving loan and will ultimately be used for the development of its properties and future acquisitions. These payments, along with payments made from the Company's cash flows reduced its Long-Term debt balance at $24,000,000 on March 6, 1997.

Note 13 - SUPPLEMENTAL INFORMATION RELATED TO OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The  following  table  reflects  the  costs  incurred  in oil and  gas  property activities for each of the three years ended December 31:
------------------------------------------------------------------------------------------------

                                                   1996             1995              1994
------------------------------------------------------------------------------------------------
Property acquisition costs, proved             $ 26,859,000     $ 12,603,000         $   352,000

Property acquisition costs, unproved              5,390,000              ---                 ---

Exploration costs                                       ---        8,112,000                 ---

Development costs                                 8,863,000        1,497,000    11,749,000


Quantities of Oil and Gas Reserves
The estimates of proved developed and proved undeveloped reserve quantities at December 31, 1996 are based upon reports of third party petroleum engineers (Ryder Scott Company and McCune Engineering, P.E.) and do not purport to reflect realizable values or fair market values of PANACO's reserves. It should be emphasized that reserve estimates are inherently imprecise and accordingly, these estimates are expected to change as future information becomes available. These are estimates only and should not be construed as exact amounts. All reserves are located in the United States.

Proved reserves are estimated reserves of natural gas and crude oil and condensate that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

Proved developed and undeveloped reserves:
                                                                  Oil                 Gas
                                                               (BBLS)               (MCF)
Estimated reserves as of December 31, 1993                      745,000           43,696,000

     Production                                                (137,000)          (8,139,000)
     Extensions and discoveries                                 183,000           16,930,000
     Sale of minerals in-place                                  (24,000)             (45,000)
     Revisions of previous estimates                            176,000          (10,860,000)
Estimated reserves as of December 31, 1994                      943,000           41,582,000

     Production                                                (170,000)          (9,850,000)
     Sale of minerals in-place                                   (1,000)             (22,000)
     Purchase of minerals in-place                            1,140,000           20,094,000
     Revisions of previous estimates                            (12,000)          (5,093,000)
Estimated reserves as of December 31, 1995                    1,900,000           46,711,000

     Production                                                (276,000)          (6,788,000)
     Extensions and discoveries                                     ---              972,000
     Sale of minerals in-place                                 (805,000)          (3,102,000)
     Purchase of minerals in-place                            1,379,000           16,633,000
     Revisions of previous estimates                             41,000          (12,980,000)
Estimated reserves as of December 31, 1996                    2,239,000           41,446,000

Proved developed reserves:
-------------------------------------------------------------- ----------   ------------

                                                                  Oil          Gas
                                                                (BBLS)         (MCF)
-------------------------------------------------------------- ----------   ------------

    December 31, 1993                                            745,000     24,665,000

    December 31, 1994                                            907,000     36,282,000

    December 31, 1995                                          1,794,000     40,323,000

    December 31, 1996                                          1,867,000     39,288,000


Standardized Measure of Discounted Future Net Cash Flows

Future cash inflows are computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the year-end estimated future production of proved oil and gas reserves. Estimates of future development and production costs are based on year-end costs and assume continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 per cent per year to reflect the estimated timing of the future cash flows. The standardized measure of discounted cash flows is the future net cash flows less the computed discount.


     The accompanying table reflects the standardized measure of discounted future cash flows relating to proved oil and gas reserves as of the three years ended December 31:

                                                               1996                    1995
                   1994
Future cash inflows                                   $ 210,875,000          $140,247,000         $ 88,893,000
Future development and production costs                  61,822,000            50,723,000           32,197,000
Future net cash flows                                   149,053,000            89,524,000           56,696,000
Future income taxes                                      17,899,000            11,755,000            6,304,000
Future net cash flows after income taxes                131,154,000            77,769,000           50,392,000
10% annual discount                                     (31,313,000)          (14,848,000)          (8,477,000)
Standardized measure after income taxes               $   99,841,000         $  62,921,000        $ 41,915,000

Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows The accompanying table reflects the principal changes in the standardized measure of discounted future net cash flows attributable to proved oil and gas reserves for each of the three years ended December 31:


                                                            1996              1995                   1994
Beginning balance                                     $ 62,921,000           $41,915,000          $47,379,000
Sales of oil and gas, net of production costs          (11,027,000)           (9,314,000)         (11,047,000)
Net change in income taxes                              (4,116,000)           (4,267,000)           5,562,000
Changes in price and production costs                   44,088,000            11,498,000          (10,781,000)
Purchases of minerals in-place                          45,521,000            34,415,000                   ---
Sale of minerals in-place                              (10,518,000)                  ---                   ---
Revision of previous estimates, extensions &
   discoveries, net                                    (27,028,000)          (11,326,000)          10,802,000
Ending balance                                        $ 99,841,000           $62,921,000          $41,915,000


                                  PANACO, Inc.

                         Condensed Financial Statements

                                  June 30, 1997

                                   (Unaudited)


                                                   PANACO, INC.
                                            Condensed Balance Sheets
                                                  (Unaudited)



 ASSETS                                                     As of                      As of
                                                       June 30, 1997            December 31, 1996
                                                  ------------------------   ------------------------
 CURRENT ASSETS
      Cash and cash equivalents                              $ 1,353,000              $   1,736,000
      Accounts receivable                                      6,030,000                  6,197,000
      Investment in common stock                               1,701,000                  1,642,000
      Prepaid and other                                          552,000                    424,000
                                                  ------------------------   ------------------------
         Total current assets                                  9,636,000                  9,999,000
                                                  ------------------------   ------------------------

 OIL AND GAS PROPERTIES, AS DETERMINED BY THE
 SUCCESSFUL EFFORTS METHOD OF ACCOUNTING
      Oil and gas properties, proved                         130,410,000                125,283,000
      Oil and gas properties, unproved                         7,324,000                  7,128,000
      Less: accumulated depreciation, depletion,
         amortization and valuation allowances               (87,374,000)               (81,871,000)
                                                  ------------------------   ------------------------
         Net oil and gas properties                            50,360,000                 50,540,000
                                                  ------------------------   ------------------------

 PROPERTY, PLANT AND EQUIPMENT
      Pipelines and equipment                                  13,280,000                 10,534,000
      Less: accumulated depreciation                             (806,000)                  (327,000)
                                                  ------------------------   ------------------------
         Net property, plant and equipment                     12,474,000                 10,207,000
                                                  ------------------------   ------------------------

 OTHER ASSETS
      Restricted deposits                                       1,992,000                  2,115,000
      Loan costs, net                                             127,000                    611,000
      Other                                                       252,000                    296,000
                                                  ------------------------   ------------------------
         Total other assets                                     2,371,000                  3,022,000
                                                  ------------------------   ------------------------


 TOTAL ASSETS                                       $          74,841,000      $          73,768,000
                                                  ''''''''''''''''''''''''   ''''''''''''''''''''''''

         The accompanying notes are an integral part of this statement.




                                  PANACO, INC.
                            Condensed Balance Sheets
                                   (Unaudited)



 LIABILITIES AND STOCKHOLDERS' EQUITY                     As of                        As of
                                                      June 30, 1997              December 31, 1996
                                                 ------------------------    -------------------------
 CURRENT LIABILITIES
      Accounts payable                                      $  5,770,000            $       6,246,000
      Interest payable                                           263,000                      524,000
      Current portion of long-term debt                                -                            -
                                                 ------------------------    -------------------------
         Total current liabilities                             6,033,000                    6,770,000
                                                 ------------------------    -------------------------

 LONG-TERM DEBT                                                28,000,000                  49,500,000
                                                 ------------------------    -------------------------


 STOCKHOLDERS' EQUITY
      Preferred Shares, $.01 par value,
         5,000,000 shares authorized; no
         shares issued and outstanding
                                                                      -                           -
      Common Shares, $.01 par value,
         40,000,000 shares authorized;
         20,382,087 and 14,350,255 shares
         issued and outstanding, respectively                   204,000                     143,000
      Additional paid-in capital                             53,593,000                  31,490,000
      Retained earnings (deficit)                           (12,989,000)                (14,135,000)
                                                 ------------------------    -------------------------
         Total stockholders' equity                           40,808,000                   17,498,000
                                                 ------------------------    -------------------------



 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $          74,841,000       $           73,768,000
                                                 ''''''''''''''''''''''''    '''''''''''''''''''''''''


         The accompanying notes are an integral part of this statement.

                                                   PANACO, INC.
                                         Statements of Income (Operations)
                                         For the Six Months Ended June 30,
                                                    (Unaudited)



                                                            1997                     1996
                                                     -------------------      -------------------
 REVENUES
      Oil and natural gas sales                          $   14,287,000           $   10,808,000

 COSTS AND EXPENSES
      Lease operating                                         5,122,000                4,184,000
      Depletion, depreciation & amortization                  6,184,000                3,812,000
      General and administrative                                389,000                  382,000
      Production and ad valorem taxes                           174,000                  327,000
      Exploration expenses                                       67,000                        -
      West Delta fire loss                                            -                  500,000
                                                     -------------------      -------------------
         Total                                               11,936,000                9,205,000
                                                     -------------------      -------------------

 NET OPERATING INCOME                                         2,351,000                1,603,000
                                                     -------------------      -------------------

 OTHER INCOME (EXPENSE)
      Unrealized gain on investment in common stock              60,000                        -
      Interest expense, net                                  (1,265,000)                (902,000)
                                                     -------------------      -------------------
         Total                                               (1,205,000)                (902,000)
                                                     -------------------      -------------------

 NET INCOME BEFORE INCOME TAXES                               1,146,000                  701,000

 INCOME TAXES                                                         -                        -
                                                     -------------------      -------------------

 NET INCOME                                             $     1,146,000          $       701,000
                                                     '''''''''''''''''''      '''''''''''''''''''


 Net income per share                                   $          0.07          $          0.06
                                                     '''''''''''''''''''      '''''''''''''''''''

        The accompanying notes are an integral part of this statement.



                                  PANACO, INC.
                  Statement of Changes in Stockholders' Equity
                                   (Unaudited)


                                                                                          Amount ($)
                                       Number of                              Additional            Retained
                                        Common              Common              Paid-in             Earnings
                                        Shares               Stock              Capital            (Deficit)
                                   -----------------   -----------------   -----------------   ------------------

 Balances, December 31, 1996             14,350,255      $      143,000        $ 31,490,000        $(14,135,000)

 Net Income                                                                                           1,146,000
                                                  -                   -                   -

 Common shares issued - Offering          6,000,000              60,000          21,954,000                   -

 Common shares issued - ESOP
 contribution and stock bonuses              31,832               1,000             149,000                   -
                                   -----------------   -----------------   -----------------   ------------------
 Balance, June 30, 1997                  20,382,087      $      204,000        $ 53,593,000        $(12,989,000)
                                   '''''''''''''''''   '''''''''''''''''   '''''''''''''''''   ''''''''''''''''''

           The accompanying notes are an integral part of this statement.



                                                     PANACO, INC.
                                                Statement of Cash Flows
                                               Six Months Ended June 30,
                                                      (Unaudited)

                                                                           1997                 1996
                                                                    -----------------    -----------------
 CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                                       $   1,146,000       $      701,000
      Adjustments  to  reconcile  net income to net cash  provided by  operating activities:
         Depletion, depreciation and amortization                          6,184,000            3,812,000
         Unrealized gain on investment in common stock                       (60,000)                   -
         Other, net                                                           16,000                    -
         Changes in operating assets and liabilities:
             Accounts receivable                                             167,000              473,000
             Prepaid and other                                               400,000              (41,000)
             Accounts payable                                              (476,000)            2,365,000
             Interest payable                                              (261,000)               78,000
                                                                    -----------------    -----------------
                         Net cash provided by operating activities         7,116,000            7,388,000
                                                                    -----------------    -----------------

 CASH FLOWS FROM INVESTING ACTIVITIES
         Sale of oil and gas properties                                      24,000                    -
         Capital expenditures and acquisitions                           (8,160,000)          (3,440,000)
         Decrease/(increase) in restricted deposits                         123,000           (1,735,000)
                                                                    -----------------    -----------------
                         Net cash used by investing activities           (8,013,000)          (5,175,000)
                                                                    -----------------    -----------------

 CASH FLOWS FROM FINANCING ACTIVITIES
         Common stock offering proceeds, net                              22,014,000                    -
         Long-term debt proceeds                                           4,500,000                    -
         Repayment of long-term debt                                     (26,000,000)          (4,000,000)
         Issuance of common stock-exercise of warrants                             -            1,837,000
                                                                    -----------------    -----------------
                         Net cash used by financing activities               514,000           (2,163,000)
                                                                    -----------------    -----------------

 NET INCREASE (DECREASE) IN CASH                                           (383,000)               50,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                            1,736,000            1,198,000
                                                                    -----------------    -----------------
CASH AND CASH EQUIVALENTS AT JUNE 30                                  $   1,353,000        $   1,248,000
                                                                    '''''''''''''''''    '''''''''''''''''


         The accompanying notes are an integral part of this statement.

                                      F-26

                                  PANACO, INC.
                     CONDENSED NOTES TO FINANCIAL STATEMENTS
                                  June 30, 1997
                                   (Unaudited)

Note 1 - BASIS OF PRESENTATION

         In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position as of June 30, 1997 and December 31, 1996 and the results of operations and changes in stockholder's equity and cash flows for the periods ended June 30, 1997 and 1996. Most adjustments made to the financial statements are of a normal, recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). It is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996.

Note 2 - OIL AND GAS PROPERTIES AND PIPELINES AND EQUIPMENT

       The Company utilizes the successful efforts method of accounting for its oil and gas properties. Under the successful efforts method, lease acquisition costs are capitalized. Exploratory drilling costs are also capitalized pending determination of proved reserves. If proved reserves are not discovered, the exploratory costs are expensed. All development costs are capitalized. Interest on unproved properties is capitalized based on the carrying amount of the properties. Provision for depreciation and depletion is determined on a field-by-field basis using the unit-of-production method. The carrying amounts of proven and unproved properties are reviewed periodically on a property-by-property basis, based on future net cash flows determined by an independent engineering firm, with an impairment reserve provided if conditions warrant.

       Pipelines and equipment are carried at cost. Oil and natural gas pipelines are depreciated on the straight-line method over the useful lives of fifteen years. Other property is also depreciated on the straight-line method over the useful lives, which range from five to seven years.

Note 3 - CASH FLOW INFORMATION

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with original maturities of six months or less to be cash equivalents. Cash payments for interest, net of capitalized interest, totaled $1,526,000 and $744,000 for the first six months of 1997 and 1996, respectively.

Note 4 - RESTRICTED DEPOSITS

         The Company is party to various escrow and trust agreements which provide for monthly deposits into escrow and trust accounts to satisfy future plugging and abandonment obligations. The terms of the agreements vary as to deposit amounts, based upon fixed monthly amounts or percentages of the properties' net income. With respect to plugging and abandonment operations, funds are partially or completely released upon the presentation by the Company to the escrow agent or trustee of evidence that the operation was or is being conducted in compliance with applicable laws and regulations. These amounts are included on the financial statements as Restricted Deposits.

Note 5 - INVESTMENT IN COMMON STOCK

         In connection with the sale of the Bayou Sorrel Field to National Energy Group, Inc. in 1996, the Company received 477,612 shares of National
Energy Group, Inc. common stock. The Company has classified this asset as a trading security. At June 30, 1997 the estimated market value of the stock was $1,701,000, with an unrealized gain of $60,000 recognized in the first three months of 1997 to reflect the increase in market value from December 31, 1996. Subsequent to June 30, the shares of National Energy Group, Inc. common stock have been sold with no significant gain or loss being realized.

Note 6 - NET INCOME PER SHARE

         The net income per share for the six months ended June 30, 1997 and 1996 has been calculated based on 18,247,926 and 12,206,886 weighted average shares outstanding, respectively and 20,382,087 and 12,345,361 for the three months ended June 30, 1997 and 1996, respectively. Weighted average shares outstanding are the only shares included in this calculation. The Company does not present a fully diluted earnings per share amount as options and warrants outstanding at June 30, 1997 do not dilute per share amounts by 3% or more and the shares issuable upon conversion of the 1996 Convertible Subordinated Notes are not considered common stock equivalents and are also anti-dilutive.

         The Financial Accounting Standards Board issued FASB Statement 128, "Earnings Per Share", in February 1997. FASB 128 modifies the way companies report earnings per share information. The Company will be required to adopt FASB 128 for the year ending December 31, 1997. All prior periods will be restated to conform with the statement. The Company does not believe that adoption of FASB 128 will materially affect earnings per share data previously reported.

Note 7 - SUPPLEMENTAL INFORMATION RELATED TO OIL AND GAS PRODUCING ACTIVITIES

         The reserves presented in the following table are prepared by the Company based upon reports of independent petroleum engineers and are estimates only and should not be construed as being exact amounts. All reserves presented are proved reserves that are defined as estimated quantities which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved developed and undeveloped reserves     Oil           Gas
                                             (Bbls)        (Mcf)

December 31, 1996                           2,239,000           41,446,000
Purchase of minerals-in-place                     -0-                  -0-
Production                                   (188,000)          (4,421,000)
Revisions of previous estimates                   -0-                  -0-
Estimated reserves at June 30, 1997          2,051,000          37,025,000

No major discovery or other favorable or adverse event has caused a significant change in the estimated proved reserves since June 30, 1997 other than the acquisition of the Goldking Companies, Inc., see Note 9-Subsequent Events. The Company does not have proved reserves applicable to long-term supply agreements with governments or authorities. All proved reserves are located in the United States.

Note 8 - INCOME TAXES

         The Company has not recorded an income tax provision due to net operating loss carryforwards for federal income tax purposes of $16,000,000 at December 31, 1996 which are available to offset future federal taxable income through 2011.

Note 9 - SUBSEQUENT EVENTS

              On July 31, the Company completed its acquisition of Goldking Companies, Inc. for combination of cash, notes, 3,238,930 PANACO Common Shares and the assumption of liabilities. The acquisition will be accounted for as a purchase. With the acquisition PANACO obtains over 50 Bcf equivalent of oil and natural gas reserves, a sizable portfolio of exploration, development projects and 3-D seismic data and a seasoned staff of oil and gas professionals experienced in Gulf Coast operations.

                         Report of Independent Auditors

Board of Directors
Goldking Companies, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Goldking Companies, Inc. and Subsidiaries as of December 31, 1996, and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Goldking Companies, Inc. and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


Ernst & Young LLP
September 2, 1997




                                      Goldking Companies, Inc. & Subsidiaries
                                            Consolidated Balance Sheets


                                                                                  December 31,
                                                                         1996                      1995
                                                              -----------------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                     $         896,000         $         193,000
   Restricted cash                                                       1,358,000                   802,000
   Short-term investments                                                   72,000                    72,000
   Accounts receivable, net                                              4,193,000                 3,142,000
   Advances to affiliates, officers, and shareholders                    1,486,000                   924,000
   Prepaid expenses and other                                               27,000                         -
                                                              -----------------------------------------------------
Total current assets                                                     8,032,000                 5,133,000

Property and equipment:
   Oil and gas properties, full-cost method                             23,683,000                17,718,000
   Pipeline and ROW                                                      1,682,000                 1,681,000
   Other property                                                        1,104,000                 1,097,000
                                                              -----------------------------------------------------
                                                                        26,469,000                20,496,000

   Accumulated depreciation, depletion, and amortization
      (Note 9)                                                         (12,097,000)               (9,852,000)
                                                              -----------------------------------------------------
                                                                        14,372,000                10,644,000

Other assets:
   Organization,   deferred  and  other  costs  (Note  7),  net  of  accumulated amortization  of  $144,000  and  $39,000 at  December  31,  1996 and 1995,
      respectively
                                                                         1,106,000                   953,000
                                                              -----------------------------------------------------
Total other assets                                                       1,106,000                   953,000
                                                              -----------------------------------------------------
Total assets                                                     $      23,510,000         $      16,730,000
                                                              -----------------------------------------------------

                                      F-31



                                                                                  December 31,
                                                                         1996                       1995
                                                              ------------------------------------------------------

Liabilities and stockholders' equity Current liabilities:
   Accounts payable                                              $       3,491,000         $       2,876,000
   Oil and gas distributions payable                                     2,810,000                 2,484,000
   Current maturities of long-term debt (Note 3)                         1,243,000                 1,342,000
   Accrued interest                                                        228,000                   226,000
   Advances from joint-interest participants                               502,000                    44,000
   Accrued and other liabilities                                           119,000                   403,000
                                                              ------------------------------------------------------
Total current liabilities                                                8,393,000                 7,375,000

Contingent liabilities (Note 6)                                            713,000                   235,000
Long-term debt, net of discount of $786,000 and $929,000 at
   December 31, 1996 and 1995, respectively (Note 3)
                                                                        11,639,000                 7,961,000

Stockholders' equity:
   Common stock, $.001 par value:
      Authorized shares - 100,000
      Issued and outstanding shares - 10,000                                     -                         -
   Additional paid-in capital                                            1,753,000                 1,753,000
   Retained earnings (deficit)                                           1,012,000                  (594,000)
                                                              ------------------------------------------------------
Total stockholders' equity                                               2,765,000                 1,159,000






                                                              ''''''''''''''''''''''''''''''''''''''''''''''''''''''
Total liabilities and stockholders' equity                       $      23,510,000         $      16,730,000
                                                              ''''''''''''''''''''''''''''''''''''''''''''''''''''''




                             See accompanying notes.





                                      Goldking Companies, Inc. & Subsidiaries
                                       Consolidated Statement of Operations


                                                                        Year Ended December 31,

                                                                       1996                  1995
                                                              ---------------------------------------------
Revenues:
   Oil and gas revenues                                            $   7,637,000       $     4,268,000
   Interest income                                                        42,000                41,000
   Gain on asset sales                                                   430,000                10,000
   Miscellaneous                                                         549,000                49,000
                                                              ---------------------------------------------
Total revenues                                                         8,658,000             4,368,000

Costs and expenses:
   Lease operating expense                                             1,869,000             2,097,000
   Taxes                                                                 669,000               491,000
   Depreciation, depletion, and amortization                           2,245,000             2,453,000
   General and administrative expense                                    813,000               741,000
   Interest and amortization of debt discount                          1,456,000               818,000
                                                              ---------------------------------------------
Total costs and expenses                                               7,052,000             6,600,000
                                                              '''''''''''''''''''''''''''''''''''''''''''''
Net income (loss)                                                  $   1,606,000       $    (2,232,000)
                                                              '''''''''''''''''''''''''''''''''''''''''''''





                             See accompanying notes.





                     Goldking Companies, Inc. & Subsidiaries
                 Consoidated Statements of Stockholders' Equity

                                                                              Additional Paid-In
                                             Common Stock   Retained Earnings       Capital
                                                                                                       Total
                                           -------------------------------------------------------------------------

Balance at January 1, 1995                       $   -        $     1,638,000 $     1,753,000      $     3,391,000
      Net loss - 1995                                -             (2,232,000)          -               (2,232,000)
                                           -------------------------------------------------------------------------
Balance at December 31, 1995                         -               (594,000)       1,753,000           1,159,000
      Net income - 1996                              -              1,606,000           -                1,606,000
                                           -------------------------------------------------------------------------
                                           '''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''
Balance December 31, 1996                        $   -        $     1,012,000 $     1,753,000      $     2,765,000
                                           '''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''





                             See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                       Consolidated Statements of Cash Flows



                                                                         Year ended December 31
                                                                       1996                  1995
                                                              ---------------------------------------------

Operating activities
Net income (loss)                                                $     1,606,000       $    (2,232,000)
Adjustments to  reconcile  net income  (loss) to net cash  provided by (used in)
   operating activities:
      Amortization of debt discount and deferred costs
                                                                         247,000               110,000
      Depreciation, depletion, and amortization                        2,245,000             2,453,000
      Interest expense included as debt principal                        283,000               259,000
      Gain on asset sales                                               (430,000)              (10,000)
      Changes in operating assets and liabilities:
         Restricted cash                                                (556,000)             (802,000)
         Accounts receivable                                          (1,051,000)           (1,430,000)
         Due from affiliates, net                                       (562,000)             (235,000)
         Prepaid costs                                                   (27,000)              236,000
         Other assets                                                   (258,000)             (314,000)
         Accounts payable                                                615,000              (642,000)
         Oil and gas distributions payable                               326,000             1,776,000
         Accrued and other liabilities                                  (282,000)              452,000
         Advances from joint-interest participants                       458,000              (179,000)
         Contingent liabilities                                          478,000               235,000
                                                              ---------------------------------------------
Net cash provided by (used in) operating activities                    3,092,000              (323,000)

Investing activities
Proceeds from sale of property and equipment                             550,000             2,865,000
Investments in property, plant, and equipment, net                    (6,093,000)          (10,249,000)
                                                              ---------------------------------------------
Net cash used in investing activities                                 (5,543,000)           (7,384,000)

Financing activities
Proceeds from long-term borrowings                                     4,629,000             8,903,000
Payments on long-term borrowings                                      (1,475,000)             (876,000)
Financing costs                                                                -              (172,000)
                                                              ---------------------------------------------
Net cash provided by financing activities                              3,154,000             7,855,000
                                                              ---------------------------------------------
Net increase in cash and cash equivalents                                703,000               148,000
Cash and cash equivalents at beginning of year                           193,000                45,000
                                                              '''''''''''''''''''''''''''''''''''''''''''''
Cash and cash equivalents at end of year                         $       896,000       $       193,000
                                                              '''''''''''''''''''''''''''''''''''''''''''''

                             See accompanying notes.


                    Goldking Companies, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


                                December 31, 1996


1. Organization and Summary of Significant Accounting Policies

Organization

Goldking Companies, Inc. and Subsidiaries, a Delaware corporation, was formed on October 31, 1996 as a wholly owned subsidiary of The Union Companies, Inc. ("TUCI"), and as the direct parent of Goldking Oil & Gas Corp. ("GKOG"), a Texas corporation; Goldking Production Company ("GKPC"), a Texas corporation; and Hill Transportation Co., Inc. ("HTC"), a Louisiana corporation. Goldking Trinity Bay Corp. ("GKTB"), a Texas corporation, is a wholly owned subsidiary of GKOG and Umbrella Point Gathering Co., LLC ("UPGC"), a Texas limited liability corporation, is a wholly owned subsidiary of HTC.

GKOG was formed on June 18, 1990 initially under the name of Union Associates, Inc. The company became a wholly owned subsidiary of TUCI on May 15, 1992. GKTB was formed on May 25, 1995 to acquire certain oil and gas properties in Trinity Bay, Galveston County, Texas. GKPC was formed on January 31, 1992 as a contract operator of oil and gas wells on the Gulf Coast and adjoining states. HTC was formed on February 24, 1978 and owns and operates a 13-mile-long gas pipeline in Louisiana. UPGC was formed on January 25, 1996 as a subsidiary of HTC to assist in the buying and selling of pipelines, and has a duration of 30 years from the date of formation.

Goldking Companies, Inc. and Subsidiaries (the "Companies") are independent energy companies primarily engaged in the acquisition, exploration, development, and production of crude oil and natural gas.

The formation of the Companies has been treated as a pooling of interest as of January 1, 1995. On the formation date, Goldking Companies, Inc., exchanged with TUCI 10,000 shares, $0.001 par value, of common stock for 100% of the outstanding common stock of GKPC, GKOG, and HTC.

The consolidated financial statements include the accounts of the Companies, and all significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Short-Term Investments

As of December 31, 1996, short-term investments consisted of various equity securities at cost, which approximates fair market values.

Oil and Gas Properties

The Companies utilize the full-cost method to account for investments in oil and gas properties. Under this method, all direct costs associated with the acquisition, development, and exploration for oil and gas properties are capitalized. Included in capitalized costs for the years ended December 31, 1996 and 1995, are internal costs that are directly identified with acquisition, exploration, and development activities. Oil and gas properties, and estimated future development and abandonment costs are depleted using the units-of-production method based on the ratio of current production to estimated proved oil and gas reserves, as prepared by independent petroleum consultants. Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization computation, until it is determined whether or not impairment has occurred. As of December 31, 1996 and 1995, there were no such exclusions from the amortization computations.

Nominal dispositions of oil and gas properties are recorded as adjustments to capitalized costs, with no gain or loss recognized unless such adjustments would alter significantly the relationship between capitalized costs and proved reserves of oil and gas.

To the extent that capitalized costs of oil and gas properties, net of accumulated depreciation, depletion, and amortization, exceed the after-tax discounted future net revenues of proved oil and gas reserves, such excess capitalized costs would be charged to operations. No such write-down in book value was required at December 31, 1996 and 1995.

Administrative Overhead Reimbursement

The Companies, as operator of drilling and/or producing properties, was reimbursed by the nonoperators for administration, supervision, office services, and warehousing costs on an annually adjusted fixed rate basis per well, per month. These charges are applied as a reduction of general and administrative expenses for purposes of the statements of operations.

Other Property

Other property and equipment are recorded at cost and are depreciated over an estimated useful life of five years, using the straight-line method.

Production Imbalances

The Companies follow the sales method of accounting for natural gas revenues. Under this method, revenues are recognized based on actual volumes of gas sold to purchasers. The volumes of gas sold, however, may differ from the volumes to which the Companies are entitled because joint interest owners may take more or less than their ownership interest of natural gas volumes. Imbalances are monitored to minimize significant imbalances, and such imbalances were not significant at December 31, 1996 and 1995.

Revenues

The Companies recognize crude oil and natural gas revenues from their interests in producing wells, as crude oil and natural gas is sold from those wells. Revenue from the processing and gathering of natural gas is recognized in the period the service is performed.

Income Taxes

The Companies file federal income tax returns on a consolidated basis with their parent and other members of their affiliated group. For financial statement purposes, income taxes are provided as though the Companies file separate income tax returns; however, those companies incurring losses or credits are allocated the tax benefit based on TUCI's ability to utilize such losses or credits.

The Companies account for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income, in the period that includes the enactment date.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, and to the disclosure of contingent assets and liabilities, to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2. Income Taxes

No income tax provision was recorded for the year ended December 31, 1996 primarily due to recognizing the benefits of operating loss carryforwards of approximately $587,000.


Significant components of the Company's deferred tax assets and liabilities as of December 31, 1996 and 1995 are as follows:

                                   December 31
Gross deferred tax assets:                        1996              1995
                                            ------------------------------------

   Depreciation, depletion, and amortization  $     1,998,000  $     1,799,000
   Net operating loss carryforwards                 1,638,000        1,229,000
   Other                                               20,000            1,000
                                            ------------------------------------
Gross deferred tax assets                           3,656,000        3,029,000
Valuation allowance                                (1,341,000)      (1,499,000)
                                            ------------------------------------
Net deferred tax assets                             2,315,000        1,530,000

Gross deferred tax liabilities:
   Intangible drilling costs                       (2,315,000)      (1,530,000)
                                            ''''''''''''''''''''''''''''''''''''
Net deferred tax liabilities                  $             -  $             -
                                            ''''''''''''''''''''''''''''''''''''


At December 31, 1996, the Company had $4,550,000 of net operating losses which will be carried forward and will expire between 2007 and 2010.

The Companies have a valuation allowance because the Companies believe that some of the deferred tax assets may not be realizable.

3. Debt

On January 9, 1996, GKOG entered into a reserve-based $10 million revolving line of credit agreement with a bank (the "Line of Credit"), which is secured by GKOG's oil and gas properties. This agreement replaces an existing revolving line of credit. The amount available to be drawn under the Line of Credit is determined by a borrowing-base calculation which is redetermined periodically by the bank. The Line of Credit matures January 9, 1999 and bears interest at prime plus 0.75% (9% at December 31, 1996). At December 31, 1996, the outstanding amount advanced on the Line of Credit was $2,656,000.

GKTB entered into a loan agreement (the "Loan") in 1995 with a lending institution in the amount of $8,772,000 secured by GKTB's properties in Trinity Bay. Collateralized net book value at December 31, 1996 and 1995 was $8,044,000 and $6,353,000, respectively. The Loan requires quarterly principal and interest payments beginning January 1, 1996 for a period of nine years with a subsequent balloon payment. In addition to the scheduled principal payments, commencing January 1, 1996, the Loan also requires a contingent principal payment equal to a percentage of the net cash flow (as defined) for the immediately preceding quarter. At December 31, 1996, the outstanding Loan balance was $7,288,000 and $5,980,000, respectively. The Loan also provides for an additional payment to the lender in the amount of $1,000,000, which serves as a discount and is being amortized into interest expense over the term of the Loan agreement. The additional amount is to be repaid quarterly beginning January 1, 1996 based on percentages of the net cash flow for the immediately preceding quarter. All payments for the additional amount will be applied first to the interest on the additional amount and then to the principal balance. Interest not paid when due will be added to the principal balance of the additional amount. GKTB's portion of oil and gas sales proceeds from the Trinity Bay properties is held in a restricted cash account by the lending institution for payment of principal and interest. Interest rates at December 31, 1996 and 1995 were 10.73% and 10.82%, respectively. The Loan agreement contains, among other things, provisions for the maintenance of certain financial ratios and covenants. GKTB incurred financing costs in connection with the Loan of $172,000, which are being amortized over the term of the Loan. These financing costs (net of amortization) are included in deferred costs.

During 1995, GKOG entered into an agreement with Tenneco Ventures, Inc. ("Tenneco"), pursuant to which Tenneco purchased from GKOG a Term Overriding Royalty Interest in certain properties (the "Term Override"). The proceeds of the Tenneco funding were used by GKOG to finance the drilling and completion of certain unproved properties, the construction of a pipeline, and for drilling other specified unproved prospects. The Term Override terminates when Tenneco has received proceeds from the Term Override equal to the amount advanced by Tenneco for the purchase of the Term Override plus an annualized internal rate of return. During 1995, the internal rate of return per the agreement was 25%. During 1996, the agreement was renegotiated to state an internal rate of return of 18% retroactively to day one of the agreement. Current year balances have been adjusted to reflect the change in rates. At December 31, 1996 and 1995, $2,633,000 and $2,035,000, respectively, were outstanding and reflected as long-term debt.

Based on third-party reserve estimates at December 31, 1996, the future revenue attributable to the Term Override will not be sufficient to pay the 18% rate of return necessary to terminate the Term Override as described above. There is no recourse to the Companies if the proceeds from the Term Override are insufficient to pay the 18% rate of return. The difference between the 18% rate of return and the amounts paid to Tenneco from the Term Override since September 1996 was $100,000 and is not reflected in the balance sheets of the Companies. If future revenues are insufficient to allow payment of the principal balance, reductions to the liability will be applied against the full cost pool. Accrued interest prior to September 1996 was added to the outstanding principal balance.

Interest paid on outstanding debt during 1996 and 1995 was $1,244,000 and $301,000, respectively.

Scheduled debt maturities for the next five years and thereafter are as follows:

               1997                                     $     1,243,000
               1998                                           1,146,000
               1999                                           1,003,000
               2000                                             955,000
               2001                                             955,000
               Thereafter                                     8,366,000
                                                      ------------------
               Total                                         13,668,000
               Less discount                                    786,000
                                                      ''''''''''''''''''
               Net                                      $    12,882,000
                                                      ''''''''''''''''''

4. Related Party Transactions

Advances to affiliates are incurred by the Companies in the ordinary course of business, and include $693,000 and $295,000 advanced to officers of the Company as of December 31, 1996 and 1995, respectively. Such balances have no terms related to settlement and do not bear interest. The respective parties' intent for settlement has been used as a basis for classifying such balances in the financial statements.

During 1996 and 1995, $21,000 and $2,000, respectively, of legal fees were incurred by the Companies for services performed by Looper, Reed, Mark & McGraw, Incorporated, a law firm in which the president of the Companies was associated.

5. Noncash Transactions

During 1995, a debt agreement was entered into which requires a $1,000,000 payment in addition to the actual borrowed amount. The amount, reflected as a discount to debt, is being amortized over the anticipated life of the agreement. During 1996 and 1995, interest expense of $283,000 and $259,000, respectively, was included as principal on outstanding debt balances.

6. Commitments and Contingencies

Litigation

From time to time, the Companies are involved in litigation relating to claims arising out of their operations in the normal course of business. At December 31, 1996 and 1995, the Companies were not engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Companies' financial statements.

Contingent Liabilities

The Companies are involved in disputes with several oil companies, acting in their capacities as the operators of wells in which GKOG owns an interest. Management believes the operators have made a number of excessive charges in connection with operating the wells, and the Companies are on record as opposing those charges and being unwilling to pay them. Pending further negotiations, these amounts, totaling $713,000 and $235,000 as of December 31, 1996 and 1995, respectively, have been reclassified from current accounts payable to contingent liabilities.

Concentration of Credit Risk

Financial instruments which potentially expose the Companies to credit risk consist principally of trade receivables and crude oil and natural gas price swap agreements. Accounts receivable are generally from companies with significant oil and gas marketing activities which would be impacted by conditions or occurrences affecting that industry (see Note 7).

Leases

For the years ended December 31, 1996 and 1995, the Companies incurred rent expense of approximately $132,000 and $126,000, respectively. Future minimum rental payments are as follows at December 31, 1996:

               1997                                 $    128,000
               1998                                 $     39,000
               1999                                 $     10,000
               2000                                 $     10,000
               2001                                 $      4,000
               Thereafter                           $          -

7. Financial Derivatives

The  Companies  have  only  limited   involvement   with  derivative   financial
instruments and do not use them for trading purposes. They are used to manage well-defined price risks.

During 1996 and 1995, GKTB entered into a crude oil price swap and oil and gas put options with third parties. These instruments hedge against potential fluctuations in future prices for GKTB's anticipated production volumes based on current engineering estimates. The instruments qualify as hedges; therefore, any gain and losses will be recorded when related oil or gas production has been delivered. The cost of entering into the instruments has been recorded as a deferred cost on the balance sheets and is being amortized over the life of the instruments. At December 31, 1996 and 1995, the unamortized deferred cost is $459,000 and $263,000, respectively, which is being amortized to revenues on a straight-line basis over the terms of the related contracts.

At December 31, 1996, the crude oil swap agreement was for 110,194 barrels at $17.12 from January 1, 1997 through December 31, 2000. Gas put options were for an aggregate 529,425 MMBtu at $1.87 from January 1, 1997 through December 31, 2000. Oil put options were for an aggregate 55,112 barrels at $17.62 from January 1, 1997 through December 31, 2000.

At December 31, 1995, the crude oil swap agreement was for 148,000 barrels at $17.12 from August 1995 through December 2000. Gas put options were for an aggregate 730,000 MMBtu at $1.87 from August 1995 through December 2000. Oil put options were for an aggregate 74,000 barrels at $17.62 from August 1995 through December 2000.

If a mark-to-market adjustment were recorded at December 31, 1996, these derivative contracts would result in a net loss of $600,000. However, GKTB intends to maintain these options through their maturity as long-term hedges of crude oil and natural gas price risk from producing activities. Therefore, the losses implied by the mark-to-market calculation have not been recognized.

Oil and gas revenues were decreased by $266,000 in 1996 and increased by $12,000 in 1995 as a result of such hedging activity.

8. Determination of Fair Values of Financial Instruments

Fair value for cash, accounts receivables, investments, payables, and long-term debt approximates carrying value. The fair market values of advances to affiliates, officers, and stockholders, and notes receivable, affiliates are not practicable to determine.

9. Accumulated Depreciation, Depletion, and Amortization

The balances relating to accumulated depreciation, depletion, and amortization ("DD&A") as of December 31, 1996 and 1995 have changed subsequent to our audit report issued April 9, 1997. Upon auditing the 1995 amount, which was unaudited in the April 9, 1997 report. DD&A expense for 1995 was increased $1,121,000 and accumulated DD&A was increased from $8,731,000 to $9,852,000 as of December 31, 1996. Accumulated DD&A increased from $10,976,000 to $12,097,000 as of December 31, 1996, as a result of this change.

10.   Major Customers

The Companies sell their production under contracts with various purchasers, with certain domestic purchasers accounting for sales of 10% or more per year as follows:

                  1996                                          25%, 18%, 16%
                  1995                                          38%

11. Subsequent Event

On July 31, 1997, Goldking was acquired by Panaco, Inc.

            Supplemental Information - Disclosures About Oil and Gas
                        Producing Activities - Unaudited


The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards ("SFAS") No. 69, Disclosure About Oil and Gas Activities.

The following estimates of reserve quantities and related standardized measure of discounted future net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Companies' reserves. The Companies emphasize that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Additionally, the prices of oil and gas have been very volatile and downward changes in prices can significantly affect quantities that are economically recoverable. Accordingly, these estimates are expected to change as future information becomes available and the changes may be significant. All of the Companies' proved reserves are located in the United States.

Proved reserves are estimated reserves of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows.

The Company has not filed any reserve estimates with any federal authorities or agencies.



                                       Proved Oil and Gas Reserve Quantities

                                                    Oil               Gas
                                                  reserves         reserves
                                                  (bbls.)            (Mcf)
                                              ----------------- ----------------

Balance December 31, 1994                          1,103,817         8,554,300
Revisions of previous estimates                      312,639         1,464,600
Purchases of reserves in place                       195,209         1,372,000
Sales of reserves in place                          (232,300)         (655,500)
Extensions, discoveries, and other additions         139,704         1,834,900
Production                                          (207,778)       (1,342,300)
                                              ----------------- ----------------
Balance December 31, 1995                          1,311,291        11,228,000
Revisions of previous estimates                      111,277           514,300
Purchases of reserves in place                       787,600         2,178,700
Sales of reserves in place                                 -                 -
Extensions, discoveries, and other additions         143,900         6,349,000
Production                                          (144,938)       (1,619,100)
                                              ''''''''''''''''' ''''''''''''''''
Balance December 31, 1996                          2,209,130        18,650,900
                                              ''''''''''''''''' ''''''''''''''''

Proved developed reserves:
   December 31, 1994                               1,066,822         7,444,200
   December 31, 1995                               1,010,644         9,668,100
   December 31, 1996                               1,396,569        11,741,700



                       Standardized Measure of Discounted Future Net Cash Flows and Changes
                                  Therein Relating to Proved Oil and Gas Reserves


                                                                                   Year ended
                                                                    December 31, 1996     December 31, 1995
                                                                   --------------------- ---------------------
Future cash inflows                                                 $    105,553,000      $     53,072,000
Future production and development costs                                  (44,132,000)          (20,812,000)
Future income tax expenses                                               (16,303,000)           (7,545,000)
                                                                   --------------------- ---------------------
Future net cash flows                                                     45,118,000            24,715,000
10% annual discount for estimated timing of
   cash flows                                                            (15,021,000)           (7,237,000)
                                                                   --------------------- ---------------------
Standardized measure of discounted future net
   cash flows                                                       $     30,097,000      $     17,478,000
                                                                   ''''''''''''''''''''' '''''''''''''''''''''

The following are the principal sources of changes in the standardized measure of discounted future net cash flows:

                                                                                   Year ended
                                                                    December 31, 1996     December 31, 1995
                                                                   --------------------- ---------------------
Beginning balance                                                    $    17,478,000       $    10,248,000
Changes in future development costs                                       (5,631,000)              531,000
Purchases of reserves in place                                             8,292,000             2,751,000
Sales of reserves in place                                                         -            (1,973,000)
Sales of oil and gas produced                                             (4,516,000)           (3,509,000)
Net changes in price and production costs                                 (7,014,000)              830,000
Extensions, discoveries, and other additions                              12,543,000             4,528,000
Revisions of previous quantity estimates                                  12,626,000             5,837,000
Accretion of discount                                                      1,874,000               957,000
Net changes in income taxes                                               (5,555,000)           (2,722,000)
                                                                   --------------------- ---------------------
Ending balance                                                       $    30,097,000       $    17,478,000
                                                                   --------------------- ---------------------



                       Standardized Measure of Discounted Future Net Cash Flows and Changes
                            Therein Relating to Proved Oil and Gas Reserves (continued)
                                                                                   Year ended
                                                                       December 31, 1996December 31, 1995
                                                                       ------------------------------------
Costs incurred
Property acquisition costs - unproved leases                                $1,807,000       $1,215,000
Property acquisition costs - proved properties                               1,598,000        7,220,000
Exploration costs                                                              135,000                -
Development costs                                                            2,995,000        1,814,000

                                                                    Year ended December 31,
                                                            1996             1995              1994
                                                     ------------------------------------------------------
Other information
Amortization per dollar of gross sales revenue
                                                             0.27              0.53             .38
Average sales price per barrel (oil)                        19.35             16.61           15.28
Average sales price per Mcf (gas)                            2.19              1.56            1.89
Average sales price per net equivalent barrel*
                                                            15.24             12.95           13.68
Average production cost per net equivalent barrel
                                                             5.12              7.85           12.10

*Natural gas converted to equivalent barrels using conversion ratio of 6:1.


                     Goldking Companies, Inc. & Subsidiaries

                         Condensed Financial Statements

                                  June 30, 1997

                                   (Unaudited)



                                      Goldking Companies, Inc. & Subsidiaries
                                             Condensed Balance Sheets
                                                    (Unaudited)



                                                                      As of                  As of
                                                                  June 30, 1997        December 31, 1996
                                                              -----------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                     $         341,000     $         896,000
   Restricted cash                                                         401,000             1,358,000
   Short-term investments                                                   72,000                72,000
   Accounts receivable, net                                              2,714,000             4,193,000
   Advances to affiliates, officers, and shareholders                    1,714,000             1,486,000
   Prepaid expenses and other                                               40,000                27,000
                                                              -----------------------------------------------
Total current assets                                                     5,282,000             8,032,000

Property and equipment:
   Oil and gas properties, full-cost method                             27,262,000            23,683,000
   Pipeline and ROW                                                      1,682,000             1,682,000
   Other property                                                        1,157,000             1,104,000
                                                              -----------------------------------------------
                                                                        30,101,000            26,469,000

   Accumulated depreciation, depletion, and amortization
                                                                       (13,070,000)          (12,097,000)
                                                              -----------------------------------------------
                                                                        17,031,000            14,372,000

Other assets:
   Organization,  deferred and other costs,  net of accumulated  amortization of
      $141,000 and $141,000 at June 30, 1997 and December 31,1996, respectively
                                                                         1,026,000             1,106,000
                                                              -----------------------------------------------
Total other assets                                                       1,026,000             1,106,000
                                                              -----------------------------------------------
Total assets                                                     $      23,339,000     $      23,510,000
                                                              -----------------------------------------------





                                                                      As of                  As of
                                                                  June 30, 1997        December 31, 1996
                                                              -----------------------------------------------

Liabilities and stockholders' equity Current liabilities:
   Accounts payable                                              $       3,960,000     $       3,491,000
   Oil and gas distributions payable                                     1,633,000             2,810,000
   Current maturities of long-term debt                                  1,181,000             1,243,000
   Accrued Interest                                                        247,000               228,000
   Advances from joint-interest participants                               112,000               502,000
   Accrued and other liabilities                                            73,000               119,000
                                                              -----------------------------------------------
Total current liabilities                                                7,206,000             8,393,000

Contingent liabilities                                                     654,000               713,000

Long-term  debt,  net of discount of $714,000  and $786,000 at June 30, 1997 and
   December 31, 1996, respectively
                                                                        13,102,000            11,639,000

Stockholders' equity:
   Common stock, $.001 par value:
      Authorized shares - 100,000
      Issued and outstanding shares - 10,000                                     -                     -
   Additional paid-in capital                                            1,753,000             1,753,000
   Retained earnings                                                       624,000             1,012,000
                                                              -----------------------------------------------
Total stockholders' equity                                               2,377,000             2,765,000






                                                              '''''''''''''''''''''''''''''''''''''''''''''''
Total liabilities and stockholders' equity                       $      23,339,000     $      23,510,000
                                                              '''''''''''''''''''''''''''''''''''''''''''''''



                             See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                         Statements of Income (Operations)
                                         For the Six Months Ended June 30,
                                                    (Unaudited)


                                                                       1997                  1996
                                                              ---------------------------------------------

Revenues:
   Oil and gas revenues                                            $   3,531,000       $     3,176,000
   Interest income                                                        53,000                17,000
   Miscellaneous                                                          64,000               276,000
                                                              ---------------------------------------------
Total revenues                                                         3,648,000             3,469,000

Costs and expenses:
   Lease operating expense                                             1,573,000               818,000
   General and administrative expense                                    401,000               457,000
   Production and ad valorem taxes                                       281,000               223,000
   Interest                                                              807,000               848,000
   Depreciation, depletion, and amortization                             974,000               624,000
                                                              ---------------------------------------------
Total costs and expenses                                               4,036,000             2,970,000
                                                              '''''''''''''''''''''''''''''''''''''''''''''
Net income (loss)                                                  $    (388,000)      $       499,000
                                                              '''''''''''''''''''''''''''''''''''''''''''''





                             See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                        Statements of Stockholders' Equity
                                                    (Unaudited)




                                                                                    Additional Paid-In
                                                    Common Stock Retained Earnings       Capital
                                                                                                             Total
                                                    ---------------------------------------------------------------------

Balances December 31, 1995                                $   -       $   (594,000)     $ 1,753,000      $     1,159,000
   Net Income                                                 -          1,606,000           -                 1,606,000
                                                    ---------------------------------------------------------------------
Balance December 31, 1996                                     -          1,012,000      $ 1,753,000            2,765,000
   Net income                                                 -           (388,000)          -                  (388,000)
                                                    '''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''
Balance June 30, 1997                                     $   -      $     624,000      $ 1,753,000         $  2,377,000
                                                    '''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''





                             See accompanying notes.




                                      Goldking Companies, Inc. & Subsidiaries
                                           Statements of Cash Flows
                                           Six Months Ended June 30,
                                                    (Unaudited)


                                                                       1997                  1996
                                                              ---------------------------------------------

Operating activities
Net income (loss)                                                $      (388,000)      $       499,000
Adjustments to  reconcile  net income  (loss) to net cash  provided by (used in)
   operating activities:
      Depreciation, depletion, and amortization                          974,000               624,000
      Changes in operating assets and liabilities:
         Restricted cash                                                 957,000              (169,000)
         Accounts receivable                                           1,251,000              (289,000)
         Prepaid costs                                                   (13,000)              (87,000)
         Accounts payable                                                469,000             1,234,000
         Oil and gas distributions payable                            (1,177,000)                    -
         Accrued and other liabilities                                  (417,000)              117,000
         Contingent liabilities                                          (59,000)                    -
            Other                                                         80,000                     -
                                                              ---------------------------------------------
Net cash provided by (used in) operating activities                    1,677,000             1,929,000

Investing activities
Investments in property, plant, and equipment, net                    (3,633,000)           (3,250,000)
                                                              ---------------------------------------------
Net cash used in investing activities                                 (3,633,000)           (3,250,000)

Financing activities
Net proceeds from long-term borrowings                                 1,401,000             1,754,000

Net decrease in cash and cash equivalents                               (555,000)              433,000

Cash and cash equivalents at beginning of period                         896,000               193,000

                                                              '''''''''''''''''''''''''''''''''''''''''''''
Cash and cash equivalents at end of period                       $       341,000       $       626,000
                                                              '''''''''''''''''''''''''''''''''''''''''''''



                                              See accompanying notes.


                     Goldking Companies, Inc. & Subsidiaries
                     Condensed Notes to Financial Statements




In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position as of June 30, 1997 and December 31, 1996 and the results of operations and changes in stockholder's equity and cash flows for the periods ended June 30, 1997 and 1996. Most adjustments made to the financial statements are of a normal, recurring nature. Although the Companies believe that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). These financial statements should be read in conjunction with the Companies' annual audited financial statements.

On July 30, 1997, PANACO, Inc. acquired the Goldking Companies for a combination of cash, shareholder notes, PANACO Common Shares and the assumption of debt. The acquisition by PANACO did not include the Goldking Companies advances receivable from affiliates or a real estate investment, both owned by the Goldking Companies. Certain reclassification entries have been made to the Companies' historical financial statement amounts to provide for accounting and reporting consistency with PANACO, Inc. For that reason, unaudited pro forma financial information may not be presented in the same format or amounts may be classified differently than those contained in these financial statements.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.
                ----------------------

                   TABLE OF CONTENTS                   -------------------------
                                              Page
                                                               PROSPECTUS
Available Information............................3  -------------------------
Prospectus Summary...............................4
Risk Factors....................................17
Use of Proceeds.................................24
Capitalization..................................24
Unaudited Pro Forma Combined Financial Data.....25
Selected Consolidated Financial Data............32
Management's Discussion and Analysis of
Financial Condition and Results of Operations.. 33
Business and Properties.........................44            [LOGO]
Management......................................64
Principal Stockholders and Share Ownership
  of Management.................................72
Certain Relationships and Related Transactions..74
The Exchange Offer..............................75
Description of New Credit Facility..............83
Description of Notes............................84
Certain United States Federal Income Tax                   $100,000,000
  Considerations...............................116
Book-Entry; Delivery and Form..................116
Plan of Distribution...........................118 10 5/8% Series B Senior Notes
Legal Matters..................................119           due 2004
Independent Accountants........................119
Experts........................................119
Incorporation of Certain Documents
  by Reference.................................120       ______________, 1997
Glossary.......................................121
Index to Consolidated Financial Statements.....F-1
                ----------------------

Until , 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in the original distribution, may be required to deliver a prospectus. This is in a ddition to the obligation of dealers to deliver a prospectus when acting as un derwriters and with respect to their unsold allotments or subscriptions.

                                                       II-13

                                                       PART II

                                       INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 20.      Indemnification of Directors and Officers

         The Company's Certificate of Incorporation provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholder (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director or officer for breach of fiduciary duty, except in the situations described above.

         The Company entered into indemnification agreements with its directors and executive officers as of July 15, 1997. Pursuant to the Indemnification Agreements, the Company has agreed to hold harmless and indemnify such individuals to the fullest extent permitted by law and to advance expenses, if the director or executive officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that the person is or was a director or executive officer of the Company or a subsidiary of the Company or another entity at the Company's request, unless a reviewing party (either majority of disinterested directors, independent legal counsel, or by the stockholders) determines that the person would not be entitled to indemnification under the Agreement or applicable law. The Company has also agreed to purchase and maintain insurance for its directors and officers and has purchased a policy providing such insurance.

         Depending upon the character of the proceeding, the Company may indemnify against expenses, including attorneys' fees, judgments, amounts paid in settlement, ERISA excise taxes or penalties, finds and other expenses actually and reasonably incurred by the indemnified person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate to which director is, was or at any time becomes a party by reason of his or her service as a director or executive officer.

Item 21. Exhibits and Financial Statement Schedules

         (a)   Exhibits

               Exhibit
               NumberDescription

               3.1 Certificate of Incorporation of the Company, filed with the Commission as an exhibit to the Registration Statement on Form S-4 on December 13, 1991, and incorporated herein by this reference.

               3.2 Amendment to Certificate of Incorporation of the Company dated November 19, 1991, filed with the Commission as an exhibit to the Registration Statement on Form S-4 on December 13, 1991, and incorporated herein by this reference.

               3.3  By-laws  of the  Company,  filed with the  Commission  as an exhibit to the Registration Statement on Form S-4 on December 13, 1991, and incorporated herein by this reference.

               3.4 Amendment to Certificate of Incorporation of the Company dated September 24, 1996, filed with the Commission as an exhibit to the Amended Current Report on Form 8-K/A on November 18, 1996, and incorporated herein by this reference.


               4.1 Article Fifth of the Certificate of Incorporation of the Company in Exhibit 3.1.

               4.2 Indenture dated October 9, 1997, among the Company and UMB Bank, N.A., as Trustee.

               4.3 Registration Rights Agreement, dated as of October 9, 1997, among PANACO, Inc., and BT Alex. Brown, First Union Capital Markets Corp, A.G. Edwards & Sons Inc. and Gaines, Berland Inc.

               4.4  Form of 10e % Series B Senior Note due 2004.

               *5.1 Opinion of Shughart Thomson & Kilroy, P.C.

               10.1 PANACO,  Inc.  Long-Term  Incentive  Plan,  filed  with  the
                    Commission as an exhibit on the Registration Statement on Form S-4 on December 13, 1991, and incorporated by reference.

               10.9 Purchase and Sale  Agreement,  dated July 12, 1995,  between
                    Zapata Exploration Company, Zapata Offshore Gathering Co., Inc., and PANACO, Inc., filed with the Commission as an exhibit to the Current Report on Form 8-K on August 1, 1995, and incorporated herein by this reference.

               10.11Assignment/East  Breaks 110, effective October 1, 1994, from
                    Zapata Exploration Company to PANACO, Inc. The Assignment/East Breaks 109 document is identical, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on August 1, 1995, and incorporated herein by this reference.

               10.12Purchase  and  Sale  Agreement   dated  November  30,  1995,
                    between Shell Western E&P, Inc. and PANACO, Inc., filed with the Commission as an exhibit to the Current Report on Form 8-K on January 31, 1996, and incorporated herein by this reference.

               10.13PANACO,  Inc.  Employee Stock Ownership Plan & Trust,  filed with the Commission as an exhibit on Form S-1 on December 19, 1996, and incorporated herein by this reference.

               10.14Purchase and Sale Agreement,  dated August 26, 1996, between
                    Amoco Production Company and PANACO, Inc., filed with the Commission as an exhibit to the Current Report on Form 8-K, on October 28, 1996, and incorporated herein by this reference.

               10.17Purchase  and  Sale  Agreement,   dated  November  11,  1996
                    between National Energy Group, Inc. and PANACO, Inc., filed with the Commission as Exhibit 10.14 to the Current Report on Form 8-K on January 29, 1997, and incorporated herein by this reference.

               10.18Restated  Merger  Agreement  dated  July  30,  1997  between
                    PANACO, Inc., The Union Companies, inc., Leonard C. Tallerine, Jr. and Mark C. Licata, filed with the Commission as an exhibit to the Current Report on Form 8-K on August 15, 1997, and incorporated herein by this reference.

               10.19Form  of  Executive  Officer  and  Director  Indemnification
                    Agreement, filed with the Commission as an exhibit to the Company's Form 10-Q on August 15, 1997, and incorporated herein by this reference.

               10.20Form of  Warrant  to  Purchase  Shares  of  Common  Stock of
                    PANACO, Inc. issued by the Company on October 9, 1997 to Offense Group Associates, L.P., Kayne, Anderson Non-Traditional Investments, L.P., ARBCO Associates, L.P., Opportunity Associates, L.P., Kayne, Anderson Offshore Limited, Foremost Insurance Company, TOPA Insurance Company, and EOS Partners, L.P., with respect to an aggregate of 2,060,606 shares.

               10.21Amended and  Restated  Credit  Agreement,  dated  October 9,
                    1997, among First Union National Bank of North Carolina, as agent, and the lenders signatory thereto, and PANACO, Inc.

               21.1 List of subsidiaries of PANACO Inc.

               *23.1Consent of Shughart Thomson & Kilroy,  P.C. (included in its opinion filed as Exhibit 5.1 hereto).

               23.2 Consent of Ryder Scott Company.

               23.3 Consent of W.D. Von Gonten & Co., Petroleum Engineers

               23.4 Consent of McCune Engineering, P.E.


               23.5 Consent of Arthur Andersen, LLP

               23.6 Consent of Ernst & Young LLP

               24.1 Powers of Attorney  (included in the signature  pages to the
                    Registration Statement).

               25.1 Statement of Eligibility of UMB Bank,  N.A., as Trustee,  on
                    Form T-1.

               99.1 Form of Letter of Transmittal
-------------
  * To be filed by amendment.

         (b)   Financial Statement Schedules.




Item 22. Undertakings

         (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amended all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the ___ day of November, 1997.

                                            PANACO, INC.


                                       By:
                                            H. James Maxwell
                                            Chief Executive Officer
                                            Chairman of the Board


                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned directors and officers of PANACO, Inc., a Delaware corporation, hereby constitute and appoint H. James Maxwell and Todd R. Bart, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the corporation, to sign any or all amendments or supplements to this Registration Statement of form S-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

         Signatures                    Title                       Date


__________________________      Chief Executive Officer,      November ___, 1997
H. James Maxwell                                     Chairman of the Board

Director


__________________________      Chief Financial Officer,      November ___, 1997
Todd Bart                                            Treasurer



___________________________     Director                      November ___, 1997
Larry M. Wright

         Signatures               Title                             Date




___________________________     Director                      November ___, 1997
Leonard C. Tallerine, Jr



___________________________     Director                      November ___, 1997
Mark C. Licata



___________________________     Director                      November ___, 1997
A. Theodore Stautberg, Jr.



___________________________     Director                      November ___, 1997
Donald W. Chesser



___________________________     Director                      November ___, 1997
James B. Kreamer



___________________________     Director                      November ___, 1997
Mark C. Barrett



___________________________     Director                      November ___, 1997
Michael Springs



___________________________     Director                      November ___, 1997
Harold First

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Acquisition Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the ___ day of November, 1997.

                                          GOLDKING ACQUISITION CORP.


                                       By:
                                          H. James Maxwell
                                          President

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned directors and officers of Goldking Acquisition Corp., a Delaware corporation, hereby constitute and appoint H. James Maxwell and Todd R. Bart, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the corporation, to sign any or all amendments or supplements to this Registration Statement of form S-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

         Signatures                      Title                       Date

_____________________               Chairman of the Board     November ___, 1997
Leonard C. Tallerine, Jr.           Chief Executive Officer
                                                     Director

_____________________               Director                  November ___, 1997
H. James Maxwell


_____________________               Director                  November ___, 1997
Larry M. Wright


_____________________               Chief Financial Officer   November ___, 1997
Todd R. Bart

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Companies, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the ___ day of November, 1997.

                                          GOLDKING COMPANIES, INC.


                                       By:
                                          H. James Maxwell
                                          President

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned directors and officers of Goldking Companies, Inc., a Delaware corporation, hereby constitute and appoint H. James Maxwell and Todd
R. Bart, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the corporation, to sign any or all amendments or supplements to this Registration Statement of form S-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

         Signatures                        Title                     Date

_____________________               Chairman of the Board     November ___, 1997
Leonard C. Tallerine, Jr.           Chief Executive Officer
                                                     Director

_____________________               Director                  November ___, 1997
H. James Maxwell


_____________________               Director                  November ___, 1997
Larry M. Wright


_____________________               Chief Financial Officer   November ___, 1997
Todd R. Bart

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Oil & Gas Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the ___ day of November, 1997.

                                          GOLDKING OIL & GAS CORP.


                                       By:
                                          H. James Maxwell
                                          President

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned directors and officers of Goldking Oil & Gas Corp., a Texas corporation, hereby constitute and appoint H. James Maxwell and Todd R. Bart, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the corporation, to sign any or all amendments or supplements to this Registration Statement of form S-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

         Signatures                        Title                     Date

_____________________               Chairman of the Board     November ___, 1997
Leonard C. Tallerine, Jr.           Chief Executive Officer
                                                     Director

_____________________               Director                  November ___, 1997
H. James Maxwell


_____________________               Director                  November ___, 1997
Larry M. Wright


_____________________               Chief Financial Officer   November ___, 1997
Todd R. Bart

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Trinity Bay Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the ___ day of November, 1997.

                                            GOLDKING TRINITY BAY CORP.


                                       By:
                                            H. James Maxwell
                                            President

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned directors and officers of Goldking Trinity Bay Corp., a Texas corporation, hereby constitute and appoint H. James Maxwell and Todd R. Bart, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the corporation, to sign any or all amendments or supplements to this Registration Statement of form S-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

         Signatures                       Title                      Date

_____________________               Chairman of the Board     November ___, 1997
Leonard C. Tallerine, Jr.           Chief Executive Officer
                                                     Director

_____________________               Director                  November ___, 1997
H. James Maxwell


_____________________               Director                  November ___, 1997
Larry M. Wright


_____________________               Chief Financial Officer   November ___, 1997
Todd R. Bart

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Production Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the ___ day of November, 1997.

                                          GOLDKING PRODUCTION COMPANY


                                       By:
                                          H. James Maxwell
                                          President

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned directors and officers of Goldking Production Company, a Texas corporation, hereby constitute and appoint H. James Maxwell and Todd R. Bart, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the corporation, to sign any or all amendments or supplements to this Registration Statement of form S-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

         Signatures                       Title                     Date

_____________________               Chairman of the Board     November ___, 1997
Leonard C. Tallerine, Jr.           Chief Executive Officer
                                                     Director

_____________________               Director                  November ___, 1997
H. James Maxwell


_____________________               Director                  November ___, 1997
Larry M. Wright


_____________________               Chief Financial Officer   November ___, 1997
Todd R. Bart

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Hill Transportation Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the ___ day of November, 1997.

                                          HILL TRANSPORTATION COMPANY, INC.


                                       By:
                                          H. James Maxwell
                                          President

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned directors and officers of Hill Transportation Company, Inc., a Louisiana corporation, hereby constitute and appoint H. James Maxwell and Todd R. Bart, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the corporation, to sign any or all amendments or supplements to this Registration Statement of form S-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

         Signatures                       Title                      Date

_____________________               Chairman of the Board     November ___, 1997
Leonard C. Tallerine, Jr.           Chief Executive Officer
                                                     Director

_____________________               Director                  November ___, 1997
H. James Maxwell


_____________________               Director                  November ___, 1997
Larry M. Wright


_____________________               Chief Financial Officer   November ___, 1997
Todd R. Bart

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Umbrella Point Gathering Co., L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the ___ day of November, 1997.

                                            UMBRELLA POINT GATHERING CO., L.L.C.


                                        By:
                                            H. James Maxwell
                                            President

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned managers and officers of Umbrella Point Gathering Co., L.L.C., a Texas limited liability company, hereby constitute and appoint H. James Maxwell and Todd R. Bart, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as managers and officers of the company, to sign any or all amendments or supplements to this Registration Statement of form S-4, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said agents and attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

         Signatures                      Title                        Date

_____________________               Chairman of the Board     November ___, 1997
Leonard C. Tallerine, Jr.           Chief Executive Officer
                                                   Manager

_____________________               Manager                   November ___, 1997
H. James Maxwell


_____________________               Manager                   November ___, 1997
Larry M. Wright


_____________________               Chief Financial Officer   November ___, 1997
Todd R. Bart

                                  PANACO, INC.
                                    Form S-4
                                November 10, 1997


                                  EXHIBIT INDEX


                  Exhibit
                  Number               Description of Exhibit

                    4.2 Indenture dated October 9, 1997, among the Company and UMB Bank, N.A., as Trustee.

                    4.3 Registration Rights Agreement, dated as of October 9, 1997, among PANACO, Inc., and BT Alex. Brown, First Union Capital Markets Corp, A.G. Edwards & Sons Inc. and Gaines, Berland Inc.

                    4.4  Form of 10e % Series B Senior Note due 2004.

                    10.20Form of Warrant to Purchase  Shares of Common  Stock of
                         PANACO, Inc. issued by the Company on October 9, 1997 to Offense Group Associates, L.P., Kayne, Anderson Non-Traditional Investments, L.P., ARBCO Associates, L.P., Opportunity Associates, L.P., Kayne, Anderson Offshore Limited, Foremost Insurance Company, TOPA Insurance Company, and EOS Partners, L.P., with respect to an aggregate of 2,060,606 shares.

                    10.21Amended and Restated  Credit  Agreement,  dated October
                         9, 1997, among First Union National Bank of North Carolina, as agent, and the lenders signatory thereto, and PANACO, Inc.

                    21.1 List of subsidiaries of PANACO Inc.

                    23.2 Consent of Ryder Scott Company.

                    23.3 Consent of W.D. Von Gonten & Co., Petroleum Engineers

                    23.4 Consent of McCune Engineering, P.E.

                    23.5 Consent of Arthur Andersen, LLP

                    23.6 Consent of Ernst & Young LLP

                    25.1 Statement of Eligibility of UMB Bank, N.A., as Trustee,
                         on Form T-1.

                    99.1 Form of Letter of Transmittal

                                   EXHIBIT 4.2


                                  PANACO, INC.,
                                    as Issuer

                                       and

                     THE SUBSIDIARY GUARANTORS party hereto

                                       and

                                 UMB BANK, N.A.,

                                   as Trustee

                            -------------------------

                                    INDENTURE

                           Dated as of October 9, 1997

                             ----------------------


                                  $100,000,000

                     10 5/8% Senior Notes due 2004, Series A

                     10 5/8% Senior Notes due 2004, Series B

                              CROSS-REFERENCE TABLE

  TIA                                                          Indenture
Section                                                         Section

310(a)(1).............................................         7.10
      (a)(2)..........................................         7.10
      (a)(3)..........................................         N.A.
      (a)(4)..........................................         N.A.
      (a)(5)..........................................         7.08; 7.10
      (b).............................................         7.08; 7.10; 11.02
      (c).............................................         N.A.
311(a)................................................         7.11
      (b).............................................         7.11
      (c).............................................         N.A.
312(a)................................................         2.05
      (b).............................................         11.03
      (c).............................................         11.03
313(a)................................................         7.06
      (b)(1)..........................................         N.A.
      (b)(2)..........................................         7.06
      (c).............................................         7.06; 11.02
      (d).............................................         7.06
314(a)................................................         4.07; 4.08
      (b).............................................         N.A.
      (c)(1)..........................................         11.04
      (c)(2)..........................................         11.04
      (c)(3)..........................................         N.A.
      (d).............................................         N.A.
      (e).............................................         11.05
      (f).............................................         N.A.
315(a)................................................         7.01(b)
      (b).............................................         7.05
      (c).............................................         7.01(a)
      (d).............................................         7.01(c)
      (e).............................................         6.11
316(a)(last sentence).................................         2.09
      (a)(1)(A).......................................         6.05
      (a)(1)(B).......................................         6.04
      (a)(2)..........................................         N.A.
      (b).............................................         6.07
      (c).............................................         9.04
317(a)(1).............................................         6.08
      (a)(2)..........................................         6.09
      (b).............................................         2.04
318(a)................................................         N.A.
      (c).............................................         11.01
----------------------
N.A. means Not Applicable

     NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                        Page

ARTICLE ONE  DEFINITIONS AND INCORPORATION BY REFERENCE...................1

SECTION 1.01.  Definitions................................................1
SECTION 1.02.  Incorporation by Reference of TIA.........................32
SECTION 1.03.  Rules of Construction.....................................33

ARTICLE TWO  THE NOTES...................................................33

SECTION 2.01.  Form and Dating...........................................33
SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount..34
SECTION 2.03.  Registrar and Paying Agent................................35
SECTION 2.04.  Paying Agent To Hold Assets in Trust......................36
SECTION 2.05.  Holder Lists..............................................37
SECTION 2.06.  Transfer and Exchange.....................................37
SECTION 2.07.  Replacement Notes.........................................38
SECTION 2.08.  Outstanding Notes.........................................38
SECTION 2.09.  Treasury Notes............................................39
SECTION 2.10.  Temporary Notes...........................................39
SECTION 2.11.  Cancellation..............................................39
SECTION 2.12.  Defaulted Interest........................................40
SECTION 2.13.  CUSIP Number..............................................41
SECTION 2.14.  Deposit of Monies.........................................41
SECTION 2.15.  Restrictive Legends.......................................41
SECTION 2.16.  Book-Entry Provisions for Global Security.................43
SECTION 2.17.  Special Transfer Provisions...............................45
SECTION 2.18.  Liquidated Damages Under Registration Rights Agreement....48

ARTICLE THREE  REDEMPTION................................................49

SECTION 3.01.  Notices to Trustee........................................49
SECTION 3.02.  Selection of Notes To Be Redeemed.........................49
SECTION 3.03.  Redemption. 50
SECTION 3.04.  Notice of Redemption......................................50
SECTION 3.05.  Effect of Notice of Redemption............................52
SECTION 3.06.  Deposit of Redemption Price...............................52
SECTION 3.07.  Notes Redeemed in Part....................................52

ARTICLE FOUR  COVENANTS..................................................53

SECTION 4.01.  Payment of Notes..........................................53
SECTION 4.02.  Maintenance of Office or Agency...........................53
SECTION 4.03.  Corporate Existence.......................................53
SECTION 4.04.  Payment of Taxes and Other Claims.........................54
SECTION 4.05.  Maintenance of Properties and Insurance...................54
SECTION 4.06.  Compliance Certificate; Notice of Default.................55
SECTION 4.07.  Compliance with Laws......................................56
SECTION 4.08.  Reports to Holders........................................56
SECTION 4.09.  Waiver of Stay, Extension or Usury Laws...................57
SECTION 4.10.  Limitation on Restricted Payments.........................57
SECTION 4.11.  Limitation on Transactions with Affiliates................60
SECTION 4.12.  Limitation on Incurrence of Additional Indebtedness.......61
SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions
                           Affecting Restricted Subsidiaries.............62
SECTION 4.14.  Limitation on Restricted and Unrestricted Subsidiaries....63
SECTION 4.15.  Change of Control.........................................65
SECTION 4.16.  Limitation on Asset Sales.................................67
SECTION 4.17.  Limitation on Preferred Stock of Restricted Subsidiaries..71
SECTION 4.18.  Limitation on Liens.......................................72
SECTION 4.19.  Limitation on Conduct of Business.........................72
SECTION 4.20.  Additional Subsidiary Guarantees..........................72
SECTION 4.21.  Maintenance of Adjusted Consolidated Net Tangible Assets..73

ARTICLE FIVE  SUCCESSOR CORPORATION......................................74

SECTION 5.01.  Merger, Consolidation and Sale of Assets..................74
SECTION 5.02.  Successor Corporation Substituted.........................76

ARTICLE SIX  REMEDIES....................................................77

SECTION 6.01.  Events of Default.........................................77
SECTION 6.02.  Acceleration..............................................79
SECTION 6.03.  Other Remedies............................................80
SECTION 6.04.  Waiver of Past Defaults...................................80
SECTION 6.05.  Control by Majority.......................................80
SECTION 6.06.  Limitation on Suits.......................................81
SECTION 6.07.  Right of Holders To Receive Payment.......................81
SECTION 6.08.  Collection Suit by Trustee................................82
SECTION 6.09.  Trustee May File Proofs of Claim..........................82
SECTION 6.10.  Priorities. 82
SECTION 6.11.  Undertaking for Costs.....................................83
SECTION 6.12.  Restoration of Rights and Remedies........................83

ARTICLE SEVEN  TRUSTEE...................................................84

SECTION 7.01.  Duties of Trustee.........................................84
SECTION 7.02.  Rights of Trustee.........................................85
SECTION 7.03.  Individual Rights of Trustee..............................87
SECTION 7.04.  Trustee's Disclaimer......................................87
SECTION 7.05.  Notice of Default.........................................87
SECTION 7.06.  Reports by Trustee to Holders.............................87
SECTION 7.07.  Compensation and Indemnity................................88
SECTION 7.08.  Replacement of Trustee....................................89
SECTION 7.09.  Successor Trustee by Merger, Etc..........................90
SECTION 7.10.  Eligibility; Disqualification.............................90
SECTION 7.11.  Preferential Collection of Claims Against the Company.....91

ARTICLE EIGHT  DISCHARGE OF INDENTURE; DEFEASANCE........................91

SECTION 8.01.  Termination of Company's Obligations......................91
SECTION 8.02.  Application of Trust Money................................94
SECTION 8.03.  Repayment to the Company..................................94
SECTION 8.04.  Reinstatement.............................................95
SECTION 8.05.  Acknowledgment of Discharge by Trustee....................95

ARTICLE NINE  MODIFICATION OF THE INDENTURE..............................96

SECTION 9.01.  Without Consent of Holders................................96
SECTION 9.02.  With Consent of Holders...................................96
SECTION 9.03.  Compliance with TIA.......................................97
SECTION 9.04.  Revocation and Effect of Consents.........................97
SECTION 9.05.  Notation on or Exchange of Notes..........................98
SECTION 9.06.  Trustee To Sign Amendments, Etc...........................98

ARTICLE TEN  [INTENTIONALLY OMITTED].....................................99


ARTICLE ELEVEN  MISCELLANEOUS............................................99

SECTION 11.01.  TIA Controls.............................................99
SECTION 11.02.  Notices.   99
SECTION 11.03.  Communications by Holders with Other Holders............100
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent......101
SECTION 11.05.  Statements Required in Certificate or Opinion...........101
SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar...............102
SECTION 11.07.  Legal Holidays..........................................102
SECTION 11.08.  Governing Law...........................................102
SECTION 11.09.  No Adverse Interpretation  of Other Agreements..........102
SECTION 11.10.  No Personal Liability...................................102
SECTION 11.11.  Successors..............................................103
SECTION 11.12.  Duplicate Originals.....................................103
SECTION 11.13.  Severability............................................103
SECTION 11.14.  Independence of Covenants...............................103

ARTICLE TWELVE  GUARANTEE OF NOTES......................................103

SECTION 12.01.  Unconditional Guarantee.................................103
SECTION 12.02.  Limitations on Guarantees...............................105
SECTION 12.03.  Execution and Delivery of Guarantee.....................106
SECTION 12.04.  Release of a Subsidiary Guarantor.......................106
SECTION 12.05.  Waiver of Subrogation...................................107
SECTION 12.06.  Immediate Payment.......................................108
SECTION 12.07.  No Set-Off..............................................108
SECTION 12.08.  Obligations Absolute....................................108
SECTION 12.09.  Obligations Continuing..................................109
SECTION 12.10.  Obligations Not Reduced.................................109
SECTION 12.11.  Obligations Reinstated..................................109
SECTION 12.12.  Obligations Not Affected................................110
SECTION 12.13.  Waiver.    111
SECTION 12.14.  No Obligation To Take Action  Against the Company.......111
SECTION 12.15.  Dealing with the Company and Others.....................112
SECTION 12.16.  Default and Enforcement.................................112
SECTION 12.17.  Amendment, Etc..........................................113
SECTION 12.18.  Acknowledgment..........................................113
SECTION 12.19.  Costs and Expenses......................................113
SECTION 12.20.  No Merger or Waiver; Cumulative  Remedies...............113
SECTION 12.21.  Survival of Obligations.................................113
SECTION 12.22.  Guarantee in Addition to Other Obligations..............114
SECTION 12.23.  Severability............................................114
SECTION 12.24.  Successors and Assigns..................................114

                  INDENTURE, dated as of October 9, 1997, among PANACO, Inc., a Delaware corporation (the "Company"), the subsidiary guarantors named herein, and UMB Bank, N.A., as Trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of 10 5/8% Senior Notes due 2004, Series A (the "Initial Notes") and 10 5/8% Senior Notes due 2004, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein) (the "Exchange Notes" and, together with the Initial Notes, the "Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Notes will be unconditionally guaranteed on a senior basis by each of the Company's Restricted Subsidiaries (as defined herein) (collectively, the "Subsidiary Guarantors").

                  Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


                  SECTION 1.01.  Definitions.

     "Acquired  Indebtedness"  means  Indebtedness  of a  Person  or  any of its
Subsidiaries (i) existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) which becomes Indebtedness of the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person, in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination,

                  (a) the sum of (i) discounted future net revenues from proved oil and natural gas reserves of the Company and its consolidated Subsidiaries, calculated in accordance with Commission guidelines (before any state or federal income tax), as estimated by one or more reputable firms of independent petroleum engineers as of a date no earlier than the date of the Company's latest annual consolidated financial statements, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and natural gas reserves acquired since the date of such year-end reserve report, and (B) estimated oil and natural gas reserves attributable to upward revisions of estimates of proved oil and natural gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and natural gas reserves produced or disposed of since the date of such year-end reserve report, and (D) estimated oil and natural gas reserves attributable to downward revisions of estimates of proved oil and natural gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in writing, by one or more reputable firms of independent petroleum engineers (which may be the Company's independent petroleum engineers who prepare the Company's annual reserve report), plus (ii) the capitalized costs that are attributable to oil and natural gas properties of the Company and its Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, plus (iii) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements, plus (iv) with respect to each other tangible asset of the Company or its consolidated Restricted Subsidiaries specifically including, but not to the exclusion of any other qualifying tangible assets, the Company's or its consolidated Restricted Subsidiaries' Crude Oil and Natural Gas Related Assets (to the extent not included in (i), (ii) and (iii) above or otherwise in this clause (iv)) (less any remaining deferred income taxes which have been allocated to such Crude Oil and Natural Gas Related Assets), land, equipment, leasehold improvements, investments carried on the equity method, restricted cash and the carrying value of marketable securities, the greater of (A) the net book value of such other tangible asset on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements or (B) the appraised value, as estimated by a qualified Independent Advisor, of such other tangible assets of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, plus (v) to the extent deducted in the calculation of (i) above, reserves against plugging and abandonment expenses; provided, that such reserves shall be included under this clause (v) only to the extent of any cash deposited by the Company against such liabilities, minus

                  (b) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any natural gas balancing liabilities of the Company and its consolidated Restricted Subsidiaries reflected in the Company's latest audited financial statements.

                  In addition to, but without duplication of, the foregoing, for purposes of this definition, "Adjusted Consolidated Net Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Investment not prohibited by this Indenture, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Net Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such Investment, becomes a Restricted Subsidiary of the Company, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Industry Investments, and (3) any sales or other dispositions of assets permitted by this Indenture (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date.

     "Affiliate" means, with respect to any specified Person, (a) any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or under common control with, such specified Person and (b) any Related Person of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" has the meaning provided in Section 4.11.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Members" has the meaning provided in Section 2.16.

     "Asset Acquisition" means

                  (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted
Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or

                  (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, exchange, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of

     (a)  any Capital Stock of any Restricted Subsidiary, or

     (b) any other property or assets (including any interests therein) of the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction; provided, however, that Asset Sales shall not include

(i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company in a transaction which is made in compliance with the provisions of Section 5.01,

(ii) any Investment in an Unrestricted Subsidiary which is made in compliance with the provisions of Section 4.10,

(iii)disposals or replacements of obsolete equipment in the ordinary course of business,

(iv) the sale, lease, conveyance, disposition or other transfer (each, a "Transfer") by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Restricted Subsidiaries,

(v) any disposition of Hydrocarbons or other mineral products for value in the ordinary course of business and

(vi) the Transfer by the Company or any Restricted Subsidiary of assets or property in the ordinary course of business; provided, however, that the aggregate amount (valued at the fair market value of such assets or property at the time of such Transfer) of all such assets and property Transferred since the Issue Date pursuant to this clause (vi) shall not exceed $1,000,000 in any one year.

     "Authenticating Agent" has the meaning provided in Section 2.02.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and including any warrants, options or rights to acquire any of the forgoing and instruments convertible into any of the foregoing, and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the discounted present value of the rental obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation at such date, determined in accordance with GAAP.

     "Cash Equivalents" means

     (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

     (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

     (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

     (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

     (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and

     (f) money market mutual or similar funds having assets in excess of $100 million.

     "Change of Control" means the occurrence of one or more of the following events:
                  (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture);

                  (b) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

                  (c) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; provided, that, if any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing up to 50% of the aggregate ordinary voting power of the Company's Capital Stock as a result of the acquisition by the Company or any of its subsidiaries from such Person or Group of Crude Oil and Natural Gas Related Assets, such ownership shall not constitute a Change of Control; or

                  (d) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period with directors whose replacement shall not have been approved (by recommendation, appointment, nomination or election, as the case may be) by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Change of Control Offer" has the meaning provided in Section 4.15.

     "Change of Control Payment Date" has the meaning provided in Section 4.15.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company Properties" means all Properties, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Company or the Subsidiaries, which business activities are not prohibited by the terms of this Indenture.

     "Consolidated EBITDA" means, for any period, the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense, (iii) the amount of any Preferred Stock dividends paid by the Company and its Restricted Subsidiaries and (iv) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated EBITDA Coverage Ratio" means, with respect to the Company, the ratio of

     (a) Consolidated EBITDA of the Company during the four full fiscal quarters for which financial information in respect thereof is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to

     (b) Consolidated Fixed Charges of the Company for the Four Quarter Period.

                  In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect (without duplication) on a pro forma basis for the period of such calculation to

                  (a) the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and

                  (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness, and also including, without limitation, any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

                  If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated EBITDA Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; (iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum of, without duplication:

                  (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); and

                  (b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication:

                  (a) the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (i) any amortization of original issue discount, (ii) the net costs under Interest Swap Obligations,
(iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation; and

                  (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom

     (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto,

     (b) after-tax items classified as extraordinary or nonrecurring gains,

     (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary,

     (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract, operation of law or otherwise,

     (e) the net income of any Person in which the Company has an interest, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions actually paid to the Company or to a Restricted Subsidiary by such Person,

     (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and

     (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person as of any date means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 928 Grand Boulevard, 13th Floor, Kansas City, Missouri 64106.

     "Covenant Defeasance" has the meaning set forth in Section 8.01.

     "Crude Oil and Natural Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other Hydrocarbon properties located in the Western Hemisphere, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties of the Company or of others, and (iii) activities incidental to the foregoing.

     "Crude Oil and Natural Gas Hedge Agreements" means, with respect to any Person, any oil and gas agreements and other agreements or arrangements or any combination thereof entered into by such Person in the ordinary course of business and that are designed to provide protection against oil and natural gas price fluctuations.

     "Crude Oil and Natural Gas Properties" means all Properties, including equity or other ownership interests therein, owned by any Person which have been assigned "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act as in effect on the Issue Date.

     "Crude Oil and Natural Gas Related Assets" means any Investment or capital expenditure (but not including additions to working capital or repayments of any revolving credit or working capital borrowings) by the Company or any Subsidiary of the Company which is related to the Crude Oil and Natural Gas Business.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Default  Interest  Payment  Date" has the meaning set forth under  Section
2.12.
     "Defeasance Payment" means any distribution from any defeasance trust described under Section 8.01.

     "Deficiency Date" has the meaning set forth under Section 4.21.

     "Deficiency Offer" has the meaning set forth under Section 4.21.

     "Deficiency Offer Amount" has the meaning set forth under Section 4.21.

     "Deficiency Payment Date" has the meaning set forth under Section 4.21.

     "Deficiency Purchase Price" has the meaning set forth under Section 4.21.

     "Depository"   means  The  Depository  Trust  Company,   its  nominees  and
successors.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, on or prior to the final maturity of the Notes.

     "Equity Offering" means an offering of Qualified Capital Stock of the Company.

     "Event of Default" has the meaning provided in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Exchange Notes" has the meaning provided in the preamble to this Indenture.

     "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee; provided, however, that (A) if the aggregate non-cash consideration to be received by the Company or any Restricted Subsidiary from any Asset Sale shall reasonably be expected to exceed $5.0 million or (B) if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $5.0 million, then fair market value shall be determined by an Independent Advisor.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as of any date of determination.

     "Global Notes" means one or more IAI Global Notes, Regulation S Global Notes and 144A Global ------------ Notes.

     "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided, however, that the term "guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business and (B) guarantees (other than guarantees of Indebtedness) by the Company in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

     "Guarantee" means the guarantee of the obligations under this Indenture and the Notes by each of the Subsidiary Guarantors as set forth in Article Twelve hereof.

     "Holder" means any Person holding a Note.

     "Hydrocarbons" means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products processed therefrom.

     "IAI Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors.

     "Incur" has the meaning set forth in Section 4.12.

     "Indebtedness" means with respect to any Person, without duplication, (a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all Capitalized Lease Obligations of such Person, (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable), (e) all Obligations for the reimbursement of any obligor on a letter of credit, banker's acceptance or similar credit transaction, (f) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause
(h) below, (g) all Obligations of any other Person of the type referred to in clauses (a) through (f) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (h) all Obligations under Crude Oil and Natural Gas Hedge Agreements, Currency Agreements and Interest Swap Obligations and (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such
Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company. The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by (a) any Indebtedness issued at a price that is less than the principal amount at maturity thereof shall be the face amount of the liability in respect thereof, (b) any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof, (c) any Interest Swap Obligations included in the definition of Permitted Indebtedness shall be zero, (d) all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP and (e) all other contingent obligations shall be the maximum liability at such date of such Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Independent Advisor" means a nationally recognized investment banking or accounting firm, or a reputable engineering firm, (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

     "Initial Notes" has the meaning provided in the preamble to this Indenture.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "interest," when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "Investment" means, with respect to any Person, any direct or indirect (i) loan, advance or other extension of credit (including, without limitation, a guarantee) or capital contribution to by means of any transfer of cash or other property (valued at the fair market value thereof as of the date of transfer) others or any payment for property or services for the account or use of others,
(ii) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (iii) guarantee or assumption of the Indebtedness of any other Person (other than the guarantee or assumption of Indebtedness of such Person or a Restricted Subsidiary of such Person which guarantee or assumption is made in compliance with the provisions of Section 4.12), and (iv) other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the Notes.

     "Legal Defeasance" has the meaning set forth in Section 8.01.

     "Legal Holiday" has the meaning provided in Section 11.07.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Material Change" means an increase or decrease of more than 10% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and natural gas reserves of the Company and consolidated Subsidiaries (before any state or federal income tax); provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions during the quarter of oil and natural gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist, (ii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in Section
4.16 and (iii) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters.

     "Maturity Date" means October 1, 2004.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts (determined by the Chief Financial Officer of the Company) to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any post-closing adjustments or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (but excluding any payments which, by the terms of the indemnities, will not be made during the term of the Notes).

     "Net Proceeds Offer" has the meaning set forth in Section 4.16.

     "Net Proceeds Offer Amount" has the meaning set forth in Section 4.16.

     "Net  Proceeds  Offer  Payment  Date" has the  meaning set forth in Section
4.16.

     "Net  Proceeds  Offer  Trigger  Date" has the  meaning set forth in Section
4.16.

     "Net Working Capital" means (i) all current assets of the Company and its consolidated Subsidiaries, minus (ii) all current liabilities of the Company and its consolidated Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

     "Notes" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity and with respect to the Trustee or any agent of the Trustee, a "Trust Officer."

     "Officers' Certificate" means a certificate signed by two Officers of the Company.

     "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Payment Restriction" shall have the meaning set forth in Section 4.13.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (a) the  Exchange  Notes,  the Private  Exchange  Notes,  if any,  the
     Guarantees  and  refinancings   thereof  with   Indebtedness   constituting
     Permitted Refinancing Indebtedness;

          (b) Indebtedness incurred pursuant to the Senior Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (1) $40.0 million or (2) the sum of (A) $10.0 million and (B) 20% of Adjusted Consolidated Net Tangible Assets, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (it being recognized that a reduction in the borrowing base in and of itself shall not be deemed a required permanent repayment);

          (c) Interest Swap Obligations of the Company or a Restricted Subsidiary covering Indebtedness of the Company or a Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (d) Indebtedness of a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (e)   Indebtedness  of  the  Company  to  a  Wholly  Owned  Restricted
     Subsidiary for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary, in each case subject to no Lien; provided, however, that (i) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (ii) if as of any date any Person other than a Wholly Owned Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

          (g) Indebtedness of the Company or Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, bid, plugging and abandonment bonds, performance or surety bonds or completion guarantees or similar requirements in the ordinary course of business;

          (h) Indebtedness of the Company or a Restricted Subsidiary outstanding on the Issue Date and refinancings thereof with Indebtedness constituting Permitted Refinancing Indebtedness;

          (i) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries not to exceed $5.0 million at any one time outstanding;

          (j) Obligations arising in connection with Crude Oil and Natural Gas Hedge Agreements of the Company or a Restricted Subsidiary;

          (k) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (l) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $10.0 million or (ii) 5.0% of Adjusted Consolidated Net Tangible Assets of the Company; and

          (m) Indebtedness of a Restricted Subsidiary constituting Permitted Refinancing Indebtedness and which refinances Acquired Indebtedness.

     "Permitted Industry Investments" means (i) capital expenditures, including, without limitation, acquisitions of Company Properties and interests therein;
(ii) (a) entry into operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and natural gas business, and (b) exchanges of Company Properties for other Company Properties of at least equivalent value as determined in good faith by the Board of Directors of the Company; and (iii) Investments of operating funds on behalf of co-owners of Crude Oil and Natural Gas Properties of the Company or the Subsidiaries pursuant to joint operating agreements.

     "Permitted Investments" means (a) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary that is not subject to any Payment Restriction; (b) Investments in the Company by any Restricted Subsidiary; provided, however, that any Indebtedness evidencing any such Investment held by a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (c) Investments in cash and Cash Equivalents; (d) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16; and (e) Permitted Industry Investments.

     "Permitted Liens" means each of the following types of Liens:

          (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date (and any extensions, replacements or renewals thereof covering property or assets secured by such Liens on the Issue Date);

          (b) Liens securing Indebtedness outstanding under the Senior Credit Facility;

          (c) Liens securing the Notes and the Guarantees;

          (d) Liens of the Company or a Restricted Subsidiary on assets of any Restricted Subsidiary;

          (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

          (f) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings, and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (g) statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business to the extent such Liens relate only to the tangible property of the lessee which is located on such property and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (h) Liens incurred or deposits made in the ordinary course of business
     (x) in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (i) judgment and attachment Liens not giving rise to an Event of Default;

          (j)  easements,   rights-of-way,   zoning  restrictions,   restrictive
     covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (k) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (l) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary; provided, however, that (x) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed (except for proceeds, improvements, rents and similar items relating to the property or assets so acquired) and (y) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

          (m)  Liens  securing   reimbursement   obligations   with  respect  to
     commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (o) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture and Liens securing Crude Oil and Natural Gas Hedge Agreements;

          (p) Liens securing Acquired  Indebtedness  incurred in accordance with
     Section 4.12; provided, however, that (x) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (y) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary (except for proceeds, improvements, rents and similar items relating to the property or assets so secured) and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

          (q) Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gas gatherings, transportation, marketing or storage, or operation thereof;

          (r)  Liens  on  pipeline  or  pipeline  facilities,   Hydrocarbons  or
     properties and assets of the Company and its Subsidiaries which arise out of operation of law;

          (s) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, revisionary interests, production payments, production sales contracts, preferential rights of purchase, operating agreements, working interests and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to Properties and assets of the Company and its Subsidiaries or otherwise as are customary in the oil and gas business;

          (t) with respect to any Properties and assets of the Company and its Subsidiaries, Liens arising under, or in connection with, or related to, farm-out, farm-in, joint operation, area of mutual interest agreements and/or other similar or customary arrangements, agreements or interests that the Company or any Subsidiary determines in good faith to be necessary for the economic development of such Property;

          (u) any (x) interest or title of a lessor or sublessor under any lease, (y) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens, and easements), or (z) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (y); and

          (v) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank.

     "Permitted Refinancing Indebtedness" means, with respect to any Indebtedness, Indebtedness to the extent representing a Refinancing of such Indebtedness, in each case that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing) or (ii) create Indebtedness with (x) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (y) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (1) such Refinancing Indebtedness shall be incurred solely by the obligor of the Indebtedness being Refinanced and (2) if such Indebtedness being Refinanced is subordinate or junior to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust, estate or joint venture, or a governmental agency or political subdivision thereof.

     "Physical Notes" has the meaning provided in Section 2.01.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Private Exchange Notes" means senior subordinated notes of the Company, guaranteed by the Subsidiary Guarantors, issued in exchange for the Notes and identical in all material respects to the Exchange Notes, except for the placement of a restrictive legend on such Private Exchange Notes.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

     "Property" means, with respect to any Person, any interests of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

     "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

     "Record Date" means the Record Dates specified in the Notes.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

     "Reference Date" has the meaning set forth in Section 4.10.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Registrar" has the meaning provided in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

     "Related Person" of any Person means any other Person directly or indirectly owning 10% or more of the outstanding voting Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person).

     "Replacement Assets" shall have the meaning set forth in Section 4.16.

     "Restricted Payment" shall have the meaning set forth in Section 4.10.

     "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.14. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and its successors.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any Property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Credit Facility" means the Amended and Restated Credit Agreement by and among the Company, First Union National Bank, individually and as agent, and each of the Lenders named therein, or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subsidiary," with respect to any Person, means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Subsidiary   Guarantor"  means  (a)  each  of  the  Company's   Restricted
Subsidiaries as of the Issue Date and (b) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a
Subsidiary  Guarantor;   provided,  however,  that  any  Person  constituting  a
Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

     "Surviving Entity" shall have the meaning set forth in Section 5.01.

     "TIA"   means  the  Trust   Indenture   Act  of  1939  (15  U.S.C.   ss.ss.
77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "U.S. Government Obligations" mean direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.14; provided, however, the Unrestricted Subsidiaries shall initially include Atlantic Offshore Insurance. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.14.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by the Company or another Wholly Owned Restricted Subsidiary.


                  SECTION 1.02. Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03.  Rules of Construction.

     Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                   ARTICLE TWO

                                    THE NOTES


                  SECTION 2.01.  Form and Dating.

                  The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee endorsed thereon substantially in the form of Exhibit E hereto.

                  The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A, Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act) and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes").

                  SECTION 2.02.  Execution and Authentication;
                                 Aggregate Principal Amount.

                  Two Officers, or an Officer and an Assistant Secretary of the Company and each Subsidiary Guarantor, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company and the Guarantees for the Subsidiary Guarantors by manual or facsimile signature.

                  If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $100,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Exchange Notes does not give rise to an event of default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000, except as provided in Sections 2.07 and 2.08.

                  The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

                  The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.

                  SECTION 2.04.  Paying Agent To Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

                  SECTION 2.05.  Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

                  SECTION 2.06.  Transfer and Exchange.

                  When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes and the Subsidiary Guarantors shall execute Guarantees thereon at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.03, 4.15 or 4.16, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

                  SECTION 2.07.  Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and the Subsidiary Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, the Subsidiary Guarantors and the Trustee, to protect the Company, the Subsidiary Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company and the Subsidiary Guarantors.

                  SECTION 2.08.  Outstanding Notes.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture or the requirements of applicable law, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

                  SECTION 2.09.  Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes or sells or otherwise transfers the Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request, and the Trustee shall be entitled to rely thereon.

                  SECTION 2.10.  Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Company shall prepare, the Trustee shall authenticate and the Subsidiary Guarantors shall execute Guarantees on, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

                  SECTION 2.11.  Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

                  SECTION 2.12.  Defaulted Interest.

                  The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

                  If the Company defaults in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money in immediately available funds equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

                  SECTION 2.13.  CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                  SECTION 2.14.  Deposit of Monies.

                  Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

                  SECTION 2.15.  Restrictive Legends.

                  Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the third anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as, in the opinion of counsel, is permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Each Global Note shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                  SECTION 2.16.  Book-Entry Provisions for Global Security.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, the Subsidiary Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, the Subsidiary Guarantors shall execute Guarantees on and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

                  (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION 2.17. Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                   (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has, to the best of the Trustee's knowledge, held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding
         Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                  (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as to case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

                 (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
         (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and
         (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                   (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such 144A Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

                 (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and
         (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

          (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has, to the best of the Trustee's knowledge, held any beneficial interest in such Note, or portion thereof, at any time prior to or on the third anniversary of the Issue Date), or
     (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (f) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.15 hereof, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

          SECTION 2.18.  Liquidated Damages Under Registration Rights Agreement.

                  Under certain circumstances, the Company shall be obligated to pay certain liquidated damages to the Holders, all as set forth in Section 5 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.


                                  ARTICLE THREE

                                   REDEMPTION


                  SECTION 3.01.  Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes or Section 3.03 hereof, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

                  The  Company  shall  give  each  notice  provided  for in this
Section 3.01 not less than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

                  SECTION 3.02.  Selection of Notes To Be Redeemed.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the applicable Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent for the Notes immediately available funds in satisfaction of the applicable Redemption Price.

                  SECTION 3.03.  Redemption.

                  (a) Optional Redemption: The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

                   Year                                          Percentage

                   2001............................     105.313%
                   2002............................     102.656%
                   2003 and thereafter.............     100.000%

                  (b) Optional Redemption upon Equity Offerings: At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings (as defined) to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.625% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

                  SECTION 3.04.  Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least five days before the intended mailing date.

                  Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price and the date to which accrued interest, if any, is to be paid;

          (3)  the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

                  SECTION 3.05. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid from funds available for such purpose at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

                  SECTION 3.06. Deposit of Redemption Price.

                  On or  before  the  Redemption  Date  and in  accordance  with
Section 2.14, the Company shall deposit with the Paying Agent U.S. Legal Tender in immediately available funds sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                  Unless the Company fails to comply with the preceding paragraph and default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

                  SECTION 3.07. Notes Redeemed in Part.

                  Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    COVENANTS


                  SECTION 4.01.  Payment of Notes.

                  (a) The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

                  (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender in immediately available funds designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

                  (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 4.02. Maintenance of Office or Agency.

                  The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

                  SECTION 4.03.  Corporate Existence.

                  Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at their own cost and expense, all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate existence of each of their Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of the Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

                  SECTION 4.04. Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon either of them or any of their Subsidiaries or properties of either of them or any of their Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                  SECTION 4.05.  Maintenance of Properties and Insurance.

                  (a) The Company shall, and shall cause each of the Restricted Subsidiaries to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of the Company or Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                  (b) The Company shall provide or cause to be provided, for themselves and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, Canada or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

                  SECTION  4.06. Compliance Certificate; Notice of Default.

                  (a) The Company shall deliver to the Trustee, within 105 days after the end of its respective fiscal quarters and fiscal years, an Officers' Certificate of the Company (provided, however, that one of the signatories to each such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge, without independent investigation, of the Company's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default of the Company's exists, such Officers shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and
(B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

                  (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within 10 days of its becoming aware of such occurrence.

                  SECTION 4.07. Compliance with Laws.

                  The Company shall comply, and shall cause each of their Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

                  SECTION 4.08.  Reports to Holders.

                  The Company will deliver to the Trustee within 15 days after filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the TIA.

                  SECTION 4.09.  Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.10. Limitation on Restricted Payments.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

                  (a) declare or pay any dividend or make any distribution (other than (x) dividends or distributions made to the Company or any Restricted Subsidiary of the Company or (y) dividends or distributions payable solely in Qualified Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company) on or in respect of shares of the Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock;

                  (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock other than through the exchange therefor solely of Qualified Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company;

                  (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Restricted Subsidiary that is subordinate or junior in right of payment to the Notes or such Restricted Subsidiary's Guarantee, as the case may be; or

                  (d)  make any Investment (other than a Permitted Investment)

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:

                  (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the last date of the Company's fiscal quarter immediately preceding such Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus

                  (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

                  (C)  without  duplication  of any  amounts  included in clause
         (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(B) and (C), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); plus

                  (D) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case to the Company or to any Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in Section 4.14), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment hereunder; plus

                  (E) without duplication of the immediately preceding subclause
         (D), an amount equal to the lesser of the cost or net cash proceeds received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment (but without duplication of any such amount included in calculating cumulative Consolidated Net Income of the Company); plus

                  (F)      $1.0 million.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit:

                    (1) the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or the applicable redemption if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration;

                    (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

                    (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or a Restricted Subsidiary that is subordinate or junior in right of payment to the Notes or such Restricted Subsidiary's Guarantee, as the case may be, either (a) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company, or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of
         (i) shares of Qualified Capital Stock of the Company or (ii) Refinancing Indebtedness;

                    (4) if no Default or Event of Default shall have occurred and be continuing, the acquisition, in odd-lot purchase transactions, of shares of the Company's Common Stock, which purchases will not exceed $100,000 in the aggregate in any calendar year; and

                    (5) if no Default or Event of Default shall have occurred and be continuing, the acquisition of shares of the Company's Common Stock pursuant to Company repurchase options in stock option agreements between the Company and employees of the Company and its Subsidiaries, which purchases will not exceed $1.0 million in the aggregate in any calendar year.

          In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1),
     (2), (4) and (5) shall be included in such calculation.

                  SECTION 4.11.  Limitation on Transactions with Affiliates.

                  (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or permit or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), other than (i) Affiliate Transactions permitted under paragraph (b) of this Section 4.11 and (ii) Affiliate Transactions that are on terms that are fair and reasonable to the Company or the applicable Restricted Subsidiary and are no less favorable to the Company or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate
Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Advisor and file the same with the Trustee.

                  (b) The restrictions set forth in paragraph (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary, as the case may be; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided, however, that such transactions are not otherwise prohibited hereunder; and (iii) Restricted Payments permitted hereunder.

          SECTION  4.12.  Limitation  on  Incurrence of Additional Indebtedness.

                  Other than Permitted  Indebtedness,  the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness or any of its Restricted Subsidiaries may incur Acquired Indebtedness, if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the receipt and application of the proceeds therefrom, the Consolidated EBITDA Coverage Ratio would have been greater than 2.25 to 1.0 on or prior to September 30, 1998, and greater than 2.5 to 1.0 thereafter.

                  Restricted Subsidiaries that are Subsidiary Guarantors may guarantee any Indebtedness incurred by the Company pursuant to the preceding paragraph, and, for purposes of determining any particular amount of Indebtedness incurred under this Section 4.12, such guarantees shall not be deemed to be the incurrence of any Indebtedness.

                  Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

                  The Company will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, other than the Notes and the Guarantees unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions that are substantially identical to the subordination provisions of such Indebtedness (or agreement) that are most favorable to the holders of such Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

  SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions
                       Affecting Restricted Subsidiaries.

                  The Company  will not, and will not cause or permit any of its
Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary; (c) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary; or (d) transfer any of its property or assets to the Company or any other Restricted Subsidiary (each such encumbrance or restriction, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) the Senior Credit Facility; (4) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to such Restricted Subsidiary, or the properties or assets of such Restricted Subsidiary, other than the Person or the property or assets of the Person so acquired; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (7) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of this Indenture solely in respect of the assets or Capital Stock to be sold or disposed of; (8) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien; or (9) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (2), (3), (5), or (6).

   SECTION  4.14.  Limitation on Restricted and Unrestricted Subsidiaries.

                  The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of
Section 4.12, (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12 and (iii) such Subsidiary assumes by execution of a supplemental indenture all of the obligations of a Subsidiary Guarantor under a Guarantee.

                  The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under Section 4.10 and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.12. Any such designation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors giving effect to such designation or redesignation and an officers' certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. In the event that any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this
Section 4.14, such Restricted Subsidiary's Guarantee will be released.

                  For purposes of Section 4.10, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and
(ii) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

                  Notwithstanding the foregoing, the Board of Directors may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or (b) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

                  Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this Section 4.14, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

                  SECTION 4.15.  Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase.

                  (b) Within 30 days following the date upon which the Change of Control occurred, the Company must send or cause to be sent, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (i)  that the Change of Control  Offer is being made  pursuant to this
               Section 4.15, that all Notes tendered and not withdrawn will be accepted for payment and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

          (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (iii) that any Note not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (vii)that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (viii) the circumstances and relevant facts regarding such Change of Control.

                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with
Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in funds available for such purpose in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                  Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.15 relating to the Company's obligation to make a Change of Control Offer.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the provisions of this Section 4.15 by virtue thereof.

                  SECTION 4.16. Limitation on Asset Sales.

               (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

                  (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or senior management of the Company);

                  (b) at least 85% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

                  (c) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (i) to repay or prepay Indebtedness outstanding under the Senior Credit Facility, including, without limitation, a permanent reduction in the related commitment, (ii) to repay or prepay any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to Section 4.18, (iii) to make an investment in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), (iv) to an investment in Crude Oil and Natural Gas Related Assets or (v) a combination of prepayment and investment permitted by the foregoing clauses (c)(i) through (c)(iv). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (c)(i) through (c)(iv) of the next preceding sentence (each a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have been received by the Company or such Restricted Subsidiary but which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (c)(i) through (c)(iv) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (a "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that principal amount of Notes purchasable with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this Section 4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

                  Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) the consideration for such Asset Sale constitutes Replacement Assets and/or Crude Oil and Natural Gas Related Assets and (b) such Asset Sale is for fair market value; provided, however, that any consideration not constituting Replacement Assets and Crude Oil and Natural Gas Related Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two immediately preceding paragraphs.

                  Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes with an aggregate principal amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on principal amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                  The Company's ability to repurchase Notes in a Net Proceeds Offer is restricted by the terms of the Senior Credit Facility and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and the Company's financial resources.

                  (b) Subject to the deferral of the Net Proceeds Offer contained in clause (a)(iii) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 30 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

               (i) that the Net Proceeds Offer is being made pursuant to Section 4.16, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

               (ii) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five business days after the Trustee receives notice thereof from the Company);

               (iii) that any Note not tendered will continue to accrue interest;

               (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

               (v) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

               (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

                  On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(i) above, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the provisions of this Section 4.16 by virtue thereof.

        SECTION 4.17.  Limitation on Preferred Stock of Restricted Subsidiaries.

                  The Company will not cause or permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

                  SECTION 4.18.  Limitation on Liens.

                  Other than Permitted Liens, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date) or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes or such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens at least to the same extent as the Notes are senior in priority to such Indebtedness and (b) in all other cases, the Notes and the Guarantees are equally and ratably secured.

                  SECTION 4.19. Limitation on Conduct of Business.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Crude Oil and Natural Gas Business.

                  SECTION 4.20. Additional Subsidiary Guarantees.

                  If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in another Restricted Subsidiary having total consolidated assets with a book value in excess of $500,000 that is not a Subsidiary Guarantor, then such transferee or acquired or other Restricted Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel stating that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

        SECTION 4.21.  Maintenance of Adjusted Consolidated Net Tangible Assets.

                  If Adjusted Consolidated Net Tangible Assets are less than 125% of the Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis at the end of any fiscal quarter, which event shall not have been remedied and shall be continuing at the end of the next succeeding fiscal quarter (the last day of such succeeding fiscal quarter being hereinafter referred to as a "Deficiency Date"), then the Company shall be obligated to make an offer (a "Deficiency Offer") to all of the Holders to repurchase Notes, on a date not more than 60 nor less than 30 days after the Deficiency Date (the "Deficiency Payment Date"), in an aggregate principal amount (the "Deficiency Offer Amount") that would be sufficient to cause Adjusted Consolidated Net Tangible Assets to thereafter equal or exceed 125% of the Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, at a purchase price (the "Deficiency Purchase Price") equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the Deficiency Payment Date. The Deficiency Offer is required to remain open for at least 20 Business Days and until the close of business on the Deficiency Payment Date.

                  In order to effect such Deficiency Offer, the Company shall, not later than the 45th day after the Deficiency Date, mail to each Holder a notice of the Deficiency Offer, which notice shall govern the terms of the Deficiency Offer and shall state, among other things, the procedures that Holders must follow to accept the Deficiency Offer. If the aggregate principal amount of Notes validly tendered and not withdrawn by Holders thereof exceeds the Deficiency Offer Amount, Notes to be purchased will be selected on a pro rata basis.

                  If a Deficiency Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Deficiency Purchase Price for all of the Notes that might be delivered by Holders seeking to accept the Deficiency Offer. In the event a Deficiency Payment Date occurs at a time when the Company does not have available funds sufficient to pay the Deficiency Purchase Price, an Event of Default would occur under this Indenture.

                  The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Deficiency Offer. To the extent that the provisions of any securities laws or regulations conflict with
Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 4.16 by virtue thereof.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


                  SECTION 5.01.  Merger, Consolidation and Sale of Assets.

                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially as an entirety to any Person unless: (a) either (i) the Company shall be the surviving or continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and
(ii) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12 above; (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; (d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture to the Indenture confirmed that its Guarantee of the Notes shall apply to such Person's obligations under the Indenture and the Notes; (e) if any of the properties or assets of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation and imposition of such Lien shall have been in compliance with Section 4.18 above; and (f) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                  Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under Section 4.16) will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;
(b) such entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (b) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary need only comply with clause (d) of the first paragraph of this covenant.

                  SECTION 5.02. Successor Corporation Substituted.

                  Upon any consolidation, merger, conveyance, lease or transfer in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.


                                   ARTICLE SIX

                                    REMEDIES


                  SECTION 6.01.  Events of Default.

                  An "Event of Default" means any of the following events:

               (a) the failure to pay interest (including any Additional Interest) on any Notes when the same becomes due and payable and such default continues for a period of 30 days;

               (b) the failure to pay the principal of any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

               (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to observance or performance of any of the terms or provisions of Section 4.15, 4.16 or 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

               (d) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

               (e) one or more judgments in an aggregate amount in excess of $5,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unvacated, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

               (f) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                    (i)  commences a voluntary case or proceeding;

                    (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                    (iii)consents to the  appointment  of a  Custodian  of it or for all or substantially all of its property;

                    (iv) makes  a  general  assignment  for the  benefit  of its creditors; or

                    (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally;

               (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding,

                    (ii) appoints a Custodian of the Company or any  Significant
                         Subsidiary of the Company for all or substantially all of its Properties, or

                    (iii)orders   the   liquidation   of  the   Company  or  any
                         Significant Subsidiary of the Company, and in each case the order or decree remains unstayed and in effect for 60 days; or

               (h) any of the Guarantees cease to be in full force and effect or any of the Guarantees are declared by a court of competent jurisdiction to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Guarantees (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

                  SECTION 6.02.  Acceleration.

                  Upon the happening of an Event of Default specified in Section
6.01 (other than an Event of Default specified in clause (f) of Section 6.01) the Trustee may, or the holders of at least 25% in principal amount of outstanding Notes may, declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. If an Event of Default of the type described in clause (f) or (g) above occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (f) of the description of Events of Default above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.04. Waiver of Past Defaults.

                  Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  SECTION 6.05.  Control by Majority.

                  Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be in the judgment of the Trustee inadequate; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section
6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  SECTION 6.06.  Limitation on Suits.

                  No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

                  The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

                  A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

                  SECTION 6.07.  Right of Holders To Receive Payment.

                  Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.08. Collection Suit by Trustee.

                  If an Event  of  Default  specified  in  clause  (a) or (b) of
Section 6.01 occurs and is continuing, the Trustee may institute suit and recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.09.  Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other  papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company or Restricted Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

               First: to the Trustee for amounts due under Section 7.07;

               Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

               Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

               Fourth: the balance, if any, to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                  SECTION 6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant except the Trustee in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                  SECTION 6.12. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE SEVEN

                                     TRUSTEE


                  SECTION 7.01.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee may exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)  Except during the continuance of an Event of Default:

                    (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) This  paragraph  does not limit the effect of  paragraph
          (b) of this Section 7.01.

                    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 or as otherwise provided in this Indenture.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section
7.01 and Section 7.02.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  SECTION 7.02.  Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any opinion, certificate or other document believed by it (i) to be genuine and (ii) to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections
         11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  (i) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except failure by the Company to make the payments required by Section 4.01 hereof unless the Trustee shall be specifically notified in writing by the Company or by the Holder of not less than 25% of the aggregate principal amount of Notes then outstanding.

                  SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04.  Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

                  SECTION 7.05.  Notice of Default.

                  If a Default or an Event of Default of which the Trustee has knowledge and of which it is required to take notice occurs and is continuing, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  SECTION 7.06. Reports by Trustee to Holders.

                  Within 60 days after November 1 of each year beginning with 1997, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

                  The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

                  SECTION 7.07.  Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

                  The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The   provisions  of  this  Section  7.07  shall  survive  the
termination of this Indenture.

                  SECTION 7.08.  Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

     (1) the  Trustee  fails to comply  with  Section  7.10;

     (2) the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it hereunder as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail notice of such successor Trustee's appointment to each Holder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

                  SECTION 7.10.  Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $150 million as set forth in its most recent published annual report of condition, and have an office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Company, as obligors of the Notes.

         SECTION  7.11. Preferential  Collection  of Claims Against the Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, as obligor on the Notes.


                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE


                  SECTION 8.01. Termination of Company's Obligations.

                  This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

                  The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of its obligations with respect to the Notes, except for (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section 8.01. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors, if any, released with respect to covenants contained in Sections 4.04, 4.08 and 4.10 through 4.20 and Article Five ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under
Section 6.01 (except those events described in Section 6.01(a),(b),(f) and (g)) will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

                  (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, such opinion of counsel shall not be required if all the Notes will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

                  (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.01(f) or (g) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company; and

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

                  SECTION 8.02. Application of Trust Money.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                  SECTION 8.03.  Repayment to the Company.

                  Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

                  SECTION 8.04.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                  SECTION 8.05.  Acknowledgment of Discharge by Trustee.

                  After (i) the conditions of Section 8.01 have been  satisfied,
(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.


                                  ARTICLE NINE

                          MODIFICATION OF THE INDENTURE


                  SECTION 9.01. Without Consent of Holders.

                  Subject to the provisions of Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend, waive or supplement this Indenture without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with Section 5.01 of this Indenture; (c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. Notwithstanding the foregoing, the Trustee and the Company may not make any change that adversely affects the rights of any Holder under this Indenture without the consent of such Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel; provided, however, that in delivering such Opinion of Counsel, such counsel may rely as to matters of fact, on a certificate or certificates of officers of the Company.

                  SECTION 9.02. With Consent of Holders.

                  All other modifications and amendments of this Indenture may be made with the consent of the Holders of a majority in the then outstanding principal amount of the then outstanding Notes, except that, without the consent of each Holder of the Notes affected thereby, no amendment may, directly or indirectly: (i) reduce the amount of Notes whose Holders must consent to any amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;
(iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of this Indenture protecting the right of each Holder of a Note to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of this Indenture or Section 1.01 affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (viii) release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                  SECTION 9.03. Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this
Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

                  SECTION 9.04. Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

                  The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

                  SECTION 9.05. Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

                  SECTION 9.06.  Trustee To Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Company, stating that no event of default shall occur as a result of such amendment, supplement or waiver and that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company. Such Opinion of Counsel shall be provided at the expense of the Company.


                                   ARTICLE TEN

                             [INTENTIONALLY OMITTED]


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS


                  SECTION 11.01.  TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 11.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

                  SECTION 11.02.  Notices.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                           PANACO, Inc.
                           PANACO Building
                           1050 West Blue Ridge Boulevard
                           Kansas City, Missouri  64145-1216

                           Telecopier Number:  (816) 942-6305
                           Attn:  H. James Maxwell

                  if to the Trustee:

                           UMB Bank, N.A.
                           928 Grand, 13th Floor
                           Kansas City, Missouri  64106

                           Telecopier Number:  (816) 221-0438
                           Attention:  Corporate Trust Dept.

                  Each of the Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar not more than ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.
                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03.  Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

           SECTION  11.04.  Certificate  and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                    (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

                  SECTION  11.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                    (1) a statement  that the Person making such  certificate or opinion has read such covenant or condition;

                    (2) a brief  statement  as to the  nature  and  scope of the
               examination  or  investigation   upon  which  the  statements  or
               opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such Person,  he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

                  SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 11.07.  Legal Holidays.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 11.08.  Governing Law.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

                  SECTION 11.09.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 11.10. No Personal Liability.

                  No director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  SECTION 11.11.  Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12.  Duplicate Originals.

                  All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  SECTION 11.13.  Severability.

                  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 11.14.  Independence of Covenants.

                  All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


                                 ARTICLE TWELVE

                               GUARANTEE OF NOTES


                  SECTION 12.01.  Unconditional Guarantee.

                  Subject to the provisions of this Article Twelve, each Subsidiary Guarantor, if any, hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section
7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

                  Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand,
(a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee.

                  No stockholder, officer, director, employee or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                  Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor, determined in accordance with GAAP.

                  SECTION 12.02.  Limitations on Guarantees.

                  The obligations of each Subsidiary Guarantor under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                  SECTION 12.03. Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 12.01, each Subsidiary Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E herein, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of two Officers of each Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

                  If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Guarantee of such Note shall be valid nevertheless.

                  The   delivery  of  any  Note  by  the   Trustee,   after  the
authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

                  SECTION 12.04. Release of a Subsidiary Guarantor.

                  (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Subsidiary
Guarantor by the Company or a Restricted Subsidiary of the Company in a transaction constituting an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.16, or upon the consolidation or merger of a Subsidiary Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company or a Restricted Subsidiary), such Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed released from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder; provided, however, that each such Subsidiary Guarantor is sold or disposed of in accordance with this Indenture. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Twelve.

                  (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 12.04, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers Certificates of the Company.

                  The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Twelve.

                  Except as set forth in Articles Four and Five and this Section 12.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

                  SECTION 12.05.  Waiver of Subrogation.

                  Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Subsidiary Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.05 is knowingly made in contemplation of such benefits.

                  SECTION 12.06.  Immediate Payment.

                  Each Subsidiary Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.

                  SECTION 12.07.  No Set-Off.

                  Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

                  SECTION 12.08.  Obligations Absolute.

                  The obligations of each Subsidiary Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor hereunder which may not be recoverable from such Subsidiary Guarantor on the basis of a Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

                  SECTION 12.09.  Obligations Continuing.

                  The obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Subsidiary Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor hereunder.

                  SECTION 12.10. Obligations Not Reduced.

                  The obligations of each Subsidiary Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article 8 be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

                  SECTION 12.11.  Obligations Reinstated.

                  The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.

                  SECTION 12.12. Obligations Not Affected.

                  The obligations of each Subsidiary Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or any other person;

          (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other person under this Indenture, the Notes or any other document or instrument;

          (c) any failure of the Company, whether or not without fault on their part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Subsidiary Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other person or their respective assets or the release or discharge of any such right or remedy;

          (e)  the  granting  of  time,   renewals,   extensions,   compromises,
     concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Subsidiary Guarantor;

          (h) any merger or amalgamation of the Company or a Subsidiary Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Subsidiary Guarantor under its Guarantee; and

          (j) any other circumstance, including release of the Subsidiary Guarantor pursuant to Section 12.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Subsidiary Guarantor in respect of its Guarantee hereunder.

                  SECTION 12.13.  Waiver.

                  Without in any way limiting the provisions of Section 11.01 hereof, each Subsidiary Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Subsidiary Guarantor of any kind whatsoever.

               SECTION 12.14.  No Obligation To Take Action Against the Company.

                  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

                  SECTION 12.15. Dealing with the Company and Others.

                  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor hereunder and without the consent of or notice to any Subsidiary Guarantor, may

                    (a)   grant   time,   renewals,   extensions,   compromises,
               concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

                    (b) take or abstain from taking  security or collateral from the Company or from perfecting security or collateral of the Company;

                    (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

                    (d) accept compromises or arrangements from the Company;

                    (e) apply all monies at any time  received  from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                    (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

                  SECTION 12.16.  Default and Enforcement.

                  If any Subsidiary  Guarantor  fails to pay in accordance  with
Section 12.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the obligations.

                  SECTION 12.17.  Amendment, Etc.

                  No amendment, modification or waiver of any provision of this Indenture relating to any Subsidiary Guarantor or consent to any departure by any Subsidiary Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Subsidiary Guarantor and the Trustee.

                  SECTION 12.18.  Acknowledgment.

                  Each Subsidiary Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

                  SECTION 12.19.  Costs and Expenses.

                  Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

                  SECTION 12.20.  No Merger or Waiver; Cumulative Remedies.

                  No Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

                  SECTION 12.21.  Survival of Obligations.

                  Without prejudice to the survival of any of the other obligations of each Subsidiary Guarantor hereunder, the obligations of each Subsidiary Guarantor under Section 12.01 shall survive the payment in full of the Obligations and shall be enforceable against such Subsidiary Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Subsidiary Guarantor.

                  SECTION 12.22. Guarantee in Addition to Other Obligations.

                  The obligations of each Subsidiary Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

                  SECTION 12.23.  Severability.

                  Any provision of this Article Twelve which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Twelve.

                  SECTION 12.24.  Successors and Assigns.

                  Each Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.




                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                  PANACO, INC.


                        By: ____________________________
                            Name:  H. James Maxwell
                            Title: President


                                 GOLDKING ACQUISITION CORP.,
                                      as Guarantor


                        By: ____________________________
                            Name:  H. James Maxwell
                            Title: President


                                      GOLDKING COMPANIES, INC.,
                                           as Guarantor


                        By: ____________________________
                            Name:  H. James Maxwell
                            Title: President


                                       GOLDKING OIL & GAS CORP.,
                                            as Guarantor


                        By: ____________________________
                            Name:  H. James Maxwell
                            Title: President


                                      GOLDKING TRINITY BAY CORP.,
                                          as Guarantor


                        By: ____________________________
                            Name:  H. James Maxwell
                            Title: President





                                       GOLDKING PRODUCTION COMPANY,
                                             as Guarantor


                        By: ____________________________
                            Name:  H. James Maxwell
                            Title: President


                                       HILL TRANSPORTATION CO., INC.,
                                               as Guarantor


                        By: ____________________________
                            Name:  H. James Maxwell
                            Title: President


                                     UMBRELLA POINT GATHERING, LLC,
                                                 as Guarantor


                        By: ____________________________
                            Name:  H. James Maxwell
                            Title: President


                                      UMB BANK, N.A.,
                                           as Trustee

                        By: ____________________________
                                      Name:
                                     Title:

                                  PANACO, INC.
                     10 5/8% SENIOR NOTE DUE 2004, SERIES A


No. [          ]
                    PANACO, INC., a Delaware  corporation (the "Company",  which
               term  includes  any  successor  entities),   for  value  received
               promises to pay to CEDE & CO. or registered assigns the principal sum of [ ] Dollars on October 1, 2004.

                    Interest  Payment Dates:  April 1 and October 1,  commencing
               April 1, 1998

                  Record Dates:  March 15 and September 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                  PANACO, INC.


                         By:____________________________
                            Name:  H. James Maxwell
                            Title: President


                         By:____________________________
                                      Name:
                                     Title:
                                     Dated:

Certificate of Authentication

                  This is one of the 10 5/8% Senior Notes due 2004, Series A referred to in the within-mentioned Indenture.

                                 UMB BANK, N.A.,
                                   as Trustee


                        By:_____________________________
                             Authorized Signatory

Date of Authentication:

                              (REVERSE OF SECURITY)

                     10 5/8% Senior Note due 2004, Series A


     (1) Interest. PANACO, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 9, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

                  The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by their check or draft payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     (3) Paying Agent and Registrar. Initially, UMB Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     (4) Indenture. The Company issued the Notes under an Indenture, dated as of October 9, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10 5/8% Senior Notes due 2004, Series A (the "Initial Notes"). The Notes are limited in aggregate principal amount to $100,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article 12 of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     (5) Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

                  Year                                       Percentage

                  2001............................                105.313
                  2002............................                102.656
                  2003 and thereafter.............                100.000%

                  At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.625% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

     (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent in immediately available funds for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     (8) Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, the Company and the Subsidiary Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10 5/8% Senior Notes due 2004, Series B (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     (9) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     (10) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     (11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (12) Discharge Prior to Redemption or Maturity. If the Company at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, their obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

     (13) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

     (14) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of their Restricted Subsidiaries, and on the ability of the Company and their Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and their Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

     (15)  Successors.   When  a  successor  assumes,  in  accordance  with  the
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

     (16) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

     (17) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

     (18) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary
Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (19) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

     (20) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     (21) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

     (22) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (' tenants in common), TEN ENT (' tenants by the entireties), JT TEN (' joint tenants with right of survivorship and not as tenants in common), CUST (' Custodian), and U/G/M/A (' Uniform Gifts to Minors Act).

     (23) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: PANACO, Inc., PANACO Building, 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216.

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and  irrevocably  appoint   _______________________________________,   agent  to
transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:___________________________
                       (Sign exactly as your name appears
                         on the other side of this Note)

Signature Guarantee:___________________________________________

Signature must be guaranteed by an Eligible Guarantor Institution (as defined by SEC Rule 17 Ad-15 (12 CFR 240.17 Ad-15) or any similar rule which the Trustee or Paying Agent deems applicable).

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 9, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1)  __ to the Company or a subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or
(4) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7)  __  pursuant  to  another   available   exemption  from  the   registration
     requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

         |_|      The transferee is an Affiliate of the Company.

Unless one of the items (1)-(7) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4),
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated: _____________________  Signed:___________________________
                       (Sign exactly as your name appears
                         on the other side of this Note)

Signature Guarantee:___________________________________________


Signature must be guaranteed by an Eligible Guarantor Institution (as defined by SEC Rule 17 Ad-15 (12 CFR 240.17 Ad-15) or any similar rule which the Trustee or Paying Agent deems applicable).

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________     _______________________________
                              NOTICE: To be executed by
                                      an executive officer

                                  PANACO, INC.
                     10 5/8% SENIOR NOTE DUE 2004, SERIES B


No. [          ]
          PANACO, INC., a Delaware corporation (the "Company", which term includes any successor entities), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of [ ] Dollars on October 1, 2004.

          Interest  Payment Dates:  April 1 and October 1,  commencing  April 1,
     1998

          Record Dates: March 15 and September 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                  PANACO, INC.


                         By:____________________________
                            Name:  H. James Maxwell
                            Title: President


                         By:____________________________
                                      Name:
                                     Title:
                                     Dated:

Certificate of Authentication

                  This is one of the 10 5/8% Senior Notes due 2004, Series B referred to in the within-mentioned Indenture.

                                 UMB BANK, N.A.,
                                   as Trustee


                        By:_____________________________
                           Authorized Signatory

Date of Authentication:

                              (REVERSE OF SECURITY)

                     10 5/8% Senior Note due 2004, Series B


     (1) Interest. PANACO, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 9, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

                  The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by their check or draft payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     (3) Paying Agent and Registrar. Initially, UMB Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     (4) Indenture. The Company issued the Notes under an Indenture, dated as of October 9, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10 5/8% Senior Notes due 2004, Series A (the "Initial Notes"). The Notes are limited in aggregate principal amount to $100,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article 12 of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     (5) Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

                  Year                                     Percentage

                  2001............................              105.313
                  2002............................              102.656
                  2003 and thereafter.............              100.000%

                  At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.625% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

     (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent in immediately available funds for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     (8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     (9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     (10) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (11) Discharge Prior to Redemption or Maturity. If the Company at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, their obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

     (12) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

     (13) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of their Restricted Subsidiaries, and on the ability of the Company and their Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and their Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

     (14)  Successors.   When  a  successor  assumes,  in  accordance  with  the
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

     (15) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

     (16) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

     (17) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary
Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (18) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

     (19) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     (20) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

     (21) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (' tenants in common), TEN ENT (' tenants by the entireties), JT TEN (' joint tenants with right of survivorship and not as tenants in common), CUST (' Custodian), and U/G/M/A (' Uniform Gifts to Minors Act).

     (22) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: PANACO, Inc., PANACO Building, 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216.

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and  irrevocably  appoint   _______________________________________,   agent  to
transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:___________________________
                       (Sign exactly as your name appears
                         on the other side of this Note)

Signature Guarantee:___________________________________________

Signature must be guaranteed by an Eligible Guarantor Institution (as defined by SEC Rule 17 Ad-15 (12 CFR 240.17 Ad-15) or any similar rule which the Trustee or Paying Agent deems applicable).

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 9, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors



UMB BANK, N.A.
928 Grand, 13th Floor
Kansas City, MO  64106
Attention:  Corporate Trust Dept.


                  Re:  PANACO, Inc. (the "Company")
                       10 5/8% Senior Notes due 2004 (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed purchase of 10 5/8 % Senior Notes due 2004 (the "Notes") of PANACO, Inc. (the "Company"), we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iii) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act (provided that any such sale or transfer in Canada or to or for the benefit of a Canadian resident must be effected pursuant to an exemption from the prospectus and registration requirements under applicable Canadian securities laws), (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (v) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee, the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



                                Very truly yours,

                              [Name of Transferee]



                                        By:
                                      Name:
                                     Title:

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


UMB BANK, N.A.
928 Grand, 13th Floor
Kansas City, MO  64106
Attention:  Corporate Trust Dept.


                                Re: PANACO, Inc. (the "Company")
                                    10 5/8% Senior Notes due 2004 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

(1)  the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
     (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                              [Name of Transferee]



                                By:
                                Authorized Signatory

                                    GUARANTEE


                  For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 9, 1997, among PANACO, Inc., a Delaware corporation, the Subsidiary Guarantors named therein and UMB Bank, N.A. as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO
PRINCIPLES OF CONFLICTS OF LAW. Each Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guarantee to be duly executed.


Date:  ____________________




                                By:
                                Name:  H. James Maxwell
                                Title: President


                                By:
                                Name: Mark Licata
                                Title: Secretary


                                         Goldking Companies, Inc.
                                         Goldking Oil & Gas Corp.
                                         Goldking Trinity Bay Corp.
                                         Goldking Production Company
                                         Hill Transportation Co., Inc.
                                         Umbrella Point Gathering, LLC



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of October 9, 1997

                                      Among

                                  PANACO, INC.,
                           GOLDKING ACQUISITION CORP.,
                            GOLDKING COMPANIES, INC.,
                            GOLDKING OIL & GAS CORP.,
                           GOLDKING TRINITY BAY CORP.,
                          GOLDKING PRODUCTION COMPANY,
                          HILL TRANSPORTATION CO., INC.
                                       and
                        UMBRELLA POINT GATHERING, L.L.C.

                                   as Issuers


                                       and

                          BT ALEX. BROWN INCORPORATED,

                       FIRST UNION CAPITAL MARKETS CORP.,

                            A.G. EDWARDS & SONS, INC.

                                       and

                              GAINES, BERLAND INC.

                              as Initial Purchasers


                          10-5/8% Senior Notes due 2004



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                        Page

1.         Definitions...........................................        1

2.         Exchange Offer........................................        4

3.         Shelf Registration....................................        8

4.         Additional Interest...................................        9

5.         Registration Procedures...............................       11

6.         Registration Expenses.................................       20

7.         Indemnification.......................................       21

8.         Rules 144 and 144A....................................       24

9.         Underwritten Registrations............................       24

10.        Miscellaneous.........................................       25

           (a)  No Inconsistent Agreements.......................       25
           (b)  Adjustments Affecting Registrable Notes..........       25
           (c)  Amendments and Waivers...........................       25
           (d)  Notices
                        .........................................       26
           (e)  Successors and Assigns...........................       26
           (f)  Counterparts.....................................       26
           (g)  Headings.........................................       26
           (h)  Governing Law....................................       27
           (i)  Severability.....................................       27
           (j)  Securities Held by the Company or Its Affiliates.       27
           (k)  Third-Party Beneficiaries........................       27
           (l)  Entire Agreement.................................       27

                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (this "Agreement") is dated as of October 9, 1997, among PANACO, INC., a Delaware corporation (the "Company"), as issuer, and GOLDKING ACQUISITION CORP., GOLDKING COMPANIES, INC., GOLDKING OIL & GAS CORP., GOLDKING TRINITY BAY CORP., GOLDKING PRODUCTION COMPANY, HILL TRANSPORTATION CO., INC., and UMBRELLA POINT GATHERING, L.L.C. as guarantors (the "Guarantors," and together with the Company, the "Issuers"), and BT ALEX. BROWN INCORPORATED , FIRST UNION CAPITAL MARKETS CORP., A.G. EDWARDS & SONS, INC. and GAINES BERLAND, INC., as initial purchasers (the "Initial Purchasers").

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of October 3, 1997, among the Issuers and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of U.S. $100,000,000 aggregate principal amount of the Company's 10-5/8% Senior Notes due 2004 (the "Notes"), guaranteed by the Guarantors (the "Guarantees"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Notes. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

1.       Definitions

As used in this Agreement,the following terms shall have the following meanings:

     Additional Interest: See Section 4 hereof.

     Advice: See the last paragraph of Section 5 hereof.

     Agreement: See the introductory paragraph hereto.

     Applicable Period: See Section 2 hereof.

     Effectiveness Date: The 150th day after the Issue Date; provided, however, that with respect to any Shelf Registration, the Effectiveness Date shall be the 105th day after the Filing Date with respect thereto.

     Effectiveness Period: See Section 3 hereof.

     Event Date: See Section 4 hereof.

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Exchange Notes: See Section 2 hereof.

     Exchange Offer: See Section 2 hereof.

     Exchange Offer Registration Statement: See Section 2 hereof.

     Filing Date: (A) If no Registration Statement has been filed by the Issuers pursuant to this Agreement, the 45th day after the Issue Date; provided, however, that if a Shelf Notice is given within 10 days of the Filing Date, then the Filing Date with respect to the Initial Shelf Registration shall be the 15th calendar day after the date of the giving of such Shelf Notice; and (B) in each other case (which may be applicable notwithstanding the consummation of the Exchange Offer), the 30th day after the delivery of a Shelf Notice.

     Holder: Any holder of a Registrable Note or Registrable Notes.

     Indemnified Person: See Section 7(c) hereof.

     Indemnifying Person: See Section 7(c) hereof.

     Indenture: The Indenture, dated as of October 9, 1997, by and among the Issuers and United Missouri Bank, as Trustee, pursuant to which the Notes and the Guarantees are being issued, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

     Initial Purchasers: See the introductory paragraphs hereto.

     Initial Shelf Registration: See Section 3(a) hereof.

     Inspectors: See Section 5(n) hereof.

     Issue Date: October 9, 1997, the date of original issuance of the Notes.

     Issuers: See the introductory paragraphs hereto.

     NASD: See Section 5(s) hereof.

     Participant: See Section 7(a) hereof.

     Participating Broker-Dealer: See Section 2 hereof.

     Person: An individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

     Private Exchange: See Section 2 hereof.

     Private Exchange Notes: See Section 2 hereof.

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Purchase Agreement: See the introductory paragraphs hereof.

     Records: See Section 5(n) hereof.

     Registrable Notes: Each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the SEC and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws,
(iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Note or Private Exchange Note, as the case may be, may be resold without restriction pursuant to Rule 144 under the Securities Act.

     Registration Statement: Any registration statement of the Company and/or the Guarantors that covers any of the Notes, the Exchange Notes or the Private Exchange Notes (and the related Guarantees) filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of the issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC: The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Shelf Notice: See Section 2(c) hereof.

     Shelf Registration: See Section 3(b) hereof.

     Subsequent Shelf Registration: See Section 3(b) hereof.

     TIA: The Trust Indenture Act of 1939, as amended.

     Trustee: The trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.

     Underwritten registration or underwritten offering: A registration in which securities of one or more of the Issuers are sold to an underwriter for reoffering to the public.

2.       Exchange Offer

(a) The Issuers shall file with the SEC, no later than the Filing Date, a Registration Statement (the "Exchange Offer Registration Statement") on an appropriate registration form with respect to a registered offer (the "Exchange Offer") to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (the "Exchange Notes") of the Company, guaranteed by the Guarantors, that are identical in all material respects to the Notes except that the Exchange Notes shall contain no restrictive legend thereon. The
Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable law. The Issuers shall use their best efforts to (x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 45th day following the date on which the Exchange Offer Registration Statement is declared effective by the SEC. If, after the Exchange Offer Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement.

                  Each Holder that participates in the Exchange Offer will be required, as a condition to its participation in the Exchange Offer, to represent to the Company in writing (which may be contained in the applicable letter of transmittal) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, and that such Holder is not an affiliate of the Company within the meaning of the Securities Act.

                  Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iv) is applicable and Exchange Notes held by Participating Broker-Dealers (as defined), and the Issuers shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.

                  No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

(b) The Issuers shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Holders, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent permitted by applicable policies and regulations of the SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.

                  The Issuers shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes covered thereby; provided, however, that such period shall not exceed 180 days after such Exchange Offer Registration Statement is declared effective (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period").

                  If, prior to consummation of the Exchange Offer, any Holder holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any Holder is not entitled to participate in the Exchange Offer, the Company upon the request of any such Holder shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to any such Holder, in exchange (the "Private Exchange") for such Notes held by any such Holder, a like principal amount of notes (the "Private Exchange Notes") of the Company, guaranteed by the Guarantors, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes.

                  In connection with the Exchange Offer, the Issuers shall:

               (1) mail, or cause to be mailed, to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

               (2) keep the Exchange Offer open for not less than 30 days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

               (3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

               (4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

               (5) otherwise comply in all material respects with all applicable laws, rules and regulations.

                  As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuers shall:

               (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any;

               (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and (3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

               The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers and
          (iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer or Private Exchange.

               The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

               (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 195 days of the Issue Date, (iii) any holder of Private Exchange Notes so requests in writing to the Company within 60 days after the consummation of the Exchange Offer, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), then in the case of each of clauses (i) to and including (iv) of this sentence, the Company shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file a Shelf Registration pursuant to Section 3 hereof.

3.       Shelf Registration

                  If at any time a Shelf Notice is delivered as  contemplated by
Section 2(c) hereof, then:

(a) Shelf Registration. The Issuers shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the "Initial Shelf Registration"). The Issuers shall use their best efforts to file with the SEC the Initial Shelf Registration on or before the applicable Filing Date. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

                  The Issuers shall use their best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Effectiveness Date (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act; provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein.

(b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

(c) Supplements and Amendments. The Issuers shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

4.       Additional Interest

(a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or
Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages, additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration has been filed on or prior to the applicable Filing Date or
(B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following each such Filing Date, and such Additional Interest rate shall increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

(ii) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective by the SEC on or prior to the relevant Effectiveness Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date in respect of such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such Additional Interest rate shall increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or (iii) if (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement relating thereto was declared effective or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days commencing on the (x) 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of (B) above, and such Additional Interest rate shall increase by an additional 0.50% per annum at the beginning of each such subsequent 90-day period; provided, however, that the Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the applicable Exchange Offer Registration Statement or the applicable Shelf Registration as required hereunder (in the case of clause (i) above of this Section 4), (2) upon the effectiveness of the Exchange Offer Registration Statement or the applicable Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4), or (3) upon the exchange of the applicable Exchange Notes for all Notes tendered (in the case of clause (iii)(A) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this Section 4), Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

(b) The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semiannually on each April 1 and October 1 (to the holders of record on the March 15 and September 15 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.       Registration Procedures

                  In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder each of the Issuers shall:

(a) Prepare and file with the SEC prior to the applicable Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five days prior to such filing, or such later date as is reasonable under the circumstances). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to each of them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuers shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Effective Period or the Applicable Period, as the case may be, relating thereto if any Issuer voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or permitted by this Agreement.

(c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within one day), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Issuers' determination that a post-effective amendment to a Registration Statement would be appropriate.

(d)If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

(e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after an Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and
(iii) supplement or make amendments to such Registration Statement.

(f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be
filed  pursuant  to  this  Section  5(h),   keep  each  such   registration   or
qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

(j) Use its best efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Issuers shall not be required to amend or supplement a Registration Statement, any related Prospectus or any document incorporated therein by reference, in the event that, and for a period not to exceed an aggregate of 60 days in any calendar year if, (i) an event occurs and is continuing as a result of which the Shelf Registration would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) (a) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (b) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed.

(l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

(m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes in form and substance reasonably satisfactory to the Company and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company any of the subsidiaries of the Company (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested in form and substance reasonably satisfactory to the Company; (ii) obtain the written opinions of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use its best efforts to obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent chartered accountants of the Company (and, if necessary, any other independent chartered accountants of the Company any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and subsidiaries of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and any of its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose any of the Records that the Company determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records has been made generally available to the public; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses
(i), (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

(o) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any fiscal quarter (or 120 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, the related Guarantees and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against them in accordance with their respective terms, subject to customary exceptions and qualifications.

(r) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

(t) Use its best efforts to take all other steps reasonably necessary to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

                  The Company may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

                  If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by its acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Company shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.       Registration Expenses

                  All  fees  and  expenses  incident  to the  performance  of or compliance with this Agreement by the Issuers shall be borne by the Company whether or not the Exchange Offer Registration Statement or any Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Issuer, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

7.       Indemnification

(a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the officers, directors, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages, judgments, liabilities and expenses (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein.

(b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors, their respective officers who sign the Registration Statement and each Person who controls each Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent (but on a several, and not joint, basis) as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes or Exchange Notes giving rise to such obligations.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Persons against whom such indemnity may be sought (the "Indemnifying Persons") in writing, and the Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may reasonably designate in such proceeding and shall pay the fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Persons shall not relieve any of them of any obligation or liability which any of them may have hereunder or otherwise. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both any Indemnifying Person and the Indemnified Person or any affiliate thereof and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Persons shall not, in connection with such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes and Exchange Notes sold by all such Participants and shall be reasonably acceptable to the Company, and any such separate firm for the Issuers, their directors, their officers and such control Persons of such Issuer shall be designated in writing by such Issuer and shall be reasonably acceptable to the Holders.

                  The Indemnifying Persons shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, each of the Indemnifying Persons agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

(d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect
(i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Participants on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) of the Notes received by the Company bears to the total proceeds received by such Participant from the sale of Registrable Notes or Exchange Notes, as the case may be, in each case as set forth in the table on the cover page of the Offering Memorandum in respect of the sale of the Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, judgments, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)  Any  losses,  claims,  damages,   liabilities  or  expenses  for  which  an
indemnified  party is entitled to  indemnification  or  contribution  under this
Section 7 shall be paid by the Indemnifying Party to the Indemnified Party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Holder or any person who controls a Holder, the Issuer, its directors, officers, employees or agents or any person controlling the Issuer, and (ii) any termination of this Agreement.

(g) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above. 8. Rules 144 and 144A

                  Each of the Issuers covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time such Issuer is not required to file such reports, such Issuer will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. Each of the Issuers further covenants and agrees, for so long as any Registrable Notes remain outstanding that it will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

9.       Underwritten Registrations

                  If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuer.

                  No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.      Miscellaneous

(a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, and the Issuers shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' other issued and outstanding securities under any such agreements. The Issuers will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

(b) Adjustments Affecting Registrable Notes. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Company and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

(d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

          (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.

          (ii) if to the Issuers,  at the address as follows:
               c/o PANACO,  Inc.
               1050 West Blue Ridge  Boulevard
               Panaco  Building
               Kansas City, MO 64145-1216
               Facsimile  No.:  (816)  942-6305
               Attention:   Chief Executive Officer

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have epecuted the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third-Party Beneficiaries. Holders of Registrable Notes and Participating Broker-Dealers are intended third- party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

(l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  PANACO, INC.


                                  By: _______________________
                                  Name: H. James Maxwell
                                  Title:   President

                         GOLDKING ACQUISITION CORP., as Guarantor

                                  By:
                                  Name: H. James Maxwell
                                  Title:   President

                       GOLDKING COMPANIES, INC., as Guarantor

                                  By:
                                  Name: H. James Maxwell
                                  Title:   President

                        GOLDKING OIL & GAS CORP., as Guarantor

                                   By:
                                   Name: H. James Maxwell
                                   Title:   President


                         GOLDKING TRINITY BAY CORP., as Guarantor


                                    By:
                                    Name: H. James Maxwell
                                    Title:   President

                          GOLDKING PRODUCTION COMPANY, as Guarantor


                                    By:
                                    Name: H. James Maxwell
                                    Title:   President

                          HILL TRANSPORTATION CO., INC., as Guarantor


                                    By:
                                    Name: H. James Maxwell
                                    Title:   President

                          UMBRELLA POINT GATHERING, L.L.C., as Guarantor


                                     By:
                                     Name: H. James Maxwell
                                     Title:   President




The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BT ALEX. BROWN INCORPORATED,
FIRST UNION CAPITAL MARKETS CORP.,
A.G. EDWARDS & SONS, INC.,
GAINES, BERLAND INC.,
  as Initial Purchasers

By:  BT Alex. Brown Incorporated



By:
Name:
Title:

                                  Exhibit 4.4

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                                  PANACO, INC.
                     10 5/8% SENIOR NOTE DUE 2004, SERIES A


No. 001
          PANACO, INC., a Delaware corporation (the "Company", which term includes any successor entities), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of One Hundred Million Dollars on October 1, 2004.

          Interest  Payment Dates:  April 1 and October 1,  commencing  April 1,
     1998

          Record Dates: March 15 and September 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                            PANACO, INC.


                            By:    ____________________________
                                   Name:        H. James Maxwell
                                   Title:       President and Chief
                                                Executive Officer


                            By:    ____________________________
                                   Name:        Todd R. Bart
                                   Title:       Secretary and Chief
                                                Financial Officer

                                     Dated:

Certificate of Authentication

                  This is one of the 10 5/8% Senior Notes due 2004, Series A referred to in the within-mentioned Indenture.

                                 UMB BANK, N.A.,
                                   as Trustee


                        By:_____________________________
                            Authorized Signatory

Date of Authentication:

                              (REVERSE OF SECURITY)

                     10 5/8% Senior Note due 2004, Series A


     (1) Interest. PANACO, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 9, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by their check or draft payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     (3) Paying Agent and Registrar. Initially, UMB Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     (4) Indenture. The Company issued the Notes under an Indenture, dated as of October 9, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10 5/8% Senior Notes due 2004, Series A (the "Initial Notes"). The Notes are limited in aggregate principal amount to $100,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article 12 of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     (5) Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

                  Year                                Percentage

                  2001............................         105.313
                  2002............................         102.656
                  2003 and thereafter.............         100.000%

     At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.625% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

     (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent in immediately available funds for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     (8) Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, the Company and the Subsidiary Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10 5/8% Senior Notes due 2004, Series B (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     (9) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     (10) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     (11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (12) Discharge Prior to Redemption or Maturity. If the Company at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, their obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

     (13) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

     (14) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of their Restricted Subsidiaries, and on the ability of the Company and their Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and their Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

     (15)  Successors.   When  a  successor  assumes,  in  accordance  with  the
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

     (16) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

     (17) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

     (18) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary
Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (19) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

     (20) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     (21) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

     (22) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (' tenants in common), TEN ENT (' tenants by the entireties), JT TEN (' joint tenants with right of survivorship and not as tenants in common), CUST (' Custodian), and U/G/M/A (' Uniform Gifts to Minors Act).

     (23) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: PANACO, Inc., PANACO Building, 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216.

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and  irrevocably  appoint   _______________________________________,   agent  to
transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:___________________________
                       (Sign exactly as your name appears
                         on the other side of this Note)

Signature Guarantee:___________________________________________

Signature must be guaranteed by an Eligible Guarantor Institution (as defined by SEC Rule 17 Ad-15 (12 CFR 240.17 Ad-15) or any similar rule which the Trustee or Paying Agent deems applicable).

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 9, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1)  __ to the Company or a subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7)  __  pursuant  to  another   available   exemption  from  the   registration
     requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

         |_|      The transferee is an Affiliate of the Company.

Unless one of the items (1)-(7) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4),
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated: _____________________  Signed:___________________________
                       (Sign exactly as your name appears
                         on the other side of this Note)

Signature Guarantee:___________________________________________


Signature must be guaranteed by an Eligible Guarantor Institution (as defined by SEC Rule 17 Ad-15 (12 CFR 240.17 Ad-15) or any similar rule which the Trustee or Paying Agent deems applicable).

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________     _______________________________
                              NOTICE: To be executed by
                                      an executive officer

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                                  PANACO, INC.
                     10 5/8% SENIOR NOTE DUE 2004, SERIES A


No. 002
          PANACO, INC., a Delaware corporation (the "Company", which term includes any successor entities), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of Zero Dollars on October 1, 2004.

          Interest  Payment Dates:  April 1 and October 1,  commencing  April 1,
     1998

          Record Dates: March 15 and September 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                        PANACO, INC.


                        By:    ____________________________
                               Name:        H. James Maxwell
                               Title:       President and Chief
                                            Executive Officer


                        By:    ____________________________
                               Name:        Todd R. Bart
                               Title:       Secretary and Chief
                                            Financial Officer

                                                                 Dated:

Certificate of Authentication

                  This is one of the 10 5/8% Senior Notes due 2004, Series A referred to in the within-mentioned Indenture.

                                 UMB BANK, N.A.,
                                   as Trustee


                        By:_____________________________
                           Authorized Signatory

Date of Authentication:

                              (REVERSE OF SECURITY)

                     10 5/8% Senior Note due 2004, Series A


          (1) Interest. PANACO, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 9, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by their check or draft payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          (3) Paying Agent and Registrar. Initially, UMB Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          (4) Indenture. The Company issued the Notes under an Indenture, dated as of October 9, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10 5/8% Senior Notes due 2004, Series A (the "Initial Notes"). The Notes are limited in aggregate principal amount to $100,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article 12 of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

          (5) Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

                  Year                                  Percentage

                  2001............................           105.313
                  2002............................           102.656
                  2003 and thereafter.............           100.000%

                  At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.625% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

          (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent in immediately available funds for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          (8) Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, the Company and the Subsidiary Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10 5/8% Senior Notes due 2004, Series B (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          (9) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          (10) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          (11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (12) Discharge Prior to Redemption or Maturity. If the Company at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, their obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

          (13) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

          (14) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of their Restricted Subsidiaries, and on the ability of the Company and their Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and their Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
     Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          (15) Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

          (16) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

          (17) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

          (18) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (19) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

          (20) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          (21) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

          (22) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (' tenants in common), TEN ENT (' tenants by the entireties), JT TEN (' joint tenants with right of survivorship and not as tenants in common), CUST (' Custodian), and U/G/M/A (' Uniform Gifts to Minors Act).

          (23) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: PANACO, Inc., PANACO Building, 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216.

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
   (Print or type name, address and zip code and social security or tax ID number of assignee)

and  irrevocably  appoint   _______________________________________,   agent  to
transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:___________________________
                       (Sign exactly as your name appears
                         on the other side of this Note)

Signature Guarantee:___________________________________________

Signature must be guaranteed by an Eligible Guarantor Institution (as defined by SEC Rule 17 Ad-15 (12 CFR 240.17 Ad-15) or any similar rule which the Trustee or Paying Agent deems applicable).

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 9, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1)  __ to the Company or a subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7)  __  pursuant  to  another   available   exemption  from  the   registration
     requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

         |_|      The transferee is an Affiliate of the Company.

Unless one of the items (1)-(7) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4),
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated: _____________________  Signed:___________________________
                       (Sign exactly as your name appears
                         on the other side of this Note)

Signature Guarantee:___________________________________________


Signature must be guaranteed by an Eligible Guarantor Institution (as defined by SEC Rule 17 Ad-15 (12 CFR 240.17 Ad-15) or any similar rule which the Trustee or Paying Agent deems applicable).

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________     _______________________________
                              NOTICE: To be executed by
                                      an executive officer

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                                  PANACO, INC.
                     10 5/8% SENIOR NOTE DUE 2004, SERIES A


No. 003
                  PANACO, INC., a Delaware corporation (the "Company", which term includes any successor entities), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of Zero Dollars on October 1, 2004.

        Interest Payment Dates:  April 1 and October 1, commencing April 1, 1998

        Record Dates:  March 15 and September 15

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                      PANACO, INC.


                      By:    ____________________________
                             Name:        H. James Maxwell
                             Title:       President and Chief
                                          Executive Officer


                      By:    ____________________________
                             Name:        Todd R. Bart
                             Title:       Secretary and Chief
                                          Financial Officer
                                                                 Dated:

Certificate of Authentication

                  This is one of the 10 5/8% Senior Notes due 2004, Series A referred to in the within-mentioned Indenture.

                                 UMB BANK, N.A.,
                                   as Trustee


                        By:_____________________________
                             Authorized Signatory

Date of Authentication:

                              (REVERSE OF SECURITY)

                     10 5/8% Senior Note due 2004, Series A


     (1) Interest. PANACO, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 9, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

     (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by their check or draft payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     (3) Paying Agent and Registrar. Initially, UMB Bank, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     (4) Indenture. The Company issued the Notes under an Indenture, dated as of October 9, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 10 5/8% Senior Notes due 2004, Series A (the "Initial Notes"). The Notes are limited in aggregate principal amount to $100,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article 12 of the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     (5) Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 1 of the years set forth below, plus, in each case, accrued interest, if any, thereon to the date of redemption:

                  Year                                Percentage

                  2001............................         105.313
                  2002............................         102.656
                  2003 and thereafter.............         100.000%

                  At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110.625% of the aggregate principal amount of the Notes to be redeemed, plus accrued interest, if any, thereon to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after giving effect to any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

     (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent in immediately available funds for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     (7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     (8) Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, the Company and the Subsidiary Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 10 5/8% Senior Notes due 2004, Series B (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     (9) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

     (10) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     (11) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     (12) Discharge Prior to Redemption or Maturity. If the Company at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, their obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

     (13) Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

     (14) Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, issue Preferred Stock of their Restricted Subsidiaries, and on the ability of the Company and their Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's and their Restricted Subsidiaries' assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

     (15)  Successors.   When  a  successor  assumes,  in  accordance  with  the
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

     (16) Defaults and Remedies. Except as set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

     (17) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

     (18) No Recourse Against Others. No partner, director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary
Guarantor under the Notes, the Indenture, the Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     (19) Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

     (20) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.
     (21) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

     (22) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (' tenants in common), TEN ENT (' tenants by the entireties), JT TEN (' joint tenants with right of survivorship and not as tenants in common), CUST (' Custodian), and U/G/M/A (' Uniform Gifts to Minors Act).

     (23) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: PANACO, Inc., PANACO Building, 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216.

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
     (Print or type name, address and zip code and social security or tax ID number of assignee)

and  irrevocably  appoint   _______________________________________,   agent  to
transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _____________________  Signed:___________________________
                       (Sign exactly as your name appears
                         on the other side of this Note)

Signature Guarantee:___________________________________________

Signature must be guaranteed by an Eligible Guarantor Institution (as defined by SEC Rule 17 Ad-15 (12 CFR 240.17 Ad-15) or any similar rule which the Trustee or Paying Agent deems applicable).

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 9, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

          (1)  __ to the Company or a subsidiary thereof; or

          (2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

          (3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

          (4) __ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

          (5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

          (6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

          (7) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

         |_|      The transferee is an Affiliate of the Company.

Unless one of the items (1)-(7) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4),
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                  If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated: _____________________  Signed:___________________________
                       (Sign exactly as your name appears
                         on the other side of this Note)

Signature Guarantee:___________________________________________


Signature must be guaranteed by an Eligible Guarantor Institution (as defined by SEC Rule 17 Ad-15 (12 CFR 240.17 Ad-15) or any similar rule which the Trustee or Paying Agent deems applicable).

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________     _______________________________
                               NOTICE: To be executed by
                                       an executive officer

                                   EXHIBIT 10.20



NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT AS PROVIDED HEREIN. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.


                                    WARRANT

                                       to

                         PURCHASE SHARES OF COMMON STOCK

                                       of

                                  PANACO, INC.






     This Warrant dated as of October 9, 1997 (this "Warrant") certifies that, for good and valuable consideration, PANACO, INC., a Delaware corporation (the "Company"), grants to ________________ and, together with any transferee of this Warrant or Warrant Shares (as defined below) (the "Warrantholder" or "Warrantholders"), subject to the terms and conditions set forth herein, the right to subscribe for and purchase from the Company Four Hundred Thirty-Six Thousand Three Hundred Sixty-Four (436,364) shares of the Company's Common Stock (as hereinafter defined) issuable to the Warrantholder upon exercise of this Warrant and as further set forth herein (the "Warrant Shares"), during the period from the date hereof (the "Initial Exercise Date") and to and including 5:00 p.m. Houston, Texas time on December 31, 1998 (the "Expiration Date") at a purchase price of $4.125 per share (the "Exercise Price"). "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $.01 par value, of the Borrower presently authorized and stock of any other class into which such shares may hereafter have been reclassified or changed, and includes the Rights. "Rights" means the Rights issued pursuant to the Rights Agreement, and any similar rights issued in exchange for, upon conversion of or in substitution for such Rights. "Rights Agreement" means that certain Rights Agreement, dated as of August 3, 1995, between the Borrower and American Stock Transfer and Trust Company, as Rights Agent, as the same may hereafter be amended or supplemented. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 5.

     1. Duration and Exercise of Warrant; Limitation Exercise Payment of Taxes.

     1.1 Duration and Exercise of Warrant. The rights represented by this Warrant may be exercised by the Warrantholder of record, in whole, or from time to time in part, by surrender of this Warrant, accompanied by the Exercise Form annexed hereto (the "Exercise Form") duly executed by the Warrantholder of record and specifying the number of Warrant Shares to be purchased, to the Company at the office of the Company located at 1050 West Blue Ridge Boulevard, Panaco Building, Kansas City, Missouri, 64145-1216 (or such other office or agency of the Company as it may designate by notice to the Warrantholder) during normal business hours on any day (a "Business Day") other than a Saturday, Sunday or a day on which the Company is otherwise closed for business (a "Nonbusiness Day") on or after 9:00 a.m. Central Standard time on the Initial Exercise Date but not later than 5:00 p.m. on the Expiration Date (or 5:00 p.m. on the next succeeding Business Day, if the Expiration Date is a Nonbusiness
Day), delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Exercise Form, payable in cash or certified bank check, and such documentation as to the identity and authority of the Warrantholder as the Company may reasonably request. Such Warrant Shares shall be deemed by the Company to be issued to the Warrantholder that is the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 5 Business Days, thereafter. The stock certificates so delivered shall be in denominations specified by the Warrantholder, and shall be issued in the name of the Warrantholder or, if permitted by subsection 1.4 and in accordance with the provisions thereof, such other name as shall be designated in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     1.2 Limitation on Exercise. If this Warrant is not exercised prior to 5:00 p.m. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Nonbusiness Day), this Warrant, or any new Warrant issued pursuant to Section 1.1, shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease.

     1.3 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto. 1.4 Transfer; Restriction on Transfer and Legend.

(1) Subject to the provisions of Section 1.4(b) below, this Warrant shall be transferrable, in whole or in part, at any time after the date hereof, without the consent of the Company, by notice from Warrantholder. The Company shall keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company will not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to prevent or delay the exercise or transfer of this Warrant.

(2) Neither this Warrant nor any of the Warrant Shares, nor any interest or participation in either, may be in any manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws.

     Each certificate for Warrant Shares and any Warrant issued at any time in exchange or substitution for any Warrant bearing such a legend shall bear a legend similar in effect to the foregoing paragraph unless, in the opinion of counsel for the Company, the Warrant need no longer be subject to the restriction contained herein. The provisions of this subsection 1.4 shall be binding upon all subsequent holders of this Warrant, if any. Warrant Shares transferred to the public as expressly permitted by, and in accordance with, the provisions of this Warrant shall thereafter cease to be deemed to be "Warrant Shares" for purposes hereof.

     1.5 Divisibility of Warrant. This Warrant may be divided into warrants representing one Warrant Share or multiples thereof, upon surrender at the principal office of the Company on any Business Day, without charge to any Warrantholder, except as provided below. Upon any such division, and, if permitted by subsection 1.4 and in accordance with the provisions thereof, the Warrants may be transferred of record to a name other than that of the Warrantholder of record; provided, however, that the Warrantholder shall be required to pay any and all transfer taxes with respect thereto.

     1.6 Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants as follows:

(1) Existence. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company.

(2) Power and Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform this Warrant, to grant, issue and deliver this Warrant and to authorize and reserve for issuance and, upon payment from time to time of the Exercise Price, to issue and deliver the shares of Common Stock issuable upon exercise of the Warrant. This Warrant has been duly executed and delivered by the Company.

(3) Reservation, Issuance and Delivery of Common Stock. There have been reserved for issuance, and the Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant, and such shares, when issued upon receipt of payment therefor in accordance with the terms of this Warrant, will be legally and validly issued, fully paid and non-assessable and will be free of any preemptive rights of stockholders.

(4) Execution and Delivery. Neither the execution or delivery of this Warrant nor the consummation of the transactions herein contemplated does or will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of any provision of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation or any court or governmental agency or body having jurisdiction over the Company or any of its properties.

(5) Valid and Binding Obligations. This Warrant, when duly executed and delivered, will constitute legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws of general application affecting creditors' rights and judicial decisions interpreting any of the foregoing.

         2.       Reservation and Listing of Shares.

     All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and shall at its expense procure such listing thereof (subject to official notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

         3.       Exchange, Loss or Destruction of Warrant.

     If permitted by subsection 1.4 or 1.5 and in accordance with the provisions thereof, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

         4.       Ownership  of Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsections 1.1, 1.4 and 1.5 or in Section 3.

         5.       Certain Adjustments.

     The Exercise Price at which Warrant Shares may be purchased hereunder, and the number of Warrant Shares to be purchased upon exercise hereof, are subject to change or adjustment after October 8, 1996 as follows:

     5.1 General. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

(1) If the Company, at any time after October 8, 1996 shall (A) pay a stock dividend or stock dividends or otherwise make a distribution on shares of its capital stock payable in shares of Common Stock (or in securities convertible into shares of Common Stock), (B) except as set forth in clause
     (A) above, pay a stock dividend or make a distribution on shares of its capital stock payable in shares of its capital stock of any class other than Common Stock or a class convertible into Common Stock, (C) subdivide outstanding shares of Common Stock into a larger number of shares, (D) combine outstanding shares of Common Stock into a smaller number of shares, or (E) issue by reclassification of shares of Common Stock any shares of capital stock of the Company of any class or classes, the Exercise Price in effect immediately prior to such action shall be adjusted so that the holder of this Warrant shall be entitled to receive the number and class or classes of shares of the capital stock of the Company which it would have owned or have been entitled to receive immediately after the happening of any of the events described above, had this Warrant been exercised on or immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, as the case may be. An adjustment made pursuant to this subsection 5.1(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above occurs.
(2) In case the Company, at any time after October 8, 1996, shall issue or sell any shares of Common Stock or any rights or warrants to purchase shares of Common Stock or securities convertible into Common Stock at a price per share of Common Stock that is less than the Per Share Market Value (as hereinafter defined) of Common Stock immediately prior to the time of such issue or sale (except for the sale of Common Stock to Amoco Production Company in accordance with the terms of the Purchase Agreement (as defined in the Senior Subordinated Mortgage Master Loan Agreement, dated as of October 8, 1996, and amended by the First Amendment to Senior Subordinated Mortgage Master Loan Agreement, dated as of July 30, 1997 (collectively the "Credit Amendment") by and among the Company, the lenders a party thereto (the "Lenders") and _________________________________, as agent for the
     Lenders (the "Agent")), the Exercise Price shall be reduced by multiplying the Exercise Price in effect on the date of issuance of such shares, warrants, rights or convertible securities by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase or issuable on conversion, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, rights, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares so offered, issued or issuable, or, with respect to convertible securities, the aggregate consideration received by the
     Company for the convertible securities, would purchase at such Per Share Market Value. Such adjustment shall be made successively whenever such shares, rights, warrants or convertible securities are issued, and shall become effective immediately after the date of such issuance. However, upon the expiration of any right or warrant to purchase Common Stock or conversion right the issuance of which resulted in an adjustment in the Exercise Price pursuant to this subsection 5.1(b), if any such right, warrant or conversion right shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 5.1 after the issuance of such rights, warrants or convertible securities) had the adjustment of the Exercise Price made upon the issuance of such rights, warrants or convertible securities been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised or the conversion of the convertible securities actually converted. "Per Share Market Value" means on any particular date (A) the last sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or, if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (B) if the Common Stock is not listed on any stock exchange, the average between the final bid and the final asked prices for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq National Market at the close of business on such date, or the last sales price if such price is reported and final bid and asked prices are not available, or (C) if the Common Stock is not quoted on the Nasdaq National Market, the average between the final bid and final asked prices for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or
     (D) if the Common Stock is no longer publicly traded, as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board of Directors of the Company, provided that none of the transactions related to the foregoing shall include purchases by any "affiliate" (as such term is defined in the General Rules and Regulations under the Securities Act of 1933) of the Company.

(3) In case the Company, at any time after October 8, 1996, shall distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of earned surplus and made in the ordinary course of business) or rights or warrants to subscribe for or purchase any security (excluding those referred to in subsection 5.1(b) above) or if the Distribution Date (as defined below) shall occur, then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive if made in good faith; provided, however, that in the event of a distribution or series of related distributions exceeding 10% of the net assets of the Company, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board of Directors of the Company, and in either case shall be described in a statement provided to Warrantholder) of the portion of assets or evidences of indebtedness so distributed or such subscription rights or Rights applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date mentioned above. In the event such distribution is not made, the Exercise Price shall again be adjusted to the number that was in effect immediately prior to such record date. "Distribution Date" has the meaning set forth in the Rights Agreement or in any successor agreement pertaining to any similar rights issued in exchange for, upon conversion of or in substitution for the Rights.

(4) No adjustment in the Exercise Price otherwise required by this Section 5.1 shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subsection 5.1(d) is not required to be made shall be carried forward and taken into account (A) in any subsequent adjustments, and (B) upon presentment of this Warrant for conversion. All calculations under this Section 5.1 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(5) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or property (other than a transaction described in Section 5.1(a)-(c)), then Warrantholder shall have the right thereafter to exercise this Warrant only for the kind and amount of shares of stock and other securities and property receivable upon or deemed to be held following such reclassification, consolidation, merger, sale, transfer or share exchange by a Warrantholder of a number of shares of the Common Stock of the Company into which this Warrant could have been exercised immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange, assuming such holder of Common Stock of Company
     (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (B) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 5.1(e) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(6)  In case:

          (A) the Company shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in cash out of its earned surplus; or

          (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          (C) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          (E) of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Warrant, and shall cause to be mailed to Warrantholder, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

(7) In case at any time conditions shall arise by reason of action taken by the Company which, in the opinion of the Board of Directors of the Company, are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of Warrantholder, or in case at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company), who shall give their opinion as to the adjustment, if any (not inconsistent with the standards established in this Article 5), of the Exercise Price (including, if necessary, any adjustment as to the securities into which this Note may thereafter be convertible) which is or would be required to preserve without dilution the rights of Warrantholder. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Exercise Price shall be made which in the opinion of the investment banking firm or firm of accountants giving the aforesaid opinion would result in an increase of the Exercise Price to more than the Exercise Price then in effect.

     5.2 Voluntary Adjustment by the Company. The Company may, at its option, at any time during the term of the Warrant, reduce the then current Exercise Price to any amount, consistent with applicable law, deemed appropriate by the Board of Directors of the Company.

     5.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail to Warrantholder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice prepared in good faith shall be conclusive evidence of the correctness of such adjustment absent manifest error.

     5.4 No Adjustment for Cash Dividends. No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

     5.5 Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another person or in case of any sale, transfer or lease to another corporation of all or substantially all of the assets of the Company, the Company or such successor or purchaser, as the case may be, shall execute with the Warrantholders an agreement that the Warrantholders shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property that the holder thereof would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of cash dividends, interest or other income on or from such shares or other securities and property shall be made during the term of this Warrant or upon the exercise of this Warrant. Such agreement shall provide for adjustment, which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5. The provisions of this subsection 5.5 shall apply similarly to successive consolidations, mergers, sales, transfers or leases.

         6.       Registration Rights.

     The Warrant Shares shall be Registrable Securities (as defined in the Credit Amendment) and the Warrantholder shall have all of the rights and obligations of a Holder, and the Company shall have all of the rights and obligations of the Borrower, with respect to the Warrant Shares (collectively, the Warrantholder's and Company's rights and obligations, the "Registration Rights") under Article VIII of the Credit Agreement. The Warrantholder and Company shall have the Registration Rights for the term of this Warrant irrespective of any termination, expiration or unenforceability of the Credit Agreement. The Registration Rights may not be amended, modified or deleted without the prior written consent of the Warrantholder and Company in accordance with Section 8.3 hereof, notwithstanding any subsequent amendments to the Credit Agreement.

         7.       No Impairment.

     The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrantholders against impairment. Without limiting the generality of the foregoing, the Company will (a) not change the par value of any shares of Common Stock receivable upon the exercise of this Warrant to an amount greater than the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         8.       Miscellaneous.

     8.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholders with respect to this Warrant and the Warrant Shares.

     8.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company, the Warrantholders and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrantholders and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

     8.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and the Warrantholders. The Company, any Warrantholder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     8.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     8.5 Further Assurances. Each of the Company, the Warrantholders and holders of Warrant Shares shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or powers of attorney as may be necessary or appropriate as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

     8.6 Notices. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (1) if to the Company, addressed to:

                  Panaco, Inc.
                  1050 West Blue Ridge Boulevard
                  Kansas City, Missouri 64145-1216
                  Attention:        H. James Maxwell, President
                                    and Chief Executive Officer

     (2) if to any Warrantholder or holder of Warrant Shares, addressed to the address of such person appearing on the books of the Company.

          Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third Business Day after the mailing thereof.

     8.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     8.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the then-current market price.

     8.9 Rights of the Holder. No Warrantholder shall, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

     8.10 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in New York.

     8.11 Expenses. The Company shall pay all reasonable legal and other reasonable out-of-pocket expenses of the Warrantholders and their counsel in connection with the exercise and sale of the Warrant Shares as contemplated by this Warrant. The Company agrees to reimburse the Agent and Lenders (as defined in Section 5.1(b) hereof) upon demand for their reasonable out-of-pocket costs and reasonable expenses incurred in connection with the preparation, review, negotiation, execution and delivery of this Warrant and all other related documents.

     8.12 Right to Information. The Company will provide to a Warrantholder and to all holders of Warrant Shares, on a timely basis, copies of all documents and reports filed with the Securities and Exchange Commission (the "SEC") and publicly available annual and quarterly financial statements.

     8.13 Merger or Consolidation of the Company. So long as this Warrant remains in effect, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be,
(i) shall be the Company or (ii) if not the Company, shall expressly assume, by supplemental agreement executed and delivered to the Warrantholders, the performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company under this Warrant.

     8.14 Rule 144. With a view to making available to Warrantholders the benefits of certain rules of the SEC that may permit the sale of shares of Common Stock to the public without registration, the Company hereby covenants and agrees to use its reasonable business efforts after the Initial Exercise Date to file in a timely manner all reports and other documents required to be filed by it under the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder necessary to permit sales under Rule 144 under the Act, and the Company will take such further action which does not have material cost to the Company to the extent required from time to time to enable Warrantholders to sell shares of Common Stock (whether or not any such securities have been the subject of a piggy-back request pursuant to the agreement referenced in Section 6 hereof) without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b)any similar rule or regulation hereafter adopted by the SEC. Upon the written request of a Warrantholder, the Company will deliver to such Warrantholder a written statement as to whether it has complied with such requirements.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above. PANACO, INC.


                                      By:
                                           H. James Maxwell, President

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)


     The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of PANACO, INC., in the amount of $___________ in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _________________ and that such certificate be delivered to _______________________________, whose address is
----------------------------------------.


                                     Signature:

Date: _________________

                                 Exhibit 10.21


                      AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated as of October 9, 1997


                                      Among

                                  PANACO, INC.,
                                  as Borrower,


                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,

                                 BANQUE PARIBAS,
                             as Documentation Agent

                                       and

                          THE LENDERS SIGNATORY HERETO

                                     -viii-
                                TABLE OF CONTENTS
                                      Page

                   ARTICLE IDefinitions and Accounting Matters


Section 1.01  Terms Defined Above..............................................1
Section 1.02  Certain Defined Terms............................................1
Section 1.03  Accounting Terms and Determinations.............................18

                                      ARTICLE IICommitments


Section 2.01  Loans and Letters of Credit.....................................18
Section 2.02  Borrowings, Continuations, Conversions and Letters of Credit....19
Section 2.03  Changes of Aggregate Commitments................................21
Section 2.04  Fees............................................................21
Section 2.05  Several Obligations.............................................23
Section 2.06  Notes...........................................................23
Section 2.07  Prepayments.....................................................23
Section 2.08  Borrowing Base..................................................24
Section 2.09  Assumption of Risks.............................................25
Section 2.10  Obligation to Reimburse and to Prepay...........................26
Section 2.11  Lending Offices.................................................28

                          ARTICLE IIIPayments of Principal and Interest


Section 3.01  Repayment of Loans..............................................28
Section 3.02  Interest........................................................28

                   ARTICLE IVPayments; Pro Rata Treatment; Computations; Etc.


Section 4.01  Payments........................................................29
Section 4.02  Pro Rata Treatment..............................................29
Section 4.03  Computations....................................................30
Section 4.04  Non-receipt of Funds by the Administrative Agent................30
Section 4.05  Set-off, Sharing of Payments, Etc...............................30
Section 4.06  Taxes...........................................................31
Section 4.07  Lender Representations..........................................33
Section 4.08  Disposition of Proceeds.........................................34

                           ARTICLE VAdditional Costs, Capital Adequacy


Section 5.01  Additional Costs................................................35
Section 5.02  Limitation on LIBOR Loans.......................................36
Section 5.03  Illegality......................................................37
Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03........37
Section 5.05  Compensation....................................................37

                                 ARTICLE VIConditions Precedent


Section 6.01  Initial Funding.................................................38
Section 6.02  Initial and Subsequent Loans and Letters of Credit..............40
Section 6.03  Conditions Relating to Letters of Credit........................40

                            ARTICLE VIIRepresentations and Warranties


Section 7.01  Corporate Existence.............................................41
Section 7.02  Financial Condition.............................................41
Section 7.03  Litigation......................................................42
Section 7.04  No Breach.......................................................42
Section 7.05  Authority.......................................................42
Section 7.06  Approvals.......................................................42
Section 7.07  Use of Loans....................................................43
Section 7.08  ERISA...........................................................43
Section 7.09  Taxes...........................................................44
Section 7.10  Titles, etc.....................................................44
Section 7.11  No Material Misstatements.......................................45
Section 7.12  Investment Company Act..........................................45
Section 7.13  Public Utility Holding Company Act..............................45
Section 7.14  Subsidiaries and Partnerships...................................45
Section 7.15  Location of Business and Offices................................45
Section 7.16  Filings.........................................................46
Section 7.17  Environmental Matters...........................................46
Section 7.18  Defaults........................................................47
Section 7.19  Compliance with the Law.........................................47
Section 7.20  Insurance.......................................................48
Section 7.21  Restriction on Liens............................................48
Section 7.22      Hedging Agreement...........................................48

                                ARTICLE VIIIAffirmative Covenants


Section 8.01  Financial Statements............................................49
Section 8.02  Litigation......................................................51
Section 8.03  Maintenance, Etc................................................51
Section 8.04  Environmental Matters...........................................53
Section 8.05  Engineering Reports.............................................53
Section 8.06  Title Information...............................................54
Section 8.07  Additional Collateral...........................................55
Section 8.08  Further Assurances..............................................56
Section 8.09  Performance of Obligations......................................56
Section 8.10  ERISA Information and Compliance................................56

                                  ARTICLE IXNegative Covenants


Section 9.01  Debt............................................................57
Section 9.02  Liens...........................................................58
Section 9.03  Investments, Loans and Advances.................................58
Section 9.04  Dividends, Distributions and Redemptions........................59
Section 9.05  Sales and Leasebacks............................................59
Section 9.06  Nature of Business..............................................59
Section 9.07  Limitation on Leases............................................60
Section 9.08  Mergers, Etc....................................................60
Section 9.09  Proceeds of Notes...............................................60
Section 9.10  ERISA Compliance................................................60
Section 9.11  Sale or Discount of Receivables.................................61
Section 9.12  Current Ratio...................................................61
Section 9.13  Tangible Net Worth..............................................62
Section 9.14  Interest Coverage Ratio.........................................62
Section 9.15  Sale of Properties..............................................62
Section 9.16  Environmental Matters...........................................62
Section 9.17  Transactions with Affiliates....................................62
Section 9.18  Subsidiaries and Partnerships...................................63
Section 9.19  Negative Pledge Agreements......................................63

                              ARTICLE XEvents of Default; Remedies


Section 10.01  Events of Default..............................................63
Section 10.02  Remedies.......................................................65

                               ARTICLE XIThe Administrative Agent


Section 11.01  Appointment, Powers and Immunities.............................66
Section 11.02  Reliance by Administrative Agent...............................67
Section 11.03  Defaults.......................................................67
Section 11.04  Rights as a Lender.............................................67
Section 11.05  Indemnification................................................68
Section 11.06  Non-Reliance on Administrative Agent and other Lenders.........68
Section 11.07  Action by Administrative Agent.................................69
Section 11.08  Resignation or Removal of Administrative Agent.................69

                                    ARTICLE XIIMiscellaneous


Section 12.01  Waiver.........................................................70
Section 12.02  Notices........................................................70
Section 12.03  Payment of Expenses, Indemnities, etc..........................70
Section 12.04  Amendments, Etc................................................73
Section 12.05  Successors and Assigns.........................................73
Section 12.06  Assignments and Participations.................................73
Section 12.07  Invalidity.....................................................75
Section 12.08  Counterparts...................................................75
Section 12.09  References.....................................................75
Section 12.10  Survival.......................................................75
Section 12.11  Captions.......................................................76
Section 12.12  No Oral Agreements.............................................76
Section 12.13  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial76
Section 12.14  Interest.......................................................77
Section 12.15  Confidentiality................................................78
Section 12.16  Effectiveness..................................................79
Section 12.17  EXCULPATION PROVISIONS.........................................79

Annex I  - Maximum Credit Amounts

Exhibit A.........- Form of Note
Exhibit  B.........-  Form of Borrowing,  Continuation  and  Conversion  Request
Exhibit  C.........- Form of Compliance  Certificate Exhibit D-1.......- Form of
Legal Opinion of special counsel to Borrower  Exhibit  D-2.......- Form of Legal
Opinion of special  Louisiana  counsel to Borrower  Exhibit  D-3.......- Form of
Legal Opinion of special Texas counsel to Borrower  Exhibit  E.........- List of
Security Instruments Exhibit F.........- Form of Assignment Agreement

Schedule   7.02.....-  Debt,  etc.  Schedule   7.03.....-   Litigation  Schedule
7.09.....- Taxes Schedule 7.10.....- Titles, etc.
Schedule  7.14.....- List of Subsidiaries and Partnerships  Schedule  7.17.....-
Environmental  Matters Schedule 7.20.....- Insurance Schedule 7.22.....- Hedging
Agreements   Schedule   9.01.....-  Debt  Schedule   9.02.....-  Liens  Schedule
9.03.....- Investments, Loans and Advances

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 9, 1997, among: PANACO, INC., a Delaware corporation (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and FIRST UNION NATIONAL BANK, a national banking association (in its individual capacity, "First Union"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent") and BANQUE PARIBAS (in its individual capacity, "Banque Paribas") as documentation agent for the Lenders (in such capacity, together with its successors in such capacity, the "Documentation Agent").

                                 R E C I T A L S

         WHEREAS, the Borrower, the Administrative Agent and Banque Paribas executed that certain Amended and Restated Credit Agreement dated as of October 8, 1996, as amended by First Amendment to Credit Agreement dated as of July 29, 1997 (such Credit Agreement as amended called the "Prior Credit Agreement");

         WHEREAS, the Borrower and the Lenders have agreed to amend the Prior Credit Agreement and restate the Prior Credit Agreement in its entirety in this Amended and Restated Credit Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I

                       Definitions and Accounting Matters
ARTICLE I.........Definitions and Accounting Matters
                  Section 1.01 Terms Defined AboveSection 1.01 Terms Defined Above. As used in this Agreement, the terms "Administrative Agent," "Banque Paribas," "Borrower," "Documentation Agent," "First Union," "Lender," and "Lenders" and "Prior Credit Agreement" shall have the meanings indicated above.

                  Section 1.02 Certain Defined TermsSection 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

                  "Affected Loans" shall have the meaning assigned such term in Section 5.04.

                  "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of his or her immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean any person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

                  "Agreement"  shall  mean  this  Amended  and  Restated  Credit
         Agreement,   as  the  same  may  from  time  to  time  be   amended  or
         supplemented.

                  "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03 hereof.

                  "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders, which is $75,000,000 as of the Closing Date.

                  "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall mean for Base Rate Loans or LIBOR Loans the following rate per annum as applicable:

 Borrowing Base Utilization Percentage   Base Rate Loans     LIBOR Loans

             less than 25%                      0%              1.00%

 greater than or equal to 25% but less          0%              1.25%
               than 50%

 greater than or equal to 50% but less          0%              1.50%
               than 75%

     equal to or greater than 75%               0%              1.75%

                  "Assignment" shall have the meaning assigned such term in
Section 12.06(b).

                  "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for any such day plus 2 of 1% or (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                  "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

                  "BOPD" shall mean barrels of oil produced per day.

                  "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

                  "Borrowing Base Utilization Percentage" shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the balance of all Loans and the LC Exposure outstanding on such day, and the denominator of which is the Borrowing Base in effect on such day.

                  "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in North Carolina and, where such term is used in the definition of "Quarterly Date" in this Section 1.02 or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Change of Control" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group") (whether or not otherwise in compliance with the provisions of this Agreement); (b) the approval by the holders of capital stock of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement); (c) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; provided, that, if any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing up to 50% of the aggregate ordinary voting power of the Borrower's capital stock as a result of the acquisition by the Borrower or any of its subsidiaries from such Person or Group of Oil and Gas Properties, such ownership shall not constitute a Change of Control; or (d) the replacement of a majority of the Board of Directors of the Borrower over a two-year period from the directors whose replacement shall not have been approved (by recommendation, appointment, nomination or election, as the case may be) by a vote of at least a majority of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "Closing Date" shall mean October 22, 1997.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

                  "Commitment" shall mean, for any Lender, its obligation to make Loans up to the lesser of such Lender's Maximum Credit Amount or the Lender's Percentage Share of the amount equal to the then effective Borrowing Base and to participate in the Letters of Credit as provided in Section 2.01(b).

                  "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

     "Debt" shall mean, for any Person the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments (including principal, interest, fees and charges); (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money), arising in the ordinary course of business of such Person; (d) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; (e) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (f) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (g) all Debt and other obligations of others guaranteed by such Person; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of other Persons; (i) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; (j) all obligations of such Person under Hedging Agreements; and (k) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments.

                  "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United State of America.

                  "EBITDA" shall mean, for any period, the sum of Net Income for such period plus the following expenses or charges to the extent deducted from Net Income in such period: interest, taxes, exploration expenses, depreciation, depletion and amortization and other non cash charges.

                  "Engineering Reports" shall have the meaning assigned such term in Section 2.08(b).

     "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

                  "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

                  "ERISA Event" shall mean (i) a "Reportable Event" described in
         Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Event of Default" shall have the meaning assigned such term in Section 10.01.

                  "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business;(vii) Liens permitted by the Security Instruments; and (viii) farmout, carried working interests, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties or the sale of the hydrocarbons after they are produced which are existing at the time of acquisition of such Property or later incurred in the ordinary course of such Person's business, and are usual and customary for the industry.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" shall mean that certain letter agreement from First Union Capital Markets Corp. to the Borrower and agreed to by First Union dated of even date with this Agreement concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

          "Financial   Statements"   shall  mean  the  financial   statement  or
          statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "Goldking Entities" shall mean Goldking Oil & Gas Corp., Goldking Companies, Inc., Goldking Acquisition Corp., Goldking Production Company, Hill Transportation Company, Inc., Umbrella Point Gathering Co., L.L.C. and Goldking Trinity Bay Corp.

                  "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them, including monetary authorities, which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Administrative Agent, any Lender or any Applicable Lending Office.

                  "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

                  "Guarantor" shall mean each Subsidiary now or hereafter executing a Guaranty Agreement except Atlantic Offshore Insurance, Ltd.

          "Guaranty Agreement" shall mean each guaranty agreement, in form and substance reasonably satisfactory to the Administrative Agent, now or hereafter executed by a Subsidiary in favor of the Administrative Agent and the Lenders, as the same may be amended or modified from time to time.

                  "Hedging Agreements" shall mean (i) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreements or any option with respect to any such transaction and (ii) any swap agreement, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreement relating to Hydrocarbons or any option with respect to any such transaction.

                  "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                  "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

                  "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

                  "Indebtedness"  shall mean any and all amounts  owing or to be owing by the Borrower to the Administrative Agent and/or Lenders in connection with the Notes, any Security Instrument, this Agreement, the Letter of Credit Agreements and any Hedging Agreements permitted by
         Section 9.01(d), including without limitation, principal, interest, fees, expense reimbursement, Letter of Credit reimbursements, indemnifications, and unwind costs or other amounts owing under the Hedging Agreements, now or hereafter arising and all renewals, extensions and/or rearrangements of any of the above.

                  "Indemnified Parties" shall have the meaning assigned such term in Section 12.03(b).

          "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

                  "Indenture" shall mean that certain Indenture dated as of October 9, 1997 among the Borrower and United Missouri Bank, pursuant to which the Senior Unsecured Notes have been issued.

                  "Initial Funding" shall mean the funding of the initial Loans or issuance of the first Letter of Credit pursuant to Section 2.01.

          "Initial Reserve Report" shall mean the Reserve Reports prepared by Ryder Scott Company as of September 1, 1997 and W.D. Von Gonten & Co. as of September 1, 1997.

                  "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in
         Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                  Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

                  "LC Commitment" at any time shall mean $10,000,000.

                  "LC  Exposure" at any time shall mean the  difference  between
         (i) the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, minus (ii) the aggregate amount of cash securing outstanding Letters of Credit pursuant to Section 2.10(b).

          "Letter of Credit Agreements" shall mean the written agreements with the Administrative Agent, as issuing lender for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Administrative Agent of the Letters of Credit, such agreements to be on the Administrative Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Administrative Agent.

                  "Letters of Credit" shall mean the letters of credit issued pursuant to Section 2.01(b) or issued pursuant to Section 2.01 of the Prior Credit Agreement and still outstanding and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

                  "LIBOR" shall mean the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to First Union at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

                  "LIBOR Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "LIBOR Rate".

                  "LIBOR Rate" shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

                  "Lien"  shall  mean  any  interest  in  Property  securing  an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

          "Loan Documents" shall mean the Notes, this Agreement, the Security Instruments and Hedging Agreements between Borrower and any Lender.

                  "Loans" shall mean the loans as provided for by Section 2.01.

                  "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)). For purposes of Section 2.08 only, the percentage in this definition will be seventy-five percent (75%) instead of sixty-six and two-thirds percent (66-2/3%)

                  "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents, on a timely basis.

                  "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amount", as modified from time to time to reflect any assignments permitted by Section 12.06(b).

                  "MCF" shall mean thousand cubic feet.

                  "MMCF" shall mean million cubic feet.

                  "MMCFD" shall mean million cubic feet per day.

                  "Mortgaged Property" shall mean the Property owned by the Borrower or a Subsidiary and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

                  "Multiemployer  Plan"  shall  mean a Plan  defined  as such in
         Section 3(37) or 4001(a)(3) of ERISA.

                  "Net Income" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowance for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by the operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (e) the cumulative effect of a change in accounting principle and any gains or losses attributable to writeups or writedowns of assets.

          "Notes" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

          "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

                  "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

                  "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (b) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any Note, a rate per annum equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate, provided that, for a LIBOR Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in
          Section 3.02, but in no event to exceed the Highest Lawful Rate.

                  "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

                  "Principal Office" shall mean the principal office of the Administrative Agent, presently located at 301 South College Street, TW-10, Charlotte, North Carolina 28288-0608 or such other location as designated by the Administrative Agent from time to time.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be December 31, 1997; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

                  "Redetermination Date" shall have the meaning assigned such term in Section 2.08(a).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

                  "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

                  "Required Payment" shall have the meaning assigned such term in Section 4.04.


                  "Reserve Report" shall mean, subject to the qualification set forth below in this definition, a report, in form and substance satisfactory to the Administrative Agent, setting forth, as of each January 1 and July 1 (or such other date in the event of an unscheduled redetermination): (i) the oil and gas reserves attributable to the Borrower's and its Subsidiaries' Oil and Gas Properties that the Borrower desires to have evaluated by the Lenders as of such date, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions as set forth therein, and (ii) such other information as the Administrative Agent may reasonably request. The Reserve Report shall be accompanied by a letter (the "Designation Letter") from the Borrower designating those portions of the Borrower's and Subsidiaries' Oil and Gas Properties which the Borrower desires to have evaluated by the Lenders for the purposes of determining the Borrowing Base. As used in this Agreement, the term "Reserve Report" shall mean the Reserve Report insofar only as the same refers to those Oil and Gas Properties of the Borrower and the Subsidiaries that have been designated for evaluation by the Borrower pursuant to the Designation Letter, notwithstanding the fact that other Oil and Gas Properties of the Borrower and the Subsidiaries may be referred to in such Reserve Report.

                  "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate, at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate for LIBOR Loans is to be determined as provided in the definition of "LIBOR Rate" in this Section 1.02 or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

                  "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer or the President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

                  "Scheduled Redetermination Dates" shall have the meaning assigned such term in Section 2.08(d).

          "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

                  "Security Instruments" shall mean this Agreement, the Letters of Credit, the Letter of Credit Agreements, the Fee Letter, the Guaranty Agreements, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Loan Documents, as such agreements may be amended, supplemented or restated from time to time.

                  "Senior Unsecured Notes" shall mean those certain 10-5/8% unsecured senior notes in the aggregate original principal amount of $100,000,000 dated as of October 9, 1997 and maturing on October 1, 2004 issued under the Indenture and all obligations relating thereto.

                  "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

                  "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries, and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "Tangible Net Worth" shall mean, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

                    (a) the amount of share capital liability of the Borrower, plus

                    (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

                    (c) the sum of the following: any obligations due from stockholders, employees or Affiliates, cost of treasury shares and the book value of all assets of the Borrower and its Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including as such intangibles the following: goodwill, research costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to December 31, 1996.

          "Taxes" shall have the meaning assigned such term in Section 4.06(a).

          "Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Section 10.02, October 22, 2002.

          "Type" shall mean, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.

                  Section 1.03 Accounting Terms and DeterminationsSection 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).


                                   ARTICLE II

                                   Commitments

                  Section 2.01 Loans and Letters of CreditSection 2.01 Loans and Letters of Credit.

     (a)Loans. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Termination Date, the Borrower may borrow, repay and reborrow the amount described in this
Section 2.01(a).

     (b)Letters of Credit. During the period from and including the Closing Date to but excluding two (2) Business Days before the Termination Date, the Administrative Agent, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (A) the LC Commitment or (B) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. The expiration date of each Letter of Credit shall not exceed the earlier of one (1) year from the date of issuance or two (2) Business Days before the Termination Date. Any Letter of Credit issued under the Prior Credit Agreement and still outstanding on the Closing Date shall be continued as a Letter of Credit under this Section 2.01(b).

     (c)Limitations on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or LIBOR Loans; provided that no more than eight (8) LIBOR Loans may be outstanding at any time.

                  Section  2.02  Borrowings,   Continuations,   Conversions  and
Letters of CreditBorrowings, Continuations, Conversions and Letters of Credit.

                  (a) Borrowings. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of LIBOR Loans) the duration of the Interest Period therefor.

                  (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $500,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $100,000 in excess thereof, and all LIBOR Loans shall be in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof.

     (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Administrative Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent not later than 11:00 a.m. Charlotte, North Carolina time at least one Business Day prior to the date of such Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent.

     (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

     (e) Conversion Options. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

     (f) Advances. Not later than 11:00 a.m. Charlotte, North Carolina time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained with the Administrative Agent at the Principal Office.


     (g) Letters of Credit. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Administrative Agent not later than 11:00 a.m. Charlotte, North Carolina time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Administrative Agent may reasonably request all of which shall be reasonably satisfactory to the Administrative Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue such Letter of Credit to the beneficiary thereof.

                  In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Administrative Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

                  The Administrative Agent will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

                  Section 2.03 Changes of Aggregate CommitmentsChanges of Aggregate Commitments. The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts or (ii) the Borrowing Base as determined from time to time.

                  Section 2.04  FeesFees.

     (a) The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily unused amount of the Aggregate Commitment based on the Borrowing Base Utilization Percentage for the period from and including the Closing Date up to but excluding the earlier of the date the Aggregate Commitments are terminated or the Termination Date as follows:

          Borrowing Base Utilization Percentage                  Commitment Fee
                                                                   (per annum)

                      less than 50%                                  0.250%

               equal to or greater than 50%                          0.375%

         Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Termination Date.

     (b) The Borrower agrees to pay the Administrative Agent, for the account of each Lender, commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin for LIBOR Loans in effect at the time of calculation, provided that each Letter of Credit shall bear a minimum commission of $1,000 and that each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Administrative Agent has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Administrative Agent, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable in advance at issuance of the Letter of Credit. In addition to the Letter of Credit fee payable to the Lenders, the Borrower agrees to pay to the Administrative Agent, for its own account, an issuing fee for each Letter of Credit issued equal to 1/8 of 1% per annum of the full face amount of such Letter of Credit.

     (c) Upon each issuance of any Letter of Credit, the Borrower shall pay to the Administrative Agent for its own account an issuance fee of $85.

     (d) Upon each transfer of any Letter of Credit to a successor beneficiary in accordance with its terms, the Borrower shall pay the sum of $200 to the Administrative Agent for its own account.

     (e) Upon each drawing of any Letter of Credit, the Borrower shall pay to the Administrative Agent for its own account a negotiation fee of $100; provided that such fee shall not be a condition to any drawing.

     (f) Upon each amendment of any Letter of Credit, the Borrower shall pay to the Administrative Agent for its own account the sum of $50.

     (g) The Borrower shall pay to First Union Capital Markets Corp. for its account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

                  Section 2.05 Several ObligationsSeveral Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

                  Section 2.06 NotesSection 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) the Closing Date or (ii) upon an assignment by any Lender pursuant to Section 12.06(b), the effective date of such assignment, payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on the schedule attached to such Note or any continuation thereof. Such records shall be deemed conclusive absent manifest error. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

                  Section 2.07  PrepaymentsPrepayments.

                  (a) The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $100,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay LIBOR Loans on the same condition as for Base Rate Loans and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the LIBOR Loans maturing on the same date for the Interest Period prepaid.

                  (b) Upon any  redetermination  of the amount of the  Borrowing
         Base in accordance with Section 2.08, if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, the Borrower shall upon notice thereof prepay the Loans in an aggregate principal amount equal to such excess in two equal payments due within 90 days and 180 days of receipt of written notice thereof and if a Borrowing Base deficiency remains after prepaying all of the Loans because of LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in
         Section 2.10(b) hereof.

                  (c) Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section
         5.05 for prepayment of LIBOR Loans. Any prepayment may be reborrowed subject to the then effective Aggregate Commitments.

                  Section 2.08  Borrowing BaseBorrowing Base.

                  (a) During the period from and after the Closing Date until the Borrowing Base is redetermined in accordance with this Section 2.08, the amount of the Borrowing Base shall be $40,000,000 and shall automatically reduce by $4,000,000 on April 1, 1998. The Borrowing Base and all redeterminations thereof shall be determined in accordance with
         Section 2.08(b) by the Administrative Agent with the concurrence of the Lenders. Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations. So long as any of the Commitments are in effect and until all of the Loans outstanding hereunder are paid in full, this facility shall be governed by the then effective Borrowing Base.

                  (b) Upon receipt of the reports required by Section 8.05 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Administrative Agent (the "Engineering Reports"), the Administrative Agent will evaluate such information in its sole discretion. The Administrative Agent shall propose to the Lenders a new Borrowing Base within 20 days following receipt by the Administrative Agent and the Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Administrative Agent, the Majority Lenders shall have 10 days to agree or disagree with such proposal. If at the end of the 10 days, a Lender has not communicated its approval or disapproval, such silence shall be deemed to be an approval. The new Borrowing Base will require the approval of the Majority Lenders. If the Majority Lenders do not approve the new Borrowing Base either by timely notice or by silence, the Administrative Agent and the Majority Lenders shall, within a reasonable period of time, agree on a new Borrowing Base.

                  (c) The Administrative Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable (provided, however, that no Property shall be considered not assignable by reason of the necessity for consent or approval of any Governmental Authority to an assignment of interest therein).

                  (d) So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, on or around the first (1st) Business Day of each April and October, commencing April 1, 1998 ("Scheduled Redetermination Dates"), the Majority Lenders shall redetermine the amount of the Borrowing Base as provided in Section 2.08(b). In addition, either the Borrower or the Majority Lenders may initiate a redetermination of the Borrowing Base at any other time as they so elect; provided, however, that the Majority Lenders and the Borrower may each initiate only one such unscheduled redetermination during any period between Scheduled Redetermination Dates by specifying in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with Section 8.05(b) and the date on which such redetermination is to occur and such redeterminations shall be accomplished as provided in Section 2.08(b).

                  (e) The Administrative Agent shall promptly notify in writing the Borrower and the Lenders of each new Borrowing Base determined pursuant to Section 2.08(d). Any new Borrowing Base shall be effective without the necessity of the Borrower's consent or signature. Such redetermination of the Borrowing Base shall not be in effect until notice is received by the Borrower.

                  (f) The Borrower may at any time elect to lower the Borrowing Base from the Borrowing Base then in effect, however, the Majority Lenders shall not be required to increase the Borrowing Base once reduced.

                  (g) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Borrowing Base shall be determined in the sole discretion of the Administrative Agent and the Majority Lenders. Even though the Administrative Agent and the Lenders may each evaluate the oil and gas reserves and other related assets in accordance with its normal and customary procedures, the Borrowing Base proposed by the Administrative Agent and agreed to by the Majority Lenders may be less than another borrower might obtain from the Lenders for the same Properties. The Aggregate Maximum Credit Amounts has been established at $75,000,000 as a convenience in documenting possible increases in the facility to reduce the need for mortgage amendments and in no way commits the Lenders to ever increase the Borrowing Base above the then current level, even if the value of the reserves justify such increase.

                  Section 2.09 Assumption of RisksSection 2.09 Assumption of Risks. As between the Borrower, the Administrative Agent and the Lenders, the Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Administrative Agent (except in the case of willful misconduct or gross negligence on the part of the Administrative Agent or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Administrative Agent's control or the control of the Administrative Agent's correspondents. In addition, neither the Administrative Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Administrative Agent's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Administrative Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Administrative Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Administrative Agent or by any correspondent for the Administrative Agent in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Administrative Agent or its correspondents under any resulting liability to the Borrower.

                  Section 2.10 Obligation to Reimburse and to PrepayObligation to Reimburse and to Prepay.

     (a) If a disbursement by the Administrative Agent is made under any Letter of Credit, the Borrower shall pay to the Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Administrative Agent under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Administrative Agent under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and
(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Administrative Agent, except where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Administrative Agent of any payment made by the Administrative Agent in connection with such gross negligence or willful misconduct.

     (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.07(a) and (b) hereof or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Sections 2.07(a) and (b)) shall be deemed to be forthwith due and owing by the Borrower to the Administrative Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the
Borrower may now or hereafter have against any such beneficiary, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Administrative Agent on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office, and the Borrower hereby grants to and by its deposit with the Administrative Agent grants to the Administrative Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are due and owing under the Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

     (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Administrative Agent an amount equal to such Lender's Percentage Share of any disbursement made by the Administrative Agent under any Letter of Credit that is not reimbursed according to this Section 2.10.

                  Section 2.11 Lending OfficesLending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.


                                   ARTICLE III

                       Payments of Principal and Interest

                  Section 3.01 Repayment of LoansSection 3.01 Repayment of Loans. On the Termination Date the Borrower shall repay to the Administrative Agent, for the account of each Lender, the outstanding aggregate principal and accrued and unpaid interest under the Notes.

                  Section 3.02 InterestInterest. The Borrower will pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate; and

                  (b) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document, or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

         Accrued interest on Base Rate Loans shall be payable quarterly on each Quarterly Date commencing on December 31, 1997, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

         Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV

                Payments; Pro Rata Treatment; Computations; Etc.

                  Section 4.01 PaymentsSection 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 12:00 p.m. Charlotte, North Carolina time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender, in immediately available funds. Except as provided in clause (ii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice the Administrative Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

     Section 4.02 Pro Rata TreatmentPro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (a) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section
2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, and each payment of commitment fee or other fees under Section 2.04(a) and Section 2.04(b) shall be made for account of the Lenders pro rata in accordance with their Percentage Share; (b) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders;
(c) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (d) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Lenders pro rata in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

                  Section 4.03 ComputationsComputations. Interest on LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  Section 4.04 Non-receipt of Funds by the Administrative AgentNon-receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until but excluding the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

     Section 4.05 Set-off, Sharing of Payments, Etc.Section 4.05 Set-off, Sharing of Payments, Etc.

     (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other Indebtedness payable to such Lender under the Loan Documents, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

     (b) If any Lender shall obtain payment of any Indebtedness through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the Indebtedness then due under the Loan Documents by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Administrative Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Indebtedness made by such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid Indebtedness held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Indebtedness made by other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Indebtedness in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

                  Section 4.06  TaxesSection 4.06  Taxes.

     (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Administrative Agent is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Security Instrument (hereinafter referred to as "Other Taxes").

     (c) Indemnification. To the fullest extent permitted by applicable law, the Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this
Section 4.06) paid by such Lender or the Administrative Agent (on their behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted unless the payment of such taxes was not correctly or legally asserted and such Lender's payment of such Taxes or Other Taxes was the result of its gross negligence or willful misconduct. Any payment pursuant to such indemnification shall be made within thirty (30) days after the date any Lender or the Administrative Agent, as the case may be, makes written demand therefor. If any Lender or the Administrative Agent receives a refund or credit in respect of any Taxes or Other Taxes for which such Lender or the Administrative Agent has received payment from the Borrower hereunder it shall promptly notify the Borrower of such refund or credit and shall, if no Default has occurred and is continuing, within thirty( 30) days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund or credit pursuant hereto), pay an amount equal to such refund or credit to the Borrower without interest (but with any interest so refunded or credited), provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund or credit (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund or credit.

                  Section 4.07  Lender RepresentationsLender Representations.

     (a) Each Lender represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Administrative Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.07, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Administrative Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Administrative Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.07 or (ii) the Borrower or the Administrative Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.07.

     (b) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.07, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

     (c) Any Lender  claiming any additional  amounts  payable  pursuant to this
Section 4.07 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  Section 4.08 Disposition of ProceedsSection 4.08 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower unto and in favor of the Administrative Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower.

                                    ARTICLE V

                       Additional Costs, Capital Adequacy


                  (a) LIBOR Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of the LIBOR Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender (including any of such LIBOR Loans or any deposits referred to in the definition of "LIBOR Rate" in Section 1.02 hereof), or the Commitment or Loans of such Lender or the LIBOR interbank market; or
         (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Administrative Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                  (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the LIBOR interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional LIBOR Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                  (c)  Capital  Adequacy.  Without  limiting  the  effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

                  (d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this
         Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to
         Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

                  Section 5.02 Limitation on LIBOR LoansLimitation on LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period:

                  (a) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                  (b) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 1.02 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans.

                  Section 5.03 IllegalityIllegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

                  Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

                  Section 5.05 CompensationCompensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

                  (a) any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading lenders in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).


                                   ARTICLE VI

                              Conditions Precedent

                  Section 6.01  Initial FundingInitial Funding.

                  The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Administrative Agent and the Lenders of all fees due and payable pursuant to Section 2.04 on or before the date of the Initial Funding and the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent in form and substance:

                  (a) A certificate of the Secretary or an Assistant Secretary of each of the Borrower and the Guarantors setting forth (i) resolutions of its board of directors with respect to the authorization of such Person to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Person (y) who are authorized to sign the Loan Documents to which such Person is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Person, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

                  (b) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor where applicable from the States of Delaware, Kansas, Louisiana and Texas.

                  (c) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer of the Borrower, and dated as of the date of the Initial Funding.

                  (d)      The Notes, duly completed and executed.

                  (e) The Security Instruments including those described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary.

                  (f) An opinion of (i) Shughart, Thompson & Kilroy, special counsel to the Borrower, substantially in the form of Exhibit D-1 hereto, (ii) Schully, Roberts, Slattery & Jaubert, special Louisiana counsel to the Borrower, substantially in the form of Exhibit D-2 hereto, and (iii) Looper, Reed, Mark & McGraw special Texas counsel for the Borrower, substantially in the form of Exhibit D-3 hereto.

                  (g) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with
         Section 7.20 hereof.

                  (h) Issuance of the Senior Unsecured Notes in the amount of $100,000,000 pursuant to the Indenture on terms satisfactory to the Administrative Agent and the payment in full of all outstanding Debt of the Borrower and its Subsidiaries for borrowed money (including any subordinated Debt) other than the Indebtedness and Debt listed on
         Schedule 9.01.

                  (i) Due diligence, including the review of title opinions, as the Administrative Agent may require concerning the title to the Oil and Gas Properties of the Goldking Entities.

                  (j) Borrower shall have paid to the Administrative Agent all unpaid loans, interest, fees and expenses owing under or in connection with the Prior Credit Agreement.

                  (k) Releases or assignments of all Liens securing the existing Debt for borrowed money of the Goldking Entities except for items 19 and 20 on Schedule 9.02.

                  (l) Releases of all Liens securing the Debt under the Second Mortgage Loan Agreements (as defined in the Prior Credit Agreement) and the Second Mortgage Loan Agreements terminated.

                    (m) Such other documents as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.

                  Section 6.02 Initial and Subsequent Loans and Letters of CreditInitial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; and (iii) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary. Each request for a borrowing or the issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

                  Section 6.03 Conditions Relating to Letters of CreditConditions Relating to Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

                  (a) At least three (3) Business Days prior to the date of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Administrative Agent shall have received a written request for a Letter of Credit.

                  (b) Each of the Letters of Credit shall (i) be issued by the Administrative Agent, (ii) contain such terms and provisions as are reasonably required by the Administrative Agent, (iii) be for the account of the Borrower and (iv) expire not later than one (1) year from the date of issuance, renewal, extension or reissuance or two (2) Business Days before the Termination Date.

                  (c) The Borrower shall have duly and validly executed and delivered to the Administrative Agent a Letter of Credit Agreement pertaining to the Letter of Credit.

                                   ARTICLE VII

                         Representations and Warranties

         The Borrower represents and warrants to the Administrative Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

                  Section 7.01 Corporate ExistenceCorporate Existence. Each of the Borrower and each Subsidiary: (a) is duly organized or formed, legally existing and in good standing, if applicable under the laws of the jurisdiction of its incorporation or formation; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

     Section 7.02 Financial ConditionFinancial Condition. (a) The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen LLP heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1997 and the related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the six month period ended on such date, heretofore furnished to the Administrative Agent, and (b) the audited consolidated balance sheet of the Goldking Entities as of December 31, 1996 and the related consolidated statement of income, stockholders' equity and cash flow of the Goldking Entities for the fiscal year ended on said date, with the opinion thereon of Ernst & Young LLP heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of the Goldking Entities as of June 30, 1997 and the related consolidated statements of income, stockholders' equity and cash flow of the Goldking Entities for the six month period ended on such date heretofore furnished to the Administrative Agent are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries and the Goldking Entities as at said dates and the results of its operations for the fiscal year and the six month period ended, respectively, on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the June 30, 1997 Financial Statements of the Borrower and the Goldking Entities or in Schedule 7.02 or which are not material on a consolidated basis. Since June 30, 1997, there has been no change or event having a Material Adverse Effect. Since June 30, 1997, neither the business nor the Properties of the Borrower or any Subsidiary taken as a whole have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

                  Section 7.03 LitigationLitigation. Except as disclosed to the Lenders in Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

                  Section 7.04 No BreachSection 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any material Governmental Requirement or any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

                  Section 7.05 AuthorityAuthority. The Borrower and each Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms.

                  Section 7.06 ApprovalsApprovals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution and delivery by the Borrower or any Subsidiary of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, where the failure to obtain such authorization, approvals or consents or to so file or register would not have a Material Adverse Effect, are necessary for the performance by the Borrower or any Subsidiary of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

                  Section 7.07 Use of LoansSection 7.07 Use of Loans. The proceeds of the Loans may only be used for the acquisition of and development of directly owned Oil and Gas Properties and for general corporate purposes by the Borrower or any Guarantor. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

                  Section 7.08  ERISAERISA.

                  (a) The Borrower,  each  Subsidiary  and each ERISA  Affiliate
         have  complied  in  all  material   respects  with  ERISA  and,   where
         applicable, the Code regarding each Plan.

                  (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA
         Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                  (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                  (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                  (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

          (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                  (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan.

                  (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

                  Section  7.09  TaxesSection  7.09 Taxes.  Except as set out in
Schedule 7.09, each of the Borrower and its Subsidiaries has filed all United States federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. To the knowledge of the Borrower, no tax lien has been filed and no claim is being asserted with respect to any such tax, fee or other charge, except as set out in Schedule 9.02.

                  Section 7.10 Titles, etc.Titles, etc.

                  (a) Except as set out in Schedule 7.10, each of the Borrower and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02. Except as set forth in
         Schedule  7.10,  after  giving  full effect to the Liens  permitted  by
         Section 9.02, the Borrower owns the net interests in production attributable to the lands and leases reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each such Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

                  (b) All material leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

          (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                  (d) All of the assets and Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

                  (e) All of the Borrower's and its Subsidiaries' Oil & Gas Properties evaluated in the Initial Reserve Report are subject, except for Liens permitted by Section 9.02, to a first priority mortgage Lien in favor of the Administrative Agent for the benefit of the Lenders.

                  Section 7.11 No Material MisstatementsNo Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished or otherwise disclosed to the Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

                  Section 7.12 Investment Company ActInvestment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  Section 7.13 Public Utility Holding Company ActPublic Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 7.14 Subsidiaries and PartnershipsSubsidiaries and Partnerships. Except as listed on Schedule 7.14, the Borrower has no
Subsidiaries and has no interest in any partnerships (other than tax partnerships which are not partnerships under applicable state law).

     Section 7.15 Location of Business and OfficesLocation of Business and Offices. The Borrower's chief executive office is located at the address stated on the signature page of this Agreement. The chief executive office of each Subsidiary is located at the same address or at 1221 McKinney, Suite 1800, Houston, Texas 77002 and 1100 Louisiana, Suite 5110, Houston, Texas 77002.

                  Section 7.16 FilingsFilings. To the best of the Borrower's knowledge, neither the Borrower nor any Subsidiary has violated, and neither the Borrower nor any Subsidiary will be in violation of, any provisions of The Natural Gas Act or The Natural Gas Policy Act of 1978 or any other Federal or State law or any of the regulations thereunder (including those of the respective Conservation Commissions and Land Offices of the various jurisdictions having authority over its Oil and Gas Properties) with respect to its Oil and Gas Properties which would have a Material Adverse Effect, and the Borrower and each Subsidiary have or will have made all necessary rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications, and has or will have received all necessary regulatory authorizations (including without limitation necessary authorizations, if any, with respect to any processing arrangements conducted by it or others respecting its Oil and Gas Properties or production therefrom) required under said laws and regulations with respect to all of its Oil and Gas Properties or production therefrom so as not to have a Material Adverse Effect. To the best of the Borrower's knowledge, said material rate filings, certificate applications, well category filings, interim collection filings and notices, and other filings and certifications contain no untrue statements of material facts nor do they omit any statements of material facts necessary in said filings.

                  Section 7.17 Environmental MattersEnvironmental Matters. Except (i) as provided in Schedule 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

          (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

          (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

          (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation, past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

          (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

          (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

          (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

          (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

                  Section 7.18 DefaultsDefaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

     Section 7.19 Compliance with the LawCompliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Property (and properties unitized therewith) has been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Property; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Property (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from the Oil and Gas Property (or, in the case of wells located on properties unitized therewith, such unitized properties).

                  Section 7.20 InsuranceInsurance. Schedule 7.20 attached hereto contains an accurate and complete description of all material policies of insurance owned or held by the Borrower and each Subsidiary. Except as set forth on Schedule 7.20, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.20 without the payment of additional premiums except as set forth on Schedule 7.20; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

                  Section 7.21 Restriction on LiensRestriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than the Loan Documents or the Indenture or the Second Mortgage Loan Agreements (as defined in the Prior Credit Agreement)), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets of Properties.

     Section 7.22 Hedging AgreementHedging Agreement. Schedule 7.22 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.


                                  ARTICLE VIII

                              Affirmative Covenants

         The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

                  Section 8.01 Financial StatementsFinancial Statements. The Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent with sufficient copies of each for the Lenders:

     (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Administrative Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

     (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, a consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

     (c) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

     (d) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

     (e) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

     (f) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to or any Person pursuant to the terms of any material indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

     (g) From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

     (h) As soon as available and in any event within forty-five (45) days after the last day of each calendar quarter, a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business day of such calendar quarter, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market values therefor, any new credit support agreements relating thereto not listed on Schedule 7.22, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

The Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraphs (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13, 9.14 and 9.15 as of the end of the respective fiscal quarter or fiscal year.

                  Section 8.02 LitigationSection 8.02 Litigation. The Borrower shall promptly give to the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Administrative Agent and each of the Lenders of any judgment, Lien or other encumbrance affecting any Property of the Borrower or any Subsidiary other than Liens permitted by Section
9.02 if the value of the judgment, Lien, or other encumbrance affecting such Property shall exceed $250,000.

                  Section 8.03  Maintenance, Etc.Maintenance, Etc.

          (a) The Borrower shall and shall cause each Subsidiary to: preserve and maintain its existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP; upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available; and cause the Administrative Agent to be named as loss payee on behalf of the Lenders in all casualty policies covering the Mortgaged Properties.

          (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

          (c) The Borrower will and will cause each Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (except for normal wear and tear) all of its Mortgaged Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Mortgaged Properties and other material Properties will be fully preserved and maintained, allowing for depletion in the ordinary course of business, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Mortgaged Properties; (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Mortgaged Properties and other material Properties; (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Mortgaged Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except (A) to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and (B) for dispositions permitted by Section 9.15 hereof. The Borrower will and will cause each Subsidiary to operate its Mortgaged Properties and other material Properties or cause or make reasonable and customary efforts to cause such Mortgaged Properties and other material Properties to be operated in a reasonably prudent manner in accordance with the practices of the industry and in compliance in all material respects with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                  Section 8.04  Environmental MattersEnvironmental Matters.

                  (a) The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws,
         (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes, or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (b) The Borrower will promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing, corrective or non-material action.

                  (c) The Borrower will and will cause each Subsidiary to provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Administrative Agent and the Lenders or as otherwise required to be obtained by the Administrative Agent and the Lenders by any Governmental Authority in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

                  Section 8.05  Engineering ReportsEngineering Reports.

          (a) By March 1 and September 1 of each year commencing March 1, 1998, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report due each March 1 shall be prepared as of January 1 of such year by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Administrative Agent, such acceptance not to be unreasonably withheld, and the Reserve Report due each September 1 shall be prepared as of July 1 of each year by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Reserve Report due each March 1.

          (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Majority Lenders or the Borrower pursuant to Section 2.08(d), the Borrower shall provide such Reserve Report with an "as of date" as required by the Majority Lenders as soon as possible, but in any event no later than 30 days following the receipt of the request by the Administrative Agent on behalf of the Majority Lenders.

          (c) With the delivery of each Reserve Report, the Borrower shall provide to the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination, except as permitted pursuant to Section 9.15 as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties, (vi) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property and (vii) any change in working interest or net revenue interest in its Oil and Gas Properties from that described in the immediately preceding Reserve Report and the reason for such change.

                  Section 8.06  Title InformationTitle Information.

          (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.05(a), the Borrower will provide the Administrative Agent with current title opinions covering the Mortgaged Properties for which title opinions have not previously been provided to Administrative Agent so that at all times the value of the Mortgaged Properties for which title opinions are or have been provided to Administrative Agent shall equal or exceed 80% of the net present value of the future net income discounted at 10% per annum of all of the Mortgaged Properties as set forth in the most recently delivered Reserve Report

          (b) The Borrower shall cure any title defects or exceptions which are not Liens permitted by Section 9.02 raised by such information delivered pursuant to Section 8.06(a), or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Liens permitted by Section
     9.02 covering Mortgaged Properties of an equivalent value, within 60 days after a request by the Administrative Agent or the Lenders to cure such defects or exceptions. If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60 day period, such default shall not be a Default or an Event of Default, but instead such Property shall remain excluded from the Borrowing Base as provided in Section 8.06(c) until such time as title is satisfactory to the Administrative Agent.

          (c) Upon the discovery of any title defect or exception which is not an Lien permitted by Section 9.02, the Administrative Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Lenders are not satisfied with title to any Mortgaged Property, the Administrative Agent may, without regard to the expiration of the 60 day period described in Section 8.06(b), send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount equal to the value of such Property as set forth in the most recent Reserve Report. This new Borrowing Base shall become effective immediately after receipt of such notice.

                  Section 8.07  Additional Collateral

                  (a) Should the Borrower designate any Oil and Gas Property for inclusion in the Borrowing Base that is not already Mortgaged Property and which the Lenders have allotted value in the Borrowing Base determination, the Borrower will grant or cause to be granted to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Liens permitted by Section 9.02) on the Borrower's or Subsidiary's interest in such Oil and Gas Properties not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

                  (b) Concurrently with the granting of the Lien or other action referred to in Section 8.07(a) above, the Borrower will provide to the Administrative Agent title information in form and substance satisfactory to the Administrative Agent in its sole discretion with respect to the Borrower's interests in such Oil and Gas Properties.

                  (c) The Borrower shall cause all of its Subsidiaries that are 100% owned directly or indirectly to execute a Guaranty Agreement except for Atlantic Offshore Insurance, Ltd.; provided that Atlantic Offshore Insurance, Ltd. shall at no time guarantee the Senior Unsecured Notes.

                  Section 8.08 Further AssurancesFurther Assurances. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, including this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary in the Security Instruments, including this
Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

                  Section 8.09 Performance of ObligationsPerformance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

                  Section 8.10 ERISA Information and ComplianceERISA Information and Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan
(other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

                                   ARTICLE IX

                               Negative Covenants

         The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

                  Section 9.01 DebtDebt. Neither the Borrower nor any Subsidiary will incur, create, assume or suffer to exist any Debt, except:

          (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

          (b) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

          (c) Debt  associated  with  bonds or surety  obligations  required  by
     Governmental   Requirements   in  connection  with  the  operation  of  the
     Borrower's and the Subsidiaries' Oil and Gas Properties;

          (d) Debt under Hedging Agreements covering interest rates, oil or gas with any Lender as a counterparty or with such other Persons as approved by the Majority Lenders entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's and the Subsidiaries' operations but not to exceed the following:

     (i) for oil, the total volumes to be hedged for any year shall not exceed 80% of expected oil production as indicated in the Reserve Reports for such year;
     (ii) for gas, the total volumes to be hedged for any year shall not exceed 80% of expected gas production as indicated in the Reserve Reports for such year;
     (iii) for interest rates for the Borrower, the aggregate notional amount to be hedged shall never exceed the principal balance outstanding on the Notes;

          (e) the Senior Unsecured Notes;

          (f) other Debt including capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $3,000,000; and

          (g) Debt disclosed on Schedule 9.01.

                  Section  9.02   LiensLiens.   Neither  the  Borrower  nor  any
Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

          (a) Liens securing the payment of any Indebtedness pursuant to the Security Instruments for the benefit of all the Lenders;

          (b) Liens securing the obligation of the Hedging Agreements with any Lender arising from a margin arrangement between the Borrower and the Administrative Agent;

          (c) Excepted Liens;

          (d) Liens disclosed on Schedule 9.02;

          (e) Liens on cash or securities of the Borrower or any Subsidiary securing the Debt described in Section 9.01(c);

          (f) Liens securing capital leases and purchase money Debt allowed under Section 9.01(f) but only on the Property under lease; and

          (g) Liens securing the Subordinated Debt as defined in the Prior Credit Agreement; provided, such Liens are released within 20 Business Days after the Closing Date.

                  Section 9.03 Investments, Loans and AdvancesInvestments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

          (a)  investments,   loans  or  advances  reflected  in  the  Financial
     Statements or which are disclosed to the Lenders in Schedule 9.03;

          (b) investments by the Borrower or any Guarantor in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto;

          (c) accounts receivable arising out of the sale of Hydrocarbons, other assets or services in the ordinary course of business;

          (d) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

          (e) commercial paper maturing within one year from the date of creation thereof rated in one of the two highest grades by Standard & Poors Corporation or Moody's Investors Service, Inc.;

          (f) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

          (g) investments, loans or advances in any Subsidiary of the Borrower which is a Guarantor; and

          (h)  deposits  in  money  market  funds   investing   exclusively   in
     investments described in Sections 9.03(d), 9.03(e) or 9.03(f).

                  Section      9.04      Dividends,       Distributions      and
RedemptionsDividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except that the Borrower may pay dividends or make distributions in any fiscal year of the Borrower provided that they do not exceed 25% of Net Income for such fiscal year in the aggregate and provided further that no Default shall have occurred and be continuing or would result from such distribution.

                  Section 9.05 Sales and LeasebacksSales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                  Section 9.06 Nature of BusinessNature of Business. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

     Section 9.07 Limitation on LeasesLimitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding capital leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to such leases or lease agreements to exceed $2,000,000 in any period of twelve consecutive calendar months.

                  Section 9.08 Mergers, Etc.Section 9.08 Mergers, Etc. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except that a wholly-owned Subsidiary of the Borrower may merge into or with or consolidate with another wholly-owned Subsidiary of the Borrower or with the Borrower, if, in such case, the Borrower is the surviving entity.

                  Section 9.09 Proceeds of NotesProceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause the Loan Documents, to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the SEC or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                  Section 9.10 ERISA ComplianceERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time to:

          (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

          (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any Subsidiary or ERISA Affiliate to the PBGC;

          (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower or any Subsidiary or ERISA Affiliate is required to pay as contributions thereto;

          (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of
     Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

          (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

          (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

          (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

          (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

          (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

          (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

                  Section 9.11 Sale or Discount of ReceivablesSale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

     Section 9.12 Current RatioSection 9.12 Current Ratio. The Borrower will not permit its Current Ratio to be less than 1.0 to 1.0 at any time. As used in this
Section 9.12, "Current Ratio" shall mean, as of any time, the ratio of (i) current assets at such time, plus unused availability under the Aggregate Commitments, minus the sum of (A) prepaid expenses at such time, (B) advance payments on wells at such time, and (C) the aggregate book value of all of the Borrower's assets held for sale and classified as a current asset on the Borrower's balance sheet, to (ii) current liabilities at such time, minus current maturities on the Notes at such time.

                  Section 9.13 Tangible Net WorthSection 9.13 Tangible Net Worth. The Borrower will not permit its Tangible Net Worth to be less at the end of any fiscal quarter than an amount equal to 85% of Tangible Net Worth as September 30, 1997 plus 85% of the Borrower's Net Income (only if positive) for each fiscal quarter of the Borrower after September 30, 1997, plus 75% of the net proceeds of any new issuance of capital stock or other equity securities of the Borrower issued after the Closing Date.

                  Section 9.14 Interest Coverage RatioInterest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly as of the last day of each fiscal quarter) to be less than (i) 2.0 to 1.0 for any fiscal quarter for the period from the Initial Funding through December 31, 1998 and (ii) 2.5 to 1.0 for any fiscal quarter thereafter. For the purposes of this Section 9.14, "Interest Coverage Ratio" shall mean the ratio of (i) EBITDA for the four fiscal quarters ending on such date to (ii) cash interest payments made for such four fiscal quarters of the Borrower and its Consolidated Subsidiaries..

                  Section 9.15 Sale of PropertiesSale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property or any interest in any Property except for: (i) sales of Hydrocarbons in the ordinary course of business; (ii) farmouts of nonproven acreage or nonproven depths and assignments in connection with such farmouts; (iii) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use and (iv) during any fiscal year of the Borrower, sales in the ordinary course of business of Properties which shall not exceed $3,000,000 in the aggregate, provided that no more than $1,000,000 of which shall be Mortgaged Property.

                  Section 9.16 Environmental MattersEnvironmental Matters. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under, any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

     Section 9.17 Transactions with AffiliatesTransactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  Section 9.18  Subsidiaries  and  PartnershipsSubsidiaries  and
Partnerships. Without the prior written consent of the Administrative Agent, the Borrower shall not create, acquire or suffer to exist any additional Subsidiaries or partnerships (other than tax law partnerships which are not partnerships under applicable state law). The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock or ownership interest of a Subsidiary except to the Borrower and except in compliance with Section 9.03.

                  Section 9.19 Negative Pledge AgreementsSection 9.19 Negative Pledge Agreements. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Loan Documents or the Indenture) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

         Section 9.20 Senior Unsecured Notes. The Borrower will not modify or amend the terms of the Indenture and any related documents without the consent of the Majority Lenders, if the effect of such modification or amendment would be to shorten the time for payment on any Senior Unsecured Notes, increase the principal amount of the Senior Unsecured Notes above $100,000,000, increase the rate of interest on any Senior Unsecured Note or change the method of calculating interest so as to effectively increase the rate of interest on any Senior Unsecured Note, change any of the provisions of the covenants and events of default and any of the definitions used in or relating thereto, or any other provisions which would detrimentally effect the rights of the Lenders or the ability of the Borrower to perform its obligations under the Loan Documents. The Borrower shall not prepay, redeem, defease or purchase the Senior Unsecured Notes if a Default or an Event of Default exists or would result therefrom.

                                    ARTICLE X

                           Events of Default; Remedies

          Section 10.01 Events of Default One or more of the following events shall constitute an "Event of Default":

          (a) The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, of any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument; or

          (b) The Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating
     $1,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

          (c) Any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), or (ii) the Borrower otherwise becoming aware of such default; or

          (e) The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or
     (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking
     (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or
     (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

          (h) A judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) The Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Guarantor shall so state in writing; or

          (j) Any Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Administrative Agent under any Letter of Credit or extending the Lenders' liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Administrative Agent; or

          (k) the occurrence of a Change of Control; or

          (l) Any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof; or

          (m) An event or events shall occur having a Material Adverse Effect.
                  Section 10.02  RemediesRemedies.

                  (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or (g), the Administrative Agent upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause
         (l) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first pro rata to reimbursement of expenses and indemnities provided for in the Loan Documents; second pro rata to accrued interest pursuant to the Loan Documents; third pro rata to fees pursuant to the Loan Documents; fourth pro rata to principal outstanding on the Indebtedness; fifth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure and future obligations under any Hedging Agreement with a Lender; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.


                                   ARTICLE XI

                            The Administrative Agent

     Section 11.01 Appointment, Powers and ImmunitiesAppointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (b) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Subsidiaries or any other obligor or guarantor; (c) except pursuant to Section 11.07, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. The Documentation Agent, in such capacity, shall have no duties or responsibilities and shall incur no liabilities under the Loan Documents; provided that this
Section 11.01 shall not limit its obligations as a Lender.

                  Section 11.02 Reliance by Administrative AgentReliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

                  Section 11.03 DefaultsSection 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Administrative Agent shall give each Lender prompt notice of each such payment Default.

     Section 11.04 Rights as a LenderSection 11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, and its participation in the issuance of Letters of Credit, First Union (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. First Union (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent, and First Union and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  Section 11.05 IndemnificationSection 11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Documentation Agent ratably in accordance with their Percentage Shares for the Indemnity Matters as described in Section 12.03 to the extent not indemnified or reimbursed by the Borrower under Section 12.03, but without limiting the obligations of the Borrower under said Section 12.03 for any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Documentation Agent in any way relating to or arising out of: (a) this Agreement, the Security Instruments or any other documents contemplated by or referred to herein or the transactions contemplated hereby, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder); or (b) the enforcement of any of the terms of this Agreement, any Security Instrument or of any such other documents; whether or not any of the foregoing specified in this
Section 11.05 arises from the sole or concurrent negligence of the indemnitee, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the indemnitee.

                  Section 11.06 Non-Reliance on Administrative Agent and other LendersNon-Reliance on Administrative Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent, the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor the Documentation Agent shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Documentation Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, the Documentation Agent or any of their Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

                  Section 11.07 Action by Administrative AgentSection 11.07 Action by Administrative Agent. Except for action or other matters expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of (or all of the Lenders as expressly required by Section 12.04) the Lenders. If a Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

                  Section 11.08 Resignation or Removal of Administrative AgentSection 11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of such appointment hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI and
Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                                   ARTICLE XII

                                  Miscellaneous

                  Section 12.01 WaiverWaiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  Section 12.02 NoticesSection 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, telegraph, cable, courier or U.S. Mail or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the other Loan Documents, except that for notices and other communications to the Administrative Agent other than the payment of money, the Borrower need only send such notices and communications to the Administrative Agent care of the Houston address of First Union Capital Markets Corp.; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. Charlotte, North Carolina, time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier, and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

                  Section  12.03  Payment of Expenses,  Indemnities,  etcSection
12.03 Payment of Expenses, Indemnities, etc. The Borrower agrees to:

          (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, and of the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Administrative Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agent, and in the case of enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and any of the Lenders); and promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including, without limitation, all costs and expenses of foreclosure;

          (b) indemnify the Administrative Agent, the Documentation Agent and each Lender and each of their Affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ("Indemnified Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for the Indemnity Matters which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (ii) the execution, delivery and performance of the Loan Documents, (iii) the operations of the business of the Borrower and its Subsidiaries, (iv) the failure of the Borrower or any Subsidiary to comply with the terms of any Security Instrument, or this Agreement, or with any Governmental Requirement, (v) any inaccuracy of any representation or any breach of any warranty of the Borrower set forth in any of the Loan Documents (vi) the issuance, execution and delivery or transfer of or payment or failure to pay under any letter of credit, (vii) the payment of a drawing under any letter of credit notwithstanding the non-compliance, non-delivery or other improper presentation of the manually executed draft(s) and certification(s), (viii) any assertion that the Lenders were not entitled to receive the proceeds received pursuant to the Security Instruments, or
     (ix) any other aspect of the loan documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between the Lenders or any Lender and the Administrative Agent or the Documentation Agent or a Lender's shareholder against the Administrative Agent, the Documentation Agent or Lender or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party; and

          (c) indemnify and hold harmless from time to time the Indemnified Parties from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Person may become subject (i) under any Environmental Law applicable to the Borrower or any Subsidiary or any of their Properties, including without limitation, the treatment or disposal of Hazardous Substances on any of their Properties, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, (iii) due to past ownership by the Borrower or any Subsidiary of any of their Properties or past activity on any of its Properties or past activity on any of its Properties which, though lawful and fully permissible at the time, could result in present liability, (iv) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the Properties owned or operated by the Borrower or any Subsidiary, or (v) any other environmental, health or safety condition in connection with the loan documents, provided, however, no indemnity shall be afforded under this Section 12.03(c) in respect of any Property for any occurrence arising from the acts or omissions of the Administrative Agent or any Lender during the period after which such Person, its successors or assigns shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise).

          (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

          (e) In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against an Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

          (f) The foregoing indemnities shall extend to the Indemnified Parties notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirmative act or an omission, including without limitation, all types of negligent conduct identified in the Restatement (Second) of Torts of one or more of the Indemnified Parties or by reason of strict liability imposed without fault on any one or more of the Indemnified Parties. To the extent that an Indemnified Party is found to have committed an act of gross negligence or willful misconduct, this contractual obligation of indemnification shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or willful misconduct of the Indemnified Party.
          (g) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

          (h) The Borrower shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

                  Section 12.04 Amendments, Etc.Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (a) no amendment, modification or waiver which extends the final maturity of the Loans, the Termination Date, increases the Aggregate Maximum Credit Amounts, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, extends the due date for any mandatory prepayment under Section 2.07(b) or for any payment of interest or fees, affects Section 2.03, Section 2.07(b), this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (b) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; (c) no amendment, modification or waiver which modifies the rights, duties or obligations of the Administrative Agent shall be effective without the consent of the Administrative Agent, and (d) no amendment, modification or waiver which modifies the rights, duties or obligations of the Documentation Agent shall be effective without the consent of the Documentation Agent.

                  Section 12.05 Successors and AssignsSection 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  Section 12.06 Assignments and ParticipationsAssignments and Participations.

                  (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Administrative Agent.

                  (b) Any Lender may, upon the written consent of the Administrative Agent and of the Borrower which consent shall not be unreasonably withheld, assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower, in its sole discretion, has consented, and (ii) the assignee shall pay to the Administrative Agent a processing and recordation fee of $2,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Administrative Agent of the Assignment and the consent of the Administrative Agent and the Borrower which consent shall not be unreasonably withheld. Promptly after receipt of an executed Assignment, the Administrative Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear.  Upon the  effectiveness  of any  assignment  pursuant  to this
         Section 12.06, the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Exhibit G giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

                  (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement, the Notes or any Security Instrument except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as expressly provided in the Loan Documents) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

                  (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.

                  (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

                  (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

                  Section 12.07 InvalidityInvalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement, the Letter of Credit Agreements or any Security Instrument.

                  Section 12.08 CounterpartsCounterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 12.09 ReferencesReferences. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

                  Section 12.10 SurvivalSurvival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

                  Section 12.11 CaptionsCaptions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 12.12 No Oral AgreementsNo Oral Agreements. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN AGREEMENT, THE NOTES AND THE SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Section 12.13 Governing Law; Submission to Jurisdiction; Waiver of Jury TrialSection 12.13 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

          (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas except to the extent that United States federal law permits any Lender to charge interest at the rate allowed by the laws of the state where such Lender is located. Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Notes.

          (b) any legal action or proceeding with respect to the loan documents shall be brought in the courts of the state of Texas or of the united states of America for the southern district of Texas, Houston division, and, by execution and delivery of this agreement, the borrower hereby accepts for itself and (to the extent permitted by law) in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The borrower hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. This submission to jurisdiction is nonexclusive and does not preclude the agent or any lender from obtaining jurisdiction over the borrower in any court otherwise having jurisdiction.

          (c) the Borrower hereby irrevocably designates Larry M. Wright located at 1100 Louisiana, Suite 5110, Houston, Texas 77002 , as the designee, appointee and agent of the Borrower to receive, for and on behalf of the Borrower, service of process in such respective jurisdictions in any legal action or proceeding with respect to the Loan Documents. it is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to the Borrower at its address set forth under its signature below, but the failure of the Borrower to receive such copy shall not affect in any way the service of such process. the Borrower further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its said address, such service to become effective thirty (30) days after such mailing.

          (d) nothing herein shall affect the right of the Administrative Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          (e) each of the Borrower and each lender hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement or any Security Instrument and for any counterclaim therein; (ii) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certify that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledge that it has been induced to enter into this Agreement, the Security Instruments and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section 12.13.

     Section 12.14 InterestInterest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14. To the extent that Article
5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

                  Section 12.15 ConfidentialityConfidentiality. The Administrative Agent and the Lenders shall maintain all information furnished by the Borrower in connection with this Agreement and the other Loan Documents in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Administrative Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Administrative Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Administrative Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Administrative Agent or the Lenders hereunder. The Borrower on behalf of itself waives any and all other rights it may have to confidentiality as against the Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

     Section 12.16 EffectivenessEffectiveness. This Agreement shall be effective on the Closing Date.

     Section 12.17 EXCULPATION PROVISIONSSection 12.17 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."






                          [SIGNATURES BEGIN NEXT PAGE]

                  The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:.........                  ........PANACO, INC.


                                                  By:
                                                  Name:   H. James Maxwell
                                                  Title: Chief Executive Officer


                         Address for Notices:

                         Panaco, Inc.
                         1050 West Blue Ridge Boulevard
                         Panaco Building
                         Kansas City, MO 64145-1216

                         Telecopier No.: (816) 942-6305
                         Telephone No.: (816) 942-6300
                         Attention: H. James Maxwell

       AGENT AND LENDER:                        FIRST UNION NATIONAL BANK



                                            By:
                                            Name:    Michael J. Kolosowsky
                                            Title:   Vice President


                        Applicable Lending Office for
                        Base Rate Loans and LIBOR Loans:

                         First Union National Bank
                         301 South College Street, TW-10
                         Charlotte, North Carolina 28288

                             Address for Notices:

                        First Union Capital Markets Corp.
                             1001 Fannin, Suite 2255
                              Houston, Texas 77002

                           Telecopier No.: (713) 650-6354
                           Telephone No.: (713) 650-3716
                           Attention:  Paul Riddle

LENDERS:                              BANQUE PARIBAS


                                 By:_____________________________
                                 Name:    Barton D. Schouest
                                 Title:            Managing Director

                                 By:_____________________________
                                 Name:    Brian Malone
                                 Title:            Vice President


                                 Lending  Office for Base Rate Loans,
                                 LIBOR Loans and Notices:

                                 1200 Smith Street, Suite 3100
                                 Houston, Texas 77002

                                 Telecopier No.: 713/659-6915
                                 Telephone No.: 713/659-4811
                                 Attention: A. David Dodd

                                  Exhibit 21.1

                       List of PANACO, Inc. Subsidiaries



                           Name                    Jurisdiction of Incorporation

Goldking Acquisition Corp.                                    Delaware
2.       Goldking Companies, Inc.                             Delaware
3.       Goldking Oil & Gas Corp.                             Texas
4.       Goldking Trinity Bay Corp.                           Texas
5.       Goldking Production Company                          Texas
6.       Hill Transportation Company, Inc.                    Louisiana
7.       Umbrella Point Gathering Co., L.L.C.                 Texas

                                  Exhibit 23.2



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS






Ryder Scott Co. hereby consents to the use of its oil and gas reserve reports in the Form S-4 Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission on approximately November 7, 1997 by PANACO, Inc., Goldking Trinity Bay Corp., Goldking Production Company, Hill Transportation Company, Inc. and Umbrella Point Gathering Co. L.L.C., and to the reference to our firm under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business and Properties" and "Experts" in the Registration Statement.





                                        RYDER SCOTT CO.
                                        PETROLEUM ENGINEERS

                                  EXHIBIT 23.3








                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     W.D. Von Gonten & Co. hereby consents to the use of the September 1, 1997 oil and gas reserve report in the Form S-4 Registration Statement (the
"Registration  Statement")  to  be  filled  with  the  Securities  and  Exchange
Commission on approximately November 7, 1997 by PANACO, Inc., Goldking Acquisition Corp., Company, Hill Transportation Company, Inc. and Umbrella Point Gathering Co., L.L.C., and to the references to our firm under the caption "Experts" in the Registration Statement.



                                        W.D. Von Gonten & Co.

                                        By:      \s\ W.D. Von Gonten Jr.
                                        Name:    W.D. Von Gonten Jr.
                                        Title:   President

                                  EXHIBIT 23.4






                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



     McCune Engineering, P.E. hereby consents to the use of its oil and gas reserve reports in the Form S-4 Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission on approximately November 7, 1997 by PANACO, Inc., Goldking Acquisition Corp., Goldking Companies, Inc., Goldking Oil & Gas Corp., and Umbrella Point Gathering Co., L.L.C. and to the reference to our firm under the caption "Experts" in the Registration Statement.


                                     McCUNE ENGINEERING, P.E.



                                     By:      \s\ Dwayne McCune
                                     Name:    Dwayne McCune
                                     Title:   Professional Engineer

                                  EXHIBIT 23.5






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in and made a part of the Form S-4 registration statement to exchange Panaco, Inc.'s 10-5/8% Series B Senior Notes due 2004 for any and all of its outstanding 10-5/8% Senior Notes due 2004.



                               Arthur Andersen LLP


Kansas City, Missouri
November 7, 1997

                                  Exhibit 23.6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use our report dated September 2, 1997 with respect to the financial statements of Goldking Companies, Inc. in the Registration Statement (S-4) to eschange Panaco, Inc.'s 10-5/8% Series B Senior Notes due 2004 for any and all of its outstanding 10-5/8% Senior Notes due 2004.




                                Ernst & Young LLP


Houston, Texas
November 7, 1997

                                  EXHIBIT 25.1

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE




                         UMB BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   44-0201230
                                (I.R.S. Employer
                               Identification No.)

    928 Grand Avenue, Kansas City, Missouri.............................64106
               (Address of principal executive offices) (Zip Code)



                                  Panaco, Inc.
               (Exact name of obligor as specified in its charter)



            Delaware                                       43-1593374
  (State or other jurisdiction of
     incorporation or organization)         (I.R.S. employer identification No.)

      1050 West Blue Ridge Boulevard
          Kansas City, Missouri                           64145-1216
 (Address of principal executive offices)                 (Zip Code)

                     10 5/8% Senior Notes due 2004, Series B
                       (Title of the indenture securities)

Item 1.     General Information

     (a) Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

                  The Comptroller of the Currency
                  Mid-Western District
                  2345 Grand Avenue, Suite 700
                  Kansas City, Missouri 64108

                  Federal Reserve Bank of Kansas City
                  Federal Reserve P.O. Station
                  Kansas City, Missouri 64198

                  Supervising Examiner
                  Federal Deposit Insurance Corporation
                  720 Olive Street, Suite 2909
                  St. Louis, Missouri 63101

     (b)    The Trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliations with Obligor and Underwriters

     The Obligor is not affiliated with the Trustee.

Item 3.     Voting securities of the Trustee

     The following information as to each class of voting securities of the Trustee is furnished as of November 5, 1997:

                                     Column A                   Column B
                                 Title of Class           Amount Outstanding

                                      Common                    660,000

Item 4.     Trusteeships under other indentures

     The Trustee is not a trustee under another indenture under which any other securities, or certificates of interest or participation in other securities, of the Obligor are outstanding. The Trustee does serve as Trustee for the Obligor's 10 5/8% Senior Notes due 2004, Series A, which are to be exchanged for the indenture securities.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters

     Neither the Trustee nor any of its directors or officers is a director, officer, partner, employee, appointee, or representative of the Obligor.

Item 6.   Voting securities of the Trustee owned by the Obligor or its officials

     No voting securities of the Trustee are owned beneficially by the Obligor or its directors and executive officers as of November 5, 1997.

Item 7. Voting securities of the Trustee owned by underwriters or their officials

     No voting securities of the Trustee and not more than 1% of the voting securities of the Trustee's parent holding company are owned beneficially by an Underwriter for the Obligor or its directors, partners or executive officers as of November 5, 1997.

Item 8.     Securities of the Obligor owned or held by the Trustee

     No securities of Obligor are owned beneficially or held as collateral security for obligations in default by the Trustee as of November 5, 1997.

Item 9.     Securities of the underwriters owned or held by the Trustee

     No securities of an Underwriter for the Obligor are owned beneficially or held as collateral security for Obligations in default as of November 5, 1997.

Item 10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the Obligor

     The Trustee neither owns beneficially nor holds as collateral security for obligations in default any voting securities of a person who, to the knowledge of the Trustee, (1) owns 10 percent or more of the voting securities of the Obligor, or (2) is an affiliate, other than a subsidiary of Obligor, as of November 5, 1997.

Item 11. Ownership or holdings by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the Obligor

     The Trustee neither owns beneficially nor holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting shares of the Obligor as of November 5, 1997.

Item 12.    Indebtedness of the Obligor to the Trustee

     Not Applicable

Item 13.    Defaults of the Obligor

     Not Applicable

Item 14.    Affiliations with the Underwriters

     Not Applicable

Item 15.    Foreign Trustee

     Not Applicable

Item 16.    List of exhibits

     Listed below are all exhibits filed as a part of this statement of eligibility and qualification.

 Exhibit
  Number                       Exhibit
    1.   Articles of Association of the Trustee, as now in effect.

    2. Certificate of Authority from the Comptroller of the Currency and evidence of subsequent changes in the corporate title of the Association.
    3. Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers.
    4.   Bylaws, as amended, of the Trustee.

    5.   N/A
    6.   Consent of the Trustee required by Section 321 (b) of the Act.
    7.   Report of Condition of the Trustee as of September 30, 1997.
    8.   N/A
    9.   N/A

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Kansas City, and State of Missouri, on the 6th day of November, 1997.

UMB BANK, NATIONAL ASSOCIATION




BY:
       R. William Bloemker, Vice President

                                T-l Exhibit No. l






                                     TO WHOM IT MAY CONCERN


     The attached Articles of Association are the Articles of Association for the UMB Bank, National Association and are current as of this date.




                                                        BY:

                               Assistant Secretary



November 6, 1997






[SEAL]

                         UMB BANK, NATIONAL ASSOCIATION

                        RESTATED ARTICLES OF ASSOCIATION




          FIRST: The title of this Association shall be "UMB Bank, National Association" (amended as of October 1, 1994).

          SECOND: The main office shall be in the City of Kansas City, County of Jackson, State of Missouri. The general business of this Association, and its operations of discount and deposit, shall be conducted at its main office.

          THIRD: The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the Untied States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

          FOURTH: The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business which may be brought before said meeting shall be held at the main office, or at such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws of the Association, but if no election be held on that day it may be held on any subsequent day according to the provisions of law.

          FIFTH: The amount of authorized capital stock of this Association shall be Thirteen Million Two Hundred Fifty Thousand Dollars ($16,500,000), divided into 660,000 shares of common stock of the par value of Twenty-Five Dollars ($25) each; but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

          If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

          If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportion of the amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

          SIXTH: The Board of Directors shall appoint one of its members to be President of this Association. The Board of Directors may appoint one of its members to be Chairman of the Board, who shall perform such duties as the Board of Directors may designate.

          The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

          The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase in the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for the Board of Directors to do and perform.

          The Board of Directors, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency, shall have the power to change the location of the main office of the Association to any other place within the limits of Kansas City, Missouri and to establish or change the location of any branch or branches to any other location permitted under applicable law.

          SEVENTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

          EIGHTH: The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of this Association, may call a special meeting of the shareholders at any time; provided, however, that unless otherwise provided by law, not less than ten (10) days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first class mail, postage prepaid, to all shareholders of record at their respective addresses as shown upon the books of the Association.

          Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders, for which adequate notice has been given, by the affirmative vote of the owners of two-thirds of the stock of this Association, voting in person or by proxy.

          NINTH: Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or any firm, corporation, or organization which he served in any capacity at the request of the Association; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence or willful misconduct or criminal acts in the performance of his duties to the Association; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of the directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

                                   CERTIFICATE


           For and on behalf of UMB Bank, National Association, a national banking association organized under the laws of the United States of America (formerly named The City National Bank and Trust Company of Kansas City and the United Missouri Bank of Kansas City, National Association and United Missouri Bank, National Association), the undersigned, K. Scott Mathews, Assistant Secretary of said Association, hereby certifies that attached hereto are the following:

          1) A true and correct copy of the certificate of the Comptroller of the Currency, dated December 19, 1997, evidencing a change in corporate title from the City National Bank and Trust Company of Kansas City to United Missouri Bank of Kansas City National Association;
          2) A true and correct copy of the letter of authorization from the Comptroller of the Currency, dated April 9, 1991, authorizing the Association to adopt the name United Missouri Bank, National Association; and
          3) Certified Resolution evidencing recordation of change of the name of the Association to UMB Bank, National Association.

           Certified under the corporate seal of said Association this 6th day of November, 1997.






                               Assistant Secretary

                              CERTIFIED RESOLUTION


           I hereby certify that the following is an excerpt from a letter dated October 3, 1994 from the Office of the Comptroller of the Currency (OCC) confirming the Bank's change of name:

           The OCC has recorded that, as of October 1, 1994, the title of United Missouri Bank, National Association, Charter No. 13936, was changed to "UMB Bank, National Association."







                               Assistant Secretary

                                   CERTIFICATE


           For and on behalf of UMB Bank, National Association, a national banking association under the laws of the United States of America, the undersigned, K. Scott Mathews, Assistant Secretary of said Association, hereby certifies that the attached document is a true and correct copy of the certificate issued by the Comptroller of the Currency of the United States evidencing its authority to exercise fiduciary powers under the statutes of the United States.

           Certified under the corporate seal of said Association this 6th day of November, 1977.







                               Assistant Secretary

TO WHOM IT MAY CONCERN

        The attached By-Laws are the By-Laws for the UMB Bank, National Association and are current as of this date.







                               Assistant Secretary



November 6, 1977



[SEAL]

                         UMB BANK, NATIONAL ASSOCIATION

                                     BY-LAWS

                                    ARTICLE I

                            Meetings of Shareholders

Section 1.1 - Where Held. All meetings of shareholders of this Association shall be held at its main banking house in Kansas City, Jackson County, Missouri, or at such other place as the Board of Directors may from time to time designate.

Section 1.2 - Annual Meeting. The annual meeting of shareholders shall be held at 11 o'clock in the forenoon, or at such other time as shall be stated in the notice thereof, on the third Wednesday of January in each year or, if that day be a legal holiday, on the next succeeding banking day, for the purpose of electing a Board of Directors and transacting such other business as may properly come before the meeting.

Section 1.3 - Special Meetings. Except as otherwise provided by law, special meetings of shareholders may be called for any purpose, at any time, by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the outstanding stock in the Association.

Section 1.4 - Notice of Meetings. Written notice of the time, place, and purpose of any meeting of shareholders shall be given to each shareholder (a) by delivering a copy thereof in person to the shareholder, or (b) by depositing a copy thereof in the U.S. mails, postage prepaid, addressed to the shareholder at his address appearing on the books of the Association, in either case at least ten (10) days prior to the date fixed for the meeting.

Section 1.5 - Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting or shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

Section 1.6 - Adjournment. Any meeting of shareholders may, by majority vote of the shares represented at such meeting, in person or by proxy, though less than a quorum, be adjourned from day to day or from time to time, not exceeding, in the case of elections of directors, sixty (60) days from such adjournment, without further notice, until a quorum shall attend or the business thereof shall be completed. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.7 - Voting. Each shareholder shall be entitled to one (1) vote on each share of stock held, except that in the election of directors each shareholder shall have the right to cast as many votes, in the aggregate, as shall equal the number of shares owned by him, multiplied by the number of directors to be elected, and said votes may be cast for one director or distributed among two
(2) or more candidates. Voting may be in person or by proxy, but no officer or employee of this Association shall act as proxy. Authority to vote by proxy shall be by written instrument, dated and filed with the records of the meeting, and shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.
                                   ARTICLE II

                                    Directors

Section 2.1 - Number and Qualifications. The Board of Directors (hereinafter sometimes referred to as the "Board") shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number, within such limits, to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors shall not increase the number of directors to a number which: (a) exceeds by more than two (2) the number of directors last elected by shareholders where such number was fifteen (15) or less; or (b) exceeds by more than four (4) the number of directors last elected by shareholders where such number was sixteen (16) or more. No person who has attained the age of seventy
(70) shall be eligible for election to the Board of Directors unless such person is actively engaged in business at the time of his election, but any person not so disqualified at the time of his election as a director shall be entitled to serve until the end of his term. All directors shall hold office for one (1) year and until their successors are elected and qualified.

Section 2.2 - Advisory Directors. The Board of Directors may appoint Advisory Directors, chosen from former directors of the Association or such other persons as the Board shall select. The Advisory Directors shall meet with the Board at all regular and special meetings of the Board and may participate in such meetings but shall have no vote. They shall perform such other advisory functions and shall render such services as may from time to time be directed by the Board.

Section 2.3 - Powers. The Board shall manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board. It may not delegate responsibility for its duties to others, but may assign the authority and responsibility for various functions to such directors, committees and officers or other employees as it shall see fit.

Section 2.4 - Vacancies. In case of vacancy occurring on the Board through death, resignation, disqualification, disability or any other cause, such vacancy may be filled at any regular or special meeting of the Board by vote of a majority of the surviving or remaining directors then in office. Any director elected to fill a vacancy shall hold office for the unexpired term of the director whose place was vacated and until the election and qualification of his successor.

Section 2.5 - Organization Meeting. Following the annual meeting of shareholders, the Corporate Secretary shall notify the directors elect of their election and of the time and place of the next regular meeting of the Board, at which the new Board will be organized and the members of the Board will take the oath required by law, after which the Board will appoint committees and the executive officers of the Association, and transact such other business as may properly come before the meeting; provided, however, that if the organization meeting of the Board shall be held immediately following the annual meeting of shareholders, no notice thereof shall be required except an announcement thereof at the meeting of directors.

Section 2.6 - Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice except as provided for the organization meeting, on the third Wednesday of each month at the main banking house in Kansas City, Jackson County, Missouri. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking day, unless the Board shall designate some other day. A regular monthly meeting of the Board may, by action of the Board at its preceding meeting, be postponed to a later day in the same month.

Section 2.7 - Special Meetings. Special meetings of the Board may be called by the Corporate Secretary on direction of the President or of the Chairman of the Board, or at the request of three (3) or more directors. Each member of the Board shall be given notice, by telegram, letter, or in person, stating the time, place and purpose of such meeting.

Section 2.8 - Quorum. Except when otherwise provided by law, a majority of the directors shall constitute a quorum for the transaction of business at any meeting, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.9 - Voting. A majority of the directors present and voting at any meeting of the Board shall decide each matter considered. A director may not vote by proxy.

Section 2.10 - Compensation of Directors. The compensation to be paid the directors of the Association for their services shall be determined from time to time by the Board.



                                   ARTICLE III

                        Committees Appointed by the Board

Section 3.1 - Standing Committees. The standing committees of this Association shall be the Management Committee, Executive Committee, the Officers' Salary Committee, the Discount Committee, the Bond Investment Committee, the Trust Policy Committee, the Bank Examining Committee and the Trust Auditing Committee. The members of the standing committees shall be appointed annually by the Board of Directors at its organization meeting, or, on notice, at any subsequent meeting of the Board, to serve until their respective successors shall have been appointed. The President and the Chairman of the Board shall be, ex officio, members of all standing committees except the Bank Examining Committee and the Trust Auditing Committee. Each standing committee shall keep minutes of its meetings, showing the action taken on all matters considered. A report of all action so taken shall be made to the Board, and a copy of such minutes shall be available for examination by members of the Board.

Section 3.2 - Management Committee. The Management Committee shall consist of such executive officers of the Association as shall be designated by the Board. One of the members of the Committee shall be designated by the Board as Chairman. The Committee may adopt policies (not inconsistent with policies and delegations of authority prescribed by these By-Laws or by the Board) with respect to the executive and administrative functions of the Association, and in general, it shall coordinate the performance of such functions in and among the various departments of the Association, assisting and advising the executive officers or department heads upon matters referred to it by such officers or department heads. The Committee shall make reports and recommendations to the Board upon such policies or other matters as it deems advisable or as may be referred to it by the Board, and shall have such other powers and duties as may be delegated or assigned to it by the Board from time to time. The secretary of the Committee may be designated by the Board, or, in default thereof, by the Committee, and may but need not be a member thereof.

Section 3.3 - Executive Committee. The Executive Committee shall consist of such executive officers of the Association as shall be designated by the Board. One of the members of the Committee shall be designated by the Board as Chairman. The Committee shall carry out such responsibilities and duties as the Management Committee shall delegate to it, from time to time.

Section 3.4 - Officers' Salary Committee. The Officers' Salary Committee shall consist of such directors and officers of the Association as may be designated by the Board. It shall study and consider the compensation to be paid to officers of the Association and shall make recommendations to the Board with respect thereto and with respect to such other matters as may be referred to it by the Board.

Section 3.5 - Discount Committee. The Discount Committee shall consist of such directors and officers as shall be designated by the Board of Directors. It shall have the power to discount and purchase bills, notes and other evidences of debt; to buy and sell bills of exchange; to examine and approve loans and discounts; and to exercise authority regarding loans and discounts held by the Association. At each regular meeting of the Board, the Board shall approve or disapprove the report filed with it by the Discount Committee and record its actions in the minutes of its meeting. The powers and authority conferred upon the Discount Committee by this Section may, with the approval of the Board of Directors, be assigned or delegated by it, to officers of the Association, subject to such limits and controls as the Committee may deem advisable.

Section 3.6 - Bond Investment Committee. The Bond Investment Committee shall consist of such directors and officers as shall be designated by the Board of Directors. It shall have power to buy and sell bonds, to examine and approve the purchase and sale of bonds, and to exercise authority regarding bonds held by the Association. At each regular meeting of the Board, the Board shall approve or disapprove the report filed with it by the Bond Investment Committee and record its action in the minutes of its meeting.

Section 3.7 - Trust Policy Committee. The Trust Policy Committee shall consist of such directors and officers of the Association as shall be designated by the Board of Directors. Such committee shall have and exercise such of the Bank's fiduciary powers as may be assigned to it by the Board, with power to further assign, subject to its control, the exercise of such powers to other committees, officers and employees. The action of the Trust Policy Committee shall, at all times, be subject to control by the Board.

Section 3.8 - Bank Examining Committee. The Bank Examining Committee shall consist of such directors of the Association as shall be designated by the Board, none of whom shall be an active officer of the Association. It shall make suitable examinations at least once during each period of twelve (12)

months of the affairs of the Association or cause a suitable audit to be made by auditors responsible only to the Board of Directors. The result of such examinations shall be reported in writing, to the Board at the next regular meeting thereafter and shall state whether the Association is in a sound and solvent condition, whether adequate internal controls and procedures are being maintained, and shall recommend to the Board such changes as the Committee shall deem advisable. The Bank Examining Committee, with the approval of the Board of Directors, may employ a qualified firm of certified public accountants to make an examination and audit of the Association. If such a procedure is followed, the annual examination of directors, will be deemed sufficient to comply with the requirements of this section of the By-Laws.

Section 3.9 - Trust Auditing Committee. The Trust Auditing Committee shall consist of such directors of the Association as shall be designated by the Board, none of whom shall be an active officer of the Association. At least once during each calendar year, and within fifteen (15) months of the last such audit, the Trust Auditing Committee shall make suitable audits of the Trust Departments or cause suitable audit to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the Departments have been administered in accordance with law, the Regulations of the Comptroller and sound fiduciary practices. As an alternative, in lieu of such periodic audits, the Board may elect to adopt an adequate continuous audit system.


Section 3.10 - Other Committees. The Board may appoint, from time to time, from its own members or from officers of the Association, or both, other committees of one or more persons for such purposes and with such powers as the Board may determine.

Section 3.11 - Compensation of Committee Members. The Board shall determine the compensation to be paid to each member of any committee appointed by it for services on such committee, but no such compensation shall be paid to any committee member who shall at the time be receiving a salary from the Association as an officer thereof.


                                   ARTICLE IV

                             Officers and Employees

Section 4.1 - Chairman of the Board. The Board of Directors shall appoint one of its members (who may, but need not, be President of the Association) as Chairman of the Board. He shall preside at all meeting of the Board of Directors and shall have general executive powers and such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. He shall be, ex officio, a member of all standing committees except the Bank Examining Committee and the Trust Auditing Committee.

Section 4.2 - President. The Board of Directors shall appoint one of its members to be the President of this Association. The President shall be the chief executive officer of the Association, except as the Board of Directors may otherwise provide, and shall have and may exercise any and all other powers and duties pertaining to such office. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. He shall be, ex officio, a member of all standing committees except the Bank Examining Committee and the Trust Auditing Committee.

Section 4.3 - Chairman of the Executive Committee. The Board of Directors may appoint a Chairman of the Executive Committee, who shall have general executive powers and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

Section 4.4 - Vice Presidents. The Board of Directors shall appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board and may be given such descriptive or functional titles as the Board may designate.

Section 4.5 - Trust Officers. The Board of Directors shall appoint one or more Trust Officers. Each Trust Officer shall have such powers and duties as may be assigned to him by the Board of Directors in accordance with the provisions of Article V. The Trust Officers may be given such descriptive or functional titles as the Board may designate.

Section 4.6 - Corporate Secretary. The Board of Directors shall appoint a Corporate Secretary. The Corporate Secretary shall be responsible for the minutes book of the Association, in which he shall maintain and preserve the organization papers of the Association, the Articles of Association, the By-Laws, minutes of regular and special meetings of the shareholders and of the Board of Directors, and reports by officers and committees of the Association to the shareholders and to the Board of Directors. He shall attend all meetings of the shareholders and of the Board of Directors and shall act as the clerk of such meetings and shall prepare and sign the minutes of such meetings. He shall have custody of the corporate seal of the Association and of the stock transfer books, except as given to the Comptroller's Department or the Corporate Trust Department to act as transfer agent and registrar of the Association's capital stock, and of such other documents and records as the Board of Directors shall entrust to him. The Secretary shall give such notice of meetings of the shareholders and of the Board of Directors as is required by law, the Articles of the Association and the By-Laws. In addition, he shall perform such other duties as may be assigned to him from time to time by the Board of Directors. The Assistant Secretaries shall render the Corporate Secretary such assistance as he shall require in the performance of his office. During his absence or inability to act, the Assistant Secretaries shall be vested with the powers and perform the duties of the Corporate Secretary.

Section 4.7 - Cashier. The Board of Directors may appoint a Cashier. He shall have such powers and shall perform such duties as may be assigned to him by resolution of the Board of Directors.

Section 4.8 - Comptroller. The Board of Directors shall appoint a Comptroller. The Comptroller shall institute and maintain the accounting policies and practices established by the Board of Directors. He shall maintain, or cause to be maintained, adequate records of all transactions of the Association. He shall be responsible for the preparation of reports and returns to taxing and regulatory authorities, and at meetings of the Board of Directors shall furnish true and correct statements of condition and statements of operations of the Association and such further information and data, and analyses thereof, as the Board of Directors may require. He shall have custody of the Association's insurance policies. In addition, the Comptroller shall perform such other duties as may be assigned to him, from time to time by the Board of Directors. The Assistant Comptroller(s) shall render the Comptroller such assistance as he shall require in the performance of the duties of his office and, during his absence or inability to act, the Assistant Comptroller(s), in the order designated by the Board of Directors, shall be vested with the powers and perform the duties of the Comptroller.

Section 4.9 - Auditor. The Board of Directors shall appoint an Auditor of the Association. He shall see that adequate audits of the Association are currently and regularly made and that adequate audit systems and controls are established and maintained. He shall examine each department and activity of the Association and may inquire into transactions affecting the Association involving any officer or employee thereof. The Board, however, may, in lieu of appointing an Auditor, assign the duties thereof to the Auditor of the parent company of the Association.

Section 4.10 - Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, and such other officers and Attorneys-In-Fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. The power to appoint such assistant or the additional officers may be delegated to the Chairman of the Board or the President, or to such other executive officer or officers as the Board may designate, but the power to appoint any officer of the Audit Department or any Assistant Secretary may not be so delegated. Any officer and Attorney-In-Fact appointed as herein provided shall exercise such powers and perform such duties as pertain to his office or as may be conferred upon or assigned to him by the Board of Directors of by the officer authorized to make such appointment.

Section 4.11 - Tenure of Office. The Chairman of the Board and the President shall hold office for the current year for which Board of Directors of which they are members was elected, unless either of them shall resign, become disqualified or be removed, and any vacancy occurring in either of such offices shall be filled promptly by the Board of Directors. All other officers of the Association shall serve at the pleasure of the Board of Directors.

Section 4.12 - Compensation of Officers. The compensation of the officers of the Association shall be fixed and may be altered, from time to time, by the Board of Directors or, in the case of officers appointed by another officer, as authorized by Section 4.10 of this Article, by the officer or officers making such appointment, subject to the supervisory control of, and in accordance with the policies established by, the Board.

Section 4.13 - Combining Offices. The Board of Directors, in its discretion, may combine two or more offices and direct that they be filled by the same individual, except that (a) the office of Corporate Secretary shall not be combined with that of the Chairman of the Board or of the President and (b) the office of Auditor shall not be combined with any other office.

Section 4.14 - Succession. During the absence of the Chairman of the Board, or such other officer designated as Chief Executive Officer, all of the duties pertaining to his office under these By-Laws and the resolutions of the Board of Directors shall, subject to the supervisory control of the Board, devolve upon, and be performed by, the officers, successively, who are next in the order of authority as established by the Board of Directors from time to time, or, in the absence of an order of authority so established, in the order of Chairman of the Board, President and Chairman of the Executive Committee as may be applicable in the particular case.

Section  4.15 -  Clerks  and  Agents.  Any  one of the  Chairman  of the  Board,
President or Chairman of the Executive Committee, or any officer of the Association authorized by them, may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

Section 4.16 - Requiring Bond. The Board of Directors shall require such officers and employees of the Association as it shall designate to give bond, of suitable amount, with security to be approved by the Board, conditioned for the honest and faithful discharge by each such officer or employee of his respective duties. In the discretion of the Board, such bonds may be in blanket form and the premiums may be paid by the Association. The amount of such bonds, form of coverage, and the company acting as surety therefor, shall be reviewed by the Board of Directors each year.

                                    ARTICLE V

                         Administration of Trust Powers

Section 5.1 - Trust  Department.  Organization.  There shall be one or more
departments   of  the   Association   which  shall  perform  the  fiduciary
responsibilities of the Association.

Section 5.2 - Management of Department. The Board of Directors shall be responsible for the management and administration of the Trust Department or Departments, but is may assign or delegate such of its powers and authority to the Trust Policy Committee and to such other committees and officers of the Association as it may deem advisable.

Section 5.3 - Department Heads. The Board of Directors shall designate one of the Trust Officers as the chief executive of each Trust Department. His duties shall be to manage, supervise and direct all activities of such Department, subject to such supervision as may be vested in the Trust Policy and other committees. He shall do, or cause to be done, all things necessary or proper in carrying on the business of such Department in accordance with provisions of law, applicable regulations and policies established by authority of the Board. He shall act pursuant to opinions of counsel where such opinion is deemed necessary. He shall be responsible for all assets and documents held by the Association in connection with fiduciary matters, in such Department, except as otherwise provided in this Article V.

Section 5.4 - Custody of Securities. The Board of Directors shall designate two or more officers or employees of the Association to have joint custody of the investments of each trust account administered by the Trust Department or Departments.

Section 5.5 - Trust Department Files. There shall be maintained in each Trust Department files containing all fiduciary records necessary to assure that it fiduciary responsibilities have been properly undertaken and discharged.

Section 5.6 - Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and governing law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under the laws of the State of Missouri and the decisions of its courts.

                                   ARTICLE VI

                          Stock and Stock Certificates

Section 6.1 - Transfers. Shares of the capital stock of the Association shall be transferable only on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded.

 Section 6.2 - Stock Certificates. Certificates of stock shall bear the signatures of (i) the Chairman of the Board, the President or any Vice President, and (ii) the Secretary, Cashier, any Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose; and the seal of the Association shall be impressed, engraved, or printed thereon. Such signatures may be manual or engraved, printed or otherwise impressed by facsimile process; but if both of the required signatures are by facsimile then such certificates shall be manually countersigned by the person or persons thereunto authorized by the Board of Directors. Certificates bearing the facsimile signature of an authorized officer may be validly issued even though the person so named shall have ceased to hold such office at the time of issuance. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association upon the surrender of such certificate properly endorsed.

Section 6.3 - Closing Transfer Books or Fixing Record Date. The Board of Directors shall have power to close the transfer books of the Association for a period not exceeding thirty (30) days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date of allotment of rights, or the date when any change or conversion of exchange of shares shall go into effect; provided, however, that in lieu of closing the said transfer books, the Board of Directors may fix, in advance, a date, not exceeding thirty
(30) days preceding the date of any such event, as record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting (and any adjournment thereof), or entitled to receive payment of any such dividend or allotment of such rights, or to exercise rights in respect of any such change, conversion or exchange of shares, and in such case, only such shareholders as shall be shareholders of record at the close of business on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting (and any adjournment thereof), or to receive payment of such dividend or allotment of such rights, or to exercise such rights, as the case may be.


                                   ARTICLE VII

                                 Corporate Seal

Section 7.1 - Authority to Affix. The President, the Corporate Secretary, the Cashier, and any Assistant Secretary or other officer designated by the Board of Directors, shall have authority to affix the corporate seal on any document requiring such seal, and to attest the same. The seal shall be substantially in the following form:


                                  ARTICLE VIII

                            Miscellaneous Provisions

 Section 8.1 - Fiscal Year. The fiscal year of the Association shall be the calendar year.

Section 8.2 - Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairman of the Board, the President, any Vice President, or the Cashier; and, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any authorized officer of the Trust Department or Departments. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section are supplementary to any other provisions of these By-Laws.

Section 8.3 - Banking Hours. The Association shall be open for business on such days and during such hours as may be prescribed by resolution of the Board of Directors. Unless and until the Directors shall prescribe other and different banking hours, this Association's main office shall be open for business from 9:30 o'clock a.m. to 2:00 o'clock p.m. of each day, except Fridays when the hours shall be from 9:30 o'clock a.m. to 6:00 o'clock p.m., and except that the Association shall be closed on Saturdays and Sundays, and, with the approval of the Board on days recognized by the laws of the State of Missouri as public holiday.


                                   ARTICLE IX

                                     By-Laws

Section 9.1. - Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association and shall be open for inspection to all shareholders during banking hours.

Section 9.2 - Amendments. The By-Laws may be amended, altered or repealed by vote of a majority of the entire Board of Directors at any meeting of the Board, provided that ten (10) days' written notice of the proposed change has been given to each Director. No amendment may be made unless the By-Laws, as amended, is consistent with the requirements of the laws of the United States and with the provisions of the Articles of the Association. A certified copy of all amendments to the By-Laws shall be forwarded to the Comptroller of the Currency immediately after adoption.



10-1-94

                               CONSENT OF TRUSTEE


   Pursuant to Section 32l(b) of the Trust Indenture Act of l939, UMB Bank, National Association, a national bank organized under the laws of the United States, hereby consents that reports of examinations by the Comptroller of the Currency, of the Federal Deposit Insurance Corporation, and any other federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                              UMB BANK, NATIONAL ASSOCIATION





                              R.   William    Bloemker,    Vice President


Date:  November 6, 1997

Legal Title of Bank:  UMB Bank, NATIONAL ASSOCIATION
Call Date:  9/30/97  ST-BK:  29-2668  FFIEC 032

Address:              P. O. Box 419226
City, State  Zip:     Kansas City, MO  64141-6226

       FDIC Certificate No.:   1   3    6   0    1


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC - - Balance Sheet




             Dollar Amounts in Thousands  RCON      Bil  Mil    Thou
      ASSETS




  1.  Cash and balances due from depository institutions (from Schedule RC-A)

   a.  Noninterest-bearing balances and currency and coin (1)                                  0081               630,876   1.a.

     ....................................................................
      b.  Interest-bearing balances (2)                                                           0071              2,091      1.b.
     ....................................................................
  2.  Securities:

     a.  Held-to-maturity securities (from Schedule RC-B, column A)                               1754            121,868      2.a.
     .............................................................
      b.  Available-for-sale securities (from Schedule RC-B, column D)                            1773            930,540      2.b.
     ...........................................................
 3.  Federal funds sold and securities purchased under agreements to resell                       1350            125,201      3.
     ...............................................
  4.  Loans and lease financing receivables:


     a.  Loans and leases, net of unearned income (from Schedule        RCON 2122                               1,559,006      4.a.
     RC-C)
      a.  LESS:  Allowance for loan and lease losses                     RCON 3123                                 16,512      4.b.
     .....................................
      c.  LESS:  Allocated transfer risk reserve                         RCON 3128                                      0      4.c.
     ...............................................
      d. Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)                                     2125          1,542,494      4.d.
     .........................................................................
  5.  Trading assets (from Schedule RC-D)                                                         3545             82,915      5.
     .........................................................................
 6.  Premises and fixed assets (including capitalized leases)                                     2145            117,070      6.
     ........................................................................
 7.  Other real estate owned (from Schedule RC-M)                                                 2150              1,583      7.
     ........................................................................
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)     2130                  0      8.
     .............
  9.  Customers' liability to this bank on acceptances outstanding                                2155              3,813      9.
     ..................................................................
10.  Intangible assets (from Schedule                                                             2143             31,833     10.
     RC-M)...................................................................
 11.  Other assets (from Schedule RC-F)                                                           2160             74,797     11.
     ........................................................................
 12.  Total assets (sum of items 1 through 11)                                                    2170          3,665,081     12.
            .................................................................

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  UMB Bank, NATIONAL ASSOCIATION
Call Date:  9/30/97  ST-BK:  29-2668  FFIEC
Address:              P. O. Box 419226
City, State  Zip:     Kansas City, MO  64141-6226
      ----------------------- --- --- ---- --- ----
      FDIC Certificate No.:   1   3    6   0    1
      ----------------------- --- --- ---- --- ----


Schedule RC - - Continued



        LIABILITIES

13.  Deposits:

     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E)               2200        2,923,517      13.a.
     .....................................

     a.  (1)  Noninterest-bearing (1)                                                          RCON 6631     1,317,945      13.a.(1)
     ...............................................................
           (2)  Interest-bearing                                                               RCON 6636     1,605,572      13.a.(2)
     ..........................................................................
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
     ..........................................................
           (1)  Noninterest-bearing
     ........................................................................
          (2)  Interest-bearing
     .........................................................................
14.  Federal funds purchased and securities sold under agreements to repurchase                  2800         333,218       14.
     ......................................
15.  a.  Demand notes issued to the U.S. Treasury                                                2840               0       15.a.
     .........................................................................
     b.  Trading liabilities (from Schedule RC-D)                                                3548               0       15.b
     .........................................................................
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a.  With a remaining maturity of one year or less                                          2332               0       16.a.
     ........................................................................
      b.  With a remaining maturity of more than one year through three years                    A547               0       16.b.
     ................................................
      c.  With a remaining maturity of more than three years                                     A548               0       16.c.
     ........................................................................
17.  Not applicable

18.  Bank's liability on acceptances executed and outstanding                                    2920           3,813       18.
     ......................................................................
19.  Subordinated notes and debentures (2)                                                       3200               0       19.
     ........................................................................
20.  Other liabilities (from Schedule RC-G)                                                      2930          46,036       20.
     ........................................................................
21.  Total liabilities (sum of items 13 through 20)                                              2948       3,306,584       21.
     ........................................................................
22.  Not applicable

      EQUITY
                                                                                                        CAPITAL

 23.  Perpetual preferred stock and related surplus                                              3838               0      23.
      .......................................................................
  24.  Common stock                                                                              3230          16,500      24.
      .......................................................................
  25.  Surplus (exclude all surplus related to preferred stock)                                  3839         133,822      25.
      .......................................................................
  26.  a.  Undivided profits and capital reserves                                                3632         206,931      26.a.
      .....................................................................
      b.  Net unrealized holding gains (losses) on available-for-sale securities                 8434           1,244      26.b.
      ................................................
  27.  Cumulative foreign currency translation adjustments
      .....................................................................
 28.  Total equity capital (sum of items 23 through 27)                                          3210         358,497      28.
      .....................................................................
  29.  Total liabilities and equity capital (sum of items 21 and 28)                             3300       3,665,081      29.
      .....................................................................



--------------------------

(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.






718492.v1
                                  Exhibit 99.1
                              LETTER OF TRANSMITTAL


                                  PANACO, INC.

          OFFER FOR ALL OUTSTANDING 10 5/8% SERIES A SENIOR NOTES DUE 2004 IN EXCHANGE FOR 10 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2004

               Pursuant to the Prospectus Dated ___________, 1997


     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _____________, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                By Hand/overnight Express/mail/overnight Delivery
                       (Insured or Registered Recommended)

         UMB Bank, N.A.                         UMB Bank, N.A.
     Attn:  Corporate Trust                   Attn:  Corporate Trust
 1 Battery Park Plaza, 8th Floor   or         13th Floor, 928 Grand Boulevard
    New York, NY  10004-1405                  Kansas City, MO  64106


         Via Facsimile:                         Via Facsimile:
         (212) 514-5730                         (816) 221-0438

      For Information Call:                   For Information Call:
         (212) 968-1990                       (816) 860-7428


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE DELIVERY.

          The undersigned acknowledges that he or she has received the Prospectus, dated , 1997 (the "Prospectus"), of PANACO, Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (this "Letter"), which together constitute the Company's offer (the "Exchange Offer") to exchange an aggregate principal amount at maturity of up to $100,000,000 of 10 5/8% Series B Senior Notes Due 2004 (the "New Notes") of the Company for a like principal amount at maturity of the issued and outstanding 10 5/8% Series A Senior Notes Due 2004 (the "Old Notes") of the Company from the holders thereof.

         For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of original issue of the Old Notes. Holders of Old Notes accepted for exchange will be deemed to have waived the right to receive any other payments or accrued interest on the Old Notes. The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. The Company shall notify holders of the Old Notes of any extension by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

         This Letter is to be completed by a holder of Old Notes either if certificates are to be forwarded herewith or if a tender of certificates for Old Notes, if available, is to be made by book entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the ABook-Entry Transfer Facility") pursuant to the procedures set forth in "The Exchange Offer--Book-Entry Transfer" section of the Prospectus. Holders of Old Notes whose certificates are not immediately available, or who are unable to deliver their certificates or confirmation of the book-entry tender of their Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a ABook-Entry Confirmation") and all other documents required by this Letter to the Exchange Agent on or prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus. See Instruction 1. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

         The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

         List below the Old Notes to which this Letter relates. If the space provided below is inadequate, the certificate numbers and principal amount at maturity of Old Notes should be listed on a separate signed schedule affixed hereto.


DESCRIPTION OF 10 5/8% SERIES A SENIOR NOTES DUE 2004 BEING TENDERED

     Name and Address of                            Aggregate Principal Amount       Principal Amount Tendered
    Registered Holder(s)         Certificate              Represented by                  (must be in Integral
 (Please fill in, if blanks)     Number(s)               Certificate(s)(1)               Multiples of $1,000)(2)
-------------------------------- ------------- ------------------------------------- -------------------------------
-------------------------------- ------------- ------------------------------------- -------------------------------


-------------------------------- ------------- ------------------------------------- -------------------------------
-------------------------------- ------------- ------------------------------------- -------------------------------


-------------------------------- ------------- ------------------------------------- -------------------------------
-------------------------------- ------------- ------------------------------------- -------------------------------



(1)  Need not be completed if Old Notes are being tendered by book-entry transfer.
(2) Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column
2. See Instruction 2. Old Notes tendered hereby must be in denominations of principal amount at maturity of $1,000 and any integral multiple thereof. See
Instruction 1.

 Q    CHECK  HERE IF  TENDERED  OLD  NOTES  ARE BEING  DELIVERED  BY  BOOK-ENTRY
      TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

      Name of Tendering Institution:
      Account Number:
      Transaction Code Number:

 Q CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

      Name(s) of Registered Holder(s):
      Window Ticket Number (if any):
      Date of Execution of Notice of Guaranteed Delivery:

          IF DELIVERED BY BOOK-ENTRY TRANSFER, COMPLETE THE FOLLOWING:

      Account Number:
      Transaction Code Number:

     CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

      Name:
      Address:

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

         Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount at maturity of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned hereby further represents that any New Notes acquired in exchange for Old Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, that neither the holder of such Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder of such Old Notes nor any such other person is an Aaffiliate," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), of the Company.

         The undersigned also acknowledges that this Exchange Offer is being made in reliance on an interpretation by the staff of the Securities and Exchange Commission (the "SEC") that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an Aaffiliate" of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an Aunderwriter" within the meaning of the Securities Act.

         The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer--Withdrawal Rights" section of the Prospectus.

         Unless otherwise indicated in the box entitled "Special Issuance Instructions" below, please deliver the New Notes (and, if applicable, substitute certificates representing Old Notes for any Old Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of Old Notes, please credit the account indicated above maintained at the Book-Entry Transfer Facility. Similarly, unless otherwise indicated under the box entitled "Special Delivery Instructions" below, please send the New Notes (and, if applicable, substitute certificates representing Old Notes for any Old Notes not exchanged) to the undersigned at the address shown above in the box entitled "Description of Old Notes."

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OLD NOTES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.



            SPECIAL ISSUANCE INSTRUCTIONS
             (See Instructions 3 and 4)

     To be completed ONLY if certificates for Old Notes not certificates for Old Notes exchanged and/or New Notes are to be issued in the other than the person or someone other than the person or persons whose persons Letter above or to above, or if Old Notes delivered by book-entry such person or are to be shown in the box entitled "Description of Old Notes" returned by Book-Entry Transfer Facility other than the account indicated above.

Issue: New Notes and/or Old Notes to:

Name(s):
               (Please Type or Print)
Address:


                (Including Zip Code)

           (Complete Substitute Form W-9)

Q Credit unexchanged Old Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below:


    (Book-Entry Transfer Facility Account Number,
                   If Applicable)
--------------------------------------------------------

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 4, 5 and 6)


     To be completed ONLY if not exchanged and/or New Notes are to be sent to name of and sent to someone whose signature(s) appear(s) on this Letter signature(s) appear(s) on this persons at an address other than transfer which are not accepted for exchange credit to an account maintained at the on this Letter above.


Mail: New Notes and/or Old Notes to:

Name(s):
          (Please Type or Print)
Address:


          (Including Zip Code)


     IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH THE CERTIFICATES FOR OLD NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS OR THE SIGNATURES OF OWNERS NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                  PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
                   CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

                                PLEASE SIGN HERE
                   (TO BE COMPLETED BY ALL TENDERING HOLDERS)
           (COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9 ON REVERSE SIDE)

 X
                                       Date

 X
                                       Date

     If a holder is tendering any Old Notes, this Letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Old Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. (See Instruction 3.)

 NAME(S):

 CAPACITY:

 ADDRESS:


                 (Including Zip Code)

      SIGNATURE GUARANTEE
 (IF REQUIRED BY INSTRUCTION 3)

Signature(s) Guaranteed by a participant in a recognized signature guarantee medallion program:
(Authorized Signature)


         (Title)


    (Name and Firm)


          (Date)

                                  INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER FOR THE 10 5/8% SERIES B SENIOR NOTES DUE 2004 IN EXCHANGE FOR THE 10 5/8% SERIES A SENIOR NOTES DUE 2004 OF PANACO, INC.

         1. Delivery of this Letter and Notes; Guaranteed Delivery Procedures. This Letter is to be completed by noteholders either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in AThe Exchange Offer--Book-Entry Transfer" section of the Prospectus. Certificates for all physically tendered Old Notes, or Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed Letter (or manually signed facsimile hereof) and any other documents required by this Letter, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Old Notes tendered hereby must be in denominations of principal amount of maturity of $1,000 and any integral multiple thereof.

         Noteholders whose certificates for Old Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes pursuant to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus. Pursuant to such procedures, (i) such tender must be made through an Eligible Institution (as defined in Instruction 3 below), (ii) prior to the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Letter (or facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, or a Book-Entry Confirmation, and any other documents required by the Letter will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or Book-Entry Confirmation, as the case may be, and all other documents required by this Letter, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

         The method of delivery of this Letter, the Old Notes and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If Old Notes are sent by mail, it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit the delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

         See "The Exchange Offer" section in the Prospectus.

     2. Partial Tenders (not applicable to noteholders who tender by book-entry transfer). If less than all of the Old Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount at maturity of Old Notes to be tendered in the box above entitled "Description of Old Notes-- Principal Amount at Maturity Tendered." A reissued certificate representing the balance of nontendered Old Notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this Letter, promptly after the Expiration Date. All of the Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         3. Signatures on this Letter; Powers of Attorney and Endorsements; Guarantee of Signatures. If this Letter is signed by the registered holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

         If any tendered Old Notes are owned of record by two or more joint owners, all such owners must sign this Letter.

         If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations of certificates.

         When this Letter is signed by the registered holder or holders of the Old Notes specified herein and tendered hereby, no endorsements of certificates or separate powers of attorney are required. If, however, the New Notes are to be issued, or any untendered Old Notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate powers of attorney are required.
Signatures on such certificate(s) must be guaranteed by an Eligible Institution.

         If this Letter is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names on the registered holder or holders appear(s) on the certificate(s) and signatures on such certificate(s) must be guaranteed by an Eligible Institution.

         If this Letter or any certificates or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

         Endorsements on certificates for Old Notes or signatures on powers of attorney required by this Instruction 3 must be guaranteed by a firm which is a participant in a recognized signature guarantee medallion program ("Eligible Institutions").

         Signatures on this Letter need not be guaranteed by an Eligible Institution, provided the Old Notes are tendered (i) by a registered holder of Old Notes (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such Old Notes) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter, or (ii) for the account of an Eligible Institution.

         4. Special Issuance and Delivery Instructions. Tendering holders of Old Notes should indicate in the applicable box the name and address to which New
Notes issued pursuant to the Exchange Offer and/or substitute certificates evidencing Old Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this letter. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. Noteholders tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such noteholder may designate hereon. If no such instructions are given, such Old Notes not exchanged will be returned to the name and address of the person signing this Letter.

         5. Tax Identification Number. Federal income tax law generally requires that a tendering holder whose Old Notes are accepted for exchange must provide the Company (as payor) with such holder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 below, which in the case of a tendering holder who is an individual, is his or her social security number. If the Company is not provided with the current TIN or an adequate basis for an exemption, such tendering holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, delivery to such tendering holder of New Notes may be subject to backup withholding in an amount equal to 31% of all reportable payments made after the exchange. If withholding results in an overpayment of taxes, a refund may be obtained.

         Exempt holders of Old Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the enclosed Guidelines of Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions.

         To prevent backup withholding, each tendering holder of Old Notes must provide its correct TIN by completing the "Substitute Form W-9" set forth below, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, or (ii) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. If the tendering holder of Old Notes is a nonresident alien or foreign entity not subject to backup withholding, such holder must provide the Company a completed Form W-8, Certificate of Foreign Status. These forms may be obtained from the Exchange Agent. If the Old Notes are in more than one name or are not in the name of the actual owner, such holder should consult the W-9 Guidelines for information on which TIN to report. If such holder does not have a TIN, such holder should consult the W-9 Guidelines for instructions on applying for a TIN, check the box in Part 2 of the Substitute Form W-9 and write Aapplied for" in lieu of its TIN.

         6. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Exchange Offer. If however, New Notes and/or substitute Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

         Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Old Notes specified in this Letter.

     7. Waiver of Conditions. The Company reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

     8. No Conditional Transfers. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Old Notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Old Notes for exchange.

         Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Old Notes nor shall any of them incur any liability for failure to give any such notice.

     9. Mutilated, lost, stolen or destroyed Old Notes. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

     10. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, may be directed to the Exchange Agent, at the address and telephone number indicated above.



TO BE COMPLETED BY ALL TENDERING HOLDERS (SEE INSTRUCTION 5)

  PAYOR'S NAME: PANACO, INC.


          SUBSTITUTE              Name (if joint  names,  list  first and  circle
           FORM W-9               the name of the person or entity  whose  number
                                  you enter in Part 1, below.)
  Department of the Treasury
   Internal Revenue Service                                                             Social Security Number
                                                                                                  OR
                                  Address                                          .Employer Identification Number
Payer's Request for Taxpayer
  Identification Number (TIN)     City, State and Zip Code
                                                                                        Part 3--Awaiting TIN  Q
                                  ------------------------------------------------
                                  ------------------------------------------------

                                  Part 1 --  PLEASE  PROVIDE  YOUR TIN IN THE BOX
                                  AT RIGHT AND  CERTIFY  BY  SIGNING  AND  DATING
                                  BELOW.
--------------------------------------------------------------------------------------------------------------------

Part 2--Certification--Under Penalties of Perjury, I certify that:
(1)  The number shown on this form is my correct Taxpayer  Identification Number
     (or I am waiting for a number to be issued to me), and
(2)  I am not  subject  to  backup  withholding  either  because I have not been notified by the Internal  Revenue  Service (the "IRS") that I am subject to backup  withholding  as a result of a failure  to report  all  interest  or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
Certification  Instructions--You  must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting  interest or dividends on your tax return.  However,  if after being  notified  by the IRS that you were  subject  to  backup  withholding  you received  another  notification  from the IRS  stating  that  you are no  longer subject to backup withholding, do not cross out item (2).
--------------------------------------------------------------------------------------------------------------------


SIGNATURE                                                                                        DATE

--------------------------------------------------------------------------------------------------------------------


                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                       10 5/8% SERIES A SENIOR NOTES DUE 2004

                                       OF

                                  PANACO, INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 10 5/8% Series A Senior Notes due 2004 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to UMB Bank, N.A. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See AThe Exchange Offer" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent For The Exchange Offer Is:

        UMB Bank, N.A.                           UMB Bank, N.A.
    Attn:  Corporate Trust                       Attn:  Corporate Trust
1 Battery Park Plaza, 8th Floor         or       13th Floor, 928 Grand Boulevard
   New York, NY  10004-1405                      Kansas City, MO  64106


        Via Facsimile:                           Via Facsimile:
        (212) 514-5730                           (816) 221-0438

     For Information Call:                       For Information Call:
      (212) ____-_______                         (816)

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to PANACO, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated ____________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer."

--------------------------------------------------------      ------------------------------------------------------

Principal Amount of Old Notes Tendered:                       All  authority  herein  conferred  or  agreed  to  be
                                                              conferred  shall  survive the death or  incapacity of
                                                              the   undersigned   and  every   obligation   of  the
                                                              undersigned  hereunder  shall  be  binding  upon  the
Name(s) of Registered Holder(s):                              heirs,  personal   representatives,   successors  and
                                                              assigns of the undersigned.

                                                                                PLEASE SIGN HERE

                                                              X
Amount Tendered: $
                                                              X
Certificate No(s). (if available):                               (Signature(s) of Owner(s) or Authorized Signatory)
                                                              (Date)


(Total Principal Amount Represented by Old Notes
Certificate(s))                                                          Area Code and Telephone Number

$                                                             Must be signed by the  holder(s)  of the Old Notes as
                                                              their  name(s)  appear(s)  on  certificates  for  Old
If Old Notes will be tendered by book-entry transfer,         Notes  or  on a  security  position  listing,  or  by
provide the following information:                            person(s)  authorized to become registered  holder(s)
                                                              by endorsement  and documents  transmitted  with this
DTC Account Number:                                           Notice of Guaranteed  Delivery.  If signature is by a
                                                              trustee,    executor,    administrator,     guardian,
Date:                                                         attorney-in-fact,  officer or other person  acting in
                                                              a fiduciary or representative  capacity,  such person
*  Must be in denominations of $1,000 and any integral        must set forth his or her full  title  below.  Please
   multiple thereof.                                          print name(s) and address(es).

                                                              Name(s):



                                                              Capacity:

                                                              Address(es):




--------------------------------------------------------      ------------------------------------------------------


                                    GUARANTEE

                    (Not To Be Used For Signature Guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an Aeligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and nay other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                                             (Please Type or Print)

Name of Firm:
                                                    Authorized Signature

Address:                                            Title:

                               Zip Code             Date:


            Area Code and Telephone No.

NOTE:    DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM, CERTIFICATES FOR
            OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.